As filed with the Securities and Exchange Commission on November 20, 2009

Registration No. 333-162228

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 1 to
Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

American Casino & Entertainment Properties LLC
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	7990 (Primary Standard Industrial Classification Code Number)	20-0573058 (I.R.S. Employer Identification No.)

2000 Las Vegas Boulevard South,
Las Vegas, Nevada 89104
(702) 380-7777
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

ACEP Finance Corp.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	7990 (Primary Standard Industrial Classification Code Number)	27-0636855 (I.R.S. Employer Identification No.)

(FOR CO-REGISTRANTS, PLEASE SEE "TABLE OF CO-REGISTRANTS" ON THE FOLLOWING PAGE)
2000 Las Vegas Boulevard South,
Las Vegas, Nevada 89104
(702) 380-7777
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Phyllis Gilland, Esq.
American Casino & Entertainment Properties LLC
General Counsel and Corporate Secretary
2000 Las Vegas Boulevard South,
Las Vegas, Nevada 89104
(702) 380-7777
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:
Anthony J. Colletta, Esq.
S. Neal McKnight, Esq.
Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
(212) 558-4000

           Approximate date of commencement of proposed sale of the securities to the public:
As soon as practicable after the effective date of this registration statement.

           If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

           If applicable, place an X in the box to designate the appropriate rule provision relied upon in concluding this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

CALCULATION OF THE REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price(1)	Amount of registration fee

11% Senior Secured Notes due 2014	$375,000,000	100%	$375,000,000	$20,925.00(3)

Guarantees of the 11% Senior Secured Notes due 2014(2)	NA	NA	NA	NA

(1)
Estimated in accordance with Rule 457(f) under the Securities Act of 1933, as amended (the "Securities Act"), solely for purposes of calculating the registration fee.

(2)
Represents the guarantees of the 11% Senior Secured Notes due 2014, to be issued by the Co-Registrants. Pursuant to Rule 145(n) under the Securities Act, no additional registration fee is being paid in respect of the guarantees. The guarantees are not traded separately.

(3)
Previously paid.

           The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

TABLE OF CO-REGISTRANTS

Exact Name of Co-Registrant as Specified in its Charter	Primary Standard Industrial Classification No.	I.R.S. Employer Identification No.	State or Other Jurisdiction of Incorporation or Organization
Aquarius Gaming LLC	7990	35-2308426	NV
Arizona Charlie's, LLC	7990	90-0160341	NV
Charlie's Holding LLC	7990	11-3716851	DE
Fresca, LLC	7990	88-0452576	NV
Stratosphere Advertising Agency LLC	7311	88-0357430	DE
Stratosphere Development, LLC	1540	37-1550136	DE
Stratosphere Gaming LLC	7990	37-1550136	NV
Stratosphere Land LLC	6519	88-0357732	DE
Stratosphere Leasing, LLC	6519	37-1550136	DE
Stratosphere LLC	7990	88-0292318	DE
W2007 ACEP First Mezzanine A Borrower, L.P.	7990	27-0187389	DE
W2007 ACEP First Mezzanine A Gen-Par, L.L.C.	7990	N/A	DE
W2007 ACEP First Mezzanine B Borrower, L.P.	7990	27-0187349	DE
W2007 ACEP First Mezzanine B Gen-Par, L.L.C.	7990	N/A	DE
W2007 Aquarius Gen-Par, L.L.C.	7990	N/A	DE
W2007 Aquarius Propco, L.P.	7990	26-1927652	DE
W2007 Arizona Charlie's Gen-Par, L.L.C.	7990	N/A	DE
W2007 Arizona Charlie's Propco, L.P.	7990	26-1927694	DE
W2007 Fresca Gen-Par, L.L.C.	7990	N/A	DE
W2007 Fresca Propco, L.P.	7990	26-1927850	DE
W2007 Stratosphere Gen-Par, L.L.C.	7990	N/A	DE
W2007 Stratosphere Land Gen-Par, L.L.C.	7990	N/A	DE
W2007 Stratosphere Land Propco, L.P.	7990	26-1927877	DE
W2007 Stratosphere Propco, L.P.	7990	26-1927616	DE

        Address, including Zip Code, and Telephone Number, including Area Code, of each Co-Registrant's Principal Executive Offices: 2000 Las Vegas Boulevard South, Las Vegas, Nevada 89104, (702) 380-7777.

        Name, Address, including Zip Code, and Telephone Number, including Area Code, of each Co-Registrant's Agent for Service: Phyllis Gilland, Esq., 2000 Las Vegas Boulevard South, Las Vegas, Nevada 89104, (702) 380-7777.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 20, 2009

PROSPECTUS

American Casino & Entertainment Properties LLC
ACEP Finance Corp.
Offer to Exchange up to

$375,000,000
11% Senior Secured Notes due 2014
which have been registered under the Securities Act of 1933
For Any and All Outstanding Unregistered
11% Senior Secured Notes due 2014

         We are jointly offering to exchange up to $375,000,000 aggregate principal amount of our new 11% Senior Secured Notes due 2014 (the "new notes") for an equivalent amount of our outstanding, unregistered 11% Senior Secured Notes due 2014 (the "old notes", together with the new notes, the "notes"). The new notes will be identical in all material respects to the old notes, except that the new notes are registered under the Securities Act of 1933, as amended (the "Securities Act") and there are certain differences relating to transfer restrictions, registration rights and payment of additional interest in case of non-registration. The exchange offer will expire at 5:00 p.m., New York City time, on            , 2009, subject to our right to extend the expiration date. You must tender your old notes by the deadline to obtain new notes and the liquidity benefits the new notes offer.

         The notes will be our senior secured obligations and will rank equally and ratably with all of our existing and future senior indebtedness and senior to any future subordinated indebtedness that we may incur. The notes will be guaranteed on a senior secured basis by all of our wholly-owned domestic subsidiaries other than ACEP Finance Corp., which is a co-issuer of the notes. The notes and guarantees will be secured by first-priority liens, subject to permitted liens, on substantially all of our and the guarantors' assets, other than the capital stock of our subsidiaries and certain other excluded assets, in each case to the extent owned by us and subject to permitted liens. See "Description of New Notes—Security".

         We agreed with the initial purchaser of the old notes to make this offer and to register the issuance of the new notes after the initial sale of the old notes. This offer applies to any and all old notes tendered by the expiration date of the exchange offer.

         We will not list the new notes on any securities exchange.

         Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. See "Plan of Distribution".

         Investing in the new notes involves risks. See "Risk Factors" beginning on page 21 for a discussion of important factors you should consider in connection with this exchange offer and an investment in the new notes.

         Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

         Neither the Nevada Gaming Commission nor the Nevada Gaming Control Board or any other gaming authority has approved or disapproved of the new notes or passed upon the adequacy or accuracy of this prospectus or the investment merits of the notes offered hereby.

Prospectus dated                , 2009.

        This prospectus incorporates business and financial information about us that is not included in or delivered with this prospectus. You should rely only on the information contained in this prospectus or information contained in documents incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. The information contained in this prospectus is accurate only as of its date or, in the case of an incorporated document, the date of its filing regardless of the time of delivery of this prospectus or of any exchange of our old notes for new notes.

        You can obtain documents incorporated by reference in this prospectus, other than some exhibits to those documents, by requesting them in writing or by telephone from us at the following:

American Casino & Entertainment Properties LLC
2000 Las Vegas Boulevard South
Las Vegas, Nevada 89104
(702) 380-7777

  You will not be charged for any of the documents that you request.

        In order to ensure timely delivery of the requested documents, requests should be made no later than             , 2009, which is five business days before the date this exchange offer expires. In the event that we extend the exchange offer, we urge you to submit your request at least five business days before the expiration date, as extended.

i

        We are not making this exchange offer to, nor will we accept surrenders for exchange from, holders of old notes in any jurisdiction in which the exchange offer would violate securities or blue sky laws or where it is otherwise unlawful.

        THE SECURITIES OFFERED HEREBY HAVE NOT BEEN RECOMMENDED BY ANY UNITED STATES FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY (INCLUDING GAMING AUTHORITIES). FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

 NON-GAAP FINANCIAL MEASURES

        We have included certain financial measures in this prospectus, including (1) earnings before interest, taxes, depreciation and amortization ("EBITDA"), and (2) Adjusted EBITDA (defined below), which are "non-GAAP financial measures" as defined under the rules of the SEC. Regulation G, "Conditions for Use of Non-GAAP Financial Measures," prescribes the conditions for use of non-GAAP financial information in public disclosures. We believe that our presentation of EBITDA is an important supplemental measure of our operating performance to investors. EBITDA is also a commonly used performance measure in our industry, hotel and gaming. We believe EBITDA, together with performance measures calculated in accordance with Generally Accepted Accounting Principles, GAAP, provide investors a more complete understanding of our operating results before the impact of investing transactions, financing transactions and income taxes, and facilitates more meaningful comparisons between the Company and its competitors.

        Our management has historically adjusted EBITDA when evaluating operating performance because our management believes that the inclusion or exclusion of certain recurring and non-recurring items is necessary to provide the most accurate measure of the our core operating results and as a means to evaluate period-to-period results. We have chosen to provide this information to investors to enable investors to perform more meaningful comparisons of past, present and future operating results and as a means for investors to evaluate the results of core on-going operations. We do not reflect such non-recurring and non-cash items when calculating EBITDA; however, we adjust for these items and refer to this measure as "Adjusted EBITDA". We believe that the inclusion of Adjusted EBITDA provides consistency in our financial reporting. We disclose Adjusted EBITDA because we believe that Adjusted EBITDA is useful to investors in providing greater transparency related to a significant measure used by the Company's management in its financial and operational decision-making. Adjusted EBITDA is among the more significant factors in management's internal evaluation of Company and individual property performance, and in the evaluation of incentive compensation related to property management. Externally, we believe these measures will be used by investors in their assessment of our operating performance and the valuation of the Company. Adjusted EBITDA reflects adjustments for gain/loss on the disposition of assets and expenses associated with the 2006 and 2008 acquisitions. See "Prospectus Summary—Summary Consolidated Financial Data and other Data".

FINANCIAL STATEMENT PRESENTATION

        As discussed below under "Prospectus Summary—History and Debt Restructuring", all of our issued and outstanding membership interests were acquired by Holdings and Voteco (both described below) on February 20, 2008. Accordingly, although ACEP continued as the same legal entity following the Acquisition (described below) by Holdings and Voteco, our summary financial data for the year ended December 31, 2008 and the nine months ended September 30, 2008 is divided into two periods: January 1, 2008 through February 20, 2008, which we refer to as the predecessor period, and February 21, 2008 through September 30, 2008 (for the nine months) and December 31, 2008 (for the year), which we refer to as the successor period. The predecessor period balance sheet reflects the historical accounting basis in our assets and liabilities, and the successor period balance sheets reflect the new basis in our assets and liabilities resulting from our purchase by Holdings and Voteco. The consolidated results for the year ended December 31, 2008 and the nine months ended September 30, 2008, which we refer to as "Combined", was derived from the results for the predecessor period and the applicable successor period. As a result of the application of purchase accounting as of the Acquisition date, the discussion of financial information for the Combined periods in this prospectus may yield results that are not fully comparable on a period-by-period basis, particularly with respect to depreciation and amortization. Although the Combined data do not comply with GAAP, or with the SEC's rules for pro forma presentation, we discuss the Combined financial data because we believe such data provides the most meaningful comparison of our results to the applicable predecessor period.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains forward-looking statements. Such statements can be identified by the use of forward-looking terminology such as "believe", "expect", "may", "will", "should", "seek", "on-track", "plan", "project", "forecast", "intend" or "anticipate", or the negative thereof or comparable terminology, or by discussions of vision, strategy or outlook. All statements we make relating to our estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results are forward-looking statements. In addition, we, through our senior management, from time to time, may make forward-looking public statements concerning our expected future operations and performance and other developments. You are cautioned that our business and operations are subject to a variety of risks and uncertainties, many of which are beyond our control, and, consequently, our actual results may differ materially from those projected by any forward-looking statements. Factors that could cause our actual results to differ materially from those projected include, but are not limited to, the following:

  •
  the significant recent downturn in the local, regional, national and global economies, the volatility and disruption of the capital and credit markets and adverse changes in the local, regional, national and global economies;

  •
  the risks, including economic and competitive risks, associated with the conditions in the Las Vegas and Laughlin markets, in which all of our properties are located, and in the areas from which we draw patrons;

  •
  whether we will be able to compete effectively with our competition;

  •
  the impact of our indebtedness;

  •
  access to available and reasonable financing on a timely basis;

  •
  changes in laws, including increased tax rates, regulations or accounting standards, third-party relations and approvals, and decisions of courts, regulators (including gaming) and governmental bodies;

  •
  litigation outcomes and judicial actions, including gaming legislative action, referenda and taxation;

  •
  the ability of our customer-tracking, customer-loyalty and yield-management programs to increase customer loyalty and same-store or hotel revenues;

  •
  our ability to recoup costs of capital investments through higher revenues;

  •
  increased operating costs of our properties;

  •
  our failure or ability to make necessary capital expenditures;

  •
  acts of war or terrorist incidents or natural disasters;

  •
  access to insurance on reasonable terms for our assets;

  •
  abnormal gaming holds;

  •
  the effects of environmental and structural building conditions relating to our properties;

  •
  the potential difficulties in employee retention and recruitment and the recent downturn in the gaming and hotel industries;

  •
  increasing prices or shortages of energy or water;

  •
  the significant limitations that will result from the terms of the notes, including limitations on incurring additional debt, making investments, selling assets and taking other actions; and

  •
  the other factors set forth under "Risk Factors".

        We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.

INDUSTRY AND MARKET DATA

        We obtained the industry, market and competitive position data used throughout this prospectus from our own internal estimates and research, as well as from industry publications and research, surveys and studies conducted by third parties, including the Las Vegas Convention and Visitors Authority, or the LVCVA, and the Nevada Gaming Control Board. Industry publications, studies and surveys generally state that they have been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that each of these publications, studies and surveys is reliable, we have not independently verified industry, market and competitive position data from third-party sources. While we believe our internal business research is reliable and the market definitions are appropriate, neither such research nor these definitions have been verified by any independent source.

AVAILABLE INFORMATION

        We file annual, quarterly and current reports and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 100 F Street NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's Web site at www.sec.gov.

        We will provide you, free of charge, with a copy of the notes, the indenture governing the notes and the collateral trust agreement. You may request these documents by contacting us at: Attn: Investor Relations, 2000 Las Vegas Boulevard South, Las Vegas, Nevada 89104.

PROSPECTUS SUMMARY

        This prospectus summary highlights selected information included elsewhere in or incorporated by reference in this prospectus and does not contain all the information that may be important to you. You should read the entire prospectus carefully, including the "Risk Factors" section and the financial statements and related notes and other information included in or incorporated by reference herein, before deciding to exchange the notes described in this prospectus. As used in this prospectus, the terms "ACEP", "we", "our", "ours" and "us" refer to American Casino & Entertainment Properties LLC ("ACEP" or the "Company"), a Delaware limited liability company and issuer of the notes, and its existing domestic subsidiaries, including ACEP Finance Corp. ("ACEP Finance"), a Delaware corporation and co-issuer of the notes, unless the context suggests otherwise.

 Overview of our Business

        We own and operate four gaming and entertainment properties in Clark County, Nevada. The four properties are the Stratosphere Casino Hotel & Tower, which is located on the Las Vegas Strip and caters to visitors to Las Vegas, two off-Strip casinos, Arizona Charlie's Decatur and Arizona Charlie's Boulder, which cater primarily to residents of Las Vegas and the surrounding communities, and the Aquarius Casino Resort in Laughlin, Nevada, which caters to visitors to and residents of Laughlin. We believe that the Stratosphere is one of the most recognizable landmarks in Las Vegas, our two Arizona Charlie's properties are well-known casinos in their respective marketplaces and the Aquarius is the largest hotel by number of rooms in Laughlin.

        We currently offer gaming, hotel, dining, entertainment, retail and other amenities at our properties. The following table provides certain summary information for each of our properties:

			At September 30, 2009				For the nine-month period ended September 30, 2009
	Year Built/ Last Renovated	Customer Orientation	Casino Square Footage	Number of Hotel Rooms	Number of Slots	Number of Table Games
							Occupancy	ADR(1)
Stratosphere	1996/2005	Tourist	80,000	2,444	1,167	52	93.0%	$44.99
Arizona Charlie's Decatur	1988/Various	Local	55,227	258	1,207	14	51.8%	$49.52
Arizona Charlie's Boulder	1991 & 1999/Various	Local	47,541	303	975	12	51.4%	$37.80
Aquarius	1990/2008	Tourist/Local	57,070	1,907	1,304	35	46.3%	$45.91
(1)
"Average Daily Room Rate", or "ADR", is the average rate a guest pays for a room, net of any fees, for a one night stay in the hotel.

        Our four properties target primarily middle-market customers who focus on obtaining value in their gaming, lodging, dining and entertainment experiences. We generate a significant amount of our business from drive-in, as well as fly-in, markets. We are committed to providing our patrons a high level of customer service. Our employees participate in regular and intensive customer service training programs and are rewarded and incentivized, in part, based upon the quality of service they provide to customers. We routinely conduct comprehensive customer surveys at all of our properties, and we pursue a process of continuous improvement at our properties based on the information gathered from our customer satisfaction surveys. We believe the value we offer our patrons, together with a strong focus on customer service, will enable us to continue to attract customers to our properties.

        Our executive and property-level management teams have an established record of developing, integrating and operating gaming and entertainment properties. Our management team is focused on improving productivity throughout our properties by efficiently scheduling staffing, reassessing overall staffing needs, achieving operating efficiencies and executing efficient marketing programs in an effort to increase operating cash flow.

 Description of Our Properties

        Stratosphere.    Our largest property is the Stratosphere, a gaming and entertainment complex that comprises the Stratosphere Tower, a hotel, a casino and a retail center. The Stratosphere is located on approximately 34 acres of land at the northern end of the Las Vegas Strip, of which approximately 17 acres have been developed.

        The Stratosphere offers the tallest free-standing observation tower in the United States that, at 1,149 feet, is the tallest building west of the Mississippi River and a well-recognized landmark in Las Vegas. The Stratosphere Tower boasts amenities including an award-winning, revolving restaurant with unparalleled views of Las Vegas, known as the Top of the World, the highest indoor/outdoor observation deck in Las Vegas, and the three highest amusement rides in the world. The Stratosphere Tower also has a cocktail lounge, a wedding chapel and an event space.

        As of September 30, 2009, the Stratosphere's casino contained approximately 80,000 square feet of gaming space, with approximately 1,167 slot machines, 52 table games, an eight table poker room and a race and sports book. The Stratosphere's hotel has 2,444 rooms, including 133 suites.

        The retail center, located on the second floor of the building, occupies approximately 150,000 square feet of developed retail space and approximately 80,000 square feet of undeveloped space. Adjacent to the retail center is a 640-seat showroom that currently offers evening and late-night shows.

        We believe that the distinctive amenities of the Stratosphere, together with our dedication to providing a quality, value-oriented experience, have significantly contributed to our ability to maintain relatively high occupancy and visitor levels and enhanced the Stratosphere's competitive position with respect to other operators targeting middle-market visitors to Las Vegas.

        Arizona Charlie's Decatur.    Arizona Charlie's Decatur is a full-service casino and hotel geared toward residents of Las Vegas and the surrounding communities. Arizona Charlie's Decatur is located on approximately 7 acres of land west of the Las Vegas Strip in the heavily populated west Las Vegas area. The property is easily accessible from Route 95, a major highway in Las Vegas.

        As of September 30, 2009, the casino at Arizona Charlie's Decatur contained approximately 55,227 square feet of gaming space with approximately 1,207 slot machines, 14 table games, a bingo parlor, a keno lounge, a race and sports book and a poker lounge.

        As of September 30, 2009, the hotel at Arizona Charlie's Decatur has 258 rooms, including nine suites. Arizona Charlie's Decatur has three restaurants, one bar in the bingo area and three bars in the casino area, one of which includes a lounge with live entertainment nightly.

        Arizona Charlie's Boulder.    Arizona Charlie's Boulder is a full-service casino, hotel and recreational vehicle (RV) park geared toward residents of Las Vegas and the surrounding communities. Arizona Charlie's Boulder is situated on approximately 24 acres of land located on Boulder Highway, in an established retail and residential neighborhood in the eastern metropolitan area of Las Vegas. The property is accessible from I-515, the most heavily traveled east/west highway in Las Vegas.

        As of September 30, 2009, the casino at Arizona Charlie's Boulder contained approximately 47,541 square feet of gaming space with approximately 975 slot machines, 12 table games, a bingo parlor and a race and sports book.

        As of September 30, 2009, the hotel at Arizona Charlie's Boulder has 303 rooms, including 219 suites. Arizona Charlie's Boulder has four restaurants and three bars in the casino area.

        Arizona Charlie's Boulder also has an RV park. The RV park is one of the largest short-term RV parks on the Boulder Strip with over 200 spaces. The RV park offers nightly, weekly and monthly rates and a range of services, including laundry facilities, game and exercise rooms, a swimming pool, a whirlpool and shower facilities.

        Hotel customers for Arizona Charlie's Decatur and Boulder include local residents and their out-of-town guests, as well as those business and leisure travelers who, because of location or cost considerations, choose not to stay on the Las Vegas Strip or at other hotels in Las Vegas.

        Aquarius Casino Resort.    The Aquarius is a tourist, as well as locals, oriented gaming and entertainment destination property. The Aquarius is located on approximately 18 acres of land located next to the Colorado River in Laughlin, Nevada.

        As of September 30, 2009, the casino at Aquarius contained approximately 57,070 square feet of gaming space with approximately 1,304 slot machines, 35 table games, including a two table poker room, a keno lounge and a race and sports book.

        As of September 30, 2009, the Aquarius is the largest hotel by number of rooms in Laughlin, Nevada, with 1,907 hotel rooms, including 90 suites, in two 18-story towers. Hotel amenities include an outdoor pool, lighted tennis courts and seven restaurants, including four franchised fast food restaurants located on the premises.

        The Aquarius contains approximately 35,000 square feet of meeting space. The property also has an entertainment space that is situated on the first floor adjacent to the casino and an outdoor amphitheater. In addition to meeting rooms, the facility offers a wedding chapel with a wide variety of ceremony packages.

Our Strengths

Diverse Gaming Portfolio

        Our four gaming properties operate in three distinct Nevada gaming markets: Las Vegas Strip, Las Vegas locals and Laughlin. Our properties attract a mix of local gaming patrons and destination travelers, and we generate business from both the fly-in and drive-in markets. We believe that the diverse nature of our properties and the markets in which they operate provide a more stable revenue stream and customer base as compared to casino operators in Nevada that target only a single market.

        As a Las Vegas Strip property, the Stratosphere appeals to destination travelers, with approximately 13% of identified tracked play for the nine months ended September 30, 2009 coming from locals, approximately 21% coming from within a 51-350-mile radius, approximately 47% coming from outside a 350-mile radius and approximately 19% whose origin is unknown. Based on estimates by our management, we believe that in 2008 international travelers accounted for approximately 11% of total room bookings at the Stratosphere.

        The Arizona Charlie's properties primarily serve local Las Vegas customers and their guests. The Arizona Charlie's properties provide an alternative for locals who prefer a local gaming experience to the Las Vegas Strip atmosphere. The majority of customers for each Arizona Charlie's property live within a 10-mile radius of the Arizona Charlie's property that they visit. Arizona Charlie's Boulder serves the locals market in the eastern metropolitan area of Las Vegas and Arizona Charlie's Decatur serves the locals market in the heavily populated west Las Vegas area.

        We believe that the Aquarius is a leader in its market. The Aquarius appeals to local Laughlin customers, but it is also positioned as an alternative value destination for customers travelling from Nevada, Arizona and southern California.

Lower Risk Revenue Stream

        Each of our casinos emphasizes slot play, with substantially more slot machines than other games. Our marketing efforts and rewards programs target and incentivize slot play and help drive slot revenues. We believe that revenue from slot play is more predictable and more stable than table game play (particularly high-end table game play) and, as a result, our revenue stream from casino play is more predictable and less volatile than that of gaming operators that rely more on high-end table game play. Our ability to create a defined hold percentage and select the denominations and types of games on our slot floor help promote the predictability of slot play revenue.

        Revenue volatility is also mitigated because we cater to middle-market customers, and we generally do not attract high-end customers. As a result, we do not issue significant amounts of credit to our customers, the need to accept discounts on losses is rare and our revenues are not tied to whether a small group of high-end customers win or lose in their wagering.

Targeted Spending to Improve Our Properties

        Our capital programs are focused on renovating and improving the amenities offered at our properties with the goal of encouraging our guests to spend more time and money at our properties.

        Since the beginning of 2008, we have invested approximately $50.7 million of capital on projects across the properties, including room renovations, gaming floor improvements, gaming equipment upgrades and replacements, pool renovations and other capital improvements. This figure includes approximately $22 million spent at the Aquarius to renovate the rooms, the gaming floor and the pool. At the Stratosphere, our management is focused on targeted capital improvements to increase the amount of time and money spent on-site. We have already made improvements to the pool, buffet, Back Alley bar and hotel suites.

        Our total budgeted capital expenditures for 2009 are $16 million and for 2010 are $22 million, the majority of which is allocated to maintenance projects. Of the $38 million in total budgeted capital expenditures, $3.0 million is allocated to renovating the pools at Stratosphere and Aquarius and $3.6 million to build Sky Jump, a wired BASE jump from the top of Stratosphere Tower. Our management team also identified, but has not yet budgeted, approximately $20 million of investment in the Stratosphere to improve the entrances, restrooms, restaurants and gaming floor.

        We believe that we have already seen some of the benefits of this investment during the recent economic downturn, as evidenced by our ability to maintain relatively strong occupancy rates at the Stratosphere and average daily room rates at the Aquarius, the two properties where most of the investment has been made. We believe that the significant investments already made, together with the targeted capital expenditures planned, will position our properties to maximize revenues from our existing customers, encourage repeat visits and position our properties to increase cash flow when the market recovers over the long-term.

Experienced Management Team

        Since our acquisition by Holdings and Voteco (both described below), we have been managed by a new team with extensive experience in gaming operations. Frank Riolo, who was named our CEO in April 2008, was formerly the CEO of the Viejas casino. Over the four-year period that Mr. Riolo was the CEO of the Viejas casino, EBITDA and operating margins increased significantly and measures of guest and employee satisfaction improved. Mr. Riolo led a restructuring of the casino that involved increasing the property size while reducing the number of employees to operate more efficiently. Ned Martin, who was named our CFO in October 2008, has held senior-level positions in finance, operations and gaming development with Station Casinos, Inc., Silverton Casino, LLC and the Maloof Companies. Mssrs. Riolo and Martin are supported by property-level general managers that each have more than 18 years and have almost a combined 75 years of experience in the gaming and hotel industries.

 Our Business Strategy

        We primarily target middle-market gaming patrons who focus on obtaining value in their gaming, lodging, dining and entertainment experiences. Our operating philosophy is to offer high-quality gaming, hotel and dining experiences at an attractive price, by providing safe, clean and accessible facilities and attentive and friendly service.

        Our management team has developed a strategy that focuses on increasing the amount of time and money spent at our properties, strengthening our market position, attracting new customers, maximizing yield on existing gaming patrons, and increasing productivity throughout the portfolio.

Provide a Value-Oriented Experience

        We cater to middle-market gaming patrons by offering, in each of our properties, a value-oriented experience that provides competitive odds in our casinos, quality rooms in our hotels, high-quality dining facilities and, at the Stratosphere and the Aquarius, competitive, value-oriented entertainment attractions.

        Our properties are well positioned to provide a high quality experience to customers. At the Stratosphere and Aquarius, we provide value-oriented entertainment. At the Arizona Charlie's locations, we offer competitive payout ratios on our slot machines.

        The mix of slot play product is regularly modified to maximize revenues while also providing customers with the most current and popular games available. In addition, our Ultimate Rewards and A.C.E. Rewards programs enable customers to receive and redeem rewards, further encouraging frequent visits by our customers.

Position Our Properties to Better Target Their Respective Markets

        Our management team continues to focus on better positioning each property to target its respective market, improving our existing facilities, focusing on customer service and implementing a targeted cost reduction program. We continue to deploy capital strategically into value-enhancing projects to help increase the amount of time and money spent at our properties, gaming spend and market position and to attract new customers. We are rationalizing our marketing expenses by reducing inefficiencies, focusing on customer reinvestment rates and working to maximize yield on existing patrons.

        Our strategy for each property is summarized below:

Stratosphere

        We seek to position the Stratosphere as the property of choice in the value segment. Our key objectives are to increase length of stay, increase the amount of time and money spent at the property and attract higher value customers in the value segment. To achieve these objectives, we are currently deploying funds to make targeted improvements to the common areas, including the entrances, restrooms, restaurants, pool and gaming floor, as well as adding new attractions such as the Sky Jump.

        We are focused on maximizing hotel revenue by making strategic investments in the rooms which we believe will improve our third-party ratings, increase occupancy rates, capture market share, and increase the average daily room rate.

Arizona Charlie's Properties

        At our Arizona Charlie's properties, we are currently focused on maintaining current market share and customer loyalty in the local Las Vegas market while preserving discipline in our promotional incentives. We recently launched unique promotional initiatives as part of our rewards program and we believe that these initiatives, while not costly, will help us increase player spend and differentiate the properties from their competitors.

        We also plan on investing targeted capital in projects such as food and beverage outlet beautifications and enhancements to the sports books and slot floors to maintain the overall appeal of the properties.

Aquarius

        We are focused on positioning the Aquarius as the high-end gaming venue in Laughlin and increasing market share and cash flow. We are currently rationalizing our marketing expense and player reinvestment rates in order to increase yield on gaming patrons. We believe that the recent renovations of the hotel rooms, the gaming floor and the pool area will attract both tourists and locals, helping us to increase cash flow and increase or maintain our average daily room rate.

History, Debt Restructuring and Old Notes Offering

        American Casino & Entertainment Properties LLC was formed in Delaware on December 29, 2003 as a holding company to acquire the entities that own and operate the Stratosphere and the Arizona Charlie's properties. The Stratosphere had been owned by a subsidiary of our former indirect parent, Icahn Enterprises Holdings L.P. ("IEH"). The Arizona Charlie's properties were owned by Carl C. Icahn and one of his affiliated entities. We purchased the Aquarius from Harrah's on May 19, 2006.

        Until February 20, 2008, ACEP was a subsidiary of American Entertainment Properties Corp., or AEP, and its ultimate parent was Icahn Enterprises L.P. ("IELP"), a Delaware master limited partnership the units of which are traded on the New York Stock Exchange.

        On April 22, 2007, AEP, our former direct parent, entered into a Membership Interest Purchase Agreement (the "Agreement") with W2007/ACEP Holdings, LLC ("Holdings"), an affiliate of Whitehall Street Global Real Estate Limited Partnership 2007 and Whitehall Parallel Global Real Estate Limited Partnership 2007 (collectively, "Whitehall 2007"), to sell all of our issued and outstanding membership interests to Holdings, for $1.3 billion plus or minus certain adjustments such as working capital, more fully described in the Agreement. Holdings subsequently assigned all of its rights, obligations and interests under the Agreement to W2007/ACEP Managers Voteco, LLC ("Voteco").

        Voteco acquired ACEP on February 20, 2008 for a purchase price of $1.2 billion (the "Acquisition") and immediately thereafter, ACEP issued 100% of its non-voting membership interests to Holdings. Goldman Sachs Mortgage Company, or GSMC, an affiliate of Whitehall 2007, provided $1.1 billion in term loans (the "Original Term Loans") to finance the Acquisition.

        On June 25, 2009, ACEP and GSMC closed the restructuring of the Original Term Loans (the "Restructuring"). In connection with the Restructuring, (i) Whitehall 2007 invested $200 million of new capital, $165 million of which was used to repay a portion of the Original Term Loans and $35 million of which was contributed to ACEP, (ii) ACEP and certain of its wholly-owned indirect subsidiaries entered into a new loan agreement with GSMC evidencing a five-year term loan with an aggregate principal amount of $350 million (the "Restructured Term Loan"), (iii) Holdings agreed to issue to an affiliate of GSMC a 22% interest in Holdings upon receipt of necessary gaming approvals and (iv) GSMC agreed to terminate the Original Term Loans. See "Certain Relationships and Related Party Transactions".

        On August 14, 2009, we closed the offering of the old notes. The gross proceeds from the offering after taking into account original issue discount, and certain of GSMC's out-of-pocket expenses incurred in connection with the repayment, were $311,250,000. The gross proceeds of the offering were used to repay the then existing balance of the Restructured Term Loan. Upon the payment of the gross proceeds from that offering, GSMC forgave the remaining balance of the Restructured Term Loan and the Restructured Term Loan was deemed repaid in its entirety.

Equity Ownership and Sponsor

Whitehall 2007

        Regulatory approval for the issuance of a 22% interest in Holdings to an affiliate of GSMC in connection with the Restructuring described above was received on August 20, 2009, and a new limited liability company agreement was executed on the same day reflecting the 22% interest of MTGLQ Investors L.P., an affiliate of GSMC ("MTGLQ"), in our non-voting membership interests. As a result, the non-voting membership interests of Holdings are now owned by Whitehall 2007 (approximately 74.5%), MTGLQ (22%) and an affiliate of Highgate Hotels, L.P. ("Highgate") (approximately 3.5%), with distributions subject to adjustment with respect to amounts funded in connection with the Restructuring and in the event that certain return thresholds are met.

        The Whitehall 2007 funds are part of the Whitehall series of funds managed by The Goldman Sachs Group, Inc. (together with its affiliates, "Goldman Sachs"). Since 1991, Goldman Sachs, through the Whitehall series of funds, as well as specialty funds, has raised approximately $31 billion and has committed $26 billion of capital (including reinvestment) to acquire more than 500 investments. These assets are located in 35 countries, and represent a cost basis of approximately $94 billion (excluding third party ownership interests). To support these activities, certain Goldman Sachs professionals based in Dallas, London, New York, Hong Kong and Tokyo work on building and managing the real estate investment portfolios of existing Whitehall funds. Whitehall 2007 was raised in May 2007 and has approximately $4.8 billion of committed capital, including approximately $2 billion of aggregate commitments from Goldman Sachs.

Corporate Information

        The mailing address of our principal executive office is 2000 Las Vegas Boulevard South, Las Vegas, Nevada 89104. Our telephone number is (702) 380-7777 and our website is www.acepllc.com. Information contained on our website is not part of this prospectus.

Summary Organizational Structure

        The following chart depicts a simplified summary of our current organizational structure. The notes will be guaranteed by all of our material direct and indirect subsidiaries other than ACEP Finance, which is a co-issuer of the notes. This chart excludes inactive subsidiaries of ACEP, holding companies and general partners.

        Fee interests in our real properties are owned by subsidiaries that are identified as property owners in this chart.

        All of our casino licenses, together with all fixtures, filings and equipment (including gaming equipment), are held by the operating lessees that lease the real properties from the property owner subsidiaries under long-term leases.

The Exchange Offer

The Exchange Offer

We are offering to exchange $1,000 principal amount of our 11% Senior Secured Notes due 2014 registered under the Securities Act, which we refer to as the "new notes", for each $1,000 principal amount of our outstanding 11% Senior Secured Notes due 2014 issued on August 14, 2009 in a private offering, which we refer to as the "old notes". In order to exchange an old note, you must follow the required procedures and we must accept the old note for exchange. We will exchange all notes validly offered for exchange, or "tendered", and not validly withdrawn. As of the date of this prospectus, there is $375,000,000 aggregate principal amount of old notes outstanding.

Expiration Date

Our exchange offer expires at 5:00 p.m., New York City time, on            , 2009, unless we extend the expiration date. We may extend the expiration date for any reason. We will complete the exchange and issue the new notes promptly after that date.

Resale of new notes

Based on interpretive letters of the SEC staff to third parties, we believe that you may offer for resale, resell and otherwise transfer the new notes issued pursuant to the exchange offer without compliance with the registration and prospectus delivery provisions of the Securities Act, if you:

	•	are not a broker-dealer that acquired the old notes from us or in market-making transactions or other trading activities;
	•	acquire the new notes issued in the exchange offer in the ordinary course of your business;
	•	are not participating, and do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the new notes issued in the exchange offer; and
	•	are not an "affiliate" of ours, as defined in Rule 405 of the Securities Act.

By tendering your notes as described in "The Exchange Offer—Procedures for Tendering", you will be making representations to this effect. If you fail to satisfy any of these conditions, you cannot rely on the position of the SEC set forth in the no-action letters referred to above and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the new notes.

If you are a broker-dealer that acquired old notes as a result of market-making or other trading activities, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the new notes as described in this summary under "Restrictions on Sale by Broker-Dealers" below.

We base our belief on interpretations by the SEC staff in no-action letters issued to other issuers in exchange offers like ours. We cannot guarantee that the SEC would make a similar decision about our exchange offer. If our belief is wrong, you could incur liability under the Securities Act. We will not protect you against any loss incurred as a result of this liability under the Securities Act.

Restrictions on Sale by Broker-Dealers

If you are a broker-dealer that has received new notes for your own account in exchange for old notes that were acquired as a result of market-making or other trading activities, you must acknowledge that you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the new notes. A broker-dealer may use this prospectus for a period of 180 days commencing on the day the exchange offer is consummated or at such time such broker-dealer no longer owns any Entitled Securities (defined below).

Consequences If You Do Not Exchange Your Old Notes

If you are eligible to participate in the exchange offer and you do not tender your old notes, you will not have any further registration or exchange rights and your old notes will continue to be subject to transfer restrictions. These transfer restrictions and the availability of new notes could adversely affect the trading market for your notes.

Procedures for Tendering Old Notes	If you wish to accept the exchange offer, the following must be delivered to the exchange agent:
	•	your old notes by timely confirmation of book-entry transfer through The Depository Trust Company ("DTC") ;
	•	an agent's message from DTC, stating that the tendering participant agrees to be bound by the letter of transmittal and the terms of the exchange offer; and
	•	all other documents required by the letter of transmittal.
These actions must be completed before the expiration of the exchange offer.
You must comply with DTC's standard procedures for electronic tenders, by which you will agree to be bound by the letter of transmittal.

Withdrawal Rights	You may withdraw your tender of old notes any time prior to the expiration date.
Tax Consequences	The exchange of notes pursuant to the exchange offer generally should not be a taxable event for U.S. federal income tax purposes. See "Material United States Federal Income Tax Considerations".
Use of Proceeds

We will not receive any cash proceeds from the exchange or the issuance of new notes in connection with the exchange offer. Old notes that are validly tendered and exchanged will be retired and canceled. We will pay all expenses incident to the exchange offer.

Exchange Agent

The Bank of New York Mellon is serving as exchange agent in connection with the exchange offer. The address and telephone number of the exchange agent are set forth under "The Exchange Offer—Exchange Agent". The Bank of New York Mellon is also the trustee under the indenture governing the notes.

The New Notes

        This exchange offer applies to any and all outstanding old notes. The terms of the new notes will be essentially the same as the old notes, except that (1) the new notes will not be subject to the restrictions on transfer that apply to the old notes, (2) the new notes will not be subject to the registration rights relating to the old notes and (3) the new notes will not contain provisions for payment of additional interest in case of non-registration. The new notes issued in this exchange offer will evidence the same debt as the old notes and both series of notes will be entitled to the benefits of the same indenture and treated as a single class of debt securities. In this document, we sometimes refer to the old notes and the new notes together as the "notes".

Issuer	American Casino & Entertainment Properties LLC.
Co-Issuer

ACEP Finance Corp. is a wholly-owned subsidiary of ACEP. ACEP Finance was formed solely for the purpose of serving as a co-issuer of debt securities of ACEP in order to facilitate the offering of such debt securities. Other than as a co-issuer of the notes, ACEP Finance will not have any operations or assets and will not have any revenues. As a result, holders of the notes should not expect ACEP Finance to participate in servicing the interest and principal obligations on the notes.

Maturity	June 15, 2014.
Interest Payment Dates	June 15 and December 15 of each year, commencing December 15, 2009.
Security

The notes and the guarantees will be secured by a first-priority security interest, subject to permitted liens, in substantially all of our and the guarantors' assets (other than the capital stock of our subsidiaries and certain other excluded assets), including the real property comprising the Stratosphere, Arizona Charlie's Decatur, Arizona Charlie's Boulder and Aquarius. See "Description of New Notes—Security".

Guarantees	The notes will be jointly, severally and unconditionally guaranteed by all of our subsidiaries other than ACEP Finance, which is a co-issuer of the notes.
Ranking

The notes and the guarantees will be our and the guarantors' senior secured debt and will rank equally with all of our and the guarantors' existing and future senior indebtedness and effectively senior to any of our and the guarantors' future unsecured senior obligations to the extent of the value of the collateral securing the notes. The notes and the guarantees will be senior in right of payment to any of our and the guarantors' future subordinated debt, if any.

Optional Redemption	We may, at our option, redeem some or all of the notes at any time on or after June 15, 2012, at the redemption prices listed under "Description of New Notes—Optional Redemption".

In addition, prior to June 15, 2012, we may, at our option, redeem up to 35% of the notes with the net proceeds of certain equity offerings at the redemption price listed under "Description of New Notes—Optional Redemption". We may make the redemption only if, after the redemption, at least 50% of the aggregate principal amount of the notes issued remains outstanding.

Prior to June 15, 2012, we may also redeem some or all of the notes at a price equal to 100%, plus a make-whole premium. See "Description of New Notes—Optional Redemption".

In addition, not more than once during each twelve-month period ending on June 15 of 2010, 2011 and 2012, we may redeem up to 5.0% of the originally issued principal amount of the notes in each such twelve-month period at a redemption price equal to 102% of the principal amount of the notes redeemed, plus accrued and unpaid interest and special interest, if any, to the date of redemption.

See "Description of New Notes—Optional Redemption".
Mandatory Disposition Pursuant to Gaming Laws

If the gaming authorities of any jurisdiction in which we or our subsidiaries do business, now or in the future, require that a person who is a holder or the beneficial owner of notes be licensed, qualified or found suitable under applicable gaming laws, such holder or beneficial owner, as the case may be, shall apply for a license, qualification or a finding of suitability within the required time period. In Nevada, where all of the current licensed gaming operations are located, the applicable gaming laws typically require the filing of an application within 30 days from the order of the Nevada Gaming Commission requiring the filing of such application. If such person fails to apply or become licensed or qualified or is found unsuitable, we shall have the right, at our option, to either require such person to dispose of its notes or beneficial interest therein within 30 days (or such earlier date as required by the applicable gaming laws or gaming authority), or redeem such notes. If we choose to redeem such notes, they shall be redeemed at a redemption price for each $1,000 principal amount of such notes equal to (i) the lesser of (A) $1,000 plus accrued and unpaid interest, including special interest, if any, to a date specified by us or (B) the price at which such holder or beneficial owner acquired the notes, together with accrued and unpaid interest, including special interest, if any, to a date specified by us; or (ii) such other amount as may be required by applicable law or by order of any applicable gaming authority. See "Description of New Notes—Mandatory Disposition Pursuant to Gaming Laws" and "Regulation and Licensing".

Mandatory Repurchase Offer

If we sell certain assets, experience specific kinds of changes in control or experience certain events of loss, we must offer to repurchase the notes at the prices listed under "Description of New Notes—Repurchase at the Option of Holders".

Certain Covenants	We will issue the notes under an indenture with the guarantors and The Bank of New York Mellon. Among other things, the indenture restricts our ability and the ability of our subsidiaries to:
• incur additional debt;
• pay dividends and make distributions;
• make certain investments;
• repurchase stock;
• create liens;
• enter into transactions with affiliates;
• enter into sale and leaseback transactions;
• change our line of business;
• merge or consolidate; and
• transfer, lease or sell assets.
For more details, see "Description of New Notes—Certain Covenants".
Original Issue Discount

The old notes were issued with original issue discount ("OID") for U.S. federal income tax purposes and that OID treatment will carry over to the new notes. Therefore, United States holders (as defined in "Material United States Federal Income Tax Considerations") will generally be required to include such OID in gross income as it accrues for U.S. federal income tax purposes in advance of the receipt of cash attributable to such income. See "Material United States Federal Income Tax Considerations—United States Holders—Original Issue Discount".

Absence of Established Market for Notes

The notes are new securities for which there is currently no market. Although Goldman, Sachs & Co., the initial purchaser of the old notes, informed us that it intends to make a market in the notes, it is not obligated to do so, and it may discontinue market making at any time without notice. Accordingly, we cannot assure you that a liquid market for the old notes and the new notes, will develop or be maintained.

Listing	We do not intend to apply to list the notes on any exchange or for inclusion in any automated quotation system.

        You should refer to the section of this prospectus entitled "Risk Factors" for a discussion of the factors you should carefully consider before deciding to invest in the notes, including factors affecting forward-looking statements.

Summary Consolidated Financial Data and Other Data

        The following tables set forth our summary consolidated financial and other data. We derived our summary consolidated financial and other data as of December 31, 2007 and 2008, and for the years ended December 31, 2006, 2007 and 2008 from our consolidated financial statements, which were audited by Grant Thornton LLP, an independent registered public accounting firm and, other than our December 31, 2006 balance sheet, are included elsewhere in this prospectus. We derived our summary consolidated financial data and other data as of and for the nine months ended September 30, 2008 and September 30, 2009 from our unaudited consolidated financial statements for those periods, also included elsewhere in this prospectus. The unaudited financial statements, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results of operations and financial position set forth in those statements. Our financial and operating data as of and for the nine months ended September 30, 2009 are not necessarily indicative of results that may be expected for the entire calendar year.

        As discussed above under "Financial Statement Presentation", our financial data for the year ended December 31, 2008 and the nine months ended September 30, 2008 is divided into predecessor and successor periods. The full predecessor and successor period data are provided in our financial statements included elsewhere in this prospectus and under the section of this prospectus entitled "Selected Financial Data".

        Our summary consolidated financial data and other data are not necessarily indicative of our future performance. The data provided in this table are only a summary and do not provide all of the data contained in our financial statements. Accordingly, this table should be read in conjunction with, and is qualified in its entirety by, our consolidated financial statements and related notes contained elsewhere in this prospectus and the sections of this prospectus entitled, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Capitalization".

Consolidated Statement of Operations ($ in thousands)

	Successor		Successor	Predecessor(1)	Successor(1)	Predecessor(1)
			Period from February 21, 2008 through September 30, 2008	Period from January 1, 2008 through February 20, 2008	Period from February 21, 2008 through December 31, 2008	Period from January 1, 2008 through February 20, 2008	Years Ended December 31,
	Nine months ended September 30, 2009
							2007	2006
Income Statement Data:
Revenues:
Casino	$165,438		$162,212	$36,539	$219,956	$36,539	$265,138	$220,814
Hotel	46,487		53,207	11,683	69,483	11,683	88,242	75,587
Food and beverage	56,870		56,959	12,354	77,230	12,354	91,160	83,667
Tower, retail and other	26,713		24,901	4,651	34,179	4,651	40,074	35,912

Gross revenues	295,508		297,279	65,227	400,848	65,227	484,614	415,980
Less promotional allowances	19,998		26,528	5,608	36,097	5,608	40,406	30,281

Net revenues	275,510		270,751	59,619	364,751	59,619	444,208	385,699

Costs and expenses:
Casino	53,399		52,667	12,363	72,498	12,363	87,984	80,060
Hotel	26,539		21,448	4,682	29,406	4,682	35,396	33,419
Food and beverage	45,366		41,250	9,183	56,770	9,183	68,398	60,052
Other operating expenses	10,539		11,453	2,341	15,337	2,341	17,943	16,856
Selling, general and administrative	82,807		82,460	18,511	113,786	18,511	126,008	107,073
Depreciation and amortization	30,823		21,452	5,062	31,288	5,062	36,034	28,620
Pre-opening costs	—		—	—	—	—	—	1,904
(Gain) loss on sale of assets	578		321	—	875	—	8	239
Management fee—related party	1,375		1,828	—	2,578	—	—	—
Impairment of assets	—		—	—	11,894	—	—	—

Total costs and expenses	251,426		232,879	52,142	334,432	52,142	371,771	328,223

Income from operations	24,084		37,872	7,477	30,319	7,477	72,437	57,476

Other income (expense):
Loss on early extinguishment of debt	—		—	(13,580)	—	(13,580)	—	—
Interest income	91		672	322	813	322	2,367	2,239
Interest expense	(7,008)		(1,635)	(2,564)	(2,601)	(2,564)	(20,574)	(21,314)
Interest expense—related party	(21,398)		(41,909)	—	(59,946)	—	—	—

Total other expense, net	(28,315)		(42,872)	(15,822)	(61,734)	(15,822)	(18,207)	(19,075)

Income (loss) before income taxes	(4,231)		(5,000)	(8,345)	(31,415)	(8,345)	54,230	38,401
Provision (benefit) for income taxes(2)	—		—	(2,920)	—	(2,920)	15,602	12,758

Net income (loss)	$(4,231	)(3)	$(5,000)	$(5,425)	$(31,415)	$(5,425)	$38,628	$25,643

(1)
Data for the year ended December 31, 2008 and the nine months ended September 30, 2008 are divided into predecessor and successor periods. See "Financial Statement Presentation" and "Selected Financial Data" for information on the predecessor and successor period, as well as "Management's Discussion and Analysis of Financial Condition and Results of Operations" for a discussion of the information on a Combined basis.

(2)
Since the Acquisition on February 20, 2008, ACEP is a disregarded entity for federal and state tax purposes and all the tax on its income is borne by its members. As a result, ACEP no longer records a provision for taxes on its statement of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations".

Financial Data ($ in thousands)

	Successor	Successor	Predecessor	Successor	Predecessor
		Period from February 21, 2008 through September 30, 2008	Period from January 1, 2008 through February 20, 2008	Period from February 21, 2008 through December 31, 2008	Period from January 1, 2008 through February 20, 2008	Years Ended December 31,
	Nine months ended September 30, 2009
						2007	2006
Other Financial Data:
EBITDA(1)	$54,907	$59,324	$(1,041)	$61,607	$(1,041)	$108,471	$86,096
Adjusted EBITDA	55,485	60,249	13,430	75,005	13,430	108,479	88,239
Cash Interest Expense	26,262	33,243	9,455	52,481	9,455	19,922	19,248
Capital Expenditures	$10,543	$20,224	$5,265	$34,943	$5,265	$22,465	$46,851

(1)
EBITDA is defined as net income (loss) before net interest expense, income tax benefit, and depreciation and amortization. EBITDA reflects the impact of earnings or charges resulting from matters that we and the holders of the notes may consider not to be indicative of our ongoing operations. Therefore, we also present Adjusted EBITDA. In calculating Adjusted EBITDA, we add back certain non-cash and non-recurring charges that are deducted in calculating EBITDA and net income. Adjusted EBITDA is defined as EBITDA after applying adjustments to eliminate certain non-recurring or unusual items. While the amounts included in EBITDA and Adjusted EBITDA have been derived from our combined financial statements, they are not financial measures calculated in accordance with GAAP. Accordingly, they should not be considered as alternatives to net income or operating income as indicators of our performance, or as an alternative to operating cash flow as a measure of our liquidity. Our management intends to use EBITDA and Adjusted EBITDA to assess our operating performance and to make decisions about allocating resources. In addition, we believe that Adjusted EBITDA and EBITDA are measures commonly used by investors. EBITDA and Adjusted EBITDA, as presented in this prospectus, may not be comparable to similarly titled measures reported by other companies due to differences in the ways these measures are calculated. EBITDA and Adjusted EBITDA are calculated as follows:

						Years Ended December 31,
	Successor	Successor	Predecessor	Successor	Predecessor
	Nine months ended September 30, 2009	Period from February 21, 2008 through September 30, 2008	Period from January 1, 2008 through February 20, 2008	Period from February 21, 2008 through December 31, 2008	Period from January 1, 2008 through February 20, 2008	2007	2006
Net income (loss)	$(4,231)	$(5,000)	$(5,425)	$(31,415)	$(5,425)	$38,628	$25,643

Provision (benefit) for income taxes(A)	—	—	(2,920)	—	(2,920)	15,602	12,758
Interest income	(91)	(672)	(322)	(813)	(322)	(2,367)	(2,239)
Interest expense	28,406	43,544	2,564	62,547	2,564	20,574	21,314
Depreciation and amortization	30,823	21,452	5,062	31,288	5,062	36,034	28,620

EBITDA	54,907	59,324	(1,041)	61,607	(1,041)	108,471	86,096

Pre-opening costs	—	—	—	—	—	—	1,904
(Gain) loss on sale of assets	578	321	—	875	—	8	239
Impairment of intangible assets(B)	—	—	—	11,894	—	—	—
Early extinguishment of debt(C)	—	—	13,580	—	13,580	—	—
Acquisition related adjustments(D)	—	604	891	629	891	—	—

Adjusted EBITDA	$55,485	$60,249	$13,430	$75,005	$13,430	$108,479	$88,239

(A)	Since the Acquisition on February 20, 2008, ACEP is a disregarded entity for federal or state income tax purposes and the tax on our income is borne by our members. As a result, ACEP no longer records a provision for taxes on its statement of operations.
(B)
The adjustment for the "Impairment of intangible assets" relates to our write-downs of our goodwill and trade names, in the aggregate, of approximately $8.2 million at the Stratosphere, approximately $2.4 million at Arizona Charlie's Decatur, $1.2 million at Arizona Charlie's Boulder and approximately $182,000 at the Aquarius. As of December 31, 2008, we wrote off all of our goodwill.
(C)	The adjustment for the "Early extinguishment of debt" relates to our prepayment of our senior secured revolving credit facility at the time of the Acquisition.
(D)	The adjustment for "Acquisition related adjustments" relates to costs and expenses associated with the Acquisition.

Operating and Other Financial Data

			For the years ended December 31,
	Nine Months Ended September 30, 2009	Nine Months Ended September 30, 2008
			2008	2007	2006(1)
Win per unit—Slots(2)
Consolidated	$106.43	$124.82	$120.20	$123.49	$110.27
Win per unit—Tables(3)
Consolidated	$660.64	$753.26	$732.91	$802.42	$830.22
Average Daily Room Rate
Stratosphere	$44.99	$65.47	$63.02	$65.57	$59.68
Decatur	49.52	52.06	51.21	56.19	53.75
Boulder	37.80	49.62	47.11	49.97	50.10
Aquarius	45.91	38.14	38.02	37.06	34.74
Consolidated	$45.08	$55.20	$53.95	$55.11	$53.25
Hotel Occupancy Rate
Stratosphere	93.0%	95.7%	93.9%	95.8%	96.2%
Decatur	51.8%	85.7%	82.2%	88.9%	90.7%
Boulder	51.4%	73.5%	72.0%	78.5%	76.0%
Aquarius	46.3%	68.0%	61.6%	68.3%	66.1%
Consolidated	70.1%	83.1%	79.4%	83.7%	85.9%
Net Revenue ($ in thousands)
Stratosphere	$126,189	$152,129	$196,070	$206,697	$197,573
Decatur	$50,036	$59,316	$76,961	$80,544	$82,574
Boulder	$29,993	$38,131	$48,932	$49,583	$47,958
Aquarius	$69,292	$80,794	$102,407	$107,384	$57,594
Consolidated	$275,510	$330,370	$424,370	$444,208	$385,699

(1)
Data for the Aquarius for 2006 is presented from May 19, 2006, the date of our acquisition of Aquarius, to December 31, 2006.

(2)
"Win per unit—Slots" is equal to the average net revenue per slot per day for the given period. The number of slots is equal to the average number of slot machines per year calculated on a monthly basis.

(3)
"Win per unit—Tables" is equal to the average net revenue per table per day for the given period. The number of tables is equal to the average number of table games per year calculated on a monthly basis.

Consolidated Balance Sheet ($ in thousands)

	Successor		Successor	Predecessor
	As of September 30,		As of December 31,
	2009	2008	2008	2007	2006
Cash	$107,960	$29,241	$30,366	$107,265	$54,912
Restricted Cash(1)	—	56,579	41,002	—	269
Total Assets(2)	1,310,702	1,330,572	1,303,310	605,098	575,826
Total Debt	352,982	1,109,942	1,109,810	257,330	257,825
Total Liabilities	390,718	1,153,186	1,152,012	308,729	318,085
Total Members' Equity	$919,984	$177,386	$151,298	$296,369	$257,741

(1)
Under the Original Term Loans and the Restructured Term Loan, we were required to fund certain reserve accounts that were restricted for capital expenditures, interest, taxes and insurance. Under the indenture for the notes there are no cash reserve requirements.

(2)
On February 20, 2008 ACEP was acquired by Holdings. The December 31, 2008 balance sheet reflects the fair market value of the assets. In addition, ACEP entered into a $1.1 billion note. As a condition of that note, ACEP was required to maintain cash on hand that was restricted for capital expenditures, interest, taxes and insurance.

Ratio of Earnings to Fixed Charges

	Nine Months Ended September 30,		For the Years Ended December 31,
	2009	2008	2008	2007	2006	2005	2004
Ratio of earnings to fixed charges(1)	—(2)	—(2)	—(2)	3.6	3.0	3.6	2.6

(1)
Earnings consist of income from continuing operations before income taxes and fixed charges, adjusted to exclude capitalized interest. Fixed charges consist of interest, whether expensed or capitalized, amortization of debt discounts, premiums and issuance costs.

(2)
Due to our losses for the nine months ended September 30, 2009 and September 30, 2008 and for the twelve months ended December 31, 2008, the ratio coverage was less than 1:1 for these periods. We would have had to have generated additional earnings of $4,231,000 for the nine months ended September 30, 2009, $13,345,000 for the nine months ended September 30, 2008 and $39,761,000 for the twelve months ended December 31, 2008, to have achieved coverage ratios of 1:1.

RISK FACTORS

        Investing in the notes involves risks. You should carefully consider the risks described below:

Risks Related to the Exchange Offer

If you fail to exchange the old notes, they will remain subject to transfer restrictions, and it may be harder for you to resell and transfer your old notes.

        The old notes were not registered under the Securities Act or under the securities laws of any state. Any old notes that remain outstanding after this exchange offer will continue to be subject to restrictions on their transfer. Thus, you may not resell the old notes, offer them for resale or otherwise transfer them unless they are subsequently registered or resold under an exemption from the registration requirements of the Securities Act and applicable state securities laws. If you do not exchange your old notes for new notes by this exchange offer, or if you do not properly tender your old notes in this exchange offer, you will not be able to resell, offer to resell or otherwise transfer your old notes unless they are registered under the Securities Act or unless you resell them, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act. After this exchange offer, holders of old notes will not have any further rights to have their old notes exchanged for new notes registered under the Securities Act. The liquidity of the market for old notes that are not exchanged could be adversely affected by this exchange offer and you may be unable to sell your old notes.

Late deliveries of old notes and other required documents could prevent a holder from exchanging its old notes.

        Holders are responsible for complying with all exchange offer procedures. The issuance of new notes in exchange for old notes will only occur upon completion of the procedures described in this prospectus under "The Exchange Offer". Therefore, holders of old notes who wish to exchange them for new notes should allow sufficient time for timely completion of the exchange procedure. Neither we nor the exchange agent are obligated to extend the offer or notify you of any failure to follow the proper procedure or waive any defect if you fail to follow the proper procedure.

If you are a broker-dealer, your ability to transfer the new notes may be restricted.

        A broker-dealer that purchased old notes for its own account as part of market-making or trading activities must comply with the prospectus delivery requirements of the Securities Act when it sells the new notes. Our obligation to make this prospectus available to broker-dealers is limited. Consequently, we cannot guarantee that a proper prospectus will be available to broker-dealers wishing to resell their new notes.

Risks Relating to Our Business

The recent downturn in the local, regional, national and global economies, the volatility and disruption of the capital and credit markets and adverse changes in the local, regional, national and global economies could continue to negatively impact our financial performance and our ability to access financing.

        The recent severe economic downturn and adverse conditions in the local, regional, national and global markets have negatively affected our operations, and may continue to negatively affect our operations in the future. Over 2008 and the first nine months of 2009 our revenues have decreased significantly compared to the same periods in 2008 and 2007. If the current economic contraction continues or worsens, our revenues may decrease further while some of our costs remain fixed or may even increase. Gaming and other leisure activities we offer represent discretionary expenditures and participation in such activities has declined during the economic downturn and may continue to decline. We have experienced reduced numbers of visitors, lower occupancy rates and lower revenue.

        The recent severe economic downturn has particularly affected the markets in which we operate. For example, the residential and commercial real estate markets in and around Las Vegas have experienced a significant downturn and a decline in real estate values. Also, construction spending in the Las Vegas area (which has been an important driver for the local economy) has recently significantly decreased and unemployment in Las Vegas has significantly increased. In September 2009, Las Vegas unemployment was 13.9% compared to 9.48% nationally.

        We have summarized below publicly available data relating to the adverse changes in the markets in which we operate.

        Clark County.    In 2008, gaming revenue in Clark County, Nevada, where all of our properties are located, was approximately $9.8 billion, a 9.9% decrease from 2007. In the fourth quarter of 2008 Clark County gaming revenue experienced monthly year-over-year declines of 24.3%, 15.2% and 18.4% from October through December. For the nine month period ended September 30, 2009, the LVCVA reported that Clark County gaming revenue decreased 12.0% compared to the same period in 2008. Clark County gaming revenue experienced year-over-year monthly declines of 16.3%, 17.9%, 9.8%, 13.6%, 7.7%, 14.7%, 10.9%, 6.7% and 9.3% for January through September 2009 respectively.

        Las Vegas.    According to the LVCVA statistical reports, even with attempts to stimulate demand in the slowed economy with discounted room rates, visitor volume in Las Vegas decreased approximately 4.4% in 2008 compared to 2007 while the hotel average daily room rate decreased by approximately 9.8% and hotel occupancy decreased by 4.2%. Much of the decrease in average daily room rate occurred in the June through December 2008 period when the average monthly year-over-year decrease in average daily room rate was approximately 14.1%. The monthly year-over-year decrease in hotel occupancy was most pronounced in the fourth quarter of 2008 averaging approximately 8.5%.

        The year-over-year decrease in visitor volume, average daily room rate and hotel occupancy has continued in 2009. For the nine-month period ended September 30, 2009, the LVCVA reported that visitor volume decreased approximately 4.7%, average daily room rate decreased approximately 24.7% and hotel occupancy decreased approximately 5.5% compared to the same period in 2008. January experienced a 13.0% year-over-year decrease in hotel occupancy. Each month since January 2009 through September 2009, hotel occupancy has decreased from 5.2% to 6.9% with the exception of April, which decreased 2.0%, July, which decreased 3.2%, and September, which decreased 1.6%. Much of the reduction in the year-over-year decline in occupancy can be attributed to reduced average daily room rate and promotional activities as operators reduced room rates to maintain operating levels. Monthly year-over-year declines in average daily room rate were 19.9%, 22.9%, 31.6%, 30.7%, 28.3%, 25.5%, 18.6%, 21.5% and 19.0% for the months of January through September 2009 respectively.

        Laughlin.    The Laughlin area economy, where Aquarius is located, is primarily dependent on the gaming and tourism industry. Laughlin visitor volume and occupancy rates have declined on an annual basis over the past several years while the number of hotel rooms has remained fairly constant. According to the LVCVA as of December 31, 2008, the Laughlin market consisted of approximately 10,655 hotel rooms and its gaming revenue for 2008 was approximately $571 million, down 9.5% from 2007. Visitor volume decreased 7.6% year-over-year to approximately 2.9 million compared to 3.1 million in 2007. Hotel occupancy in 2008 declined 2.8% to 69% while average daily room rate increased 3.8% to $43.51.

        Like Las Vegas, much of the year-over-year decrease in hotel occupancy in Laughlin occurred from June to December 2008 with an average monthly year-over-year decline of 4.7%. The fourth quarter of 2008 experienced the largest decline. From October through December 2008, year-over-year visitor volume decreased 10.5%, 11.0% and 12.2% and declines in hotel occupancy and gaming revenue followed.

        The year-over-year decrease in visitor volume, average daily room rate and hotel occupancy in Laughlin has continued in 2009. For the nine-month period ended September 30, 2009, the LVCVA reported that visitor volume decreased approximately 10.1%, average daily room rate decreased approximately 3.5% and hotel occupancy decreased 2.0% compared to the same period in 2008. For the month of September 2009, the year-over-year decrease in visitor volume was 3.1%, total occupancy increased 3.3%, and average daily room rate increased 9.7%.

        We have reduced room rates and engaged in promotional activities to try to attract customers. The combination of fewer customers, less spending by customers and need for practical incentives reduces revenue and operating margins. At the same time, we have found it difficult to reduce operating costs in line with reductions in visitor numbers or customer spending, further reducing operating margins. As a consequence, this economic downturn has negatively affected our operations and, together with further economic declines in the markets in which we operate or from which we draw patrons, may continue to negatively affect our operations. Even an uncertain economic outlook may adversely affect consumer spending in our gaming operations and related facilities, as consumers spend less. Furthermore, other uncertainties, including national and global economic conditions, terrorist attacks or other global events, could adversely affect consumer spending and adversely affect our operations.

        Further, our properties draw a substantial number of patrons from the Las Vegas Valley, as well as certain geographic areas, including southern California and Arizona. Adverse economic conditions in any of these regions could result in a decrease in the number of patrons traveling from those areas to our properties.

Because all four of our gaming properties are concentrated in a relatively small area in Nevada, we are especially subject to certain risks, including economic and competitive risks, associated with the conditions in that area and in the areas from which we draw patrons.

        Three of our gaming properties are located in Las Vegas, Nevada, and one of them in Laughlin, Nevada, approximately 90 miles from Las Vegas. Because our operations are concentrated in a relatively small area, we are subject to greater risks from local conditions than a gaming company with operating properties in several different markets. A decrease in revenues from or increase in costs for one of these locations is likely to have a proportionally higher impact on our business and operations than it would for a gaming company with more geographically diverse operating properties. Risks from local conditions include the following:

  •
  local economic conditions, including the recent economic downturn in the Las Vegas metropolitan area discussed in "—The recent downturn in the local, regional, national and global economies, the volatility and disruption of the capital and credit markets and adverse changes in the local, regional, national and global economies could continue to impact our financial performance and our ability to access financing".

  •
  local competitive conditions;

  •
  reduced land and air travel due to increasing fuel costs or transportation disruptions;

  •
  inaccessibility of the area due to inclement weather, road construction or closure of primary access routes; and

  •
  a decline in the number of visitors to Las Vegas and Laughlin, Nevada.

        Local Competitive Risks.    In addition to the risks described under "—If we are unable to compete effectively against our competitors, our business will suffer" below, we face significant risks due to local competition in the markets in which we operate and the markets from which we draw our patrons. Prior to the recent economic downturn, the Las Vegas market experienced a substantial increase in the construction and development of hotels and casinos available to our potential patrons. Based on projects that have opened or were under construction as of June 5, 2009, the LVCVA projects room inventory will reach 149,279 by the end of 2009 and 156,698 by the end of 2010. Currently there are no projects scheduled to open after 2010. Assuming all of the rooms are completed, room inventory will increase at a compound average growth rate of 5.6% from the end of 2008 to 2010 compared to the 2.5% compound average growth rate from 1998 to 2008. Construction on approximately 3,800 rooms scheduled to open in 2010 on the Las Vegas Strip has stopped and opening of these rooms may be delayed.

        We do not believe that our competition is limited to a particular geographic area, and gaming operations in other states or countries could attract our customers. To the extent that new casinos or hotel room capacity is expanded by others in major destination locations, competition will increase. As a result of the increase in product available to our potential patrons and the recent economic downturn, we are competing for smaller number of potential patrons with less dollars to spend with a larger number of competitors. Arizona Charlie's Decatur, Arizona Charlie's Boulder and the Aquarius largely cater to the local markets and depend on the local markets for patrons. Competition for local patrons has historically been intense. Local competitive risks and our failure to attract a sufficient number of guests, gaming customers and other visitors in these locations could adversely affect our business.

        Transportation-Related Risks.    The majority of our patrons at the Stratosphere travel by air or car to Las Vegas. Increasing transportation costs, for example, caused by increased fuel costs, may deter people from traveling to our properties from long distances or decrease the amount of money they have available to spend once there. Further, leisure and business travel, especially travel by air, remain particularly susceptible to global geopolitical events. We cannot control the number or frequency of flights into or out of Las Vegas, but we rely on air traffic for a significant portion of our visitors. Reductions in flights by major airlines, such as those implemented in 2008 as a result of higher fuel prices and lower demand, can impact the number of visitors to our properties. For the year ended December 31, 2008, arriving and departing passengers through McCarran International Airport in Las Vegas decreased 14.1% to approximately 3.2 million from approximately 3.7 million in 2007. For the nine months ended September 30, 2009, McCarran International Airport reported a 10.2% decrease to 30.6 million compared to 34.1 million for the nine months ended September 30, 2008.

        Additionally, there is one principal interstate highway between Las Vegas and southern California, where a large number of our customers reside. Capacity constraints of that highway or any other traffic disruptions may also affect the number of customers who visit our properties.

        Weather and Public Health Risks.    Due to our concentration of properties in Nevada, any man-made or natural disasters in or around Nevada, or the areas from which we draw customers to our properties, could have a significant adverse effect on our business, financial condition and results of operations. The outbreak of public health threats at any of our properties or in the areas in which they are located, or the perception that such threats exist could also have a significant adverse effect on our business, financial condition and results of operations.

If we are unable to compete effectively against our competitors, our business will suffer.

        The gaming industry is highly competitive and our competitors vary considerably in size, quality of facilities, number of operations, brand identities, marketing and growth strategies, financial strength and capabilities, level of amenities, management talent and geographic diversity. We also compete with other non-gaming resorts and vacation areas and with various other entertainment businesses.

        Our competitors in each market that we participate in may have substantially greater financial, selling and marketing, technical and other resources than we do. Many of our competitors have reduced room rates and increased their promotional activities. This has forced all of our properties to reduce rates, operate with lower occupancy or both. We cannot assure you that we will be able to compete effectively in our markets or that we will be capable of maintaining or further increasing our current market share. Our failure to compete successfully in our markets could adversely affect our business, financial condition, results of operations and cash flow.

        In recent years, with fewer new markets opening for development, many casino operators have been reinvesting in existing markets to attract new customers or to gain market share, thereby increasing competition in those markets. As companies have completed new expansion projects, supply has typically grown at a faster pace than demand in some markets, including Las Vegas, our largest market, and competition has increased significantly. The expansion of existing casino entertainment properties, the increase in the number of properties and the aggressive marketing strategies of many of our competitors have increased competition in the markets in which we operate, and this intense competition is expected to continue.

We may be unable to raise additional indebtedness because of the recent instability in the financial markets.

        The financial markets in the United States and internationally have been marked by a significant downturn, which has reduced the availability and, in particular, increased the cost of financing for issuers with a rating below investment grade. The adverse market conditions, together with our relatively high debt levels, has made it difficult for us to attract financing or to enhance our existing debt. Although we have significantly reduced our debt as a result of the Restructuring, we still have significant debt relative to our EBITDA. In addition, recent financings in the casino industry have occurred at a higher cost than in recent years, with less favorable terms. This higher cost may be a result of declining property values, concerns about leverage in the casino industry, the consolidation of financial institutions and the current turmoil in the credit markets or some combination of such factors and/or other factors. We cannot predict with any certainty how we will be impacted in the future by financial market conditions. There can be no assurance that we will be able to secure financing in the future at all or at a cost comparable to or lower than what is available in the current credit markets or on favorable terms.

Our business is subject to extensive governmental gaming regulation, which is costly to comply with, and failure to do so could cause us to incur penalties or force us to cease operations.

        We are subject to a variety of regulations in the jurisdictions in which we operate, including the extensive gaming laws and regulations of the State of Nevada. Compliance with these regulations is costly and time-consuming. Regulatory authorities at the federal, state and local levels have broad powers with respect to the regulation and licensing of casino operations and may revoke, suspend, condition or limit our gaming or other licenses, impose substantial fines on us and take other actions, any one of which would have a significant adverse effect on our business, financial condition and results of operations.

        If additional gaming regulations were adopted in a jurisdiction in which we operate, such regulations could impose restrictions on us that would prevent us from operating our business as it is currently operated, or the increased costs associated with compliance with such regulations could lower our profitability.

        From time to time, various proposals are introduced in the legislatures of the jurisdictions in which we have operations that, if enacted, could adversely affect the tax, regulatory, operational or other aspects of the gaming industry and our company. Legislation of this type may be enacted in the future.

        Our members, managers, directors, officers and key employees must also be approved by certain state regulatory authorities. If state regulatory authorities were to find a person occupying any such position unsuitable, we would be required to sever our relationship with that person. We may thereby lose key personnel which would have a negative effect on our operations. Certain public and private issuances of securities and certain other transactions by us also require the approval of certain state regulatory authorities. Further, our gaming regulators can require us to disassociate ourselves from suppliers or business partners found unsuitable by the regulators. For a summary of some of the significant gaming regulations that affect our business, see "Regulation and Licensing". The regulatory environment in any particular jurisdiction may change in the future and any such change could have a material adverse effect on our results of operations. In addition, we are subject to various gaming taxes, which are subject to increase at any time.

        Our business is subject to various federal, state and local laws and regulations in addition to gaming regulations. These laws and regulations include, but are not limited to, restrictions and conditions concerning alcoholic beverages, environmental matters, employees, currency transactions, taxation, zoning and building codes, and marketing and advertising. Such laws and regulations could change or could be interpreted differently in the future, or new laws and regulations could be enacted. Material changes, new laws or regulations, or material differences in interpretations by courts or governmental authorities could adversely affect our operations.

        If we lose one or more licenses used in our business or our operations or are otherwise restrained by law or regulation, we may be unable to continue our operations as they are conducted today, or may be forced to cease operations.

An overall attitude that businesses should eliminate costs perceived as extravagant may have created a negative political climate for businesses to host meetings and events in Las Vegas.

        Various politicians have made statements in connection with corporate excess that single out business events in and trips to Las Vegas. These statements could discourage businesses from traveling to and hosting in events in Las Vegas and could adversely affect our cash flows. Las Vegas is a significant destination for trade shows. The number of trade show and convention attendees in Las Vegas increased from approximately 3.3 million in 1998 to 5.9 million in 2008, representing a compound annual growth rate of 6.0%. For the nine months ended September 30, 2009, meetings held declined 18.2% and convention attendance declined 27.1% compared to the same period in 2008.

Rising operating costs for our gaming properties could have a negative impact on our business.

        The operating expenses associated with our gaming properties could increase due to, among other reasons, the following factors:

  •
  changes in the tax or regulatory environment which impose additional restrictions or increase our operating costs;

  •
  our properties use significant amounts of electricity, natural gas and other forms of energy, and energy price increases may adversely affect our cost structure;

  •
  our properties use significant amounts of water and a water shortage may adversely affect our operations;

  •
  an increase in the cost of health care benefits for our employees could have a negative impact on our profitability;

  •
  as of September 30, 2009, approximately 41% of our employees were members of various unions and covered by union-sponsored collective bargaining agreements and we may incur higher costs or work slow-downs or stoppages due to union activities;

  •
  our reliance on slot play revenues and the concentration of relatively few slot play vendors could impose additional costs on us;

  •
  as our properties age, we may need to increase our expenditures for repairs, maintenance, and to replace equipment necessary to operate our business in amounts greater than what we have spent historically; and

  •
  aggressive marketing and promotional campaigns by our competitors for an extended period of time could force us to increase our expenditures for marketing and promotional campaigns in order to maintain our existing customer base and attract new customers.

        If our operating expenses increase without any off-setting increase in our revenues, our business is likely to decrease.

Increasing prices or shortages of energy and water may increase our cost of operations or force us to temporarily or permanently cease operations.

        Our properties use significant amounts of water, electricity, natural gas and other forms of energy. Our properties are located in a desert where water is scarce and the hot temperatures require heavy use of air conditioning. While we have not experienced any shortages of energy or water in the past, we cannot guarantee you that we will not in the future. Other states have suffered from electricity shortages. For example, California and Texas experienced rolling blackouts due to excessive air conditioner use because of unexpectedly high temperatures in recent years. We expect that potable water will become an increasingly scarcer commodity in the areas in which we operate at an increasing price.

        Further, the increasing cost of energy and water will increase our costs of operations, thereby likely lowering our net cash flows. In addition, energy price increases in the regions that provide a significant source of patrons for our properties could result in a decline of disposable income of potential customers and a corresponding decrease in visitation and spending at our properties, which could negatively impact revenues.

Changes in tax laws could increase our cost of doing business and negatively affect our business.

        The gaming industry represents a significant source of tax revenue, particularly to the State of Nevada and its counties and municipalities. Gaming companies are currently subject to significant state and local taxes and fees in addition to normal federal and state corporate income taxes, and such taxes and fees are subject to increase at any time. From time to time, various state and federal legislators and officials have proposed changes in tax law, or in the administration of such law, affecting the gaming industry. The Regular Session of the Nevada Legislature ("Nevada Legislature") adjourned in June 2009, and there were no increases in taxes affecting gaming revenue, but the Nevada Legislature did approve a 3% increase in the tax charged against room sales. Although this tax is passed on to our guests, the effect of this tax is to increase the cost to our guests of staying in hotels and, therefore could negatively impact visitation and/or other expenditures. The Nevada Legislature also approved an increase from 0.63% to 1.17% in the Modified Business Tax that is charged against employee wages, which will increase our labor costs. The Nevada Legislature meets again in 2011 and we cannot assure you that our taxes will not be increased further as a result of the 2011 Session.

        From time to time there have been gaming revenue tax increase proposals in Nevada. There was no such proposal passed in the recently adjourned 2009 Session. These proposals would take the form of voter referendums, which in Nevada require passage by voters on two separate occasions. If a proposal to increase the gaming tax is passed in both elections, under current law the earliest the increase could go into effect would be 2014.

        The federal government has also previously considered a federal tax on gaming revenues and may consider such a tax in the future. Decreases in tax revenues resulting from the economic downturn may increase pressure on federal, state or local authorities to increase taxes. If there is any material increase in federal, state or local taxes and fees, our business, financial condition and results of operations could be adversely affected because of increased costs to us or our patrons.

Our operations may be adversely impacted by expanded Native American gaming operations if they attract patrons that otherwise would visit our properties.

        The expansion of Native American casinos in the United States continues to have an impact on casino revenues in Nevada and such impact may be significant on the markets in which we operate. California's state officials are in active negotiations to renegotiate certain compacts with Native American tribes. Some Native American casino compacts have already been changed to allow for additional slot machines. In addition, several initiatives have been proposed which would, if approved, further expand the scope of gaming in California. While the effect of increased gaming in California and other states is difficult to predict, our revenues could decline if such competing casinos attract patrons who would otherwise travel to Las Vegas or Laughlin.

We have significant working capital needs, and if we are unable to satisfy those needs from cash generated from our operations or indebtedness, we may not be able to meet our obligations, including payroll and statutory tax payment requirements.

        We require significant amounts of working capital to operate our business. We currently do not have a revolving credit facility. Under the indenture for the notes, if we are able to meet a certain leverage ratio, we may enter into and incur up to $20.0 million in indebtedness under a credit facility, which could share equally and ratably in the collateral securing the notes. There can be no assurance that we will be able to meet this leverage ratio at any time during the term of the notes. Even if we are able to meet this leverage ratio, there can be no assurance that we will be able to obtain a credit facility. As a result, we expect our primary source of cash to come from the operation of our properties. If we experience a significant and sustained drop in operating profits, or if there are unanticipated reductions in cash inflows or increases in cash outlays, we may be subject to cash shortfalls. If such a shortfall were to occur for even a brief period of time, it may have a significant adverse effect on our business and our ability to meet our obligation to make payments on the notes.

Acts of terrorism and war and natural disasters may negatively impact our business.

        Terrorist attacks and other acts of war or hostility have created many economic and political uncertainties. We cannot predict the extent to which terrorism, security alerts or war, or hostilities in Iraq and other countries throughout the world will continue to directly or indirectly impact our business and operating results. For example, the terrorist attacks that occurred on September 11, 2001 had a negative impact on travel and leisure expenditures at our properties and on the industry as a whole. As a consequence of the threat of terrorist attacks and other acts of war or hostility in the future, premiums for a variety of insurance products have increased, and some types of insurance are no longer available. Given current conditions in the global insurance markets, we are substantially uninsured for losses and interruptions caused by terrorist acts and acts of war. If any such event were to affect our properties, we would likely be adversely impacted.

        Extreme weather conditions may interrupt our operations, damage our properties, and reduce the number of customers who visit our facilities in such areas. Although we maintain both property and business interruption insurance coverage for certain extreme weather conditions, such coverage is subject to deductibles and limits on maximum benefits, including limitation on the coverage period for business interruption, and we cannot assure you that we will be able to fully insure such losses or fully collect, if at all, on claims resulting from such extreme weather conditions. Furthermore, such extreme weather conditions may interrupt or impede access to our affected properties and may cause visits to our affected properties to decrease for an indefinite period.

We are subject to a wide variety of environmental laws and potential exposure to environmental liabilities.

        We are subject to various federal, state and local laws, ordinances and regulations that govern activities or operations that may have adverse environmental effects, such as discharges to air and water or may impose liability for the costs of cleaning up and certain damages resulting from sites of spills, disposals or other releases of hazardous or toxic substances or wastes. These laws and regulations are complex, and subject to change, and violations can lead to significant fines and penalties. Under certain of these laws and regulations, a current or previous owner or operator of property may be liable for the costs of remediating contamination on its property, without regard to whether the owner or operator knew of, or caused, the presence of the contaminants, and regardless of whether the practices that resulted in the contamination were legal at the time that they occurred. We endeavor to maintain compliance with environmental laws, but from time to time, current or historical operations on, or adjacent to, our property may have resulted or may result in noncompliance with environmental laws or liability for cleanup pursuant to environmental laws. In that regard, we may incur costs for cleaning up contamination relating to historical uses of certain of our properties.

From time to time, we are a defendant in a variety of litigation and other adversary proceedings, which are costly to defend, divert management's attention from our operations and may cause us to pay damages if we are unsuccessful in defending against the actions or unable to cover damages with insurance proceeds.

        We are involved, from time to time, in a variety of litigation arising out of our business. We carry insurance to cover most business risks, but there can be no assurance that the insurance coverage we have will cover all claims that may be asserted against us. Should any ultimate judgments or settlements not be covered by insurance or exceed our insurance coverage, such uncovered losses could increase our costs and thereby lower our profitability. There can also be no assurance that we will be able to obtain appropriate and sufficient types or levels of insurance in the future or that those adequate replacement policies will be available on acceptable terms, if at all.

We may incur property and other losses that are not adequately covered by insurance, which may harm our results of operations.

        Although we maintain insurance that our management believes is customary and appropriate for our business, we cannot assure you that insurance will be available or adequate to cover all loss and damage to which our business or our assets might be subjected. The lack of adequate insurance for certain types or levels of risk could expose us to significant losses in the event that a catastrophe occurred for which we are underinsured. Any losses we incur that are not adequately covered by insurance may decrease our future operating income, require us to find replacements or repairs for destroyed property and reduce the funds available for payments of our obligations, including the notes offered hereby.

A significant portion of our labor force is covered by collective bargaining agreements, and a dispute with covered employees or new labor agreements may lower our revenues and increase our costs.

        Approximately 1,900 of our 4,600 employees are covered by collective bargaining agreements. A prolonged dispute with the covered employees could have an adverse impact on our operations. In addition, wage and/or benefit increases resulting from new labor agreements may be significant and could also have an adverse impact on our results of operations.

        Our collective bargaining agreement with United Steelworkers of America, which represents 549 culinary employees at Aquarius, expired on April 1, 2008. Currently, we and the United Steelworkers of America are operating on a year-to-year basis. We are currently in negotiations with the United Steelworkers of America to enter into a new collective bargaining agreement. Our failure to enter into a new agreement or a work stoppage resulting from the negotiations involving a new agreement could have an adverse impact on our operations.

Claims that we infringe upon third parties' intellectual property rights could be costly to defend or settle, and thus could reduce our income or increase our net loss.

        We may from time to time encounter disputes over rights and obligations concerning intellectual property. Third parties may bring claims of infringement against us. Such claims may be with or without merit. Any litigation to defend against claims of infringement or invalidity could result in substantial costs and diversion of resources. Furthermore, a party making such a claim could secure a judgment that requires us to pay substantial damages. A judgment could also include an injunction or other court order that could prevent us from operating our websites. Our business, operating results and financial condition could be harmed should we face challenges to our intellectual property.

If the application for a new federal registration for the "Arizona Charlie's" mark is denied or any person successfully opposes such application, our rights to the "Arizona Charlie's" mark may be adversely affected because our ability to prevent others from using the Arizona Charlie mark will be limited.

        We rely on several means to protect our rights to use the "Arizona Charlie's" name and brand. We have registered "Arizona Charlie's Inc." as a trade name with the Nevada Secretary of State. One of our subsidiaries also licenses the right to use "Arizona Charlie's" as a service mark from Becker Gaming, Inc. ("Becker"). Pursuant to this license agreement, Becker has exclusively licensed its common law rights in and federal registration for such mark to us. This license agreement was entered into in connection with the 2000 sale of the Arizona Charlie's Decatur property from Becker to one of our subsidiaries. On July 25, 2009, the federal registration for the "Arizona Charlie's" mark was cancelled because Becker failed to renew the registration. Becker has since applied for a new federal registration for the "Arizona Charlie's" mark and, pursuant to an addendum to the license agreement entered into between Becker and us on August 10, 2009, has agreed to license its rights to us under any registration issuing therefrom.

        There can be no assurance that Becker's application for such new federal registration will be granted. Until the mark is once again federally registered, we will continue to benefit from our license to Becker's common law rights in the "Arizona Charlie's" mark and our Nevada trade name registration, although we will not have the benefits of federal registration. In the event that such application is denied or any person successfully opposes such application, our rights to the "Arizona Charlie's" mark may be adversely affected because we will not have the additional benefits of federal registration, and will instead need to rely solely on the Nevada trade name registration and Becker's common law rights in the Arizona Charlie's mark to prevent others from using the Arizona Charlie mark. Benefits of a federal registration include, among other things, the potential ability to prevent a junior user anywhere in the United States from using the same mark or a confusingly similar mark for the same or similar services. In contrast, common law rights arise under state laws rather than federal law, are generally limited to the geographic areas in which the marks are used or where they have acquired a reputation, and rights under state law are limited to the geographic boundaries of the applicable state.

Our revenues may be negatively impacted by volatility in our hold percentage.

        Casino revenue is recorded as the difference between gaming wins and losses or net win from gaming activities. Net win is impacted by variations in the hold percentage (the ratio of net win to total amount wagered), or actual outcome, on our slot machines, table games, race and sports betting, and all other games we provide to our customers. We use the hold percentage as an indicator of a game's performance against its expected outcome. Although each game generally performs within a defined statistical range of outcomes, actual outcomes may vary for any given period. The hold percentage and actual outcome on our games can be impacted by the level of a customer's skill in a given game, errors made by our employees, the number of games played, faults within the computer programs that operate our slot machines and the random nature of slot machine payouts. If our games perform below their expected range of outcomes, our cash flow may suffer.

Our hotels and casinos may need to increase capital expenditures to compete effectively but we may not have sufficient funds to do so.

        Capital expenditures, such as room refurbishments, amenity upgrades and new gaming equipment, may be necessary from time to time to preserve the competitiveness of our hotels and casinos. The gaming industry market is very competitive and is expected to become more competitive in the future. If cash from operations is insufficient to provide for needed levels of capital expenditures and we are unable to raise funds for such purposes elsewhere, we may be unable to make necessary improvements and our facilities may be less attractive to our visitors than that of our competitors', causing us to lose our competitive position.

The loss of management and other key personnel could significantly harm our business, and the quality of individuals hired for positions in the hotel and gaming operations will be critical to the success of our business.

        Our ability to maintain our competitive position depends to a large degree on the efforts and skills of our senior management team. Although we have entered into employment agreements with some of our senior management, we have not entered into an employment agreement with Frank Riolo, our CEO. It may also be difficult to attract, retain and train qualified employees due to the competition for employees with other gaming companies and their facilities in Nevada. We may not be successful in retaining our current personnel or in hiring or retaining qualified personnel in the future. If we lose the services of any members of our management team, or fail to attract or retain qualified management and personnel at all levels, our business may be significantly disrupted and impaired.

We are dependent upon technology services and electrical power to operate our business, and if we experience damage or service interruptions, we may have to cease some or all of our operations, resulting in a decrease in revenues.

        Our gaming operations rely heavily on technology services and an uninterrupted supply of electrical power. Our security system and all of our slot machines are controlled by computers and reliant on electrical power to operate. Without electrical power or a failure of the technology services needed to run the computers, we may be unable to run all or parts of gaming operations. Any unscheduled interruption in our technology services or interruption in the supply of electrical power is likely to result in an immediate, and possibly substantial, loss of revenues due to a shutdown of our gaming operations. Although our systems have been designed around industry-standard architectures to reduce downtime in the event of outages or catastrophic occurrences, they remain vulnerable to damage or interruption from earthquakes, floods, fires, power loss, telecommunication failures, terrorist attacks, computer viruses, computer denial-of-service attacks and similar events.

We may incur impairments to intangible assets or long-lived assets, which would reduce our net income.

        In accordance with the provisions of Financial Accounting Standards Board, or FASB, ASC 350, Intangibles—Goodwill and Other, we test our goodwill and indefinite-lived intangible assets for impairment annually or if a triggering event occurs. We perform the annual impairment testing for goodwill and indefinite-lived intangible assets in the fourth quarter of each fiscal year. In addition, in accordance with the provisions of FASB ASC 360, Property, Plant, and Equipment, we test long-lived assets for impairment if a triggering event occurs.

        Significant negative industry or economic trends, including reduced estimates of future cash flows, disruptions to our business, slower growth rates or lack of growth in our business, have resulted in significant write-downs and impairment charges in 2008, and, if such events continue, may indicate that additional impairment charges in future periods are required. If we are required to record additional impairment charges, this could have a material adverse affect on our results of operations.

        For example, for the year ended December 31, 2008, we recorded $11.9 million in aggregate non-cash impairment charges to write-down our goodwill and certain portions of our intangible assets to their fair value at December 31, 2008. Our goodwill is recorded as having a value of $0 on our balance sheet. The impairment of these assets was due primarily to our decrease in revenues and resulting decrease in income from our properties, which was an indication that these assets may not be recoverable. The primary reason for these impairment charges relates to the ongoing recession, which has caused us to reduce our estimates for projected cash flows, has reduced overall industry valuations, and has caused an increase in discount rates in the credit and equity markets.

A smoking ban in the jurisdictions in which we operate could have a negative impact on our business and operations.

        From time to time, individual jurisdictions have considered legislation or referendums, such as bans on smoking in casinos and other entertainment and dining facilities. Such bans have been implemented in jurisdictions in which gaming facilities are located (such as in California and Atlantic City) and such bans have had a negative impact on business and operations. If such bans were implemented in the markets in which we operate, such a ban could adversely impact our business and operations.

We are controlled by officers of Goldman Sachs and the general partners of Whitehall 2007, and the interests of Goldman Sachs, Whitehall 2007 and their affiliates may not be aligned with ours.

        All of the Class B voting membership interests of ACEP are held by Voteco, the members of which are comprised of managing directors of Goldman Sachs that are also officers of the general partners of Whitehall 2007. As such, the members of Voteco have the power to control our affairs and policies and to control the election of our board of directors, the appointment of management, the entering into of mergers, sales of substantially all of our assets and other extraordinary transactions.

        Goldman Sachs, Whitehall 2007 and their affiliates are in the business of making investments in companies and may from time to time acquire and hold interests in businesses that compete directly or indirectly with us, as well as businesses that represent major customers of our businesses. Goldman Sachs, Whitehall 2007 and their affiliates may also pursue acquisition opportunities that may be complementary to our business, and as a result, those acquisition opportunities may not be available to us. Goldman Sachs has agreed with the Nevada gaming authorities not to take any action to influence the members of Voteco in the exercise of their management or voting rights in respect of our gaming operations, and that the exercise of any such rights shall be made by the members of Voteco independently and without consultation with Goldman Sachs. However, since the members of Voteco are also officers of Goldman Sachs and the general partners of Whitehall 2007, it should be expected that the members of Voteco will act in the best interests of Goldman Sachs, Whitehall 2007 and their affiliates and that the interests of Goldman Sachs, Whitehall 2007 and their affiliates will dictate or strongly influence their decision making.

        The net proceeds from the offering of the old notes were used to repay our Restructured Term Loan. GSMC, an affiliate of both Goldman, Sachs & Co., the initial purchaser of the old notes, and Whitehall 2007, owners of a majority of our indirect interests, was the sole lender under the Restructured Term Loan and accordingly was the recipient of the entire net proceeds of that offering. See "Certain Relationships and Related Party Transactions".

        In addition, as part of the recent Restructuring of our loans from GSMC, MTGLQ was issued a 22% indirect interest in us following receipt of necessary gaming approvals. Regulatory approval was obtained on August 20, 2009, and a new limited liability company agreement was executed on the same day reflecting the 22% interest of MTGLQ in our non-voting membership interests.

Our hotels and casinos may incur substantial costs in connection with any growth and expansion strategy.

        As part of our business strategy, we regularly evaluate opportunities for growth through development of gaming operations in existing or new markets, through acquiring other gaming entertainment facilities or through redeveloping our existing gaming facilities. The expansion of our operations, whether through acquisitions, development or internal growth could divert management's attention and could also cause us to incur substantial costs, including legal, professional and consulting fees. There can be no assurance that we will be able to identify, acquire, develop or profitably manage additional companies or operations or successfully integrate such companies or operations into our existing operations without substantial costs, delays or other problems. Further, there can be no assurance that we will have the ability to obtain the necessary financing to execute our strategy.

We may find it difficult to expand our business into additional states due to varying state regulatory requirements.

        Future growth in our operations depends, in part, on our ability to offer our services to prospective customers in new states, which may subject us to different regulatory requirements and standards. In order to operate effectively in a new state, we must obtain all necessary regulatory approvals, adapt our procedures to that state's regulatory requirements and modify our service offerings to adapt to local market conditions. In the event that we expand into additional states, we may not be able to duplicate in other markets the financial performance experienced in our current markets.

Risks Relating to the Notes and the Collateral

The notes will not have the benefit of a first priority pledge on the direct or indirect equity interests in the Stratosphere, Arizona Charlie's Decatur, Arizona Charlie's Boulder and Aquarius, which may make it more difficult, costly and time-consuming to foreclose on their assets than would have been otherwise to foreclose on the equity interests.

        Neither ACEP nor any of its subsidiaries will pledge the equity interests they hold in subsidiaries of ACEP to secure the notes. It may be more difficult, costly and time consuming for holders of the notes to foreclose on assets held by ACEP's subsidiaries than it would have been to foreclose on their equity interests. The proceeds realized upon any such foreclosure could be significantly less than those that would have been received had there been a pledge of the equity interests.

The notes will be secured only to the extent of the value of the assets that have been granted as security for the notes, which may not be sufficient to satisfy our obligations under the notes.

        No appraisals of any of the collateral have been prepared by us or on behalf of us in connection with the offering of the old notes or will be prepared in connection with the offering of the new notes. The fair market value of the collateral is subject to fluctuations based on factors that include, among others, our ability to implement our business strategy, the ability to sell the collateral in an orderly sale, general economic conditions, the availability of buyers and similar factors. In addition, courts could limit recoverability if they apply non-New York law to a proceeding and deem a portion of the interest claim usurious in violation of public policy. The amount to be received upon a sale of any collateral would be dependent on numerous factors, including but not limited to the actual fair market value of the collateral at such time, general, market and economic conditions and the timing and the manner of the sale.

        In addition, the collateral securing the notes will be subject to liens permitted under the terms of the indenture governing the notes whether arising on or after the date the notes are issued. The existence of any permitted liens could adversely affect the value of the collateral securing the notes, as well as the ability of the collateral trustee to realize or foreclose on such collateral.

        There also can be no assurance that the collateral will be saleable and, even if saleable, the timing of its liquidation is uncertain. To the extent that liens, rights or easements granted to third parties encumber assets located on property owned by us, such third parties have or may exercise rights and remedies with respect to the property subject to such liens that could adversely affect the value of the collateral and the ability of the collateral trustee to realize or foreclose on the collateral. By its nature, some or all of the collateral may be illiquid and may have no readily ascertainable market value. In the event that a bankruptcy case is commenced by or against us, if the value of the collateral is less than the amount of principal and accrued and unpaid interest on the notes and all other senior secured obligations, if any, interest may cease to accrue on the notes from and after the date the bankruptcy petition is filed. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, we cannot assure you that the proceeds from any sale or liquidation of the collateral will be sufficient to pay the obligations due under the notes.

        In addition, not all of our assets secure the notes. See "Description of New Notes—Security". For example, the collateral will not include, among other things:

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  stock or other equity pledges;

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  certain vessels;

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  any vehicles;

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  certain deposit accounts (such as parimutuel accounts and tip accounts);

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  subject to certain limitations, any assets or any right, title or interest in any license, contract or agreement to the extent that taking a security interest in any of them would violate any applicable law or regulation (including applicable gaming laws) or any enforceable contractual obligation binding on the assets or would violate the terms of any such license, contract or agreement; or

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  any of the other items excluded from the collateral, as described under "Description of New Notes—Security".

        If the value of the assets pledged as security for the notes and other liabilities is less than the value of the claims of the holders of the notes and other liabilities, those claims may not be satisfied in full before the claims of our unsecured creditors are paid.

We have substantial indebtedness that may adversely affect us by limiting future sources of financing, interfering with our ability to pay interest and principal on the notes and subjecting us to additional risks.

        We have a significant amount of indebtedness and debt service obligations. As of September 30, 2009, we have approximately $377.5 million of indebtedness, including capital leases. Our substantial indebtedness has important consequences, including that:

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  it may make it more difficult for us to satisfy our obligations with respect to the notes and our other obligations;

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  it may limit our ability to obtain additional financing on satisfactory terms and to otherwise fund working capital, capital expenditures, debt refinancing and other general corporate requirements;

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  a significant portion of our cash flow from operations must be dedicated to paying interest on and the repayment of the principal of our indebtedness, including under the notes, which reduces the amount of cash we have available for other purposes and makes us more vulnerable to a decrease in attendance at our facilities, increases in our operating costs or general economic or industry conditions;

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  our ability to adjust to changing market conditions and to compete with our competitors may be hampered by the amount of debt we owe;

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  it places us at a competitive disadvantage compared to our competitors that have less debt or are less leveraged;

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  it limits our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate; and

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  it restricts us from exploiting business opportunities.

Fraudulent conveyance statutes allow courts, under specific circumstances, to avoid guarantees and grants of security and require noteholders to return payments received from guarantors.

        Our creditors and the creditors of the guarantors could challenge the note guarantees as fraudulent transfers or on other grounds. Under Title 11 of the U.S. Bankruptcy Code (the "U.S.

Bankruptcy Code") and comparable provisions of state fraudulent transfer laws, the delivery of any note guarantee and the grant of security by the applicable guarantor could be found to be a fraudulent transfer and avoided, or subordinated to all indebtedness and other liabilities of such guarantor, if a court determined that the applicable guarantor, at the time it incurred the indebtedness evidenced by its note guarantee (1) delivered such note guarantee with the intent to hinder, delay or defraud its existing or future creditors or (2) received less than reasonably equivalent value or did not receive fair consideration for the delivery of such note guarantee and any one of the following three conditions apply:

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  the applicable guarantor was insolvent at the time it delivered the note guarantee or was rendered insolvent as a result of such transaction;

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  the applicable guarantor was engaged in a business or transaction, or was about to engage in a business or transaction, for which its remaining assets constituted unreasonably small capital to carry on its business; or

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  the applicable guarantor intended to incur, or believed that it would incur, debt beyond its ability to pay such debt as it matured.

        A court likely would find that a guarantor did not receive equivalent value or fair consideration for its note guarantee unless it benefited directly or indirectly from the issuance of the notes. If a court declares any note guarantee to be void, or if any note guarantee must be limited or voided in accordance with its terms, any claim noteholders may make against us for amounts payable on the notes would, with respect to amounts claimed against the applicable guarantor, be unenforceable to the extent of any such limitation or voidance. Moreover, the court could order noteholders to return any payments previously made by the applicable guarantor. If the liens were voided, noteholders would not have the benefits of being a secured creditor against the applicable guarantor.

        The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

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  the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

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  if the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

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  it could not pay its debts as they become due.

        We cannot assure you what standard a court would apply in making these determinations or, regardless of the standard, that a court would not limit or void any of the note guarantees.

The indenture governing the notes contains, and any future debt agreement may contain, restrictions and limitations that could significantly affect our ability to operate our business, as well as significantly affect our liquidity, and adversely affect you, as holders of the notes.

        The indenture governing the notes contains, and any future debt agreement may contain, a number of significant covenants that could adversely affect our ability to operate our business, as well as significantly affect our liquidity, and therefore could adversely affect our results of operations. These covenants restrict, among other things, our ability to:

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  pay dividends or distributions, repurchase equity, prepay subordinated debt or make certain investments;

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  incur additional debt or issue certain disqualified stock and preferred stock;

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  incur liens on our assets;

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  merge or consolidate with another company or sell all or substantially all of our assets;

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  enter into transactions with affiliates;

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  make certain investments;

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  allow to exist certain restrictions on the ability of our subsidiaries to transfer assets; and

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  enter into sale and lease-back transactions.

        In particular, the indenture for the notes contains strict limitations on our ability to make dividends and investments and incur additional secured or unsecured indebtedness. Complying with these covenants may cause us to take actions that we otherwise would not take or limit our ability to take actions that we otherwise would take. A default under any of these covenants could restrict or terminate our access to borrowings and materially impair our ability to meet our obligations as they come due. If we do not comply with any of our covenants and we do not obtain a waiver or amendment that otherwise addresses that non-compliance, the lenders may accelerate payment of all amounts outstanding under the affected borrowing arrangements, which would immediately become due and payable, together with accrued interest. If such an acceleration were to occur under any of our other indebtedness, it would cause a default under the indenture governing the notes. Any one or more defaults, or our inability to generate sufficient cash flow from our operations in the future to service our indebtedness and meet our other needs, may require us to refinance all or a portion of our existing indebtedness or obtain additional financing or reduce expenditures that we deem necessary to our business. We cannot assure you that refinancing will be possible or that any additional financing could be obtained. The inability to refinance or obtain additional financing could have a material adverse effect on our financial condition and on our ability to meet our obligations to noteholders.

The notes will be subject to a change of control provision, and we may not have the ability to raise the funds necessary to fulfill our obligations under the notes following a change of control.

        We may not have the ability to raise the funds necessary to fulfill our obligations under the notes following a change of control as defined in the indenture governing the notes. Under the indenture, upon the occurrence of a defined change of control, we are required to offer to repurchase all outstanding notes at 101% of the principal amount thereof plus, without duplication, accrued and unpaid interest and special interest, if any to the date of repurchase. However, we may not have sufficient funds at the time of the change of control to make the required repurchase of the notes. Our failure to make or complete a change of control offer would place us in default under the indenture governing the notes.

The U.S. Bankruptcy Code may significantly impair noteholders' ability to realize value from the collateral.

        The right of the collateral trustee for the notes to repossess and dispose of the collateral securing the notes upon the occurrence of an event of default is likely to be significantly impaired by the U.S. Bankruptcy Code if bankruptcy proceedings are commenced by or against us or our subsidiaries that provide security for the notes prior to, or possibly even after, the collateral trustee has repossessed and disposed of the collateral. Upon the commencement of a case for relief under the U.S. Bankruptcy Code, a secured creditor, such as the collateral trustee for the notes, is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from a debtor, without bankruptcy court approval. Moreover, the U.S. Bankruptcy Code permits the debtor to continue to retain and to use collateral, and the proceeds, products, rents, or profits of the collateral, even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given "adequate protection". The meaning of the term "adequate protection" may vary according to circumstances, but it is intended in general to protect the value of the secured creditor's interest in the collateral and may include cash payments or the granting of additional security, if and at such time as the court in its discretion determines, for any diminution in the value of the collateral as a result of the stay of repossession or disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. In view of the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the notes could be delayed following commencement of a bankruptcy case, whether or when the collateral trustee would repossess or dispose of the collateral, or whether or to what extent holders of the notes would be compensated for any delay in payment of loss of value of the collateral through the requirements of "adequate protection". Furthermore, in the event the bankruptcy court determines that the value of the collateral is not sufficient to repay all amounts due on the notes, the indebtedness under the notes would be "under secured" and the holders of the notes would have unsecured claims as to the difference. The U.S. Bankruptcy Code does not permit the payment or accrual of interest, costs, and attorneys' fees on under secured indebtedness during the debtor's bankruptcy case.

Gaming laws will impose additional restrictions on foreclosure, which may limit your recovery as a secured creditor.

        The gaming licenses of ACEP and its subsidiaries are not part of the collateral that secures the notes. As a result of gaming restrictions, in any foreclosure sale of the assets related to the Stratosphere, Arizona Charlie's Decatur, Arizona Charlie's Boulder and Aquarius, the purchaser or the operator of the facility and/or gaming equipment would need to be licensed to operate the casino under the Nevada gaming laws and regulations. If any person purchases the Stratosphere, Arizona Charlie's Decatur, Arizona Charlie's Boulder and Aquarius at a foreclosure sale, that person would not be permitted to continue gaming operations at the Stratosphere, Arizona Charlie's Decatur, Arizona Charlie's Boulder and Aquarius, as applicable, unless it applies for and obtains a license, or retains an entity that applies for and obtains a license, under the Nevada gaming laws to conduct gaming operations at the facility. The holders of the notes may have to be licensed or found suitable in any event.

        Because potential bidders who wish to operate the Stratosphere, Arizona Charlie's Decatur, Arizona Charlie's Boulder and Aquarius must satisfy these gaming regulatory requirements, the number of potential bidders in a foreclosure sale could be less than in foreclosures of other types of facilities, and this requirement may delay the sale of, and may reduce the sales price for, the collateral. The ability to take possession and dispose of the collateral securing the notes upon acceleration of the notes is likely to be significantly impaired or delayed by applicable bankruptcy law if a bankruptcy case is commenced by or against us prior to a taking of possession or disposition of the collateral securing the notes by the collateral trustee for the benefit of the holders of the notes.

The indenture governing the notes requires you to dispose of your notes or we may redeem your notes if any gaming authority finds you unsuitable to hold them, which means you may not achieve value on your investment.

        The indenture governing the notes requires you to dispose of your notes or we may redeem your notes if any gaming authority finds you unsuitable to hold them or in order to otherwise comply with any gaming laws to which we or any of our subsidiaries are or may become subject, as more fully described in the sections entitled "Regulation and Licensing" and "Description of New Notes—Mandatory Disposition Pursuant to Gaming Laws".

United States holders will be required to pay United States federal income tax on accrual of original issue discount on the notes, which means that United States holders will have to include such original issue discount as it accrues in advance of the receipt of cash attributable to such income.

        The old notes were issued with significant OID. The new notes will be subject to the same tax treatment as the old notes. Because the "stated redemption price at maturity" of the notes exceeds their "issue price" by more than the statutory de minimis threshold, the notes will be treated as issued with original issue discount for United States federal income tax purposes. A United States holder (as defined in "Material United States Federal Income Tax Considerations") of a note is required to include such original issue discount in gross income as it accrues, in advance of the receipt of cash attributable to that income and regardless of the United States holder's regular method of accounting for United States federal income tax purposes. See "Material United States Federal Income Tax Considerations".

It may be difficult to realize the value of the collateral pledged to secure the notes, which may limit your recovery as secured creditors.

        Our and the guarantors' obligations under the notes and the guarantees are secured only by the collateral described in this prospectus. The collateral trustee's ability to foreclose on the collateral on your behalf may be subject to perfection, the consent of third parties, priority issues, state law requirements (including gaming laws) and practical problems associated with the realization of the collateral trustee's security interest or lien in the collateral, including cure rights, foreclosing on the collateral within the time periods permitted by third parties or prescribed by laws, statutory rights of redemption, and the effect of the order of foreclosure. We cannot assure you that the consents of any third parties and approvals by governmental entities will be given when required to facilitate a foreclosure on such gaming equipment. Accordingly, the collateral trustee may not have the ability to foreclose upon the properties or assume or transfer the right to operate the properties. We cannot assure you that foreclosure on the collateral will be sufficient to acquire all hotel and casino assets necessary for operations or to make all payments on the notes.

        In addition, our business requires numerous federal, state and local permits and licenses. Continued operation of the hotels and casinos that are the collateral for the notes depends on the maintenance of such permits and licenses. Gaming registrations, licenses and approvals, once obtained, can be suspended or revoked for a variety of reasons. We cannot assure you that we will obtain all required registrations, licenses and approvals on a timely basis or at all, or that, once obtained, the registrations, findings of suitability, licenses and approvals will not be suspended, conditioned, limited or revoked.

        Our business is subject to substantial regulations and permitting requirements and may be adversely affected if we are unable to comply with existing regulations or requirements or changes in applicable regulations or requirements. In the event of foreclosure, the transfer of such permits and licenses may be prohibited. Further, we cannot assure you that the applicable governmental authorities will consent to the transfer of all such permits. If the regulatory approvals required for such transfers are not obtained or are delayed, the foreclosure may be delayed, a temporary shutdown of operations may result and the value of the collateral may be significantly decreased.

State law may limit the ability of the collateral trustee and the holders of the notes to foreclose on real property and improvements included in the collateral, which may limit your right to recover a deficiency following a foreclosure.

        The notes are secured by, among other things, liens on the real property and improvements located in Nevada. State laws in Nevada may limit the ability of the collateral trustee and the holders of the notes to foreclose on the improved real property collateral located therein. State laws in Nevada govern the perfection, enforceability and foreclosure of mortgage and other liens against real property which secure debt obligations such as the notes. These laws may impose procedural requirements for foreclosure different from and necessitating a longer time period for completion than the requirements for foreclosure of security interests in personal property. Currently, debtors may reinstate the defaulted debt by paying the past due amounts along with any costs, fees and expenses incident thereto within the 35 day period following the recording of the notice of default and election to sell in the office of the county recorder in which the property is located. With respect to obligations incurred on or after October 1, 2009, and secured by a mortgage or other lien, debtors may have the right to reinstate defaulted debt (even if it has been accelerated) before the foreclosure date by paying the past due amounts not later than 5 business days prior to the date of sale directed by a court. Governing law may also impose security first and one form of action rules, which rules can affect the ability to foreclose or the timing of foreclosure on real and personal property collateral regardless of the location of the collateral and may limit the right to recover a deficiency following a foreclosure.

        The holders of the notes and the collateral trustee also may be limited in their ability to enforce a breach of the "no liens" covenant. Some decisions of certain state courts have placed limits on a lender's ability to accelerate debt as a result of a breach of this type of a covenant. Under these decisions, a lender seeking to accelerate debt secured by real property upon breach of covenants prohibiting the creation of certain junior liens or leasehold estates may need to demonstrate that enforcement is reasonably necessary to protect against impairment of the lender's security or to protect against an increased risk of default. Although the foregoing court decisions may have been preempted, at least in part, by certain federal laws, the scope of such preemption, if any, is uncertain. Accordingly, a court could prevent the trustee and the holders of the notes from declaring a default and accelerating the notes by reason of a breach of this covenant, which could have a material adverse effect on the ability of holders to enforce the covenant.

Our failure to obtain requisite consents of third parties to the grant of a security interest in certain collateral to the collateral trustee for the benefit of the holders of the notes could adversely affect the holders of the notes.

        In certain instances, we may be required to obtain the consent of third parties to the grant of a security interest in certain collateral to the collateral trustee for the benefit of the holders of the notes. While we have agreed to use commercially reasonable efforts to obtain such consent, there can be no assurance that such consent will be obtained. For example, the lease of certain warehouse facilities that are part of the Arizona Charlie's Decatur property requires that the landlord consent to any grant of a security in such lease. In the past, we have been unable to obtain consent of such landlord to such a grant of a security interest and it is likely that we will be unable to obtain such consent with respect to grant of a security interest in such lease to the collateral trustee for the benefit of the holders of the notes. Failure to obtain such consent could cause difficulties for the collateral trustee in enforcing its security interest in such lease.

Your interest in the collateral may be adversely affected by the failure to record and/or perfect security interests in certain collateral.

        The security interests in the collateral securing the notes include a pledge of, or lien on assets, whether now owned or acquired or arising in the future. Applicable law requires that certain property and rights acquired after the grant of a general security interest can only be perfected at the time such property and rights are acquired and identified. As a result, and even though it may constitute an event of default under the indenture governing the notes, a third party creditor of us or our subsidiaries could gain priority over the lien of one or more of the mortgages or deeds of trusts secured by the casinos through the recordation of an intervening lien or liens, but only with respect to such after-acquired property. Although the indenture governing the notes contains customary further assurances covenants, the trustee is not required to and will not monitor the future acquisition of property and rights that constitute collateral, is not required to and will not take any action to perfect the security interest in such acquired collateral.

Any future pledge of collateral might be avoidable in bankruptcy.

        Any future pledge of collateral in favor of the collateral trustee, including pursuant to security documents delivered after the date of the indenture governing the notes, might be avoidable by the pledgor (as debtor in possession) or by its trustee in bankruptcy if certain events or circumstances exist or occur, including if the pledgor is insolvent at the time of the pledge, the pledge permits the holders of the notes to receive a greater recovery than if the pledge had not been given and a bankruptcy proceeding in respect of the pledgor is commenced within 90 days following the pledge, or, in certain circumstances, a longer period. As more fully described herein, certain of the assets securing the notes will not be subject to a valid and perfected security interest on the closing date.

We will in most cases have control over the collateral, and the sale of particular assets by us could reduce the pool of assets securing the notes.

        The security documents allow us to remain in possession of, retain exclusive control over, freely operate, and collect, invest and dispose of any income from, the collateral securing the notes.

        In addition, we are not required to comply with all or any portion of Section 314(d) of the Trust Indenture Act of 1939 (the "Trust Indenture Act") if we determine, in good faith based on advice of counsel, that, under the terms of that section and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff including "no action" letters or exemptive orders, all or such portion of Section 314(d) of the Trust Indenture Act is inapplicable to the released collateral. For example, so long as no default or event of default under the indenture would result therefrom and such transaction would not violate the Trust Indenture Act, we may, among other things, without any release or consent by the trustee, conduct ordinary course activities with respect to collateral, such as selling, factoring, abandoning or otherwise disposing of collateral and making ordinary course cash payments (including repayments of indebtedness). See "Description of New Notes—Security".

The collateral securing the notes may be diluted under certain circumstances, which would adversely affect your recovery as a secured creditor.

        The collateral may secure on a first priority basis additional senior indebtedness that ACEP or certain of its subsidiaries incurs in the future, subject to restrictions on their ability to incur debt and liens under the indenture governing the notes. Your rights to the collateral would be diluted by any increase in the indebtedness secured on a first priority basis by this collateral.

An active trading market may not develop for these notes, which may make it more difficult to sell and accurately rate the notes.

        The new notes are a new issue of securities. There is no established public trading market for the new notes, and an active trading market may not develop. Goldman, Sachs & Co., the initial purchaser of the old notes, has advised us that it intended to make a market in the old notes. However, the initial purchaser may cease its market-making activities at any time. The liquidity of the trading market, if any, in the notes, and the market price quoted for these notes, may be adversely affected by changes in the overall market for these types of securities and by changes in our financial performance or prospects or in the prospects for companies in our industries generally. As a result, you cannot be sure that an active trading market will develop for these notes.

The market valuation of the notes may be exposed to substantial volatility.

        A real or perceived economic downturn or higher interest rates could cause a decline in the notes, and to high-yield bonds generally, and thereby negatively impact the market for high-yield bonds, and more specifically, the notes. Because the notes may be thinly traded, it may be more difficult to sell and accurately value the notes. In addition, as has recently been evident in the current turmoil in the global financial markets, the present economic slowdown and the uncertainty over its breadth, depth and duration, the entire high-yield bond market can experience sudden and sharp price swings, which can be exacerbated by large or sustained sales by major investors in the notes, a high-profile default by another issuer, movements in indices tied to high-yield securities or other related securities or investments, or simply a change in the market's perspective regarding high-yield notes. Moreover, if one of the major rating agencies lowers its credit rating of the notes, the price of the notes will likely decline.

The collateral is subject to casualty risks, which may limit your ability to recover for losses to our assets.

        There are certain losses that may be either uninsurable or not economically insurable, in whole or in part. As a result, we cannot assure you that the insurance proceeds will compensate us fully for our losses. If there is a total or partial loss of any of the collateral securing the notes, we cannot assure you that any insurance proceeds, if any, received by us will be sufficient to satisfy all the secured obligations, including the notes.

        In the event of a total or partial loss to any of the mortgaged facilities, certain items of equipment and inventory may not be easily replaced. Accordingly, even though there may be insurance coverage, the extended period needed to manufacture replacement units or inventory could cause significant delays.

USE OF PROCEEDS

        We will not receive any proceeds from the exchange offer. In consideration for issuing the new notes, we will receive old notes from you in the same principal amount. The old notes surrendered in exchange for the new notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the new notes will not result in any change in the aggregate amount of our indebtedness.

 CAPITALIZATION

        The following table presents our consolidated cash position and consolidated capitalization as of September 30, 2009:

($ in thousands)

As of September 30, 2009
Cash and Cash Equivalents	$107,960
Debt
Notes	375,000(1)
Capital Leases	2,511
Total Debt	377,511
Member's Equity	$919,984

(1)
Does not reflect unamortized discount of $24,529.

 RATIO OF EARNINGS TO FIXED CHARGES

	Nine Months Ended September 30,				For the Years Ended December 31,
	2009		2008		2008		2007	2006	2005	2004
Ratio of earnings to fixed charges(1)	—	(2)	—	(2)	—	(2)	3.6	3.0	3.6	2.6

(1)
Earnings consist of income from continuing operations before income taxes and fixed charges, adjusted to exclude capitalized interest. Fixed charges consist of interest, whether expensed or capitalized, amortization of debt discounts, premiums and issuance costs.

(2)
Due to our losses for the nine months ended September 30, 2009 and September 30, 2008 and for the twelve months ended December 31, 2008, the ratio coverage was less than 1:1 for these periods. We would have had to have generated additional earnings of $4,231,000 for the nine months ended September 30, 2009, $13,345,000 for the nine months ended September 30, 2008 and $39,761,000 for the twelve months ended December 31, 2008, to have achieved coverage ratios of 1:1.

THE EXCHANGE OFFER

        The following summary of the registration rights agreement and letter of transmittal is not complete and is subject to, and is qualified in its entirety by, all of the provisions of the registration rights agreement and the letter of transmittal, each of which is filed as an exhibit to the registration statement of which this prospectus is part. We urge you to read the entire registration rights agreement carefully.

Purpose and Effect of Exchange Offer; Registration Rights

        We are offering to exchange our 11% Senior Secured Notes due 2014, which have been registered under the Securities Act and which we refer to as the "new notes", for our outstanding 11% Senior Secured Notes due 2014, which have not been so registered and which we refer to as the "old notes". We refer to this exchange offer as the "exchange offer".

        The old notes were purchased by Goldman, Sachs & Co., whom we refer to as the "initial purchaser", on August 14, 2009, for resale to qualified institutional buyers in compliance with Rule 144A under the Securities Act and outside of the United States to non-U.S. persons in compliance with Regulation S under the Securities Act. In connection with the sale of the old notes, we and the initial purchaser entered into a registration rights agreement, dated August 14, 2009 (the "registration rights agreement").

Registration Rights; Special Interest

        The following description is a summary of the material provisions of the registration rights agreement. This description does not restate that agreement in its entirety. We urge you to read the registration rights agreement in its entirety because it, and not this description, defines your registration rights as holders of these notes. See "Available Information".

        Pursuant to the registration rights agreement, the issuers and the guarantors have agreed to file with the SEC the Exchange Offer Registration Statement (as defined in the registration rights agreement) on the appropriate form under the Securities Act with respect to the Exchange Securities (as defined in the registration rights agreement). Upon the effectiveness of the Exchange Offer Registration Statement, the issuers and the guarantors will offer to the holders of Entitled Securities pursuant to the Exchange Offer (as both terms are defined in the registration rights agreement) who are able to make certain representations the opportunity to exchange their Entitled Securities for new notes.

        If:

  (1)
  the issuers and the guarantors are not

  (a)
  required to file the Exchange Offer Registration Statement; or

  (b)
  permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or SEC policy; or

  (2)
  any holder of Entitled Securities notifies the issuers prior to the 20th business day following consummation of the Exchange Offer that:

  (a)
  it is prohibited by law or SEC policy from participating in the Exchange Offer;

  (b)
  it may not resell the exchange notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales; or

  (c)
  it is a broker-dealer and owns notes acquired directly from the issuers or an affiliate of the issuers;

then the issuers and the guarantors will use their commercially reasonable efforts to file with the SEC a Shelf Registration Statement (as defined in the registration rights agreement) to cover resales of the notes by the holders of the notes who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement.

        For purposes of the preceding, "Entitled Securities" means each note until the earliest to occur of:

  (1)
  the date on which such note has been exchanged by a person other than a broker-dealer for an Exchange Note in the Exchange Offer;

  (2)
  following the exchange by a broker-dealer in the Exchange Offer of a note for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement;

  (3)
  the date on which such note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement; or

  (4)
  the date on which such note is actually sold pursuant to Rule 144 under the Securities Act; provided that a note will not cease to be an Entitled Security for purposes of the Exchange Offer or any market-making registration by virtue of this clause (4).

        The registration rights agreement provides that:

  (1)
  the issuers and the guarantors will file an Exchange Offer Registration Statement with the SEC on or prior to 90 days after the issue date of the notes;

  (2)
  the issuers and the guarantors will use all commercially reasonable efforts to have the Exchange Offer Registration Statement declared effective by the SEC on or prior to February 10, 2010, which may be extended for an additional 90 days if the sole reason for the Exchange Offer Registration Statement not being declared effective is the result of the failure of the issuers to obtain necessary approvals of Gaming Authorities (as defined in the registration rights agreement); provided that during such extension the issuers shall continue to use their commercially reasonable efforts to obtain such approvals;

  (3)
  unless the Exchange Offer would not be permitted by applicable law or SEC policy, the issuers and the guarantors will:

  (a)
  commence the Exchange Offer; and

  (b)
  use all commercially reasonable efforts to issue, on or prior to 30 business days, or longer if required by applicable securities laws, after the date on which the Exchange Offer Registration Statement was declared effective by the SEC, Exchange Securities in exchange for all notes tendered prior thereto in the Exchange Offer; and

  (4)
  if obligated to file the Shelf Registration Statement, the issuers and the guarantors will use all commercially reasonable efforts to file the Shelf Registration Statement with the SEC on or prior to 90 days after such filing obligation arises and to cause the Shelf Registration to be declared effective by the SEC on or prior to 90 days after such obligation arises.

        If:

  (1)
  the issuers and the guarantors fail to file any of the registration statements required by the registration rights agreement on or before the date specified for such filing;

  (2)
  any of such registration statements is not declared effective by the SEC on or prior to the date specified for such effectiveness (the "Effectiveness Target Date");

  (3)
  the issuers and the guarantors fail to consummate the Exchange Offer within 30 business days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement; or

  (4)
  the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Entitled Securities during the periods specified in the registration rights agreement (each such event referred to in clauses (1) through (4) above, a "Registration Default"), then the issuers and the guarantors will pay Special Interest to each holder of the notes until all Registration Defaults have been cured.

        With respect to the first 90-day period immediately following the occurrence of the first Registration Default, Special Interest will be paid in an amount equal to 0.25% per annum of the principal amount of Entitled Securities outstanding. The amount of the Special Interest will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Special Interest for all Registration Defaults of 1.0% per annum of the principal amount of the Entitled Securities outstanding.

        All accrued Special Interest will be paid by the issuers and the guarantors on the next scheduled interest payment date to DTC or its nominee by wire transfer of immediately available funds.

        Following the cure of all Registration Defaults, the accrual of Special Interest will cease.

        Holders of notes will be required to make certain representations to the issuers (as described in the registration rights agreement) in order to participate in the Exchange Offer and will be required to deliver certain information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the registration rights agreement in order to have their notes included in the Shelf Registration Statement and benefit from the provisions regarding Special Interest set forth above. By acquiring Entitled Securities, a holder will be deemed to have agreed to indemnify the issuers and the guarantors against certain losses arising out of information furnished by such holder in writing for inclusion in any Shelf Registration Statement. Holders of notes will also be required to suspend their use of the prospectus included in the Shelf Registration Statement under certain circumstances upon receipt of written notice to that effect from the issuers.

Terms of the Exchange Offer

        Upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, for each $1,000 principal amount of old notes properly surrendered and not withdrawn before the expiration date of the exchange offer, we will issue $1,000 principal amount of new notes. Holders may tender some or all of their old notes pursuant to the exchange offer in denominations of $1,000 and integral multiples thereof. The exchange offer is not conditioned upon any minimum aggregate principal amount of old notes being tendered.

        The form and terms of the new notes will be the same as the form and terms of the old notes except that:

  •
  the new notes will have a different CUSIP number from the old notes;

  •
  the new notes will be registered under the Securities Act and, therefore, the global securities representing the new notes will not bear legends restricting the transfer of interests in the new notes;

  •
  the new notes will not be subject to the registration rights relating to the old notes; and

  •
  the new notes will not benefit from payment of additional interest in case of non-registration.

        The new notes will evidence the same indebtedness as the old notes they replace, and will be issued under, and be entitled to the benefits of, the same indenture (as defined below) governing the issuance of the old notes. As a result, the old notes and the new notes will be treated as a single series of notes under the indenture.

        No interest will be paid in connection with the exchange. The new notes will accrue interest from and including the last interest payment date on which interest has been paid on the old notes or, if no interest has been paid on the old notes, from the date of original issue of the old notes. Accordingly, the holders of old notes that are accepted for exchange will not receive accrued but unpaid interest on old notes at the time of tender. Rather, that interest will be payable on the new notes delivered in exchange for the old notes on the first interest payment date after the expiration date.

        Under existing SEC interpretations, the new notes would generally be freely transferable after the exchange offer without further registration under the Securities Act, except that broker-dealers receiving the new notes in the exchange offer will be subject to a prospectus delivery requirement with respect to their resale. This view is based on interpretations by the staff of the SEC in no-action letters issued to other issuers in exchange offers like this one. We have not, however, asked the SEC to consider this particular exchange offer in the context of a no-action letter. Therefore, the SEC might not treat it in the same way it has treated other exchange offers in the past. You will be relying on the no-action letters that the SEC has issued to third parties in circumstances that we believe are similar to ours. Based on these no-action letters, the following conditions must be met in order to receive freely transferable new notes:

  •
  you must not be a broker-dealer that acquired the old notes from us or in market-making transactions or other trading activities;

  •
  you must acquire the new notes in the ordinary course of your business;

  •
  you must not be participating, and do not intend to participate, and have no arrangements or understandings with any person to participate, in the distribution of the new notes within the meaning of the Securities Act; and

  •
  you must not be an affiliate of ours, as defined under Rule 405 of the Securities Act.

        By tendering your old notes as described in "—Procedures for Tendering", you will be representing to us that you satisfy all of the above listed conditions. If you do not satisfy all of the above listed conditions:

  •
  you cannot rely on the position of the SEC set forth in the no-action letters referred to above; and

  •
  you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the new notes.

        The SEC considers broker-dealers that acquired old notes directly from us, but not as a result of market-making activities or other trading activities, to be making a distribution of the new notes if they participate in the exchange offer. Consequently, these broker-dealers must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the new notes.

        A broker-dealer that has bought old notes for market-making or other trading activities must comply with the prospectus delivery requirements of the Securities Act in order to resell any new notes it receives for its own account in the exchange offer. The SEC has taken the position that broker-dealers may use this prospectus to fulfill their prospectus delivery requirements with respect to the new notes. We have agreed in the registration rights agreement to send a prospectus to any broker-dealer that requests copies in the notice and questionnaire included in the letter of transmittal accompanying the prospectus for a period of up to 180 days commencing on the day the exchange offer is consummated.

        Unless you are required to do so because you are a broker-dealer, you may not use this prospectus for an offer to resell, resale or other retransfer of new notes. We are not making this exchange offer to, nor will we accept tenders for exchange from, holders of old notes in any jurisdiction in which the exchange offer or the acceptance of it would not be in compliance with the securities or blue sky laws of that jurisdiction.

        Holders of notes do not have appraisal or dissenters' rights under state law or under the indenture in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the applicable requirements of Regulation 14E under the Exchange Act.

Expiration Date; Extensions; Amendments

        The expiration date for the exchange offer is 5:00 p.m., New York City time, on            , 2009, unless we extend the expiration date. We may extend this expiration date in our sole discretion. If we so extend the expiration date, the term "expiration date" shall mean the latest date and time to which we extend the exchange offer.

        We reserve the right, in our sole discretion:

  •
  to, prior to the expiration date, delay accepting any old notes;

  •
  to extend the exchange offer; or

  •
  to amend the terms of the exchange offer in any way we determine.

        We will give oral notice promptly followed by written notice of any delay, extension or termination to the exchange agent. In addition, we will give, as promptly as practicable, oral or written notice regarding any delay in acceptance, extension or termination of the offer to the registered holders of old notes. If we amend the exchange offer in a manner that we determine to constitute a material change, or if we waive a material condition, we will (i) promptly disclose the amendment or waiver in a manner reasonably calculated to inform the holders of old notes of the amendment or waiver and (ii) extend the exchange offer if necessary so that at least five business days remain in the exchange offer following notice of the material change, or as otherwise required by law.

        We intend to make public announcements of any delay in acceptance, extension, termination, amendment or waiver regarding the exchange offer prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

Procedures For Tendering

        Except in limited circumstances, only a DTC participant listed on a DTC securities position listing with respect to the old notes may tender old notes in the exchange offer. To tender old notes in the exchange offer:

  •
  you must instruct DTC and a DTC participant by completing the form "Instructions to DTC Participant From Beneficial Owner" accompanying this prospectus of your intention whether or not you wish to tender your old notes for new notes; and

  •
  DTC participants in turn need to follow the procedures for book-entry transfer as set forth below under "—Book-Entry Transfer" and in the letter of transmittal.

        By tendering, you will make the representations described below under "—Representations on Tendering Old Notes". In addition, each broker-dealer that receives new notes for its account in the exchange offer, where the old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. See "Plan of Distribution". The tender by a holder of old notes will constitute an agreement between that holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

        The method of delivery of the form "Instructions to DTC Participant From Beneficial Owner" or transmission of an agent's message and all other required documents, as described under "—Book-Entry Transfer", to the exchange agent is at the election and risk of the tendering holder of old notes. Instead of delivery by mail, we recommend that holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery to the exchange agent prior to the expiration date. Delivery of documents to DTC in accordance with its procedures does not constitute delivery to the exchange agent.

        We will determine in our sole discretion all questions as to the validity, form, eligibility, including time of receipt, and acceptance and withdrawal of tendered old notes, and our determination shall be final and binding on all parties. We reserve the absolute right to reject any and all old notes not properly tendered or any old notes whose acceptance by us would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to any particular old notes either before or after the expiration date. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. The exchange agent shall have no duty, responsibility or liability with respect to any of such matters. Unless waived, holders must cure any defects or irregularities in connection with tenders of old notes within a period we determine. Although we intend to request the exchange agent to notify holders of defects or irregularities relating to tenders of old notes, neither we, the exchange agent nor any other person will have any duty or incur any liability for failure to give this notification. We will not consider tenders of old notes to have been made until these defects or irregularities have been cured or waived. The exchange agent will return any old notes that are not properly tendered and as to which the defects or irregularities have not been cured or waived to the tendering holders, unless otherwise provided in the letter of transmittal, promptly following the expiration date.

        Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. See "Plan of Distribution".

Book-Entry Transfer

        We understand that the exchange agent will make a request promptly after the date of this prospectus to establish accounts with respect to the old notes at DTC for the purpose of facilitating the exchange offer. Any financial institution that is a participant in DTC's system may make book-entry delivery of old notes by causing DTC to transfer such old notes into the exchange agent's DTC account in accordance with DTC's electronic Automated Tender Offer Program procedures for such transfer. The exchange of new notes for tendered old notes will only be made after timely:

  •
  confirmation of book-entry transfer of the old notes into the exchange agent's account; and

  •
  receipt by the exchange agent of an "agent's message" and all other required documents specified in the letter of transmittal.

        The confirmation, agent's message and any other required documents must be received at the exchange agent's address listed below under "—Exchange Agent" on or before 5:00 p.m., New York City time, on the expiration date of the exchange offer.

        As indicated above, delivery of documents to DTC in accordance with its procedures does not constitute delivery to the exchange agent.

        The term "agent's message" means a message, transmitted by DTC and received by the exchange agent and forming part of the confirmation of a book-entry transfer, which states that DTC has received an express acknowledgment from a participant in DTC tendering old notes stating:

  •
  the aggregate principal amount of old notes which have been tendered by the participant;

  •
  that such participant has received an appropriate letter of transmittal and agrees to be bound by the terms of the letter of transmittal and the terms of the exchange offer; and

  •
  that we may enforce such agreement against the participant.

        Delivery of an agent's message will also constitute an acknowledgment from the tendering DTC participant that the representations contained in the letter of transmittal and described below under "Representations on Tendering Old Notes" are true and correct.

Representations on Tendering Old Notes

        By surrendering old notes in the exchange offer, you will be representing that, among other things:

  •
  you are acquiring the new notes issued in the exchange offer in the ordinary course of your business;

  •
  you are not engaged, do not intend to engage in and have no arrangement or understanding with any person to participate, in the distribution of the Exchange Securities to be issued in the Exchange Offer;

  •
  you are not an affiliate of ours, as defined in Rule 405 under the Securities Act or if you are such an affiliate you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

  •
  you acknowledge and agree that if you are a broker-dealer registered under the Exchange Act or you are participating in the exchange offer for the purposes of distributing the new notes, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale of the new notes, and you cannot rely on the position of the SEC's staff in their no-action letters; if you are a broker-dealer, that you did not purchase the Securities (as defined in the registration rights agreement) to be exchanged in the Exchange Offer from either of the issuers or any of their affiliates; and

  •
  you are not acting on behalf of someone who cannot truthfully and completely make such representation.

        If you are a broker-dealer and you will receive new notes for your own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities (other than notes acquired directly from either of the issuers or any of their affiliates), you will be required to acknowledge in the letter of transmittal that you will comply with the prospectus delivery requirements of the Securities Act in connection with any resale of the new notes. The letter of transmittal states that, by complying with their obligations, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See also "Plan of Distribution".

Withdrawal of Tenders

        Your tender of old notes pursuant to the exchange offer is irrevocable except as otherwise provided in this section. You may withdraw tenders of old notes at any time prior to 5:00 p.m., New York City time, on the expiration date.

        For a withdrawal to be effective for DTC participants, holders must comply with their respective standard operating procedures for electronic tenders and the exchange agent must receive an electronic notice of withdrawal from DTC prior to 5:00 p.m., New York City time, on the expiration date.

        Any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes and otherwise comply with the procedures of DTC. We will determine in our sole discretion all questions as to the validity, form and eligibility, including time of receipt, for such withdrawal notices, and our determination shall be final and binding on all parties. Any old notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no new notes will be issued with respect to them unless the old notes so withdrawn are validly re-tendered. Any old notes which have been tendered but which are withdrawn or not accepted for exchange will be returned to the holder without cost to such holder promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn old notes may be re-tendered by following the procedures described above under "—Procedures For Tendering" at any time prior to the expiration date.

Exchange Agent

        We have appointed The Bank of New York Mellon as exchange agent in connection with the exchange offer. In such capacity, the exchange agent has no fiduciary duties to the holders of the notes and will be acting solely on the basis of our directions. Holders should direct questions, requests for assistance and for additional copies of this prospectus or the letter of transmittal to the exchange agent addressed as follows:

By Mail, Hand Delivery or Overnight Courier:
The Bank of New York Mellon
Corporate Trust Reorganization Unit
101 Barclay Street—7 East
New York, NY 10286
 Attention: Joseph Lynch
Telephone: (212) 815-5076	By Facsimile Transmission: (212) 298-1915 Attention: Joseph Lynch Confirm by telephone: (212) 815-5076

Fees and Expenses

        The expense of soliciting tenders pursuant to the exchange offer will be borne by us.

        We have not retained any dealer-manager in connection with the exchange offer and we will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for its related reasonable out-of-pocket expenses. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the old notes and in handling or forwarding tenders for exchange.

        Holders who tender their old notes for exchange will not be obligated to pay any transfer taxes. If, however, a transfer tax is imposed for any reason other than the exchange of old notes in connection with the exchange offer, then the tendering holder must pay the amount of any transfer taxes due, whether imposed on the registered holder or any other persons. If the tendering holder does not submit satisfactory evidence of payment of these taxes or exemption from them with the letter of transmittal, the amount of these transfer taxes will be billed directly to the tendering holder.

Consequences of Failure to Properly Tender Old Notes in the Exchange

        We will issue the new notes in exchange for old notes under the exchange offer only after timely confirmation of book-entry transfer of the old notes into the exchange agent's account and timely receipt by the exchange agent of an agent's message and all other required documents specified in the letter of transmittal. Therefore, holders of the old notes desiring to tender old notes in exchange for new notes should allow sufficient time to ensure timely delivery. We are under no duty to give notification of defects or irregularities of tenders of old notes for exchange or waive any such defects or irregularities. Old notes that are not tendered or that are tendered but not accepted by us will, following completion of the exchange offer, continue to be subject to the existing restrictions upon transfer under the Securities Act.

        Participation in the exchange offer is voluntary. In the event the exchange offer is completed, we will not be required to register the remaining old notes. Remaining old notes will continue to be subject to the following restrictions on transfer:

  •
  holders may resell old notes only if an exemption from registration is available or, outside the United States, to non-U.S. persons in accordance with the requirements of Regulation S under the Securities Act; and

  •
  the remaining old notes will bear a legend restricting transfer in the absence of registration or an exemption.

        To the extent that old notes are tendered and accepted in connection with the exchange offer, any trading market for remaining old notes could be adversely affected.

        Neither we nor our board of directors or similar body make any recommendation to holders of old notes as to whether to tender or refrain from tendering all or any portion of their old notes pursuant to the exchange offer. Moreover, no one has been authorized to make any such recommendation. Holders of old notes must make their own decision whether to tender pursuant to the exchange offer and, if so, the aggregate amount of old notes to tender, after reading this prospectus and the letter of transmittal and consulting with their advisors, if any, based on their own financial position and requirements.

SELECTED FINANCIAL DATA

        The following table sets forth our selected financial data. We derived our selected financial data as of and for the years ended December 31, 2004, 2005, 2006, 2007 and 2008 from our consolidated financial statements, which were audited by Grant Thornton LLP, an independent registered public accounting firm, and which, except for the 2004 and 2005 financial statements and the balance sheet data as of December 31, 2006, are included elsewhere in this prospectus. We derived our selected financial operating data as of and for the nine months ended September 30, 2008 and September 30, 2009 from our unaudited consolidated financial statements for those periods, also included elsewhere in this prospectus. The unaudited financial statements include, in the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results of operations and financial position set forth in those statements. Our selected financial data for the nine months ended September 30, 2009 are not necessarily indicative of results that may be expected for the entire calendar year.

        As discussed under "Financial Statement Presentation", our financial data for the year ended December 31, 2008 and the nine months ended September 30, 2008 are divided into predecessor and successor periods. The table below presents the data for both predecessor and successor periods.

        Our selected financial data are not necessarily indicative of our future performance. The data provided in this table are only a summary and do not provide all of the data contained in our financial statements. Accordingly, this table should be read in conjunction with, and is qualified in its entirety by, our consolidated financial statements and related notes contained elsewhere in this prospectus and the sections of this prospectus entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Capitalization".

Consolidated Statement of Operation ($ in thousands)

						Years Ended December 31,
	Successor	Successor	Predecessor	Successor	Predecessor
	Nine months ended September 30, 2009	Period from February 21, 2008 through September 30, 2008	Period from January 1, 2008 through February 20, 2008	Period from February 21, 2008 through December 31, 2008	Period from January 1, 2008 through February 20, 2008	2007	2006	2005	2004
Income Statement Data:
Revenues:
Casino	$165,438	$162,212	$36,539	$219,956	$36,539	$265,138	$220,814	$182,939	$167,972
Hotel	46,487	53,207	11,683	69,483	11,683	88,242	75,587	61,861	54,653
Food and beverage	56,870	56,959	12,354	77,230	12,354	91,160	83,667	70,060	66,953
Tower, retail and other	26,713	24,901	4,651	34,179	4,651	40,074	35,912	35,413	33,778

Gross revenues	295,508	297,279	65,227	400,848	65,227	484,614	415,980	350,273	323,356
Less promotional allowances	19,998	26,528	5,608	36,097	5,608	40,406	30,281	22,291	23,375

Net revenues	275,510	270,751	59,619	364,751	59,619	444,208	385,699	327,982	299,981

Costs and expenses:
Casino	53,399	52,667	12,363	72,498	12,363	87,984	80,060	63,216	61,985
Hotel	26,539	21,448	4,682	29,406	4,682	35,396	33,419	26,957	24,272
Food and beverage	45,366	41,250	9,183	56,770	9,183	68,398	60,052	51,784	48,495
Other operating expenses	10,539	11,453	2,341	15,337	2,341	17,943	16,856	15,372	14,035
Selling, general and administrative	82,807	82,460	18,511	113,786	18,511	126,008	107,073	81,321	78,720
Depreciation and amortization	30,823	21,452	5,062	31,288	5,062	36,034	28,620	23,305	23,516
Pre-opening costs	—	—	—	—	—	—	1,904	—	—
(Gain) loss on sale of assets	578	321	—	875	—	8	239	(25)	96
Management fee—related party	1,375	1,828	—	2,578	—	—	—	—	—
Impairment of assets	—	—	—	11,894	—	—	—	—	—

Total costs and expenses	251,426	232,879	52,142	334,432	52,142	371,771	328,223	261,930	251,119

Income from operations	24,084	37,872	7,477	30,319	7,477	72,437	57,476	66,052	48,862

Other income (expense):
Loss on early extinguishment of debt	—	—	(13,580)	—	(13,580)	—	—	—	—
Interest income	91	672	322	813	322	2,367	2,239	1,617	1,049
Interest expense	(7,008)	(1,635)	(2,564)	(2,601)	(2,564)	(20,574)	(21,314)	(18,846)	(18,939)
Interest expense—related party	(21,398)	(41,909)	—	(59,946)	—	—	—	—	—

Total other expense, net	(28,315)	(42,872)	(15,822)	(61,734)	(15,822)	(18,207)	(19,075)	(17,229)	(17,890)

Income (loss) before income taxes	(4,231)	(5,000)	(8,345)	(31,415)	(8,345)	54,230	38,401	48,823	30,972
Provision (benefit) for income taxes(1)	—	—	(2,920)	—	(2,920)	15,602	12,758	16,789	10,100

Net income (loss)	$(4,231)	$(5,000)	$(5,425)	$(31,415)	$(5,425)	$38,628	$25,643	$32,034	$20,872

(1)
Since the Acquisition on February 20, 2008, ACEP is a disregarded entity for federal and state tax purposes and all the tax on its income is borne by its members. As a result, ACEP no longer records a provision for taxes on its statement of operations.

Consolidated Balance Sheet ($ in thousands)

	Successor		Successor	Predecessor
	As of September 30,		As of December 31,
	2009	2008	2008	2007	2006	2005	2004
Cash	$107,960	$29,241	$30,366	$107,265	$54,912	$108,316	$75,161
Restricted Cash(1)	—	56,579	41,002	—	269	504	448
Total Assets	1,310,702	1,330,572	1,303,310	605,098	575,826	494,257	464,341
Total Debt	352,982	1,109,942	1,109,810	257,330	257,825	218,298	218,748
Total Liabilities	390,718	1,153,186	1,152,012	308,729	318,085	262,159	263,345
Total Members' Equity	$919,984	$177,386	$151,298	$296,369	$257,741	$232,098	$200,996

(1)
Under the Original Term Loans and the Restructured Term Loan, we were required to fund certain reserve accounts that was restricted for capital expenditures, interest, taxes and insurance. Under the indenture for the notes, there are no cash reserve requirements.

Consolidated Statement of Cash Flow ($ in thousands)

						Years Ended December 31,
	Successor	Successor	Predecessor	Successor	Predecessor
	Nine months ended September 30, 2009	Period from February 21, 2008 through September 30, 2008	Period from January 1, 2008 through February 20, 2008	Period from February 21, 2008 through December 31, 2008	Period from January 1, 2008 through February 20, 2008	2007	2006	2005	2004
Net Cash Provided By (Used In) Operating Activities	$71,674	$8,103	$(8,271)	$28,841	$(8,271)	$73,426	$63,469	$62,295	$54,637
Net Cash Used In Investing Activities	(9,344)	(1,318,167)	(5,265)	(1,330,531)	(5,265)	(20,578)	(155,952)	(28,690)	(9,117)
Net Cash Provided By (Used In) Financing Activities	15,264	1,301,100	(55,524)	1,293,851	(55,524)	(495)	39,079	(450)	(47,617)
Cash and Cash Equivalents—end of period	$107,960	$29,241	$38,205	$30,366	$38,205	$107,265	$54,912	$108,316	$75,161

MANAGEMENT'S DISCUSSION AND
ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        The following discussion contains management's discussion and analysis of financial condition and results of operations. This section should be read in conjunction with, and is qualified in its entirety by reference to, our financial statements and related notes contained elsewhere in this prospectus.

Overview, Background and History

        We own and operate four gaming and entertainment properties in Clark County, Nevada. The four properties are:

  •
  the Stratosphere Casino Hotel & Tower, which is located at the northern end of the Las Vegas Strip and caters to visitors to Las Vegas,

  •
  two off-Strip casino and hotel properties, Arizona Charlie's Decatur and Arizona Charlie's Boulder, which cater primarily to residents of Las Vegas and the surrounding communities, and

  •
  the Aquarius Casino Resort in Laughlin, Nevada, which caters to visitors to Laughlin.

We believe that the Stratosphere is one of the most recognizable landmarks in Las Vegas, our two Arizona Charlie's properties are well-known casinos in their respective marketplaces and the Aquarius has the largest hotel by number of rooms in Laughlin. Each of our properties offers customers a value-oriented experience by providing competitive odds in our casinos, quality rooms in our hotels, high-quality dining facilities and, at the Stratosphere and Aquarius, an offering of competitive value-oriented entertainment attractions. We believe the value we offer our patrons, together with a strong focus on customer service, will enable us to continue to attract customers to our properties despite the challenging economic environment we currently face.

        The following table provides certain summary information for each of our properties at September 30, 2009:

							For the nine-month period ended September 30, 2009
			At September 30, 2009
								Average Daily Room Rate
	Year Built/ Last Renovated	Customer Orientation	Casino Square Footage	Number of Hotel Rooms	Number of Slots	Number of Table Games	Occupancy
Stratosphere	1996/2005	Tourist	80,000	2,444	1,167	52	93.0%	$44.99
Arizona Charlie's Decatur	1988/Various	Local	55,227	258	1,207	14	51.8%	$49.52
Arizona Charlie's Boulder	1991 & 1999/Various	Local	47,541	303	975	12	51.4%	$37.80
Aquarius	1990/2008	Tourist/Local	57,070	1,907	1,304	35	46.3%	$45.91

        We use certain key measurements to evaluate operating revenues. Casino revenue measurements include "table games drop" and "slot coin in", which are measures of the total amounts wagered by patrons. Win or hold percentage represents the percentage of table games drop or slot coin in that is won by the casino and recorded as casino revenues. Hotel revenue measurements include hotel occupancy rate, which is the average percentage of available hotel rooms occupied during a period, and average daily room rate, which is the average price of occupied rooms per day. Food and beverage revenue measurements include number of covers, which is the number of guests served, and the average check amount per guest.

        Our operating results greatly depend on the volume of customers at our properties, which in turn affects our gaming revenues and the price we can charge for our non-gaming amenities. A substantial portion of our revenue is generated from our gaming operations; more specifically slot play (including video poker). Approximately 55.0% of our gross revenue in 2008 was generated from our gaming operations. Hotel and food and beverage sales generated similar percentages of our gross revenue during fiscal year 2008, with hotel sales representing 17.4% and food and beverage sales representing 19.2%. The majority of our revenue is cash-based through customers wagering with cash or paying for non-gaming amenities with cash or credit card.

        Our expenses also depend on the volume of customers at our properties. The volume of customers that visit our properties directly affects our labor, which represented approximately 46.2% of our expenses during fiscal year 2008, and the amount we spend on marketing, which represented approximately 4.6% of our expenses during fiscal year 2008. However, we incur a significant amount of costs that do not vary directly with changes in the volume of customers. As a result, it is difficult to reduce costs to match reductions in demand, which results in reduced operating margins. Because our business is capital intensive, we rely heavily on the ability of our properties to generate operating cash flow to repay debt financing, fund maintenance capital expenditures and provide excess cash for future development.

Factors Affecting Results of Operations

        We summarize below several key factors that have affected our results of operations for the periods presented in this prospectus.

The Las Vegas and Laughlin Markets

        All of our properties are located in the Las Vegas and Laughlin, Nevada markets. Accordingly, our results of operations are driven by economic conditions in these markets.

        Las Vegas is one of the largest entertainment markets in the country. We believe that the Las Vegas gaming market has two distinct sub-segments: the tourist market, which tends to be concentrated on the Las Vegas Strip and Downtown Las Vegas, and the local market, which includes the surrounding Las Vegas area.

        According to the LVCVA, the number of visitors traveling to Las Vegas has increased over the last ten years from 30.6 million visitors in 1998 to 37.5 million visitors in 2008, a compound annual growth rate of 2.1%. The number of hotel and motel rooms in Las Vegas increased from 109,365 at the end of 1998 to 140,529 at the end of 2008, a compound annual growth rate of 2.5%. Despite this significant increase in the supply of rooms, the Las Vegas hotel occupancy rate exceeded 88% for each of the years from 1998 through 2008.

        Las Vegas saw declines in tourism in 2008 as the combined economic factors of the housing crisis, frozen credit markets, volatile gas prices and increased unemployment translated to reduced consumer confidence and travel spending in much of the country. According to the LVCVA statistical reports, even with attempts to stimulate demand in the slowed economy with discounted room rates, visitor volume in Las Vegas decreased approximately 4.4% in 2008 compared to 2007, while average daily room rate decreased by approximately 9.8% and hotel occupancy decreased by approximately 4.2%. Much of the decrease in average daily room rate occurred in the June through December period when the average monthly year-over-year decrease in average daily room rate was approximately 14.1%. The monthly year-over-year decrease in hotel occupancy was most pronounced in the fourth quarter of 2008 averaging approximately 8.5%.

        The year-over-year decrease in visitor volume, average daily room rate, and hotel occupancy has continued in 2009. For the nine month period ended September 30, 2009, the LVCVA reported visitor volume decreased approximately 4.7%, average daily room rate, decreased approximately 24.7% and hotel occupancy decreased approximately 5.5% compared to the same period in 2008. January experienced a 13.0% year-over-year decrease in hotel occupancy. From February to September 2009, year-over-year hotel occupancy has decreased between 5.2% and 6.9% with the exception of April, in which hotel occupancy decreased 2.0%, July, in which hotel occupancy decreased 3.2%, and September, in which hotel occupancy decreased 1.6%. Much of the reduction in the year-over-year decline in hotel occupancy can be attributed to reduced average daily room rate and promotional activities. Monthly year-over-year declines in average daily room rate were 19.9%, 22.9%, 31.6%, 30.7%, 28.3%, 25.5%, 18.6%, 21.5% and 19.0% for the months of January through September respectively.

        Las Vegas is a significant destination for trade shows. The number of trade show and convention attendees in Las Vegas increased from approximately 3.3 million in 1998 to 5.9 million in 2008, representing a compound annual growth rate of 6.0%. For the nine months ended September 30, 2009, meetings held declined 18.2% and convention attendance declined 27.1% compared to the same period ended in 2008.

        All of our properties are located in Clark County, Nevada. Clark County gaming revenue has grown as Las Vegas visitation and hotel room counts have grown. Between 1998 and 2008, Clark County gaming revenue experienced compound annual growth of 4.4%. Clark County gaming revenue for 2008 was approximately $9.8 billion, a 9.9% decrease from 2007, due to combined economic factors of the housing crisis, frozen credit markets, volatile gas prices and increased unemployment, which resulted in reduced consumer confidence and travel spending in Las Vegas and in much of the country. The largest impact was felt in the fourth quarter as Clark County gaming revenue experienced monthly year-over-year declines of 24.3%, 15.2% and 18.4% from October through December respectively.

        For the nine month period ended September 30, 2009, the LVCVA reported that Clark County gaming revenue decreased 12.0% compared to the same period in 2008; however, the trend has improved during 2009. Clark County gaming revenue experienced year-over-year monthly declines of 16.3%, 17.9%, 9.8%, 13.6%, 7.7%, 14.7%, 10.9%, 6.7% and 9.3% for January through September respectively.

        The information contained in the following table relates to Clark County, Nevada and was obtained from the LVCVA and the Nevada Gaming Control Board.

	Years Ending December 31,
	2008	2007	2006
Total gaming revenue	$9,796,970,000	$10,868,029,000	$10,643,206,000
Number of slot machines	126,789	128,904	131,430
Number of table games	4,454	4,458	4,511
Number of visitors	37,481,552	39,196,761	38,914,889

        Based on projects that have opened or were under construction as of June 5, 2009, the LVCVA projects room inventory will reach 149,279 by the end of 2009 and 156,698 by the end of 2010. Currently there are no projects scheduled to open after 2010. Assuming all of the rooms are completed, room inventory will increase at a compound average growth rate of 5.6% from the end of 2008 to 2010 compared to the 2.5% growth rate from 1998 to 2008. Construction on approximately 3,800 rooms scheduled to open in 2010 on the Las Vegas Strip has stopped and opening of these rooms may be delayed.

        Nevada historically enjoyed a strong economy and demographics that include an increasing number of retirees and other active gaming patrons. A majority of Nevada's growth has occurred in Las Vegas, which is located in Clark Country. The population of Clark County has grown from 1,246,150 in 1998 to 1,986,146 in 2008, a compound annual growth rate of 4.8%. In comparison, the United States population increased at a compound annual growth rate of 1.0% during this period.

        The Las Vegas economy has been relatively weak during 2008 and 2009. In September 2009, Las Vegas unemployment increased to 13.9% compared to 9.48% nationally. From 2007 to 2008, Las Vegas experienced a 0.5% decrease in population, likely the result of the combined economic factors of the local housing crisis and increased foreclosures. Frozen credit markets, volatile gas prices and increased unemployment contributed to a reduction of consumer confidence and spending in Las Vegas.

        Laughlin, Nevada is located approximately 90 miles south of Las Vegas on the Colorado River at the southern end of the state and has an estimated 2008 population of 8,843 people according to the Clark County Department of Comprehensive Planning. Bullhead City, Arizona, is directly across the river. According to the U.S. Department of Commerce Census Division, Bullhead City's 2008 estimated population is 40,868. Bullhead City is located in Mohave County, which has a population of approximately 204,000. Additionally, Laughlin draws visitors from Phoenix, Arizona (230 miles), Los Angeles (290 miles) and San Diego, California (350 miles).

        The Laughlin area economy is primarily dependent on the gaming and tourism industry. Laughlin visitor volume and hotel occupancy rates have declined on an annual basis over the past several years while the number of hotel rooms has remained fairly constant. The declining trend in these primary indicators began in 1994 after nearly 10 years of economic growth in the area's primary industry. According to the LVCVA as of December 31, 2008, the Laughlin market consisted of approximately 10,655 hotel rooms and its gaming revenue for 2008 was approximately $571 million, down 9.5% from 2007. Visitor volume decreased 7.6% year-over-year to approximately 2.9 million compared to 3.1 million in 2007. Occupancy in 2008 declined 2.8% to 69% while average daily room rate increased 3.8% to $43.51.

        Like Las Vegas, much of the year-over-year decrease in occupancy in Laughlin occurred from June to December with an average monthly year-over-year decline of 4.7%. The fourth quarter incurred the largest decline. From October through December, year-over-year visitor volume decreased 10.5%, 11.0%, and 12.2%, and hotel occupancy and gaming revenue followed.

        The year-over-year decrease in visitor volume, average daily room rate, and hotel occupancy has continued in 2009. For the nine month period ended September 30, 2009, the LVCVA reported visitor volume decreased approximately 10.1%, average daily room rate decreased approximately 3.5% and hotel occupancy decreased approximately 2.0% compared to the same period in 2008. For the month of September, the year-over-year decrease in visitor volume was 3.1%, total occupancy increased 3.3%, and average daily room rate increased 9.7%.

Effects of Acquisitions

        Our results of operations and balance sheet have been significantly affected as a result of:

  •
  our acquisition of Aquarius on May 19, 2006 for $114.0 million, including working capital amounts, which increased our revenues, expenses and assets and liabilities; and

  •
  the Acquisition of ACEP by Holdings and Voteco in 2008.

        ACEP was formed in Delaware on December 29, 2003 as a holding company to acquire the entities that own and operate the Stratosphere and the Arizona Charlie's properties. The Stratosphere had been owned by a subsidiary of our former indirect parent, IEH. The Arizona Charlie's properties were owned by Carl C. Icahn and one of his affiliated entities. We purchased the Aquarius from Harrah's on May 19, 2006. Until February 20, 2008, ACEP was a subsidiary of AEP, and its ultimate parent was IELP.

        On April 22, 2007, AEP, our former direct parent, entered into an Agreement with Holdings to sell all of our issued and outstanding membership interests to Holdings, for $1.3 billion plus or minus certain adjustments such as working capital, more fully described in the Agreement. Pursuant to the

Assignment and Assumption Agreement, dated December 4, 2007, between Holdings and Voteco, Holdings assigned all of its rights, obligations and interests under the Agreement to Voteco. The Acquisition closed at a purchase price of $1.2 billion on February 20, 2008.

        On February 20, 2008, upon consummation of the Acquisition, we issued and sold 100% of our Class B membership interests, or Class B Interests, to Holdings for approximately $200.1 million. Except as otherwise expressly required by law, holders of our Class B Interests have no voting rights. We issued the Class B Interests to Holdings in reliance on the exemption from registration under the Securities Act pursuant to Section 4(2) thereof. Voteco acquired 100% of our voting securities by purchasing 100% of our newly issued Class A Interest in exchange for consideration in the amount of $30. The source of funds used by Voteco to purchase the Class A Interest were contributions of capital made to Voteco by each of its three members.

        In addition, upon the closing of the Acquisition, ACEP, Voteco and Holdings entered into an Amended and Restated Limited Liability Company Agreement of ACEP, or the ACEP Operating Agreement. In connection with the closing of the Acquisition, each of the initial members of Voteco (Stuart Rothenberg, Brahm Cramer and Jonathan Langer), Holdings and Voteco entered into a Transfer Restriction Agreement. Mr. Rothenberg subsequently resigned as a manager of Voteco on March 9, 2009. Mr. Rothenberg's membership interests in Voteco were transferred to Steven Angel, and Mr. Angel became a manager of Voteco on August 20, 2009. Mr. Cramer subsequently resigned as a manager of Voteco on September 11, 2009. Mr. Cramer is still a member of Voteco.

        Our financial statements for 2006 reflect the acquisition of the Aquarius from May 19, 2006 to the end of the year. Because the Aquarius was acquired during 2006 our results of operations for 2006 are not fully comparable to those for 2007 and 2008, where the condition of the Aquarius is reflected for the full year.

        Our Acquisition in 2008 resulted in certain non-recurring expenses related to the transition and changes in management. In addition, at that time, our debt increased to $1.1 billion, our assets increased in relation to the value of the Acquisition (which in turn increased depreciation expense) and we received $54 million in cash, which was restricted for various projects. At December 31, 2008, we wrote off all the goodwill recorded in connection with the Acquisition.

        Throughout this document we refer to Successor and Predecessor. The term "Successor" refers to the Company following the Acquisition on February 20, 2008 and the term "Predecessor" refers to the Company prior to the Acquisition. The following table reconciles the effects of the Acquisition, accounted for as a purchase business combination, on our February 20, 2008 (Predecessor) balance sheet to the February 21, 2008 (Successor) balance sheet.

	(In thousands)
	Predecessor Balance Sheet	Fair Value Adjustments	Successor Balance Sheet
Total current assets	$58,762	$49,484	$108,246
Property and equipment, net	432,254	735,886	1,168,140
Intangible assets, net	1,858	43,015	44,873
Total other assets	—	16,366	16,366

Total Assets	$492,874	$844,751	$1,337,625

Total current liabilities	$40,477	$7,372	$47,849
Long-term debt and capital leases	1,720	1,108,000	1,109,720
Total members' equity	450,677	(270,621)	180,056

Total Liabilities and Members' Equity	$492,874	$844,751	$1,337,625

Debt Restructuring

        Voteco acquired ACEP on February 20, 2008 for a purchase price of $1.2 billion and, immediately thereafter, ACEP issued all of its non-voting interests to Holdings. GSMC, an affiliate of Whitehall 2007, provided the Original Term Loans to finance the Acquisition.

        On June 25, 2009, ACEP and GSMC closed the Restructuring of the Original Term Loans. In connection with the Restructuring, (i) Whitehall 2007 invested $200 million of new capital, $165 million of which was used to repay a portion of the Original Term Loans and $35 million of which was contributed to ACEP, (ii) ACEP and certain of its wholly-owned indirect subsidiaries entered into a new loan agreement with GSMC with a principal amount of $350 million evidencing the Restructured Term Loan, (iii) Holdings agreed to issue an affiliate of GSMC a 22% interest in Holdings upon receipt of necessary gaming approvals and (iv) GSMC agreed to terminate the Original Term Loans.

        In connection with the Restructuring, we are required to account for the Restructured Term Loan under FASB ASC 470-60. As a result, we presented our Restructured Term Loan on our balance sheet for June 30, 2009 in the amount of the FASB ASC 470-60 Liability, which is the sum of $350 million, the principal amount of the Restructured Term Loans, and the minimum scheduled interest payments during the term of the Restructured Term Loan. In accordance with FASB ASC 470-60, we have increased our members' equity by the principal amount of the difference between the Restructured Term Loan and the FASB ASC 470-60 Liability, less closing costs and expenses paid in connection with the Restructuring. Due to the related party nature of the transaction, the difference was credited directly to member's equity and had no impact on our statement of operations.

        On August 14, 2009, we closed the offering of the old notes. The gross proceeds from the offering after taking into account original issue discount, and certain of GSMC's out-of-pocket expenses incurred in connection with the repayment, were $311,250,000. The gross proceeds of the offering were used to repay the then existing balance of the Restructured Term Loan. Upon the payment of the gross proceeds from that offering, GSMC forgave the remaining balance of the Restructured Term Loan and the Restructured Term Loan was deemed repaid in its entirety.

        Upon the sale of the old notes, FASB ASC 470-60 no longer applies. As a result, we have increased members' equity by $215.6 million, which is determined by the difference between the amount of the notes and the FASB ASC 470-60 Liability, net of any fees paid at closing and the original issue discount, and report interest expense associated with the notes on the statement of operations.

Results of Operations

        As discussed under "Financial Statement Presentation", our financial data for the year ended December 31, 2008 and the nine months ended September 30, 2008 are divided into predecessor and successor periods. The data for these periods that are discussed in this "Management's Discussion and Analysis of Financial Condition and Results of Operations" are on a combined basis only.

Cost Savings Initiatives

        During the fourth quarter of 2008 and into 2009, we increased our focus on cost savings across our corporate and property operations. We have evaluated our staffing levels, implemented changes to our scheduling and benefits, and eliminated certain positions. As of September 30, 2009, we decreased our Full-Time Equivalent staff 14.8% to 3,647 compared to 4,282 as of September 30, 2008. As a result, our total labor cost for the three month period ended September 30, 2009 decreased 11.1% to $40.8 million from $45.9 million in the three month period ended September 30, 2008. We have cut back or eliminated marketing and promotional programs that were unprofitable. As a result, we have decreased promotional allowances to 6.2% of gross revenues for the three months ended September 30, 2009 from 9.3% in the three months ended September 30, 2008. In addition, we have worked diligently to find savings across all areas of the organization. For the three-month period ended September 30, 2009 our general operating expenses, exclusive of cost of goods sold and labor, decreased 22.2% to $25.2 million from $32.4 million for the three months ended September 30, 2008. We believe our cost saving initiatives will continue to benefit us through the rest of 2009.

  Three Months Ended September 30, 2009 Compared to Three Months Ended September 30, 2008

        The following table highlights the results of our operations (dollars in millions):

	Successor
	Three Months Ended September 30, 2009	Three Months Ended September 30, 2008
Income Statement Data:
Revenues:
Casino	$50.1	$63.0
Hotel	15.3	19.8
Food and beverage	18.7	22.5
Tower, retail and other	9.4	11.1

Gross revenues	93.5	116.4
Less promotional allowances	5.8	10.8

Net revenues	87.7	105.6

Costs and expenses:
Casino	16.9	21.3
Hotel	9.2	8.8
Food and beverage	15.6	16.7
Other operating expenses	3.4	4.6
Selling, general and administrative	28.3	36.0
Depreciation and amortization	10.4	9.2

Total costs and expenses	83.8	96.6

Income from operations	$3.9	$9.0

EBITDA and Adjusted EBITDA Reconciliation:
Net loss	$(1.8)	$(7.9)

Benefit for income taxes	—	—
Interest income	—	(0.3)
Interest expense	5.7	17.2
Depreciation and amortization	10.4	9.2

EBITDA	14.3	18.2

Loss on sale of assets	—	0.3
Acquisition related adjustments	—	0.2

Adjusted EBITDA	$14.3	$18.7

        Consolidated gross revenues decreased 19.7% to $93.5 million for the three months ended September 30, 2009 from $116.4 million for the three months ended September 30, 2008. The decrease in gross revenues for the period was due primarily to an overall decrease in gaming, hotel and food & beverage revenues across the majority of our properties as the result of the weakening Las Vegas and U.S. economies that has continued in 2009. Generally weak economic conditions, increased personal and business bankruptcies, increased unemployment, difficult consumer credit markets, reductions in airline capacity and passenger volumes to Las Vegas' McCarran International Airport, and declining consumer confidence have all precipitated an economic slowdown which has negatively impacted our operations. In addition, the high level of unemployment and declining real estate values in Clark County, Nevada has had a significant negative impact on our properties which cater to local customers.

        Consolidated income from operations decreased 56.7% for the three months ended September 30, 2009 as compared to the three months ended September 30, 2008. The decrease is due to a decrease in revenues as a result of the general economic slowdown discussed elsewhere in this prospectus. As a result, our consolidated operating margin decreased to 4.4% for the three months ended September 30, 2009 from 8.5% for the three months ended September 30, 2008. Due primarily to the decrease in revenues as discussed above, EBITDA decreased 21.4% and Adjusted EBITDA decreased 23.5% for the three months ended September 30, 2009 as compared to the three months ended September 30, 2008.

  Casino

        Casino revenue consists of revenue from slot play, table games, race and sports book, bingo and keno. Casino revenues decreased 20.5% to $50.1 million for the three months ended September 30, 2009 from $63.0 million for the three months ended September 30, 2008. The decrease in casino revenues is primarily due to the general economic slowdown discussed elsewhere in this prospectus. Revenue from slot play decreased 21.4% during the three months ended September 30, 2009 as compared to the same period in 2008 due to a 23.5% decrease in coin in. The decrease in coin in is due in large part to decreased customer visits and average spend per customer and a 28.1% reduction in slot free play issued by us to customers for the three months ended September 30, 2009 compared to the same period in 2008. Revenue from table games decreased 19.5% for the three months ended September 30, 2009 compared to the same period in 2008 due to a 26.0% decrease in drop. Other casino revenues increased 6.3% for the three months ended September 30, 2009 compared to the same period in 2008 due to a 41.7% increase in race and sports book revenues. Our race and sports book hold increased to 9.7% for the three months ended September 30, 2009 compared to a hold of 4.3% for the three months ended September 30, 2008. Casino expenses decreased 20.7% to $16.9 million for the three months ended September 30, 2009 from $21.3 million for the three months ended September 30, 2008. This was primarily due to a reduction in labor costs, participation expenses, decreased revenue taxes and overall efficiency efforts. Participation expenses consist of fees paid to game owners for use of their games. As a result of our efficiency initiatives, our casino operating margin increased slightly to 66.3% for the three months ended September 30, 2009 as compared to 66.2% for the three months ended September 30, 2008.

  Hotel

        Hotel revenues decreased 22.7% to $15.3 million for the three months ended September 30, 2009 from $19.8 million for the three months ended September 30, 2008. The decrease in revenues is the result of a decrease in room occupancy to 69.5% for the three months ended September 30, 2009 as compared to 82.6% for the three months ended September 30, 2008 and an 11.7% decrease in average daily room rate for the three months ended September 30, 2009 compared to the three months ended September 30, 2008. The decrease in both occupancy and average daily room rate across our properties is primarily a result of sharp decreases in rates across our markets and our increased reliance on wholesale room sales, which are primarily generated on the internet. Due to our focus on profitable promotions, revenue from complimentary room sales has fallen more sharply than cash room sales. Our complimentary room sales decreased 73.2% and our cash room sales decreased 16.2% for the three months ended September 30, 2009 compared to the three months ended September 30, 2008. Our hotel expenses increased 4.5% to $9.2 million for the three months ended September 30, 2009, from $8.8 million for the three months ended September 30, 2008. This increase was primarily due to a

55.0% increase in commissions paid for wholesale room sales and increased repair & maintenance expenses. The Stratosphere, which accounts for 50% of our 4,912 rooms, has maintained occupancy of 93.2% for the three months ended September 30, 2009 compared to 97.1% for the three months ended September 30, 2008. Due to the relatively stable occupancy at Stratosphere and the need to maintain guest service, we have not reduced our hotel expenses year-over-year at Stratosphere. Due primarily to the decline in revenues discussed above, our hotel operating margin decreased to 39.9% for the three months ended September 30, 2009 as compared to 55.6% for the three months ended September 30, 2008.

  Food and Beverage

        Food and beverage revenues decreased 16.9% to $18.7 million for the three months ended September 30, 2009 from $22.5 million for the three months ended September 30, 2008. Food covers for the three month period ended September 30, 2009 decreased 13.1% compared to the three months ended September 30, 2008. Average revenue per cover for the three months ended September 30, 2009 fell 4.4% compared to the three months ended September 30, 2008. Most responsible for the decline in revenues were complimentary revenues. Food complimentary revenues decreased 40.0% and beverage complimentary revenues decreased 28% for the three months ended September 30, 2009 as compared to the three months ended September 30, 2008. Our food and beverage expenses decreased 6.6% to $15.6 million for the three months ended September 30, 2009 as compared to $16.7 million for the three months ended September 30, 2008 due to an overall decrease in our food and beverage costs, payroll and expenses related to the number of covers. As a result, our food and beverage operating margin decreased to 16.6% for the three months ended September 30, 2009 as compared to 25.8% for the three months ended September 30, 2008.

  Tower, Retail and Other

        Tower, retail and other revenues decreased 15.3% to $9.4 million for the three months ended September 30, 2009, compared to $11.1 million for the three months ended September 30, 2008. This decrease was due to reduced showroom occupancy to 53.6% for the three months ended September 30, 2009 compared to 59.8% the three months ended September 30, 2008 at Stratosphere and an 85.7% decrease in the number of special events at Aquarius. In addition, we discontinued our Turn-A-Twenty-Promotion at the Aquarius, which resulted in a $145,000 reduction in revenues. Revenue from admissions and rides in our Tower were 5.1 million for both the three months ended September 30, 2009 and the three months ended September 30, 2008. Retail revenues decreased 30.8% to $1.8 million for the three months ended September 30, 2009 compared to $2.6 million for the three months ended September 30, 2008 due to higher tenant vacancies, rent concessions and the Consolidated Resorts, Inc. bankruptcy. We recorded no revenue from Consolidated Resorts, Inc. for the three months ended September 30 2009 compared to approximately $383,000 in revenue for the three months ended September 30, 2008. Other operating expenses decreased 26.1% to $3.4 million for the three months ended September 30, 2009, compared to $4.6 million for the three months ended September 30, 2008. This decrease was due to lower payroll, entertainer fees and equipment rental expenses.

  Promotional Allowances

        Promotional allowances are comprised of the retail value of goods and services provided to casino patrons under various marketing programs. As a percentage of gross revenues, promotional allowances decreased to 6.2% for the three months ended September 30, 2009 from 9.3% for the three months ended September 30, 2008. This decrease was primarily due to our focus on the profitability of our promotions. As a result, fewer casino patrons were provided complimentary food and beverage, hotel rooms and show tickets, particularly at the Aquarius and the Stratosphere, under such programs.

  Selling, General and Administrative

        Selling, general and administrative, or SG&A, expenses were primarily comprised of payroll and related expenses, utilities, marketing, advertising, maintenance contracts, property taxes and other administrative expenses. These expenses decreased 21.4% to $28.3 million for the three months ended September 30, 2009, from $36.0 million for the three months ended September 30, 2008. This decrease was primarily due to lower labor costs, general supplies expenses and marketing related expenses. Primarily due to the decline in expenses, SG&A decreased to 30.3% of gross revenues for the three months ended September 30, 2009 as compared to 30.9% for the three months ended September 30, 2008.

  Interest Expense

        Interest expense decreased 66.9% to $5.7 million for the three months ended September 30, 2009, from $17.2 million for the three months ended September 30, 2008. The decrease was due to lower LIBOR rates compared to the three months ended September 30, 2008, the restructuring of the Original Term Loans and recording no interest expense for the Restructured Term Loan. Interest payments totaling $6.2 million for the Restructured Term Loan was recorded as a reduction to long term debt on the balance sheet.

  Nine Months Ended September 30, 2009 Compared to Nine Months Ended September 30, 2008 (combined)

        The following table highlights the results of our operations (dollars in millions):

	Successor		Predecessor
	Nine Months Ended September 30, 2009	Period from February 21, 2008 Through September 30, 2008	Period from January 1, 2008 Through February 20, 2008
Income Statement Data:
Revenues:
Casino	$165.4	$162.3	$36.5
Hotel	46.5	53.2	11.6
Food and beverage	56.9	57.0	12.4
Tower, retail and other	26.7	24.8	4.7

Gross revenues	295.5	297.3	65.2
Less promotional allowances	20.0	26.5	5.6

Net revenues	275.5	270.8	59.6

Costs and expenses:
Casino	53.4	52.6	12.4
Hotel	26.5	21.4	4.7
Food and beverage	45.4	41.2	9.2
Other operating expenses	10.5	11.5	2.3
Selling, general and administrative	84.8	84.7	18.5
Depreciation and amortization	30.8	21.5	5.0

Total costs and expenses	251.4	232.9	52.1

Income from operations	$24.1	$37.9	$7.5

EBITDA and Adjusted EBITDA Reconciliation:
Net loss	$(4.2)	$(4.9)	$(5.5)

Benefit for income taxes	—	—	(2.9)
Interest income	(0.1)	(0.7)	(0.3)
Interest expense	28.4	43.5	2.6
Depreciation and amortization	30.8	21.5	5.0

EBITDA	54.9	59.4	(1.1)

Loss on early extinguishment of debt	—	—	13.6
Loss on sale of assets	0.6	0.3	—
Acqusition related adjustments	—	0.6	0.9

Adjusted EBITDA	$55.5	$60.3	$13.4

        The results for the nine months ended September 30, 2008, which we refer to as "Combined", represents the period January 1, 2008 through February 20, 2008 (Predecessor) and the period February 21, 2008 through September 30, 2008 (Successor). The use of the Predecessor and Successor periods was necessitated by the Acquisition of ACEP on February 20, 2008. The Acquisition of ACEP did not materially effect the company's continuing operations with the exceptions of interest and depreciation and amortization expenses. The presentation of financial information for Combined herein may yield results that are not fully comparable on a period-by-period basis, particularly related to depreciation and amortization, primarily due to the impact of the Acquisition on February 20, 2008. Combined does not comply with GAAP or with the SEC's rules for pro forma presentation; however, it is presented because we believe that it provides the most meaningful comparison of our results for the nine months ended September 30, 2008 to our results for the nine months ended September 30, 2009.

        Consolidated gross revenues decreased 18.5% to $295.5 million for the nine months ended September 30, 2009 from the amount for the Combined nine months ended September 30, 2008. The decrease in gross revenues for the period was due primarily to an overall decrease in gaming and hotel revenues across the majority of our properties as the result of the weakening Las Vegas and U.S. economies that has continued in 2009. Generally weak economic conditions, increased personal and business bankruptcies, increased unemployment, difficult consumer credit markets, reductions in airline capacity and passenger volumes to Las Vegas' McCarran International Airport, and declining consumer confidence have all precipitated an economic slowdown which has negatively impacted our operations. In addition, the high level of unemployment and declining real estate values in Clark County, Nevada has had a significant negative impact on our properties which cater to local customers.

        Consolidated income from operations decreased 46.9% for the nine months ended September 30, 2009 as compared to the Combined nine months ended September 30, 2008. The decrease is due to a decrease in revenues as a result of the general economic slowdown discussed above. As a result, our consolidated operating margin decreased to 8.7% for the nine months ended September 30, 2009 from 13.7% for the Combined nine months ended September 30, 2008. Due primarily to the decrease in revenues as discussed above, EBITDA decreased 5.8% and Adjusted EBITDA decreased 12.9% for the nine months ended September 30, 2009 as compared to the Combined nine months ended September 30, 2008.

  Casino

        Casino revenue consists of revenue from slot play, table games, race and sports book, bingo and keno. Casino revenues decreased 16.8% to $165.4 million for the nine months ended September 30, 2009 from the amount for the Combined nine months ended September 30, 2008. Revenue from slot play decreased 16.8% during the nine months ended September 30, 2009 as compared to the Combined nine months ended September 30, 2008 due to a 20.2% decline in coin in. The decrease in coin in is due in large part to decreased customer visits and average spend per customer and a 23.8% reduction in slot free play issued by us to customers for the nine months ended September 30, 2009 compared to the same period in 2008. Revenue from table games decreased 19.6% during the nine months ended September 30, 2009 as compared to the Combined nine months ended September 30, 2008 due to a 25.8% decline in drop. Other gaming revenue declined 4.8% for the nine months ended September 30, 2009 compared to the Combined nine months ended September 30, 2008. Our race and sports book revenues increased 15.0% and hold increased to 10.4% for the nine months ended September 30, 2009 compared to a hold of 5.9% for the Combined nine months ended September 30, 2008. Keno revenues declined 28.5% for the nine months ended September 30, 2009 compared to the Combined nine months ended September 30, 2008 due to a 34.7% decline in write. Casino expenses decreased 17.8% to $53.4 million for the nine months ended September 30, 2009, from the amount for the Combined nine months ended September 30, 2008. This was primarily due to a reduction in labor costs, participation expenses, decreased revenue taxes and overall efficiency efforts. Participation expenses consist of fees paid to game owners for use of their games. As a result of our efficiency initiatives, our casino operating margin increased to 67.7% for the nine months ended September 30, 2009 as compared to 67.3% for the Combined nine months ended September 30, 2008.

  Hotel

        Hotel revenues decreased 28.4% to $46.5 million for the nine months ended September 30, 2009 from the amount for the Combined nine months ended September 30, 2008. The decrease in revenues is the result of a decrease in room occupancy to 70.1% for the nine months ended September 30, 2009 as compared to 83.1% for the Combined nine months ended September 30, 2008 and a 18.3% decrease in average daily room rate for the nine months ended September 30, 2009 compared to the Combined nine months ended September 30, 2008. The decrease in both occupancy and average daily room rate across our properties is primarily a result of sharp decreases in rates across our markets, a slight increase in Las Vegas citywide room inventories, lower numbers of invited casino guests and an increased reliance on wholesale room sales. Due to our focus on profitable promotions, revenue from complimentary room sales has fallen more sharply than cash room sales. Our comp room sales decreased 61.4% and our cash room sales decreased 26.5% for the nine months ended September 30, 2009 compared to the nine months ended September 30, 2008. Our hotel expenses increased 1.5% to $26.5 million for the nine months ended September 30, 2009, compared to the amount for the Combined nine months ended September 30, 2008. The increase was primarily due to a 98.9% increase in commissions paid for wholesale room sales and higher repair and maintenance expenses. The Stratosphere, which accounts for 50% of our 4,912 rooms, has maintained occupancy of 93.0% for the nine months ended September 30, 2009 compared to 95.7% for the Combined nine months ended September 30, 2008. Due to the relatively stable occupancy and the need to maintain guest service, we have not reduced our hotel expenses year-over-year significantly at Stratosphere. Due to the decline in revenues, our hotel operating margin decreased to 43.0% for the nine months ended September 30, 2009 as compared to 59.8% for the Combined nine months ended September 30, 2008.

  Food and Beverage

        Food and beverage revenues decreased 17.9% to $56.9 million for the nine months ended September 30, 2009 from the amount for the Combined nine months ended September 30, 2008. The decline in revenues was driven largely by the reduction in food and beverage promotions offered to our gaming customers. Food and beverage covers decreased 16.4% for the nine month period ended September 30, 2009 as compared to a decrease of 14.8% for the Combined nine months ended September 30, 2008. Average revenue per cover for the nine month period ended September 30, 2009 declined 1.9% compared to the Combined nine months ended September 30, 2008. Our food and beverage expenses decreased 9.9% to $45.4 million for the nine months ended September 30, 2009 from the amount for the Combined nine months ended September 30, 2008 due to an overall decrease in our food and beverage costs and payroll and related expenses. As a result, our food and beverage operating margin decreased to 20.2% for the nine months ended September 30, 2009 as compared to 27.3% for the Combined nine months ended September 30, 2008.

  Tower, Retail and Other

        Tower, retail and other revenues decreased 9.5% to $26.7 million for the nine months ended September 30, 2009, compared to the amount for the Combined nine months ended September 30, 2008. This decrease was due to reduced showroom occupancy to 50.5% for the nine months ended September 30, 2009 compared to 66.5% for the Combined nine months ended September 30, 2008 at Stratosphere and a 65.0% decrease in the number of special events at Aquarius, decreased telephone and commission revenues and the discontinuance of our Turn-A-Twenty-Promotion at the Aquarius, which resulted in a $451,000 reduction in revenues. Revenue from admissions and rides in our Tower increased 3.1% to $13.1 million for the nine months ended September 30, 2009 compared to the amount for the Combined nine months ended September 30, 2008 due to a 3.4% increase in Tower guests. Retail revenues decreased 14.3% to $6.0 million for the nine months ended September 30, 2009 compared to the amount for the Combined nine months ended September 30, 2008 due to higher tenant vacancies and rent concessions at the Stratosphere and Aquarius and lower customer levels at Arizona Charlie's Decatur and Boulder. Other operating expenses decreased 23.9% to $10.5 million for the nine months ended September 30, 2009 from the amount for the Combined nine months ended September 30, 2008, due to decreased entertainer fee expenses and reduced equipment rental expenses.

  Promotional Allowances

        Promotional allowances are comprised of the retail value of goods and services provided to casino patrons under various marketing programs. As a percentage of gross revenues, promotional allowances decreased to 6.8% for the nine months ended September 30, 2009 from 8.9% for the Combined nine months ended September 30, 2008. This decrease was primarily due to our focus on the profitability of our promotions. As a result, fewer casino patrons were provided complimentary food and beverage, hotel rooms and show tickets, particularly at the Aquarius and the Stratosphere, under such programs.

  Selling, General and Administrative

        SG&A expenses were primarily comprised of payroll and related expenses, utilities, marketing, advertising, maintenance contracts, property taxes and other administrative expenses. These expenses decreased 17.8% to $84.8 million for the nine months ended September 30, 2009, from the amount for the Combined nine months ended September 30, 2008. This decrease was primarily due to lower labor costs, marketing related expenses, utilities, bad debt expenses and insurance expenses. Primarily due to the decline in revenues, SG&A increased slightly to 28.7% of gross revenues for the nine months ended September 30, 2009 as compared to 28.5% for the Combined nine months ended September 30, 2008.

  Interest Expense

        Interest expense decreased 38.4% to $28.4 million for the nine months ended September 30, 2009, from the amount for the Combined nine months ended September 30, 2008. The decrease was primarily due to lower LIBOR rates compared to the Combined nine months ended September 30, 2008, restructuring of the Original Term Loans and recording no interest expense for the Restructured Term Loan. Interest payments totaling $6.2 million for the Restructured Term Loan was recorded as a reduction to long term debt on the balance sheet.

Year Ended December 31, 2008 (Combined) Compared to Year Ended December 31, 2007

        The following table sets forth the results of our operations for the periods indicated.

	Successor	Predecessor
	Period from February 21, 2008 through December 31, 2008	Period from January 1, 2008 through February 20, 2008	Year Ended December 31, 2007
	(in thousands)
Income Statement Data:
Revenues:
Casino	$219,956	$36,539	$265,138
Hotel	69,483	11,683	88,242
Food and beverage	77,230	12,354	91,160
Tower, retail and other	34,179	4,651	40,074

Gross revenues	400,848	65,227	484,614
Less promotional allowances	36,097	5,608	40,406

Net revenues	364,751	59,619	444,208

Costs and expenses:
Casino	72,498	12,363	87,984
Hotel	29,406	4,682	35,396
Food and beverage	56,770	9,183	68,398
Other operating expenses	15,337	2,341	17,943
Selling, general and administrative	117,239	18,511	126,016
Pre-opening costs	—	—	—
Depreciation and amortization	31,288	5,062	36,034
Impairment of assets	11,894	—	—

Total costs and expenses	334,432	52,142	371,771

Income from operations	30,319	7,477	72,437

EBITDA and Adjusted EBITDA Reconciliation:
Net income (loss)	$(31,415)	$(5,425)	$38,628

Provision (benefit) for income taxes	—	(2,920)	15,602
Interest income	(813)	(322)	(2,367)
Interest expense	62,547	2,564	20,574
Depreciation and amortization	31,288	5,062	36,034

EBITDA	61,607	(1,041)	108,471

Pre-opening costs	—	—	—
(Gain) loss on sale of assets	875	—	8
Impairment of intangible assets	11,894	—	—
Early extinguishment of debt	—	13,580	—
Acquisition related adjustments	629	891	—

Adjusted EBITDA	$75,005	$13,430	$108,479

        The consolidated results for the twelve months ended December 31, 2008, which we refer to as "Combined", represent the period January 1, 2008 through February 20, 2008 (Predecessor) and the period February 21, 2008 through December 31, 2008 (Successor). The use of the Predecessor and Successor periods was necessitated by the Acquisition. The Acquisition did not materially effect the operations of the Company. The discussion of financial information on a combined basis, however, may yield results that are not fully comparable on a period-by-period basis, particularly related to depreciation and amortization, primarily due to the impact of the Acquisition on February 20, 2008. Combined does not comply with GAAP or with the SEC's rules for pro forma presentation; however, it is presented because we believe that it provides the most meaningful comparison of our results for 2008 to our results for prior periods.

        Our gross revenues decreased 3.8% to $466.1 million for the Combined year ended December 31, 2008 from $484.6 million for the year ended December 31, 2007. The decrease in gross revenues for the period was due primarily to an overall decrease in gaming and hotel revenues across the majority of our properties as the result of the weakening Las Vegas, Laughlin and U.S. economies. Declining real estate values, volatile oil prices, increased unemployment, difficult consumer credit markets, and declining consumer confidence have all precipitated an economic slowdown, which has negatively impacted our operations.

  Casino

        Casino revenues consist of revenues from slot play, table games, poker, race and sports book, bingo and keno. Casino revenues decreased 3.2% to $256.5 million, or 55.0% of gross revenues, for the Combined year ended December 31, 2008 from $265.1 million, or 54.7% of gross revenues, for the year ended December 31, 2007. This decrease was primarily due to a decrease in slot revenue, due to a 4.7% decrease in slot coin-in, a decrease in table games revenues, due to a 10.9% decrease in table drop, slightly offset by increased poker, bingo and race and sports book revenues. For the Combined year ended December 31, 2008, slot play revenues were $215.6 million, or 84.1% of casino revenues, and table game revenues were $32.3 million, or 12.6% of casino revenues, compared to $221.3 million of slot play revenues and $35.7 million of table game revenues for the year ended December 31, 2007. Other casino revenues, consisting of race and sports book, poker, bingo and keno, were $8.6 million for the Combined year ended December 31, 2008 and $8.1 million for the year ended December 31, 2007. Casino operating expenses decreased 3.5% to $84.9 million, or 33.1% of casino revenues, for the Combined year ended December 31, 2008, from $88.0 million, or 33.2% of casino revenues, for the year ended December 31, 2007. This decrease was primarily due to decreased participation expenses and revenue tax expenses.

  Hotel

        Hotel revenues decreased 7.9% to $81.2 million, or 17.4% of gross revenues, for the Combined year ended December 31, 2008 from $88.2 million, or 18.2% of gross revenues, for the year ended December 31, 2007. This decrease was primarily due to a 4.3% decrease in occupancy and a 3.0% decrease in average daily room rate. Hotel operating expenses decreased 3.7% to $34.1 million, or 42.0% of hotel revenues, for the Combined year ended December 31, 2008, from $35.4 million, or 40.1% of hotel revenues, for the year ended December 31, 2007. This decrease was primarily due to lower labor costs and other costs associated with a decrease in the hotel occupancy rate.

  Food & Beverage

        Food and beverage revenues decreased 1.8% to $89.6 million, or 19.2% of gross revenues, for the Combined year ended December 31, 2008, from $91.2 million, or 18.8% of gross revenues, for the year ended December 31, 2007. This decrease was due to a decrease in the number of covers which was partially offset by an increase in the average check amount. Food and beverage operating expenses decreased 3.5% to $66.0 million, or 73.7% of food and beverage revenues, for the Combined year ended December 31, 2008, from $68.4 million, or 75.0% of food and beverage revenues, for the year ended December 31, 2007. This decrease was primarily due to a decrease in cost of goods sold and labor costs.

  Tower, Retail and Other

        Tower, retail and other revenues decreased 3.0% to $38.9 million, or 8.3% of gross revenues, for the Combined year ended December 31, 2008 compared to $40.1 million, or 8.3% of gross revenues, for the year ended December 31, 2007. Higher entertainment revenue due to an 11% increase in attendance and tower revenue, which increased to $16.5 million from $14.7 million were offset by lower retail revenues and other income. Other income includes revenue for phone calls made from our hotel rooms and other items such as ATM commissions. Other income also includes a $656,700 decrease in revenue from the Turn-A-Twenty-Promotion at Aquarius. Other operating expenses decreased 2.2% to $17.7 million, or 45.2% of tower, retail and other revenues, for the Combined year ended December 31, 2008, compared to $18.0 million, or 44.9% of tower, retail and other revenues, for the year ended December 31, 2007. This decrease was primarily due to a decrease in labor.

  Promotional Allowances

        Promotional allowances are comprised of the retail value of complimentary goods and services provided to casino patrons under various marketing programs. As a percentage of gross revenues, promotional allowances increased to 8.9% for the Combined year ended December 31, 2008 from 8.3% for the year ended December 31, 2007. This increase was primarily due to increased marketing promotions.

  Selling, General and Administrative

        SG&A expenses were primarily comprised of payroll, marketing, advertising, utilities and other administrative expenses. These expenses increased 7.7% to $135.7 million, or 29.1% of gross revenues, for the Combined year ended December 31, 2008, from $126.0 million, or 26.0% of gross revenues, for the year ended December 31, 2007. This increase was primarily due to an increase in asset management fees paid to Highgate after the Acquisition, insurance expenses and consulting and other costs related to the sale of the company and $875,000 loss on the disposal of assets.

  Impairment of Assets

        We have significant amounts of finite-lived and indefinite-lived intangible assets on our consolidated balance sheet as of December 31, 2008. In accordance with FASB ASC 350, Intangibles—Goodwill and Other, we perform an annual impairment test of these assets in the fourth quarter of each year. As of November 1, 2008, we performed impairment tests that resulted in non-cash write-downs of our goodwill and trade names of approximately $8.2 million at the Stratosphere, approximately $2.4 million at Arizona Charlie's Decatur, $1.2 million at Arizona Charlie's Boulder and approximately $182,000 at the Aquarius. As of December 31, 2008, we wrote off 100% of our goodwill. The impairment of these assets was due primarily to our decrease in revenues and resulting decrease in income from our properties, which was an indication that these assets may not be recoverable. We believe the declines in our revenue and income are related to the ongoing economic recession in the United States and Southern Nevada economies, which has caused us to reduce our estimates for projected cash flows, has reduced overall industry valuations and has caused an increase in discount rates in the credit and equity markets.

        In addition, we tested our assets for recovery pursuant to FASB ASC 360, Property, Plant, and Equipment. The asset recoverability test required the estimation of undiscounted future cash flows from our properties and the comparison of the aggregate total to the property carrying value. The test resulted in no impairment; however, we will continue to monitor the performance of each of our properties and, if necessary, continue to update our asset recoverability test under FASB ASC 360. If future asset recoverability tests indicate our assets are impaired, we will be subject to a non-cash write-down of our assets, which could have a material adverse impact on our consolidated statements of operations.

        We did not incur any impairment charges under FASB ASC 350 or FASB ASC 360 for the periods ending December 31, 2007 and December 31, 2006.

  Interest Expense

        Interest expense increased 216.0% to $65.1 million for the Combined year ended December 31, 2008, from $20.6 million for the year ended December 31, 2007. The increase was primarily due to the $1.1 billion Original Term Loans issued February 20, 2008, on which we were required to pay interest at a rate per annum equal to LIBOR plus 3.00%.

Year Ended December 31, 2007 Compared to Year Ended December 31, 2006

Consolidated Statement of Operations ($ in thousands)

	Predecessor
	Year Ended December 31,
	2007	2006
Statement of Operations Data:
Revenues:
Casino	$265,138	$220,814
Hotel	88,242	75,587
Food and beverage	91,160	83,667
Tower, retail and other	40,074	35,912
Gross revenues	484,614	415,980
Less promotional allowances	40,406	30,281
Net revenues	444,208	385,699
Cost and expenses:
Casino	87,984	80,060
Hotel	35,396	33,419
Food and beverage	68,398	60,052
Other operating expenses	17,943	16,856
Selling, general and administrative	126,016	107,312
Pre-opening costs	—	1,904
Depreciation and amortization	36,034	28,620
Impairment of assets	—	—

Total costs and expenses	371,771	328,223

Income from operations	$72,437	$57,476

        Gross revenues increased 16.5% to $484.6 million for the year ended December 31, 2007 from $416.0 million for the year ended December 31, 2006. This increase was primarily due to an increase in slot and hotel revenues, as discussed below and a full year of results for Aquarius, which was acquired in May 2006.

  Casino

        Casino revenues consist of revenues from slot play, table games, race and sports book, bingo and keno. Casino revenues increased 20.1% to $265.1 million, or 54.7% of gross revenues, for the year ended December 31, 2007 from $220.8 million, or 53.1% of gross revenues, for the year ended December 31, 2006. This increase was primarily due to increases in slot revenue, due to an 18.9% increase in coin-in and a 1.6% increase in hold percentage, and table games revenue due to an increase of 11.8% in drop. The increases were primarily related to the acquisition of the Aquarius in May 2006 and improved results at our existing properties. For the year ended December 31, 2007, slot machine revenues were $221.3 million, or 83.5% of casino revenues, and table game revenues were $35.7 million, or 13.5% of casino revenues, compared to $178.7 million of slot machine revenues and $32.0 million of table game revenues for the year ended December 31, 2006. Other casino revenues, consisting of race and sports book, poker, bingo and keno, were $8.1 million for the year ended December 31, 2007 and $10.1 million for the year ended December 31, 2006. Casino operating expenses increased 9.9% to $88.0 million, or 33.2% of casino revenues, for the year ended December 31, 2007, from $80.1 million, or 36.3% of casino revenues, for the year ended December 31, 2006. This increase was primarily due to the acquisition of the Aquarius and was partially offset by decreased participation expenses at our existing properties.

  Hotel

        Hotel revenues increased 16.7% to $88.2 million, or 18.2% of gross revenues, for the year ended December 31, 2007 from $75.6 million, or 18.2% of gross revenues, for the year ended December 31, 2006. This increase was primarily due to the acquisition of the Aquarius and a 7.8% increase in average daily room rate at our existing properties. Hotel operating expenses increased 6.0% to $35.4 million, or 40.1% of hotel revenues, for the year ended December 31, 2007, from $33.4 million, or 44.2% of hotel revenues, for the year ended December 31, 2006. This increase was primarily due to the acquisition of the Aquarius and was partially offset by decreased commissions and broker fees at our existing properties due to a decrease in the hotel occupancy rate.

  Food & Beverage

        Food and beverage revenues increased 9.0% to $91.2 million, or 18.8% of gross revenues, for the year ended December 31, 2007, from $83.7 million, or 20.1% of gross revenues, for the year ended December 31, 2006 primarily related to the acquisition of the Aquarius. This increase was due to a 5.4% increase in the average check amount and a 3.4% increase in the number of covers. Food and beverage operating expenses increased 13.8% to $68.4 million, or 75.0% of food and beverage revenues, for the year ended December 31, 2007, from $60.1 million, or 71.8% of food and beverage revenues, for the year ended December 31, 2006. This increase was primarily due to an increase in labor and food costs, primarily related to the acquisition of the Aquarius.

  Tower, Retail and Other

        Tower, retail and other revenues increased 11.7% to $40.1 million, or 8.3% of gross revenues, for the year ended December 31, 2007 from $35.9 million, or 8.6% of gross revenues, for the year ended December 31, 2006. This increase was primarily due to the acquisition of the Aquarius and to increased retail and leasing rental revenue at our existing properties. Other operating expenses increased 6.5% to $18.0 million, or 44.9% of tower, retail and other revenues, for the year ended December 31, 2007, from $16.9 million, or 47.1% of tower, retail and other revenues, for the year ended December 31, 2006. This increase was primarily due to the acquisition of the Aquarius offset by decreases at our existing properties primarily due to a decrease in labor costs and entertainer fees, due to the cancellation of the afternoon show, Viva Las Vegas, at the Stratosphere, in mid-2006.

  Promotional Allowances

        Promotional allowances are comprised of the retail value of complimentary goods and services provided to casino patrons under various marketing programs. As a percentage of gross revenues, promotional allowances increased to 8.3% for the year ended December 31, 2007 from 7.3% for the year ended December 31, 2006. This increase was primarily due to the acquisition of the Aquarius and to increased marketing promotions, especially at the Stratosphere and Arizona Charlie's Boulder.

  Selling, General and Administrative

        SG&A expenses were primarily comprised of payroll, marketing, advertising, utilities and other administrative expenses. These expenses increased 17.4% to $126.0 million, or 26.0% of gross revenues, for the year ended December 31, 2007, from $107.3 million, or 25.8% of gross revenues, for the year ended December 31, 2006. This increase was primarily due to an increase in labor costs and pre-opening costs related to the acquisition of the Aquarius.

  Interest Expense

        Interest expense decreased 3.3% to $20.6 million for the year ended December 31, 2007, from $21.3 million for the year ended December 31, 2006. The decrease of $0.7 million was primarily due to a reduction in the outstanding borrowings under our senior secured revolving credit facility during 2006 and the reversal of a portion of the accrued interest related to the decrease in the unrecognized tax benefit.

Financial Condition

  Liquidity and Capital Resources

        Since the Acquisition, our primary use of cash has been significantly driven by the financing needs of the Acquisition and our debt. The Original Term Loans included cash that was escrowed to and from specific reserve accounts and requirements for us to set up and maintain reserve accounts. Accordingly, our primary source of cash was from the operation of our properties and restricted cash escrowed upon funding the Original Term Loans.

        In connection with the Acquisition, on February 20, 2008 we received loan proceeds of approximately $1.1 billion pursuant to the Original Term Loans. On June 25, 2009, we closed the restructuring of the Original Term Loans and the reduction of the $1.1 billion Original Term Loans. As part of the restructuring, (i) Holdings paid GSMC $165 million to repay a portion of the Original Term Loans; (ii) Holdings agreed to issue a 22% membership interest in Holdings to MTGLQ, an affiliate of GSMC, upon receipt of necessary gaming approvals; (iii) ACEP and certain of its wholly-owned indirect subsidiaries entered into a new loan agreement with GSMC evidencing a five-year term loan with an aggregate principal amount of $350 million; (iv) ACEP received $35 million in cash from Holdings; and (v) GSMC agreed to terminate the remaining Original Term Loans. The Restructuring of the Original Term Loans is expected to result in the recognition of a significant amount of cancellation of indebtedness income by our owners. However, there is no current plan for us to make tax distributions in respect of such income and the terms of the notes prohibit us from making any such tax distributions. Net cash generated from operating activities of $71.7 million for the nine months ended September 30, 2009 resulted from operation of our properties net of changes in our working capital. At September 30, 2009, we had unrestricted cash and cash equivalents of $108.0 million.

        On August 14, 2009, we closed the offering of the old notes. The gross proceeds from the offering after taking into account original issue discount, and certain of GSMC's out-of-pocket expenses incurred in connection with the repayment, were $311,250,000. The gross proceeds of the offering were used to repay the then existing balance of the Restructured Term Loan. Upon the payment of the gross proceeds from that offering, GSMC forgave the remaining balance of the Restructured Term Loan and the Restructured Term Loan was deemed repaid in its entirety.

        Our capital spending was approximately $10.5 million (including approximately $1.0 million in non-cash items) for the nine months ended September 30, 2009 and approximately $25.5 million for the Combined nine months ended September 30, 2008. During the nine months ended September 30, 2009, we spent approximately $1.7 million on slot machine replacements and conversions, $520,000 to upgrade our information technology, $2.5 million to improve our facilities, and approximately $4.3 million on our hotels, including approximately $3.2 million on the pools at Aquarius and Stratosphere, $286,000 to renovate suites at Stratosphere, and $607,000 to replace our phone switches and consolidate our PBX function.

        Our total budgeted capital expenditures for 2009 are approximately $16 million. In addition to the amount spent through September 30, 2009, this amount includes approximately $950,000 for a new amusement ride at Stratosphere, $830,000 in improvements to Stratosphere's common areas, and $960,000 on the facilities at the Arizona Charlie's properties and other expenditures necessary for the regular maintenance of our properties. Our planned capital expenditures for 2009 are significantly less than in comparable periods in 2008 due to the completion of planned renovations at the Aquarius.

        We are currently completing our capital expenditure budget for 2010. At this time we have identified approximately $22.3 million in capital expenditures that may be completed in 2010. This amount includes approximately $2.5 million to complete the amusement ride at Stratosphere, $4.1 million to upgrade to a digital surveillance system, and approximately $4.5 million to complete improvements to our Stratosphere facilities that began in 2009. In addition to the $22.3 million in capital expenditures, we are evaluating additional improvements to our properties that we believe will enhance the overall guest experience.

        In addition to our capital expenditures, our current interest expense is approximately $3.5 million per month. We pay interest on our notes semi-annually, and we will pay approximately $14.1 million in interest on the notes on December 15, 2009. After that payment, we will make payments on every June 15 and December 15 of approximately $20.9 million until maturity.

        We believe our cash flow from operations and our cash balances will be sufficient to fund our operations, interest payments and capital expenditures for the next 12 months. However, our ability to fund our operations, make payments on our debt and fund planned capital expenditures will depend on our ability to generate cash in the future. This is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control as well as the factors described in the section entitled Risk Factors—Risks Relating to Our Business—"The recent downturn..." and "If we are unable to effectively compete..."

Effect of Restructured Term Loan

        The Restructured Term Loan contained a number of important restrictions, including restrictions on the incurrence of debt, restrictions on our business activities, financial maintenance covenants, restrictions on asset sales and restrictions on paying dividends. The Restructured Term Loan also contained a strict cash management and reserve system. We were required at closing of the Restructured Term Loan to fund approximately $26.9 million into a capital expenditure and FF&E reserve accounts that can only be used to make payments in respect of capital expenditures at the properties, and approximately $26.9 million into an equity reserve that can be used for general corporate purposes. In addition, we were required to fund and maintain reserves in respect of FF&E and excess cash on an ongoing basis. We were also required to apply certain excess cash flow to the amortization of the Restructured Term Loan on a quarterly basis.

Effect of the Old Notes Offering and New Notes Offering

        The indenture governing the notes contains a number of restrictions similar to the restrictions contained in the Restructured Term Loan, including restrictions on the incurrence of debt and restrictions on paying dividends, but is generally more favorable to us and provide us with significantly more operational flexibility. For example, the indenture does not require us to fund or maintain any reserves or adhere to any strict cash management system. Upon the repayment of the Restructured Term Loan with the proceeds of the offering of the old notes, all reserves maintained under the Restructured Term Loan were released and became available to us for general corporate purposes. Under the terms of the notes, any modification or waiver (including any waiver of a default) would typically require an amendment to the terms of the indenture and the consent of the requisite percentage of holders of the notes thereto. See "Description of New Notes".

        The new notes will be governed by the same indenture as the old notes and as a result the exchange offer will have no incremental effect on our operational flexibility.

        We currently do not have a revolving credit facility. Under the indenture for the notes, if we are able to meet a certain leverage ratio, we may enter into and incur up to $20.0 million in indebtedness under a credit facility, which would share equally and ratably in the collateral securing the notes. There can be no assurance that we will be able to meet this leverage ratio at any time during the term of the notes. Even if we are able to meet this leverage ratio, there can be no assurance that we will be able to obtain a credit facility. As a result, we expect our primary source of cash to come from the operation of our properties.

        Our primary cash requirements for 2009 are expected to include (i) expenses associated with ongoing day-to-day operations, (ii) interest payments on indebtedness, (iii) regular maintenance and other capital expenditures of approximately $16.0 million, which will be evaluated throughout the year, and (iv) payments for design and development costs of future projects.

        We believe that our cash flows from operations, restricted cash, and existing cash balances will be adequate to satisfy our anticipated uses of capital during the remainder of 2009. However, our forecasts of operations and estimates of our reasonably anticipated liquidity needs may change and further deterioration in the Las Vegas, Laughlin and U.S. economies, or other unforeseen events could occur, resulting in the need to raise additional funds from outside sources. Additional financing, if needed, may not be available to us, or if available, the financing may not be on terms favorable to us.

        The table below sets forth our contractual obligations as of September 30, 2009 by maturity date with "long term debt" and "interest on long term debt" presented on an as adjusted basis for the notes.

	Payment due by Period (amounts in thousands)
	Total	Less than 1 Year	1-3 Years	4-5 Years	5+ Years
Long Term Debt(1)	$375,000	—	—	$375,000	—
Interest on Long Term Debt	194,219	41,250	82,500	70,469	—
Capital Leases, including interest(2)	7,425	85	170	170	7,000
Operating Leases	1,970	461	739	770	—
Other Contractual Obligations	3,807	2,739	1,068	—	—
Total	$582,421	$45,535	$84,477	$446,409	$7,000

(1)
Does not reflect unamortized discount of $24,529.

(2)
Contractual obligations for capital leases include amounts due under a 99-year lease for storage space located at the Arizona Charlie's Decatur property. We are currently making monthly payments for the storage space of approximately $8,500.

  Liquidity and Capital Resources as of December 31, 2008

        Our primary sources of cash are from the operations of our properties and cash escrowed upon funding the Original Term Loans and restricted for various projects. During the Combined twelve month period ended December 31, 2008, our net cash provided by operating activities was approximately $20.6 million compared to approximately $73.4 million during the twelve months ended December 31, 2007. The primary reasons for the decrease were an approximate $19.8 million decrease in Net Revenues and an approximate $44.5 million increase in interest expense due to the Original Term Loans. At December 31, 2008, we had total restricted cash available to us for capital expenditures and other purposes of approximately $41.0 million. We had approximately $30.4 million in cash and cash equivalents as of December 31, 2008, virtually all of which is used for day-to-day operations of our casinos.

        During the Combined twelve month period ended December 31, 2008, our total capital expenditures were $40.2 million, of which approximately $18.4 million was used to complete the renovation of the Aquarius, approximately $3.7 million was used for the renovation of the Stratosphere and approximately $18.1 million was for new equipment, replacement of existing equipment and various other projects throughout ACEP. For the twelve months ended December 31, 2007, capital expenditures totaled $22.5 million, of which $11.4 million was used to purchase new and convert existing slot machines, $2.4 million was spent on the Aquarius renovation and approximately $8.7 million was for new equipment, replacement of existing equipment, and various other projects throughout the Company. During the Combined twelve months ended December 31, 2008, $22.6 million of our capital expenditures were paid from cash escrowed upon funding the Original Term Loans and restricted for various projects and $9.9 million was paid from our FF&E Reserve as defined in the Original Term Loans (essentially a reserve for capital expenditures on furniture, fixtures and equipment) that is funded monthly with 3% of net revenues.

        Under the terms of the Original Term Loans, our lender required us to place $54.0 million in cash and a letter of credit in reserve for capital projects upon funding of the Original Term Loans. These projects included approximately $19.0 million for the Aquarius hotel renovation, which is now complete, approximately $25.0 million for renovations at the Stratosphere, and approximately $10.0 million at Arizona Charlie's Decatur for an event room and other projects. Under the Restructured Term Loan, we are no longer required to direct capital to any specific project.

        Prior to the closing of the Acquisition, AEP required us to repay from funds provided by AEP, the principal, interest, any prepayment penalty or premium and any other obligation due under the terms of our 7.85% senior secured notes due 2012 and our senior secured credit facility. On February 15, 2008, in connection with the closing of the Acquisition, ACEP repaid all of its outstanding 7.85% senior secured notes due 2012, which were tendered pursuant to ACEP's previously announced tender offer and consent solicitation.

Off-Balance Sheet Liabilities

        We do not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of SEC Regulation S-K.

Critical Accounting Policies

        Our consolidated financial statements are prepared in accordance with GAAP. As such, we are required to make estimates and assumptions about the effects of matters that are inherently uncertain. Those estimates and assumptions are derived and continually evaluated based on historical experiences, current facts and circumstances, and changes in the business environment. We regularly evaluate those estimates and assumptions particularly in areas we consider to be critical accounting estimates. However, actual results may sometimes differ materially from estimates under different conditions. We have summarized our significant accounting policies in Note 1 to our consolidated financial statements. Of the accounting policies, we believe the following may involve a higher degree of judgment and complexity.

  Property and Equipment

        Property and equipment are stated at cost. For the majority of our property and equipment, cost has been determined based on estimated fair values in connection with the Acquisition. We have significant capital invested in our property and equipment, which represents approximately 90% of our total assets. Maintenance and repairs that neither materially add to the value of the property nor appreciably prolong its life are charged to expense as incurred. Judgments are made in determining the estimated useful lives of assets, salvage values to be assigned to assets and if or when an asset has been impaired. The accuracy of these estimates affects the amount of depreciation expense recognized in our financial results and whether we have a gain or loss on the disposal of the asset. We assign lives to our assets based on our standard policy, which is established by management as representative of the useful life of each category of asset. Whenever events or circumstances occur which change the estimated useful life of an asset, we account for the change prospectively.

  Slot Club Liability

        We offer programs, named Ultimate Rewards and A.C.E. Rewards, whereby participants can accumulate and bank points for casino wagering that can currently be redeemed for cash, lodging, food and beverages and merchandise, at the participant's discussion. As a result of the ability of the participants to bank the points, we accrue the expense of the points, after consideration of estimated breakage, as they are earned. The value of the cost to provide points is expensed as the points are earned and is included in casino expense on our consolidated statements of operations. A liability is recorded for the estimate of unredeemed points based upon redemption history at our casinos. Changes in the program, increases in membership and changes in the redemption patterns of the participants can impact this liability. Points expire after twelve months. Slot club liability is included in accrued expenses on our consolidated balance sheet.

  Self-Insurance

        We retain the obligation for certain losses related to customers' claims of personal injuries incurred while on our properties, for the first $100,000 per claim, as well as workers' compensation claims and dental claims for non-union employees. We accrue for outstanding reported claims, claims that have been incurred but not reported and projected claims based upon management's estimates of the aggregate liability for uninsured claims using historical experience, and adjusting company's estimates and the estimated trends in claim values. Although we believe we have the ability to adequately project and record estimated claim payments, it is possible that actual results could differ significantly from the recorded liabilities due to changes in health care costs, accident frequency and severity and other factors which could materially affect our estimates for these liabilities. We continually evaluate our recorded liabilities for potential changes and make adjustments as required.

  Income Taxes

        Prior to the closing of the Acquisition, for federal income tax purposes, our taxable income or loss was included in the consolidated income tax return of AEP. We entered into a tax allocation agreement with AEP, which provided for payments of tax liabilities to AEP, calculated as if we filed a consolidated income tax return separate from AEP. Additionally, the agreement provided for payments from AEP to us for any previously paid tax liabilities that were reduced as a result of subsequent determinations by any governmental authority or as a result of any tax losses or credits that were allowed to be carried back to prior years. The tax allocation agreement was terminated on February 20, 2008, in accordance with the terms of the Agreement.

        Effective February 21, 2008, our taxable income or loss is included in the Holdings' partnership tax return (Holdings is a limited liability company and treated as a partnership for tax purposes). As a limited liability company, Holdings' taxable income or loss is allocated to members in accordance with their respective percentage ownership. Therefore, we are no longer a taxable entity for federal or state income tax purposes and the tax on our income is borne by our members. Hence, no provision or liability for income taxes has been included in the financial statements subsequent to February 20, 2008. Earnings and losses after that date will be included in the income tax returns of the members of Holdings and taxed depending on their tax strategies. As a result, we will not incur any additional income tax obligations, and future financial statements will not include a provision for income taxes.

        Members of Holdings are responsible for income taxes on their allocated share of taxable income which may differ from income for financial statement purposes due to differences in the tax basis and financial reporting basis of assets and liabilities. The net tax basis of Holdings' assets and liabilities exceeded the reported amounts by $20.2 million at December 31, 2008.

        Prior to the closing of the Acquisition, we accounted for income tax assets and liabilities in accordance with FASB ASC 740, Income Taxes. FASB ASC 740 requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Our deferred tax assets and liabilities were measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences were expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates was recognized in the period that included the enactment date. We maintained valuation allowances where it was determined more likely than not that all or a portion of a deferred tax asset would not be realized. Changes in valuation allowances from period to period were included in our tax provision in the period of change. In determining whether a valuation allowance was warranted, we took into account such factors as prior earnings history, expected future earnings, carryback and carryforward periods, and tax planning strategies. As of December 31, 2007, based on the factors above, we expected to realize full tax benefit from our deferred tax assets and had determined that no valuation allowance was warranted.

  Intangible Assets and Long-Lived Assets

        Our finite-lived intangible assets consist of advance reservations and player loyalty plan, and our indefinite-lived intangible assets consist of goodwill and trade names. Acquired assets are recorded at fair value on the date of acquisition, as determined by independent appraisal. Finite-lived intangible assets are amortized over the estimated period to be benefited. Indefinite-lived intangible assets are not amortized, but are reviewed annually for impairment, during the fourth quarter.

        We evaluate our goodwill, intangible assets and other long-lived assets in accordance with the applications of FASB ASC 350, Intangibles—Goodwill and Other, and FASB 360, Property, Plant, and Equipment. For goodwill and indefinite-lived intangible assets, we perform an annual impairment test of these assets in the fourth quarter of each year and between annual dates in certain circumstances. For assets to be disposed of we recognize the asset at the lower of carrying value or fair market value, less costs of disposal, as estimated based on comparable asset sales, solicited offers or a discounted cash flow model. For long-lived assets to be held and used, we review for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. We then compare the estimated undiscounted future cash flows of the asset to the carrying value of the asset. The asset is not impaired if the undiscounted future cash flows exceed its carrying value. If the carrying value exceeds the undiscounted future cash flows, then an impairment charge is recorded, typically measured using a discounted cash flow model, which is based on the estimated future results of the relevant reporting property discounted using our weighted-average cost of capital and market indicators of terminal year free cash flow multiples. If an asset is under development, future cash flows include remaining construction costs. All recognized impairment charges are recorded as operating expenses.

        Management must make various assumptions and estimates in performing its impairment testing. For instance, management must first determine the usage of the asset. To the extent management decides that an asset will be sold or abandoned, it is more likely that impairment may be recognized. Assets must be tested at the lowest level for which identifiable cash flows exist, which means that some assets must be grouped, and management has some discretion in the grouping of assets. Future cash flow estimates are, by their nature, subjective and actual results may differ materially from our estimates. If our ongoing estimates of future cash flows are not met, we may have to record additional impairment charges in future accounting periods. Our estimates of cash flows are based on the current regulatory, social and economic climates, recent operating information and budgets of the various properties where we conduct operations. These estimates could be negatively impacted by changes in federal, state or local regulations, economic downturns, or other events affecting various forms of travel and access to our properties.

        See "—Results of Operations" above for a discussion of write-downs and impairment charges recorded during the years ended December 31, 2008, 2007 and 2006. The majority of the impairment charges recorded for the year ended December 31, 2008 are primarily related to the ongoing recession, which has caused us to reduce our estimates for projected cash flows, has reduced overall industry valuations and has caused an increase in discount rates in the credit and equity markets. As of December 31, 2008, we wrote off 100% of our goodwill.

  Recently Issued Accounting Pronouncements

        In May 2009, the Financial Accounting Standards Board issued FASB ASC 855, Subsequent Events, to incorporate the accounting and disclosure requirements for subsequent events into U.S. generally accepted accounting principles. FASB ASC 855 introduces new terminology, defines a date through which management must evaluate subsequent events, and lists the circumstances under which an entity must recognize and disclose events or transactions occurring after the balance-sheet date. The Company adopted FASB ASC 855 as of June 30, 2009, which was the required effective date. The Company evaluated its September 30, 2009 financial statements for subsequent events through November 10, 2009, the date the financial statements were available to be issued. The Company is not aware of any subsequent events which would require recognition or disclosure in the financial statements.

        In December 2007, the Financial Accounting Standards Board, or FASB, issued FASB ASC 805, Business Combinations. FASB ASC 805 establishes principles and requirements for determining how an enterprise recognizes and measures the fair value of certain assets and liabilities acquired in a business combination, including non-controlling interests, contingent consideration, and certain acquired contingencies. FASB ASC 805 also requires acquisition-related transaction expenses and restructuring costs be expensed as incurred rather than capitalized as a component of the business combination. FASB ASC 805 will be applicable prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The implementation of FASB ASC 805 did not have a material impact on our consolidated financial statements.

        In December 2007, the FASB issued FASB ASC 810, Noncontrolling Interests in Consolidated Financial Statements. FASB ASC 810's objective is to improve the relevance, comparability, and transparency of the financial information that a reporting entity provides in its consolidated financial statements by establishing accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. FASB ASC 810 is effective for fiscal years and interim periods within those fiscal years, beginning on or after December 15, 2008. The implementation of FASB ASC 810 did not have a material impact on our consolidated financial statements.

BUSINESS DESCRIPTION

Our Company

        We own and operate four gaming and entertainment properties in Clark County, Nevada. The four properties are the Stratosphere, which is located on the Las Vegas Strip and caters to visitors to Las Vegas, two off-Strip casino and hotel properties, Arizona Charlie's Decatur and Arizona Charlie's Boulder, which cater primarily to residents of Las Vegas and the surrounding communities, and the Aquarius in Laughlin, Nevada, which caters to visitors to and residents of Laughlin. We believe that the Stratosphere is one of the most recognizable landmarks in Las Vegas, our two Arizona Charlie's properties are well-known casinos in their respective marketplaces and the Aquarius is the largest hotel by number of rooms in Laughlin.

        We currently offer gaming, hotel, dining, entertainment, retail and other amenities at our properties. The following table provides certain summary information for each of our properties:

			At September 30, 2009				For the nine-month period ended September 30, 2009
	Year Built/ Last Renovated	Customer Orientation	Casino Square Footage	Number of Hotel Rooms	Number of Slots	Number of Table Games	Occupancy	Average Daily Room Rate
Stratosphere	1996/2005	Tourist	80,000	2,444	1,167	52	93.0%	$44.99
Arizona Charlie's Decatur	1988/Various	Local	55,227	258	1,207	14	51.8%	$49.52
Arizona Charlie's Boulder	1991 & 1999/Various	Local	47,541	303	975	12	51.4%	$37.80
Aquarius	1990/2008	Tourist/Local	57,070	1,907	1,304	35	46.3%	$45.91

        Our four properties target primarily middle-market customers who focus on obtaining value in their gaming, lodging, dining and entertainment experiences. We generate a significant amount of our business from drive-in, as well as fly-in, markets. We are committed to providing our patrons a high level of customer service. Our employees participate in regular and intensive customer service training programs and are rewarded and incentivized, in part, based upon the quality of service they provide to customers. We routinely conduct comprehensive customer surveys at all of our properties, and we pursue a process of continuous improvement at our properties based on the information gathered from our customer satisfaction surveys. We believe the value we offer our patrons, together with a strong focus on customer service, will enable us to continue to attract customers to our properties.

        Our executive and property-level management teams have an established record of developing, integrating and operating gaming and entertainment properties. Our management team is focused on controlling costs throughout our portfolio by efficiently scheduling staffing, reassessing overall staffing needs, achieving operating efficiencies and executing efficient marketing programs in an effort to increase operating cash flow.

        Our executive offices are located at 2000 Las Vegas Boulevard South, Las Vegas, Nevada 89104 and our telephone number is (702) 380-7777.

Our Strengths

Diverse Gaming Portfolio

        Our four gaming properties operate in three distinct Nevada gaming markets: Las Vegas Strip, Las Vegas locals and Laughlin. Our properties attract a mix of local gaming patrons and destination travelers, and we generate business from both the fly-in and drive-in markets. We believe that the diverse nature of our properties and the markets in which they operate provide a more stable revenue stream and customer base as compared to casino operators in Nevada that target only a single market.

        As a Las Vegas Strip property, the Stratosphere appeals to destination travelers, with approximately 13% of identified tracked play for the nine months ended September 30, 2009 coming from locals, approximately 21% coming from within a 51-350-mile radius, approximately 47% coming from outside a 350-mile radius and approximately 19% whose origin is unknown. Based on estimates by our management, we believe that in 2008 international travelers accounted for approximately 11% of total room bookings at the Stratosphere.

        The Arizona Charlie's properties primarily serve local Las Vegas customers and their guests. The Arizona Charlie's properties provide an alternative for locals who prefer a local gaming experience to the Las Vegas Strip atmosphere. The majority of customers for each Arizona Charlie's property live within a 10-mile radius of the Arizona Charlie's property that they visit. Arizona Charlie's Boulder serves the locals market in the eastern metropolitan area of Las Vegas and Arizona Charlie's Decatur serves the locals market in the heavily populated west Las Vegas area.

        We believe that the Aquarius is a leader in its market. The Aquarius appeals to local Laughlin customers, but it is also positioned as an alternative value destination for customers travelling from Nevada, Arizona and southern California.

Lower Risk Revenue Stream

        Each of our casinos emphasizes slot play, with substantially more slot machines than other games. Our marketing efforts and rewards programs target and incentivize slot play and help drive slot revenues.

        We believe that revenue from slot play is more predictable and more stable than table game play (particularly high-end table game play) and, as a result, our revenue stream from casino play is more predictable and less volatile than that of gaming operators that rely more on high-end table game play. Our ability to create a defined hold percentage and select the denominations and types of games on our slot floor help promote the predictability of slot play revenue.

        Revenue volatility is also mitigated because we cater to middle-market customers, and we generally do not attract high-end customers. As a result, we do not issue significant amounts of credit to our customers, the need to accept discounts on losses is rare and our revenues are not tied to whether a small group of high-end customers win or lose in their wagering.

Targeted Spending to Improve Our Properties

        Our capital programs are focused on renovating and improving the amenities offered at our properties with the goal of encouraging our guests to spend more time and money at our properties.

        Since the beginning of 2008, we have invested approximately $50.7 million of capital on projects across the properties, including room renovations, gaming floor improvements, gaming equipment upgrades and replacements, pool renovations and other capital improvements. This figure includes approximately $22 million spent at the Aquarius to renovate the rooms, the gaming floor and the pool. At the Stratosphere, our management is focused on targeted capital improvements to increase the amount of time and money spent on-site. We have already made improvements to the pool, buffet, Back Alley bar and hotel suites.

        Our total budgeted capital expenditures for 2009 are $16 million and for 2010 are $22 million, the majority of which is allocated to maintenance projects. Of the $38 million in total budgeted capital expenditures, $3.0 million is allocated to renovating the pools at Stratosphere and Aquarius and $3.6 million to build Sky Jump, a wired BASE jump from the top of Stratosphere Tower. Our management team also identified, but has not yet budgeted, approximately $20 million of investment in the Stratosphere to improve the entrances, restrooms, restaurants and gaming floor.

        We believe that we have already seen some of the benefits of this investment during the recent economic downturn, as evidenced by our ability to maintain relatively strong occupancy rates at the Stratosphere and average daily room rates at the Aquarius, the two properties where most of the investment has been made. We believe that the significant investments already made, together with the targeted capital expenditures planned, will position our properties to maximize revenues from our existing customers, encourage repeat visits and position our properties to increase cash flow when the market recovers over the long-term.

Experienced Management Team

        Since our acquisition by Holdings and Voteco (both described below), we have been managed by a new team with extensive experience in gaming operations. Frank Riolo, who was named our CEO in April 2008, formerly was the CEO of the Viejas casino. Over the four-year period that Mr. Riolo was the CEO of the Viejas casino, EBITDA and operating margins increased significantly and measures of guest and employee satisfaction improved. Mr. Riolo led a restructuring of the casino that involved increasing the property size while reducing the number of employees to operate more efficiently. Ned Martin, who was named our CFO in October 2008, has held senior-level positions in finance, operations and gaming development with Station Casinos, Inc., Silverton Casino, LLC and the Maloof Companies. Mssrs. Riolo and Martin are supported by property-level general managers that each have more than 18 years and have almost a combined 75 years of experience in the gaming and hotel industries.

Our Business Strategy

        We primarily target middle-market gaming patrons who focus on obtaining value in their gaming, lodging, dining and entertainment experiences. Our operating philosophy is to offer high quality gaming, hotel and dining experiences at an attractive price, by providing safe, clean and accessible facilities and attentive and friendly service.

        Our management team has developed a strategy that focuses on increasing the amount of time and money spent at our properties, strengthening our market position, attracting new customers, maximizing yield on existing gaming patrons, and increasing productivity throughout the portfolio.

Provide a Value-Oriented Experience

        We cater to middle-market gaming patrons by offering, in each of our properties, a value-oriented experience that provides competitive odds in our casinos, quality rooms in our hotels, high-quality dining facilities and, at the Stratosphere and the Aquarius, competitive, value-oriented entertainment attractions.

        Our properties are well positioned to provide a high quality experience to customers. At the Stratosphere and Aquarius, we provide value-oriented entertainment. At the Arizona Charlie's locations, we offer competitive payout ratios on our slot and video poker machines.

        The mix of slot play product is regularly modified to maximize revenues while also providing customers with the most current and popular games available. In addition, our Ultimate Rewards and A.C.E. Rewards programs enable customers to receive and redeem rewards, further encouraging frequent visits by our customers.

Position Our Properties to Better Target Their Respective Markets

        Our management team continues to focus on better positioning each property to target its respective market, improving our existing facilities, focusing on customer service and implementing a targeted cost reduction program. We continue to deploy capital strategically into value-enhancing projects to help increase the amount of time and money spent at our properties, gaming spend and market position and to attract new customers. We are rationalizing our marketing expenses by reducing inefficiencies, focusing on customer reinvestment rates and working to maximize yield on existing patrons.

        Our strategy for each property is summarized below:

  Stratosphere

        We seek to position the Stratosphere as the property of choice in the value segment. Our key objectives are to increase length of stay, increase the amount of time and money spent at the property and attract higher value customers in the value segment. To achieve these objectives, we are currently deploying funds to make targeted improvements to the common areas, including the entrances, restrooms, restaurants, pool and gaming floor, as well as adding new attractions such as the Sky Jump.

        We are focused on maximizing hotel revenue by making strategic investments in the rooms which we believe will improve our third party ratings, increase occupancy rates, capture market share, and increase the average daily room rate.

  Arizona Charlie's Properties

        At our Arizona Charlie's properties, we are currently focused on maintaining current market share and customer loyalty in the local Las Vegas market while preserving discipline in our promotional incentives. We recently launched unique promotional initiatives as part of our rewards program and we believe that these initiatives, while not costly, will help us increase player spend and differentiate the properties from their competitors.

        We also plan on investing targeted capital in projects such as food and beverage outlet beautifications and enhancements to the sports books and slot floors to maintain the overall appeal of the properties.

  Aquarius

        We are focused on positioning the Aquarius as the high-end gaming venue in Laughlin and increasing market share and cash flow. We are currently rationalizing our marketing expense and player reinvestment rates in order to increase yield on gaming patrons. We believe that the recent renovations of the hotel rooms, the gaming floor and the pool area will attract both tourists and locals, helping us to increase cash flow and increase or maintain our average daily room rate.

Our Gaming and Entertainment Properties

  Stratosphere

        Our largest property is the Stratosphere, a gaming and entertainment complex that comprises the Stratosphere Tower, a hotel, a casino and a retail center. The Stratosphere is located on approximately 34 acres of land at the northern end of the Las Vegas Strip, of which approximately 17 acres has been developed.

        Casino.    As of September 30, 2009, the Stratosphere's casino contained approximately 80,000 square feet of gaming space, with approximately 1,167 slot machines, 52 table games, an eight table poker room, and a race and sports book.

        Hotel, Food and Beverage.    As of September 30, 2009, the Stratosphere hotel has 2,444 rooms, including 133 suites. The hotel amenities include a 68,522 square-foot resort pool and recreation area located on the eighth floor, which includes a café, cocktail bar, private cabanas and a fitness center.

Beach Club 25, located on the 25th floor, provides a secluded adult pool. Approximately 2,426 of our guest rooms have been refurbished in the four years ended December 31, 2008.

        The Stratosphere offers five themed restaurants, one of which is Fellini's, an independently owned Italian-themed restaurant, and six lounges, two of which feature live entertainment. The C-Bar, our most recent addition to the Stratosphere's lounges, opened in November of 2006 and is centrally located within the casino. The Stratosphere's premier restaurant is Top of the World Restaurant, a 496-seat revolving restaurant located on the 106th floor of the tower. Located 833 feet over the Las Vegas Strip, the Top of the World has been granted the "Award of Excellence" from Wine Spectator Magazine for over 10 years.

        The Tower.    The Tower is the tallest freestanding observation tower in the United States and, at 1,149 feet, is the tallest building west of the Mississippi River. From the indoor/outdoor observation decks, lounge and restaurant, Tower visitors have dramatic views of the Las Vegas Strip, downtown Las Vegas and the surrounding Las Vegas Valley.

        The Tower Pod features the three highest thrill rides in the world:

  •
  Big Shot, which catapults riders in harnessed seats from the Tower Pod to the mast of the Tower and allows for a controlled free-fall back to the landing platform;

  •
  X Scream, is shaped like a giant teeter-totter and launches riders over the edge of the Tower and then dangles them weightlessly above the Las Vegas Strip; and

  •
  Insanity, which opened in March 2005, holds passengers in "escape proof" seats in an arm that extends riders from the edge of the Tower and spins passengers at up to three "G's". As the ride spins faster and faster, the riders are propelled up to an angle of 70 degrees, overlooking the City of Las Vegas just under 900 feet below.

        The Tower Pod also includes:

  •
  Event space and wedding chapels;

  •
  Romance at Top of the World, a 316-seat lounge; and

  •
  Indoor/outdoor observation decks containing a gift shop, Starbucks®, snack bar, free-standing vending machines featuring snacks and souvenirs designed to capitalize on the unique nature of the Tower.

        Retail and Entertainment.    The retail center, located on the second floor of the base building, occupies approximately 150,000 square feet of developed retail space and approximately 80,000 square feet of undeveloped space. The retail center contains 44 shops, five of which are food venues, and space for 5 merchant kiosks. The retail center also includes a full-service salon and spa. Adjacent to the retail center is the 640-seat showroom that currently offers evening and late-night shows, which are designed to appeal to value-oriented visitors who come to Las Vegas. The Stratosphere's entertainment includes American Superstars, a celebrity tribute, and Bite, a vampire-themed adult review.

  Arizona Charlie's Decatur

        Arizona Charlie's Decatur opened in April 1988 as a full-service casino and hotel geared toward residents of Las Vegas and the surrounding communities. Arizona Charlie's Decatur is located three and a half miles west of the Las Vegas Strip in the heavily populated west Las Vegas area. The property is easily accessible from Route 95, a major highway in Las Vegas. Arizona Charlie's Decatur offers on-site valet and self-parking lots with combined capacity for over 1,400 vehicles. We believe that ease of access to the casino is an important element in the appeal of Arizona Charlie's Decatur to local customers.

        Casino.    As of September 30, 2009, the casino at Arizona Charlie's Decatur contained approximately 55,227 square feet of gaming space with approximately 1,207 slot machines, 14 table games, a bingo parlor, a keno lounge, a race and sports book and a poker lounge. Arizona Charlie's Decatur emphasizes slot play because it is popular with local players and, as a result, generates high volumes of play and casino revenue. Most table games at Arizona Charlie's Decatur are devoted to double-deck, hand-dealt blackjack play.

        Hotel, Food and Beverage.    As of September 30, 2009, Arizona Charlie's Decatur had 258 rooms, including nine suites. Hotel customers include local residents and their out-of-town guests, as well as those business and leisure travelers who, because of location or cost considerations, choose not to stay on the Las Vegas Strip or at other hotels in Las Vegas.

        Arizona Charlie's Decatur has three restaurants. Arizona Charlie's Decatur also has one bar in the bingo area and three bars in the casino area, one of which includes a lounge with live entertainment nightly.

        Retail and Entertainment.    Arizona Charlie's Decatur provides complimentary entertainment as a component of its overall customer appeal. The Naughty Ladies Saloon features a variety of entertainment, including live bands, musician showcase nights and jam sessions. Arizona Charlie's Decatur has focused on the appeal of its entertainment programming in order to retain its customers and increase the play at its casino.

        We believe that ease of access to the casino is an important element in the appeal of Arizona Charlie's Decatur to local customers.

  Arizona Charlie's Boulder

        Arizona Charlie's Boulder opened in May 2000 as a full-service casino, hotel and RV park geared toward residents of Las Vegas and the surrounding communities. Arizona Charlie's Boulder is situated on approximately 24 acres of land located on Boulder Highway, in an established retail and residential neighborhood in the eastern metropolitan area of Las Vegas. The property is accessible from I-515, the most heavily traveled east/west highway in Las Vegas. Arizona Charlie's Boulder offers on-site valet and self-parking lots with combined capacity for over 1,200 vehicles.

        Casino.    As of September 30, 2009, the casino at Arizona Charlie's Boulder contained approximately 47,541 square feet of gaming space, 6,000 of which was added in June 2006, with approximately 975 slot machines, 12 table games, a bingo parlor, and a race and sports book. Arizona Charlie's Boulder emphasizes slot play because it is popular with local players and, as a result, generates high volumes of play and casino revenue. Most table games at Arizona Charlie's Boulder are devoted to double-deck, hand-dealt blackjack play.

        Hotel, Food and Beverage.    As of September 30, 2009, Arizona Charlie's Boulder hotel had 303 rooms, including 219 suites. Hotel customers include local residents and their out-of-town guests, as well as those business and leisure travelers who, because of location or cost considerations, choose not to stay on the Las Vegas Strip or at other hotels in Las Vegas. Arizona Charlie's Boulder has four restaurants and three bars, one of which is the Palace Grand lounge.

        Retail and Entertainment.    Arizona Charlie's Boulder complimentary entertainment is a component of its overall customer appeal. Palace Grand features live bands at no charge. Arizona Charlie's Boulder utilizes the appeal of its entertainment programming in order to retain its customers and increase the play at its casino.

        Arizona Charlie's Boulder also has an RV park. The RV park is one of the largest short-term RV parks on the Boulder Strip with over 200 spaces. The RV park offers nightly, weekly and monthly rates and a range of services, including laundry facilities, game and exercise rooms, a swimming pool, a whirlpool and shower facilities.

  Aquarius Casino Resort

        The Aquarius is a tourist, as well as locals, oriented gaming and entertainment destination property. The Aquarius is located on approximately 18 acres of land located next to the Colorado River in Laughlin, Nevada. During 2008, we completed a large capital improvement program for the Aquarius. Completed capital improvements to the Aquarius include renovations to the casino and common areas, new slot machines, new signage, and renovations to our suites as well as our standard rooms. We believe that as a result of the renovations at the Aquarius our hotel rooms are the most attractive in the Laughlin market.

        The Laughlin area is situated in an unincorporated portion of Clark County and is located in the southerly portion of the State of Nevada. Laughlin is located along the west side of the Colorado River which forms the boundary between the States of Nevada and Arizona. Las Vegas is located approximately 90 miles to the north. Los Angeles, California is approximately 290 miles west of Laughlin. Phoenix, Arizona is approximately 230 miles southeast of Laughlin. San Diego, California is approximately 350 miles southwest of Laughlin.

        Casino.    As of September 30, 2009, the Aquarius contained approximately 57,070 square feet of gaming space with approximately 1,304 slot machines, 35 table games, including a two table poker room, a keno lounge and a race and sports book.

        Aquarius Casino Resort emphasizes video poker because it is popular with local players and, as a result, generates high volumes of play and casino revenue. Many table games at the Aquarius Casino Resort are devoted to double-deck, hand-dealt blackjack play.

        Hotel, Food and Beverage.    The Aquarius is the largest hotel by number of rooms in Laughlin, Nevada, with 1,907 hotel rooms, including 90 suites, in two 18-story towers, as of September 30, 2009. Hotel amenities include an outdoor pool, lighted tennis courts and three restaurants, including the Vineyard, which is designed for fine dining and is utilized in the mornings for player's club members' breakfast, the Windows on the River Buffet and Café Aquarius, a diner which is open 24 hours. The Aquarius has four franchised fast food restaurants. The Aquarius also has four bars, one of which is an entertainment lounge, and one lounge patio.

        Retail and Entertainment.    Total meeting space at the Aquarius is approximately 35,000 square feet, with approximately 19,300 devoted to the pavilion which can accommodate 1,300 to 2,100 guests. The ballroom hosts numerous stage shows and musical reviews. The property also has a nightclub that is situated on the first floor adjacent to the casino and an outdoor amphitheater. In addition to meeting rooms, the facility offers a wedding chapel with a wide variety of ceremony packages. The property also includes a leased gift shop, a retail shop, the Jewels of Laughlin, which is leased to an outside operator and a parking garage with a capacity for 2,321 cars. Tours of the Colorado River are offered aboard the "Celebration", a paddle-wheeler style boat, and jet skis can be rented from the Aquarius' boat dock; both businesses are operated by lessees.

  Marketing Strategy

        We market our properties to both the tourists and local residents that are seeking a high-quality experience at a value-oriented price. The primary market for the Stratosphere is the middle-market, value conscious Las Vegas visitor. Both Arizona Charlie's Decatur and Arizona Charlie's Boulder cater to the local Las Vegas resident market. The Aquarius targets the middle to high-end visitor to Laughlin, Nevada and local residents.

        We aim to offer, in each of our properties, a high-quality, value-oriented experience by providing competitive odds in our casinos, quality rooms in our hotels, high-quality dining facilities and, at the Stratosphere and the Aquarius, competitive value-oriented entertainment.

        A.C.E. Rewards is our cross-property player rewards program which we utilize to attract and retain customers. This program allows players to accumulate points which can be exchanged for cash and complimentaries at any of our properties regardless of where the points were earned.

        We use our database to support the marketing of our product offerings through direct mail, e-mail and telemarketing programs. We also use print, billboards, radio and television advertising and promotional messages posted on our marquees to promote our properties.

        We emphasize the Stratosphere as a destination property for visitors to the Las Vegas Strip by offering an attractive experience for the value-minded customer. The Stratosphere utilizes the unique amenities of its tower to attract visitors. Gaming products, hotel rooms, entertainment and food and beverage products are priced to appeal to the middle-market Las Vegas visitor. The Top of the World, our gourmet restaurant located at the top of the Stratosphere Tower, however, caters to higher-end customers. Advertising and promotional campaigns are designed to maximize hotel room occupancy, visits to the tower, attendance at our shows, and the attraction and retention of players to the property.

        In the Las Vegas local market, we strive to deliver value to our gaming customers at our Arizona Charlie's locations by offering competitive payout ratios on our slot and video poker machines. We market the Arizona Charlie's properties to local residents of Las Vegas and the surrounding communities. We believe that the properties' pricing and gaming odds make them competitive values in the Las Vegas locals market and that their gaming products, rewards program, hotel rooms, restaurants and other amenities attract and retain local customers in search of reasonable prices, boutique casinos and more attentive service.

        The Laughlin market is a value-oriented destination for travelers seeking an alternative to the fast-paced Las Vegas experience. The Aquarius targets the customer seeking a better experience than what is typically offered in this market with its renovated rooms and casino floor, breadth of gaming, lodging, dining and entertainment amenities and friendly service. Since acquiring the properties in 2008, the facility has been upgraded with 831 new slot machines, new lobby, new V.I.P. Check-In, V.I.P. Players Lounge, a refurbished center bar, renovated rooms and the addition of a patio lounge providing views of the Colorado River. Four nationally recognized brand names operate within the Aquarius.

  Competition

        The hotel and casino industry in general, and the markets in which we compete in particular, are highly competitive. The Las Vegas market includes many world-class destination resorts, with numerous other tourist attractions. Numerous Las Vegas hotel and casino resorts are themselves tourist attractions. Each of these resorts competes with us in our ability to attract visitors to the Stratosphere. The Stratosphere's hotel and food and beverage operations compete directly with other properties targeting the middle-market Las Vegas visitor. Some of our competitors on the Las Vegas Strip include, but are not limited to, hotels and casinos such as the Sahara, the Riviera, Circus Circus, the Luxor and the Tropicana. The Stratosphere competes with other hotels and casinos on the Las Vegas Strip based on a mix of casino games, personal service, payout ratios, location, price of hotel rooms, restaurant value and promotions.

        The Arizona Charlie's properties compete primarily with other Las Vegas hotels and casinos located off of the Las Vegas Strip. The Arizona Charlie's properties compete for local customers with other hotels and casinos targeting this group and located near their respective hotel and casino. The Arizona Charlie's properties compete with other casinos in the Las Vegas metropolitan area based on a mix of casino games, personal service, payout ratios, location, price of hotel rooms, restaurant value and promotions.

        The Aquarius competes primarily with other Laughlin hotels and casinos located along the Colorado River. From a competitive standpoint, the Aquarius is the largest hotel in Laughlin based on the number of available rooms and we believe that the Aquarius casino has the second largest number of slot machines of its competitors in Laughlin. The Aquarius competes with other hotels and casinos in Laughlin based on a mix of casino games, personal service, payout ratios, price of hotel rooms, restaurant value and promotions.

        For a more complete discussion of certain competitive risks, see "Risk Factors—Risks Relating to Our Business—"The recent downturn…" and "If we are unable to effectively compete…"

  Trademarks

        We regard our trademarks, service marks, trade names and similar intellectual property as important to our success. We rely on a combination of laws and contractual restrictions with our employees, customers and others to establish and protect our proprietary rights. We have registered a large number of trademarks and service marks in the United States, including the names of our hotels and casinos. We use certain other trademarks, trade names, service marks and similar intellectual property owned by third parties in our business.

        We have registered "Arizona Charlie's Inc." as a trade name with the Nevada Secretary of State. One of our subsidiaries also licenses the right to use "Arizona Charlie's" as a service mark from Becker. Pursuant to this license agreement, Becker has exclusively licensed its common law rights in and federal registration for such mark to us. This license agreement was entered into in connection with the 2000 sale of the Arizona Charlie's Decatur property from Becker to one of our subsidiaries. On July 25, 2009, the federal registration for the "Arizona Charlie's" mark was cancelled because Becker failed to renew the registration. Becker has since applied for a new federal registration for the "Arizona Charlie's" mark and, pursuant to an addendum to the license agreement entered into between Becker and us on August 10, 2009, has agreed to license its rights to us under any registration issuing therefrom.

        There can be no assurance that Becker's application for such new federal registration will be granted. Until the mark is once again federally registered, we will continue to benefit from our license to Becker's common law rights in the "Arizona Charlie's" mark and our Nevada trade name registration, although we will not have the benefits of federal registration. In the event that such application is denied or any person successfully opposes such application, our rights to the "Arizona Charlie's" mark may be adversely affected because we will not have the additional benefits of federal registration, and will instead need to rely solely on the Nevada trade name registration and Becker's common law rights in the Arizona Charlie's mark to prevent others from using the Arizona Charlie mark. Benefits of a federal registration include, among other things, the potential ability to prevent a junior user anywhere in the United States from using the same mark or a confusingly similar mark for the same or similar services. In contrast, common law rights arise under state laws rather than federal law, are generally limited to the geographic areas in which the marks are used or where they have acquired a reputation, and rights under state law are limited to the geographic boundaries of the applicable state.

  Seasonality

        Generally, our Las Vegas gaming and entertainment properties are not affected by seasonal trends. However, our Laughlin gaming and entertainment property tends to have increased customer flow from mid-January through April.

  Casino Credit

        We extend credit on a discretionary basis to qualified patrons. We maintain strong controls over the extension of credit and evaluate each individual patron's creditworthiness before extending credit. Collection of our customers' debts is pursued by appropriate means, including legal proceedings when necessary. Historically, our casino credit is less than 2% of all table games wagering.

The Las Vegas Market

        Las Vegas is one of the largest entertainment markets in the country. We believe that Las Vegas hotel occupancy rates are among the highest of any major market in the United States. We believe that the Las Vegas gaming market has two distinct sub-segments: the tourist market, which tends to be concentrated on the Las Vegas Strip and Downtown Las Vegas, and the local market, which includes the surrounding Las Vegas area.

  Tourist Market

        According to the LVCVA, the number of visitors traveling to Las Vegas increased over the last ten years from 30.6 million visitors in 1998 to 37.5 million visitors in 2008, a compound annual growth rate of 2.1%. The number of hotel and motel rooms in Las Vegas increased from 109,365 at the end of 1998 to 140,529 at the end of 2008, a compound annual growth rate of 2.5%. Despite this significant increase in the supply of rooms, the Las Vegas hotel occupancy rate exceeded 88% for each of the years from 1998 through 2008.

        Las Vegas saw declines in tourism in 2008 as the combined economic factors of the housing crisis, frozen credit markets, volatile gas prices and increased unemployment translated to reduced consumer confidence and travel spending in much of the country. According to the LVCVA statistical reports, even with attempts to stimulate demand in the slowed economy with discounted room rates, visitor volume in Las Vegas decreased approximately 4.4% in 2008 compared to 2007 while the hotel average daily room rate decreased by approximately 9.8% and hotel occupancy decreased by 4.2%. Much of the decrease in average daily room rate occurred in the June through December 2008 period when the average monthly year-over-year decrease in average daily room rate was approximately 14.1%. The monthly year-over-year decrease in hotel occupancy was most pronounced in the fourth quarter of 2008 averaging approximately 8.5%.

        Las Vegas Strip gaming revenues grew as Las Vegas visitations and hotel room counts increased. Between 1998 and 2008, gaming revenues on the Las Vegas Strip experienced a compound annual growth of 4.4%. Gaming revenues for 2008 totaled approximately $9.8 billion, a 9.9% decrease from 2007, due to combined economic factors of the housing crisis, frozen credit markets, volatile gas prices and increased unemployment translated to reduced consumer confidence and travel spending in Las Vegas and in much of the country. This trend has continued into 2009.

        Las Vegas has been a significant destination for trade shows. The number of trade show and convention attendees in Las Vegas increased from approximately 3.3 million in 1998 to 5.9 million in 2008, representing a compound annual growth rate of 6.0%. For the nine months ended September 30, 2009, meetings held and convention attendance declined 18.2% and 27.1% compared to the same period ended in 2008.

  Local Market

        Nevada historically enjoyed a strong economy and demographics that include an increasing number of retirees and other active gaming patrons. A majority of Nevada's growth has occurred in Las Vegas, which is located in Clark Country. The population of Clark County has grown from 1,246,150 in 1998 to 1,986,146 in 2008, a compound annual growth rate of 4.8%. In comparison, the United States population increased at a compound annual growth rate of 1.0% during this period.

        From 2007 to 2008, Las Vegas experienced a 0.6% decrease in population, which was likely the result of the combined economic factors of the local housing crisis and increased foreclosures. Frozen credit markets, volatile gas prices and increased unemployment contributed to a reduction of consumer confidence and spending in Las Vegas.

  The Laughlin Market

        The Laughlin area economy is primarily dependent on the gaming and tourism industry. Laughlin visitor volume and occupancy rates have declined on an annual basis over the past several years while the number of hotel rooms has remained fairly constant. The declining trend in these primary indicators began in 1994 after nearly 10 years of economic growth in the area's primary industry. According to the LVCVA as of December 31, 2008, the Laughlin market consisted of approximately 10,655 hotel rooms and its gaming revenue for 2008 was approximately $571 million, down 9.5% from 2007. Visitor volume decreased 7.6% year-over-year to approximately 2.9 million compared to 3.1 million in 2007. Occupancy in 2008 declined 2.8% to 69% while average daily room rate increased 3.8% to $43.51.

Our History

        ACEP was formed in Delaware on December 29, 2003 as a holding company to acquire the entities that own and operate the Stratosphere and the Arizona Charlie's properties. The Stratosphere had been owned by a subsidiary of our former indirect parent, IEH. The Arizona Charlie's properties were owned by Carl C. Icahn and one of his affiliated entities. We purchased the Aquarius from Harrah's on May 19, 2006. Until February 20, 2008, ACEP was a subsidiary of AEP, and its ultimate parent was IELP.

        On April 22, 2007, AEP, our former direct parent, entered into an Agreement with Holdings to sell all of our issued and outstanding membership interests to Holdings, for $1.3 billion plus or minus certain adjustments such as working capital, more fully described in the Agreement. Pursuant to the Assignment and Assumption Agreement, dated December 4, 2007, between Holdings and Voteco, Holdings assigned all of its rights, obligations and interests under the Agreement to Voteco. The Acquisition closed at a purchase price of $1.2 billion on February 20, 2008.

        On February 20, 2008, upon consummation of the Acquisition, we issued and sold 100% of our Class B membership interests, or Class B Interests, to Holdings for approximately $200.1 million. Except as otherwise expressly required by law, holders of our Class B Interests have no voting rights. We issued the Class B Interests to Holdings in reliance on the exemption from registration under the Securities Act pursuant to Section 4(2) thereof. Voteco acquired 100% of our voting securities by purchasing 100% of our newly issued Class A Interest in exchange for consideration in the amount of $30. The source of funds used by Voteco to purchase the Class A Interest were contributions of capital made to Voteco by each of its three members.

        In addition, upon the closing of the Acquisition, ACEP, Voteco and Holdings entered into an Amended and Restated Limited Liability Company Agreement of ACEP, or the ACEP Operating Agreement. In connection with the closing of the Acquisition, each of the initial members of Voteco (Stuart Rothenberg, Brahm Cramer and Jonathan Langer), Holdings and Voteco entered into a Transfer Restriction Agreement. Mr. Rothenberg subsequently resigned as a manager of Voteco on March 9, 2009. Mr. Rothenberg's membership interests in Voteco were transferred to Steven Angel, and Mr. Angel became a manager of Voteco on August 20, 2009. Mr. Cramer subsequently resigned as a manager of Voteco on September 11, 2009. Mr. Cramer is still a member of Voteco.

        On February 20, 2008, in connection with the closing of the Acquisition, certain of our wholly-owned indirect subsidiaries obtained the Original Term Loans in an aggregate amount of approximately $1.1 billion from GSMC pursuant to certain mortgage and mezzanine loan agreements.

        The following table reconciles the effects of the Acquisition, accounted for as a purchase business combination, on our February 20, 2008 (Predecessor) balance sheet to the February 21, 2008 (Successor) balance sheet.

	(In thousands)
	Predecessor Balance Sheet	Fair Value Adjustments	Successor Balance Sheet
Total current assets	$58,762	$49,484	$108,246
Property and equipment, net	432,254	735,886	1,168,140
Intangible assets, net	1,858	43,015	44,873
Total other assets	—	16,366	16,366

Total Assets	$492,874	$844,751	$1,337,625

Total current liabilities	$40,477	$7,372	$47,849
Long-term debt and capital leases	1,720	1,108,000	1,109,720
Total members' equity	450,677	(270,621)	180,056

Total Liabilities and Members' Equity	$492,874	$844,751	$1,337,625

        On June 25, 2009, the Original Term Loans were restructured as described above under "Restructured Term Loan and June 2009 Debt Restructuring" and the principal indebtedness owed to GSMC following such restructuring is $350 million.

        On August 14, 2009, we closed the offering of the old notes. The gross proceeds from the offering after taking into account original issue discount, and certain of GSMC's out-of-pocket expenses incurred in connection with the repayment, were $311,250,000. The gross proceeds of the offering were used to repay the then existing balance of the Restructured Term Loan. Upon the payment of the gross proceeds from that offering, GSMC forgave the remaining balance of the Restructured Term Loan and the Restructured Term Loan was deemed repaid in its entirety.

Environmental Matters

        We are subject to various federal, state and local laws, ordinances and regulations that govern activities or operations that may have adverse environmental effects, such as discharges to air and water or may impose liability for the costs of cleaning up and certain damages resulting from sites of spills, disposals or other releases of hazardous or toxic substances or wastes. We endeavor to maintain compliance with environmental laws, but from time to time, current or historical operations on, or adjacent to, our property may have resulted or may result in noncompliance with environmental laws or liability for cleanup pursuant to environmental laws. In that regard, we may incur costs for cleaning up contamination relating to historical uses of certain of our properties.

Employees

        At September 30, 2009, we had approximately 4,600 employees, of which approximately 1,900 were covered by various collective bargaining agreements providing, generally, for basic pay rates, working hours, other conditions of employment and orderly settlement of labor disputes. We historically have had good relationships with the unions representing our employees and believe that our employee relations are good.

MANAGEMENT

Identification of Directors and Officers

        The following table sets forth certain information as of September 23, 2009 concerning our directors, executive officers and key employees:

Name	Age	Position
Frank V. Riolo	58	Chief Executive Officer, Board Member
Edward W. Martin III	44	Chief Financial Officer, Treasurer, and Board Member
Jonathan Langer	39	Board Member
Steven Angel	40	Board Member

Name	Age	Position
Phyllis A. Gilland	51	Vice President, General Counsel and Secretary
Ronald P. Lurie	68	Executive Vice President, General Manager—Arizona Charlie's Decatur
Paul Hobson	43	Senior Vice President, General Manager—Aquarius Casino Resort
Mark Majetich	59	Senior Vice President, General Manager—Arizona Charlie's Boulder

        Frank V. Riolo has served as our Chief Executive Officer since April 2008 and as a director since September 2008. Prior to joining American Casino & Entertainment Properties LLC, Mr. Riolo operated Riolo Group, LLC, assisting private companies with strategic planning and operational reorganization. He also served as Chief Executive Officer of Viejas Enterprises, from 2002 to 2007, a Native American gaming company operating in the State of California.

        Edward W. Martin III has served as our Chief Financial Officer and Treasurer since October 2008 and as a director since March 2009. From September 2003 to May 2008, Mr. Martin was Vice President of Gaming Development for Station Casinos, Inc. In that capacity, he was actively involved in acquisitions, real estate planning and development, new business development in the United States and internationally. He was a member of the Station Casinos development team that created the master plans for four casino hotel projects. From September 2000 to August 2003, Mr. Martin was Senior Vice President of Finance and Strategic Planning for Silverton Casino, LLC, where he worked actively with the principals and operating departments to reposition the Silverton Casino Hotel into one of Las Vegas' first casino resorts identified with a "life-style" brand. Mr. Martin was Chief Financial Officer of the Maloof Companies from May 1994 to September 2000. As Chief Financial Officer of Maloof Companies, he was responsible for all financial areas of the organization, which included the beverage distribution, hotel, casino and professional sports industries. He worked with the principals and executed multiple debt, equity, real estate and derivative transactions that allowed the company to divest of non-strategic assets and build an organization that now includes such well-known assets as The Palms Casino Resort in Las Vegas, Sacramento Kings NBA franchise and the 17,000 seat Arco Arena in Sacramento, CA.

        Jonathan Langer has served as a director since February 2008 upon the closing of the Acquisition. Mr. Langer is a member of the audit and compensation committees. He is a partner at Goldman Sachs where he is head of US acquisitions and global head of hospitality and gaming investing for the Real Estate Principal Investment Area. He is a member of the Whitehall Investment Committee and the GS Real Estate Partners Fund Investment Committee. Since July 2006, he has been a member of the Board of Directors of Colony Resorts LVH Acquisitions, LLC. Prior to joining Goldman Sachs, Mr. Langer was an associate at JMB Realty from 1992 to 1994.

        Steven Angel became a director in March 2009 upon election by the Board. Mr. Angel is a member of the audit committee. He has been a managing director of Goldman Sachs since 2008 and a vice president in the Real Estate Principal Investment Area since 2004. From 2002 until joining Goldman Sachs, Mr. Angel was an equity research analyst for Lehman Brothers.

        Phyllis A. Gilland has served as our Vice President, General Counsel and Secretary since October 2008. Ms. Gilland is the corporate Compliance Officer, oversees corporate legal issues and is responsible for the retail, risk management and security investigations departments. Ms. Gilland has developed and implemented the legal strategy for many companies in the areas of regulatory and business compliance, corporate governance, claim management, real estate matters, risk management and mergers and acquisitions. Prior to joining ACEP, from 2000 to 2007 Ms. Gilland served as general counsel and chief financial officer for Taylor Construction Group Companies, headquartered in Des Moines, Iowa with affiliates around the country, including Las Vegas, Nevada and with several of their subsidiaries. Prior to Taylor Construction, she served as general counsel for Principal International, Inc. from 1999 through 2000 and associate general counsel for Principal Financial Group from 1994 through 1999. In addition, Ms. Gilland has held positions with the Resolution Trust Corporation and KPMG.

        Ronald P. Lurie has served as Executive Vice President and General Manager of Arizona Charlie's Decatur since inception and as Executive Vice President and General Manager of Arizona Charlie's Decatur since January 1999. From November 1990 until January 1999, Mr. Lurie held various positions at Sunset Coin, an affiliate of Arizona Charlie's, Inc., including as General Manager of Sunset Coin. In addition to his more than 25 years in the gaming industry, Mr. Lurie served as a Las Vegas City Councilman from 1973 to 1987 and as the Mayor of Las Vegas from June 1987 to June 1991.

        Paul Hobson has served as Senior Vice President and General Manager of Aquarius Casino Resort since December 2008. From 1998 to 2008, he was a member of Primm Valley Casino Resorts executive team; most recently as Senior Vice President of Operations in Primm, Nevada. During his tenure there, his areas of responsibility expanded while in the employment of the Primadonna Co., LLC, MGM MIRAGE and Herbst Gaming. His responsibilities included strategic planning and oversight of three fully appointed casino resorts, two championship golf courses and other areas of the resort complex. Mr. Hobson brings more than 20 years of gaming and hospitality experience, and has also held financial management positions with both Caesars Palace in Las Vegas, Nevada and Caesars Tahoe in South Lake Tahoe, Nevada.

        Mark Majetich has served as Senior Vice President and General Manager of Arizona Charlie's Boulder since April 2004, and Vice President and General Manager for Arizona Charlie's Boulder since May 2001. He served as Director of Operations at Arizona Charlie's Boulder from February 2001 until May 2001. From June 2000 until January 2001, he was Director of Hotel Operations for the Stratosphere. From November 1992 until August 1999, Mr. Majetich held various positions at the Excalibur Hotel/Casino, including most recently, Hotel Manager. He has more than 25 years of experience in the gaming industry.

        No family relationships exist between any directors or executive officers of ACEP.

        Mr. Langer was appointed to our Board pursuant to the terms of our Amended and Restated Limited Liability Company Agreement entered into in connection with the closing of the Acquisition.

  Audit Committee

        On September 30, 2008, our Board of Directors had established an audit committee initially consisting of Mr. Rothenberg, Mr. Cramer and Mr. Langer through December 31, 2008. Mr. Rothenberg resigned from our Board on March 9, 2009. On March 19, 2009, Mr. Angel became a director and was appointed to the audit committee. Mr. Cramer resigned from our Board on September 11, 2009.

        Our Board of Directors did not have an 'audit committee financial expert', within the meaning of Item 407(d)(5) of Regulation S-K, serving on the audit committee. The Board believed that each member of the audit committee was financially literate and possessed sufficient experience, both professionally and by virtue of his service as a director and member of the audit committee, to be fully capable of discharging his duties as a member of the audit committee. However, none of the members of the audit committee had a professional background in accounting or 'preparing, auditing, analyzing or evaluating financial statements'. If the audit committee determined that it requires additional financial expertise, it would have either engaged professional advisers or sought to recruit a member who would qualify as an 'audit committee financial expert' within the meaning of Item 407(d)(5) of Regulation S-K.

Code of Ethics

        We have adopted a code of ethics that applies to our Chief Executive Officer, or CEO, and senior financial officers, or persons performing similar functions.

Corporate Governance Guidelines

        We have adopted corporate governance guidelines.

Director Independence

        We believe that Messrs. Langer and Angel are not "independent" as defined in the currently applicable listing standards of the New York Stock Exchange, or NYSE, because they are the beneficial owners of 100% of the Class A Interests. ACEP has no securities listed on the NYSE and, therefore, are not subject to the NYSE listing standards.

EXECUTIVE COMPENSATION

Compensation Committee Interlocks and Insider Participation

        Our board of directors established a standing compensation committee on September 25, 2008. During our 2008 fiscal year, none of our officers or former officers (a) participated in deliberations concerning executive compensation of our board of directors, or (b) served on the board of directors or compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on our board of directors.

Compensation Discussion and Analysis

Overview

        Our board of directors has established a standing compensation committee. The directors that serve on the compensation committee are Frank V. Riolo and Jonathan Langer. The entire compensation committee participates in deliberations concerning executive compensation and annually reviews the performance, salary and bonus of our chief executive officer and chief financial officer. Our chief executive officer reviews the performance, salary and bonus of the other executive officers. The conclusions reached and the recommendations based on these reviews, including with respect to salary adjustments and annual bonus awards, if any, are then presented to the board of directors. The compensation committee determines the recommended size of the chief executive officer's compensation based on the compensation levels of comparable positions at other companies, gaming and non-gaming, of similar size, scope of operations, and revenues, and also considers the chief executive officer's performance and responsibility level, as well as our current financial condition and performance, such as growth in revenues, EBITDA and strategic acquisition or disposition of assets. The board of directors does not delegate the authority to establish executive officer compensation to any other person and has not retained any compensation consultants to determine or recommend the amount or form of executive and director compensation. Instead, the board of directors has relied on recommendations from our human resources personnel, chief executive officer and appropriate, legal, tax and accounting advisors.

Compensation Philosophy and Objectives

        Our executive compensation philosophy is designed to support our key business objectives while maximizing value. The objectives of our compensation structure are to attract and retain valuable employees, assure fair and internally equitable pay levels and provide a mix of base salary and variable bonuses that provides motivation and awards performance. At the same time, we seek to optimize performance and manage compensation costs.

        The primary components of our executive compensation are base salary and annual bonus, payable in cash. Base salary and bonus are determined based on job function and each executive's contribution to our performance and achievement of our overall business objectives.

        ACEP is a limited liability company with two members and our securities are not publicly traded. Therefore, we do not pay compensation in options, units or other equity-based awards.

Individual Performance Measurement

        Our board of directors sets performance goals for our executive officers, including operational, growth and leadership goals for the organizations they manage. At the end of each year, the board of directors, with input from our chief executive officer, assess each executive's performance against his or her pre-established goals and determine a performance rating. The board of directors uses this assessment to inform its discretion in determining the individual component of the cash bonus. This performance appraisal process is largely subjective, with much discretion exercised by our board of directors and performance review by our chief executive officer. There is no specific weight given to any one individual goal or performance criterion. The assessment is based on our board of directors' and chief executive officer's determinations regarding how well the executive performed his or her job, and such assessment is qualitative, not quantitative, in nature. For example, when determining how well each of the executive's grew his or her organization, they placed more importance on the quality of the new hires than on the number or percentage of people hired. The performance appraisal process is the same for each of our executive officers.

Base Salary

        We view executive officer base salaries as a tool that provides executives with a reasonable base level of monthly income relative to the jobs they are doing and market-competitive salaries. The compensation committee participates in deliberations with respect to base salary, and then makes recommendations to the board of directors for the compensation of the chief executive officer, chief financial officer and other executive officers as it may determine. The entire board of directors then sets final salaries for the chief executive officer and the chief financial officer. Base salary is paid for ongoing performance throughout the year and is determined based on job function and each executive's contribution to our performance and achievement of our overall business objectives.

Bonus

        Our annual bonuses are intended to reward particular achievement during the year, motivate future performance and attract and retain highly qualified key employees. Although we intend for performance-based incentives and rewards to be substantial when warranted, these incentives are secondary to career growth, work environment and engaging work opportunities. We seek to develop a highly-motivated and collaborative workforce that pursues achievements for the sake of progress and innovation before individual gain. When ACEP as a whole and individual executive officers achieve our goals, we ensure that appropriately significant economic rewards follow.

        All of our executive officers are eligible to receive discretionary cash bonuses.

Management Incentive Plan and Key Employee Plan

        Effective January 1, 2005, we established a management incentive plan, or the MIP, to provide members of our executive management, other than our chief executive officer, with additional compensation for their contribution to the achievement of our corporate objectives.

        Upon closing the Acquisition, we terminated the MIP.

        Awards of $2.7 million and $190,000 were made under the MIP in 2007 and 2006, respectively.

        We also adopted a Key Employee Plan in conjunction with the Acquisition, which allows for certain key employees to be paid one year's salary upon meeting certain conditions. The employee must be employed in good standing at the closing date of the Acquisition and must complete the transition period, defined as up to 60 days after closing, if requested by Voteco. The obligation to make such payments will remain with AEP. We paid approximately $4.6 million in 2008 under the Key Employee Plan. The Key Employee Plan was terminated during 2008.

Severance Arrangements

        We have agreements with certain of our executive officers that provide for additional or accelerated compensation on the termination of the executive's employment or a change of control of ACEP, as set forth below.

        We have entered into an employment agreement with Edward W. Martin, III, our chief financial officer, that provides that in the event that Mr. Martin is terminated without cause (as defined in his employment agreement), Mr. Martin will receive all amounts earned, vested, due, and unpaid as of the termination date, plus a lump sum payment equal to one year of base compensation, within 15 days.

        Effective August 20, 2009, Arthur Keith is no longer serving as President of Stratosphere Gaming LLC, one of ACEP's subsidiaries. The Company and Mr. Keith entered into a consulting agreement effective August 27, 2009 through August 30, 2010. In consideration of the provisions of the consulting services, Mr. Keith received consulting fees of $212,500.00 on September 11, 2009 and will receive consulting fees of $212,500 on January 31, 2010. In addition, Mr. Keith is entitled to be reimbursed for certain expenses.

Perquisites Benefits

        Our executive officers, like our other employees, participate in various employee benefit plans, including medical and dental care plans; flexible spending accounts for healthcare; life, accidental death and dismemberment and disability insurance; employee assistance programs (e.g., confidential counseling); and paid time off. Like our other employees, we also pay life insurance premiums for the benefit of our executive officers. Our offering of benefits is designed to enable us to attract and retain our workforce in a competitive environment.

        We maintain a retirement savings plan under Section 401(k) of the Internal Revenue Code covering our non-union and certain of our union employees. The plan allows employees to defer, within prescribed limits, up to 75% of their income on a pre-tax basis through contributions to the plan. We currently match, within prescribed limits, 50% of eligible employees' contributions up to 6% of any individual's earnings. We recorded $0.8 million, $0.2 million, $1.0 million and $0.7 million, for matching contributions for the period February 21, 2008 through December 31, 2008 (Successor), the period January 1, 2008 to February 20, 2008 and the years ended December 31, 2007 and 2006 (Predecessor), respectively. On March 4, 2009, the Company announced, that as of April 5, 2009, it is suspending the 401(k) match program.

        The total value of all perquisites provided to each of our executive officers is less than $10,000.

Executive Compensation

        The following table sets forth the compensation earned during the years ended December 31, 2008, 2007 and 2006 by our chief executive officer, or PEO, chief financial officer, or PFO, and our three other most highly compensated executive officers and key employees for services rendered in all capacities for the year.

 ANNUAL COMPENSATION(1)

Name and Principal Position	Year	Salary($)	Bonus ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total
Frank V. Riolo (PEO)	2008	378,461	75,000	—	7,703	461,164
Chief Executive Officer
Richard P. Brown (Former PEO)	2008	216,346	—	—	1,006,758	1,223,104
President & Chief Executive	2007	625,000	—	168,750	12,886	806,636
Officer	2006	588,942	—	—	13,048	601,990
Edward W. Martin III (PFO)	2008	66,923	15,000	—	—	81,923
Chief Financial Officer & Treasurer
Denise Barton (Former PFO)	2008	282,308	—	66,919	712,929	1,062,156
Senior Vice President, Chief	2007	374,375	—	197,620	7,093	579,088
Financial Officer, Treasurer &	2006	357,471	—	14,624	7,225	379,320
Secretary
Richard B Fitzhugh	2008	239,302	—	22,560	245,810	507,672
Vice President, Slot Strategy	2007	224,904	—	112,800	4,842	342,546
	2006	134,615	—	—	2,202	136,817
Mark Majetich	2008	204,084	5,000	33,319	213,433	455,836
Senior Vice President &	2007	198,867	—	16,660	7,976	223,503
General Manager, Arizona	2006	182,166	—	3,447	8,077	193,690
Charlie's Boulder
Ronald Lurie	2008	244,784	5,000	26,288	249,007	525,079
Executive Vice President &	2007	238,527	—	13,144	12,660	264,331
General Manager, Arizona	2006	231,354	—	12,630	16,234	260,218
Charlie's Decatur

(1)
Pursuant to applicable regulations, certain columns of the Summary Compensation Table and each of the remaining tables required by applicable SEC regulations have been omitted, if there was no compensation awarded to, or earned by or paid to any of the named executive officers by us.

(2)
Represents amounts approved by the board of directors of ACEP, upon recommendation of the compensation committee, on March 19, 2009, related to 2008. The amounts were paid in 2009.

(3)
Represents MIP payments related to the termination of the MIP in conjunction with the Acquisition for 2008 and payment for performance in the applicable year made in February of the following year under the MIP for 2007 and 2006.

(4)
Includes contributions by ACEP to 401(k) plans, dollar value of insurance premiums and other compensation related to health insurance payments. It also includes for 2008 relocation expenses of $5,000 and an auto allowance of $1,174 for Mr. Riolo; a retention payment of $1,000,000 and an auto allowance for Mr. Brown; a retention payment of $505,000 and a severance payment of $200,000 for Ms. Barton; and retention payments of $235,000, $200,415 and $240,383 for Mr. Fitzhugh, Mr. Majetich and Mr. Lurie, respectively.

Potential Payments Upon Termination Or Change In Control

        We have arrangements with certain of our Named Executive Officers that may provide them with compensation following termination of employment. These arrangements are discussed below under "—Employment Agreements".

Plan-Based and Equity Awards

        We do not have any stock award, option or non-equity incentive plans.

Option Grants in Last Fiscal Year

        We have not implemented a stock option or other similar plan.

Employment Agreements

        We have entered into agreements with certain of our current executive officers and key personnel that regulate their employment with us, their compensation and potential severance packages.

        On September 24, 2008 and September 25, 2008, Edward W. Martin, III, was appointed as our Chief Financial Officer and Treasurer, respectively. On October 23, 2008, we entered into an employment agreement with Mr. Martin. Under the terms of his employment agreement, Mr. Martin will receive an annual base salary of $300,000. Mr. Martin is eligible to receive an annual bonus, as may, from time to time, be determined in the sole discretion of our Board. Mr. Martin will also be entitled to receive certain healthcare and similar employee welfare benefits comparable to those received by our employees at a similar pay level and/or position. Mr. Martin's employment agreement is effective as of October 23, 2008 and continues through October 22, 2011. In the event that Mr. Martin's employment with us ends for reasons other than for termination without cause (as defined in his employment agreement), Mr. Martin will receive all amounts earned, vested, due, and unpaid as of the termination date but no severance payment. In the event that Mr. Martin is terminated without cause (as defined in his employment agreement), Mr. Martin will receive all amounts earned, vested, due, and unpaid as of the termination date, plus a lump sum payment equal to one year of base compensation, within 15 days.

        Mr. Martin has also entered into an economic participation agreement with companies affiliated with us, W2007 Finance Sub LLC and Whitehall Parallel Global Real Estate Limited Partnership 2007, collectively referred to herein as "Whitehall Employers". Under the terms of his economic participation agreement, Mr. Martin may receive incentive distributions on the following terms: when and if Whitehall Employers has achieved a 15% internal rate of return (as defined in the agreement) with respect to its investments in Holdings, then Mr. Martin shall be entitled to a cash payment in the amount of $1,000,000 to be paid within five business days of notice from Whitehall Employers. In addition to the foregoing, when and if Whitehall Employers has achieved a 20% internal rate of return (as defined in the agreement) with respect to its investments in Holdings, then Mr. Martin shall be entitled to a cash payment in the amount of $1,500,000 to be paid within five business days of notice from Whitehall. We are not obligated to make any payments under Mr. Martin's economic participation agreement.

        On April 25, 2008, Frank V. Riolo was appointed as President of the Company.

        On September 25, 2008, Frank V. Riolo was elected to the ACEP managing board and appointed as our Chief Executive Officer. He was elected to the compensation and audit committees of the board. He has since resigned as a member of the audit committee.

        On September 25, 2008, Phyllis A. Gilland was appointed as our Vice President, General Counsel and Corporate Secretary.

        We had also entered into employment agreements with executive officers that no longer serve as such. On December 19, 2007, we entered into amended and restated employment agreements with each of Richard P. Brown, our former President and Chief Executive Officer, and Denise Barton, our former Senior Vice President, Chief Financial Officer, Treasurer and Secretary, effective January 1, 2007 and April 1, 2007, respectively.

        Pursuant to the agreements, each of Mr. Brown and Ms. Barton was entitled to an annual base salary of $625,000 and $380,000, respectively, and was eligible to receive a discretionary annual bonus based on our meeting certain performance targets.

        The amended and restated employment agreements provided for certain severance payments upon a change of control of ACEP and termination without cause. On April 2, 2008, Mr. Brown resigned from all of his positions with us. On September 3, 2008, we terminated the employment of Ms. Barton.

Compensation of Directors

        Stuart Rothenberg, Brahm Cramer, Jonathan Langer and Frank V. Riolo did not receive any compensation for their service as members of our Board in 2008. Steven Angel and Edward W. Martin, III, became members of our Board in March 2009. Mr. Rothenberg resigned from our board of directors on March 9, 2009. Mr. Cramer resigned from our board of directors on September 11, 2009.

OLD NOTES OFFERING,
RESTRUCTURED TERM LOAN AND JUNE 2009 DEBT RESTRUCTURING

        In connection with our Acquisition by Voteco and Holdings, GSMC extended the Original Term Loans to certain subsidiaries of ACEP.

        On June 25, 2009, we closed the Restructuring of the Original Term Loans. In connection with the Restructuring, (i) GSMC was paid $165 million as a repayment of the Original Term Loans; (ii) Holdings agreed to issue a 22% membership interest in Holdings to an affiliate of GSMC upon receipt of necessary gaming approvals; (iii) ACEP and certain of its wholly-owned indirect subsidiaries entered into the Restructured Term Loan with GSMC evidencing a loan with an aggregate principal amount of $350 million; and (iv) GSMC agreed to terminate the Original Term Loans.

        The Restructuring of the Original Term Loans resulted in the recognition of a significant amount of cancellation of indebtedness income by our owners. However, there is no current plan for us to make tax distributions in respect of such income and the terms of the notes will restrict our ability to make any such tax distributions.

        On August 14, 2009, we closed the offering of the old notes. The gross proceeds from the offering after taking into account original issue discount, and certain of GSMC's out-of-pocket expenses incurred in connection with the repayment, were $311,250,000. The gross proceeds of the offering were used to repay the then existing balance of the Restructured Term Loan. Upon the payment of the gross proceeds from that offering, GSMC forgave the remaining balance of the Restructured Term Loan and the Restructured Term Loan was deemed repaid in its entirety.

        Upon the repayment of the Restructured Term Loan with the proceeds of the offering of the old notes, all reserves maintained under the Restructured Term Loan were released and available to us for general corporate purposes.

        As a result of the Restructuring, we accounted for the Restructured Term Loan under FAS 15. As a result, we will present our Restructured Term Loan on our balance sheet for September 30, 2009 in the amount of the sum of $350 million, the principal amount of the Restructured Term Loan, and the minimum scheduled payments during the term of the Restructured Term Loan. Interest is assumed to accrue at a rate of 12.5% per annum. In accordance with FAS 15, we have increased our members' equity by the principal amount of the difference between the Restructured Term Loan and the FAS 15 Liability, less closing costs and expenses paid in connection with the Restructuring. Any notes not sold by the Initial Purchaser will remain subject to FAS 15. See "Capitalization" and "Management's Discussion and Analysis of Financial Condition and Results of Operations".

 TRANSFER RESTRICTION AGREEMENT AND OPERATING AGREEMENT

        On February 20, 2008, in connection with the closing of the Acquisition, each member of Voteco at that time (Stuart Rothenberg, Brahm Cramer and Jonathan Langer), Holdings and Voteco entered into a Transfer Restriction Agreement and an Amended Operating Agreement.

Transfer Restriction Agreement

        The Transfer Restriction Agreements provides, among other things, that:

  •
  Holdings has the right to acquire Class A Interests from Voteco on each occasion that Class B Interests held by Holdings would be transferred to a proposed purchaser who, in connection with such proposed sale, has obtained all licenses, permits, registrations, authorizations, consents, waivers, orders, findings of suitability or other approvals required to be obtained from, and has made all findings, notices or declarations required to be made with, all gaming authorities under all applicable gaming laws,

  •
  A specific purchase price, as determined in accordance with the Transfer Restriction Agreement, will be paid to acquire the Class A Interests from Voteco, and

  •
  Voteco will not transfer ownership of Class A Interests owned by it except pursuant to such option of Holdings.

Amended Operating Agreement

        The Amended Operating Agreements provides, among other things, that:

  •
  Holders of Class A Interests will be entitled to one vote per interest in all matters to be voted on by our voting members,

  •
  Except as otherwise expressly required by law, holders of Class B Interests will have no right to vote on any matters to be voted on by our members,

  •
  Holders of Class A Interests and Class B Interests will have no preemptive rights, no other rights to subscribe for additional interests, no conversion rights and no redemption rights, will not benefit from any sinking fund, and will not have any preferential rights upon a liquidation, and

  •
  We will indemnify members of our board of directors and our officers and their respective affiliates.

DESCRIPTION OF NEW NOTES

        You can find the definitions of certain terms used in this description under the subheading "—Certain Definitions". In this description, the word "ACEP" refers only to American Casino & Entertainment Properties LLC and not to any of its Subsidiaries. The term "ACEP Finance" refers only to ACEP Finance Corp., which does not have any Subsidiaries. The term "Issuers" refers to ACEP and ACEP Finance, collectively.

        The new notes offered hereby will be issued, and the old notes were issued, under the indenture (the "indenture"), dated as of August 14, 2009, among the Issuers, each of the Guarantors and The Bank of New York Mellon, as trustee (the "Trustee"). For purposes of this description, unless the context otherwise requires, references to the "notes" includes the new notes and the old notes. The terms of the notes include those stated in the indenture and those made part of the indenture by references to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Security Documents referred to under the caption "—Security" define the terms of the agreements that will secure the notes and the Note Guarantees.

        ACEP Finance is a Wholly-Owned Subsidiary of ACEP that is incorporated in Delaware and serves as the co-issuer of the notes. ACEP Finance is a co-issuer of the notes in order to facilitate this offering. ACEP believes that certain prospective purchasers of the notes may be restricted in their ability to purchase debt securities of limited liability companies, such as ACEP, unless those debt securities are jointly issued by a corporation. ACEP Finance does not and will not have any substantial operations or assets and does not and will not have any revenue. As a result, prospective purchasers of the notes should not expect ACEP Finance to participate in servicing the interest and principal obligations on the notes. See "—Certain Covenants—Restrictions on Activities of ACEP Finance".

        The following description is a summary of the material provisions of the indenture, and the Security Documents. It does not restate those agreements in their entirety. We urge you to read the indenture and the Security Documents because they, and not this description, define your rights as holders of the notes. Copies of the indenture and the Security Documents are available as set forth below under "—Additional Information". Certain defined terms used in this description but not defined below under "—Certain Definitions" have the meanings assigned to them in the indenture, the registration rights agreement and the Security Documents.

        The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture.

Original Notes and Exchange Notes Will Represent Same Debt

        The new notes will be issued solely in exchange for an equal principal amount of old notes pursuant to the exchange offer. The new notes will evidence the same debt as the old notes and both series of notes will be entitled to the benefits of the indenture and treated as a single class of debt securities. The terms of the new notes will be the same in all material respects as the old notes except that (i) the new notes will be registered under the Securities Act, and therefore, will not bear legends restricting the transfer thereof and (ii) the new notes will not be subject to the registration rights, under the registration rights agreement, relating to the old notes.

        If the exchange offer is consummated, holders of the old notes who do not exchange their old notes for new notes will vote together with holders of the new notes for all relevant purposes under the indenture. Accordingly, all references herein to specified percentages in aggregate principal amount of the outstanding notes shall be deemed to mean, at any time after the exchange offer is consummated, such percentages in aggregate principal amount of the old notes and the new notes then outstanding.

Brief Description of the Notes and the Note Guarantees

  The Notes

        The notes:

  •
  will be general obligations of each of the Issuers;

  •
  will be secured by a first-priority security interest in the Collateral to the extent owned by any of the Issuers, which represents substantially all of the assets of the Issuers (other than Excluded Assets and the Capital Stock of our Subsidiaries and subject to the limitations set forth herein);

  •
  will be (1) pari passu in right of payment to all existing and future senior Indebtedness of the Issuers and (2) effectively senior to any future unsecured senior obligations of the Issuers to the extent of the value of the Collateral;

  •
  will be senior in right of payment to any future subordinated Indebtedness of the Issuers;

  •
  will not be secured by pledges of the Capital Stock of our Subsidiaries; and

  •
  will be unconditionally guaranteed by the Guarantors.

  The Note Guarantees

        The notes will be guaranteed by all ACEP's Domestic Subsidiaries other than ACEP Finance, which is a co-issuer of the notes and any Immaterial Subsidiaries.

        Each Note Guarantee:

  •
  will be the general obligation of each Guarantor;

  •
  will be secured by a first-priority security interest in the Collateral to the extent owned by such Guarantor, which represents substantially all of the assets of the Guarantors (other than Excluded Assets, the Capital Stock of their Subsidiaries and subject to the limitations set forth herein);

  •
  will be (1) pari passu in right of payment to all existing and future senior Indebtedness of the Guarantors and (2) effectively senior to any future unsecured senior obligations of the Guarantors to the extent of the value of the Collateral;

  •
  will not be secured by pledges of the Capital Stock of the Guarantors' Subsidiaries; and

  •
  will be senior in right of payment to any future subordinated Indebtedness of that Guarantor.

Principal, Maturity and Interest

        We issued the old notes initially in an aggregate principal amount of $375,000,000. The notes will mature on June 15, 2014. The notes offered hereby will rank equally and be treated as a single class for all purposes of the indenture, including waivers, amendments, redemptions and offers to purchase. Interest on the notes will accrue at the rate of 11% per annum and will be payable semiannually in arrears on each June 15 and December 15, to the holders of record of notes at the close of business on the June 1 and December 1, respectively, immediately preceding such interest payment date. The first interest payment with respect to the notes will be December 15, 2009. Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

        Additional interest may accrue on the notes in certain circumstances pursuant to the registration rights agreement.

Methods of Receiving Payments on the Notes

        If a holder of notes has given wire transfer instructions to the Issuers, the Issuers will pay all principal of, premium on, if any, and interest and Special Interest, if any, on, that holder's notes in accordance with those instructions. All payments on the notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless the Issuers elect to make interest payments by check mailed to the noteholders at their address set forth in the register of holders.

Paying Agent and Registrar for the Notes

        The trustee will initially act as paying agent and registrar. The Issuers may change the paying agent or registrar without prior notice to the holders of the notes, and the Issuers or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

        A holder may transfer or exchange notes in accordance with the provisions of the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes as specified in the indenture. Holders will be required to pay all taxes due on transfer. The Issuers will not be required to transfer or exchange any note selected for redemption. Also, the Issuers will not be required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Note Guarantees

        The notes will be guaranteed by each of ACEP's current and future Domestic Subsidiaries other than ACEP Finance, which is a co-issuer of the notes, and any Immaterial Subsidiaries. These Note Guarantees will be joint and several obligations of the Guarantors. The obligations of each Guarantor under its Note Guarantee will be limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law. See "Risk Factors—Risks Relating to the Notes and the Collateral—Fraudulent conveyance statutes allow courts, under certain specific circumstances, to avoid guarantees and grants of security and require noteholders to return payments received from guarantors".

        A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Issuers or another Guarantor, unless:

  (1)
  immediately after giving pro forma effect thereto, no Default or Event of Default exists; and

  (2)
  either:

  (a)
  the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger unconditionally assumes all the obligations of that Guarantor under its Note Guarantee, the indenture and the registration rights agreement pursuant to a supplemental indenture and appropriate Security Documents; or

  (b)
  the Net Asset Sale Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the indenture.

        The Note Guarantee of a Guarantor will be released:

  (1)
  in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor, by way of merger, consolidation or otherwise, to a Person that is not (either before or after giving effect to such transaction) ACEP or ACEP Finance or a Subsidiary of the

    Issuers, if the sale or other disposition does not violate the "Asset Sale" provisions of the indenture;

  (2)
  in connection with any sale or other disposition of Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) ACEP or ACEP Finance or a Subsidiary of the Issuers, if the sale or other disposition does not violate the "Asset Sale" provisions of the indenture and the Guarantor ceases to be a Subsidiary of the Issuers as a result of the sale or other disposition; or

  (3)
  upon legal defeasance, covenant defeasance or satisfaction and discharge of the indenture as provided below under the captions "—Legal Defeasance and Covenant Defeasance" and "—Satisfaction and Discharge".

See "—Repurchase at the Option of Holders—Asset Sales".

        Notwithstanding the foregoing, any Guarantor may convert into a corporation, partnership, limited partnership, limited liability company or trust organized under the laws of the same jurisdiction of organization of such Guarantor, in each case without being obligated to satisfy the requirements set forth above, provided that the entity into which such Guarantor is converted, unconditionally assumes all the obligations of that Guarantor under its Note Guarantee, the indenture and the registration rights agreement pursuant to a supplemental indenture and appropriate Security Documents, unless such obligations are assumed or deemed assumed by such entity as a matter of applicable law, in which case execution of such documents is not required.

Security

        The notes are secured by a first-priority Lien on the Collateral owned by the Issuers, and the Note Guarantees are secured by a first-priority Lien on the Collateral owned by the Guarantors.

        The Collateral consists of all assets, now owned or hereafter acquired, of the Issuers and the Guarantors, which will initially consist primarily of, subject to the exceptions described below, a first-priority Lien on:

  •
  the real property comprising the Stratosphere, the Aquarius Casino Resort, Arizona Charlie's Boulder and Arizona Charlie's Decatur (collectively, the "Properties");

  •
  the FF&E (other than those separately financed or leased to ACEP as permitted by the indenture) of the Properties;

  •
  certain material contract rights of the Issuers or the Subsidiaries, excluding, however, any rights of the Issuers or the Subsidiaries to any Gaming License;

  •
  intellectual property; and

  •
  cash, Cash Equivalents and deposit accounts (other than any accounts maintained solely for the purpose of complying with legal requirements, to the extent such legal requirements prohibit the granting of a Lien thereon, certain accounts related to pari mutual wagering and any accounts maintained solely to hold amounts that are not the property of the Issuers or Guarantors).

The Collateral will not include:

  (1)
  any assets to the extent that, and for so long as, creating a security interest in such assets would violate any applicable law or regulation (including any Gaming Law) (unless such law or regulation would be rendered ineffective with respect to the creation of a security interest pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law or principles of equity); provided, that in the event any such law or regulation is amended, modified or interpreted by the relevant governmental authority to permit (or is replaced with another law or regulation or another law or regulation is adopted, which would permit) a security interest in such assets to be granted in favor of the collateral trustee, then the Collateral shall include (and such security interest shall attach to) such assets at such time;

  (2)
  any assets acquired after the date of the indenture in an aggregate amount not to exceed $10.0 million, which amount shall be increased by an additional $5.0 million on June 15, 2010 and each anniversary thereof while the notes remain outstanding to the extent that, and for so long as, creating a security interest in such assets would violate an enforceable contractual obligation binding on such acquired assets that (i) existed at the time of acquisition thereof, (ii) applies only to such acquired assets and (iii) was not created or made binding on the assets in contemplation of or in connection with the acquisition of such assets (other than, in the case of joint ventures or similar arrangements otherwise permitted under the indenture, customary limitations on assignment entered into in connection with the formation of such joint venture or similar arrangement or the addition of other parties thereto) (unless the relevant term or provision of such contractual obligation would be rendered ineffective with respect to the creation of a security interest pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law or principles of equity); provided, that immediately upon the ineffectiveness, lapse or termination of any such term or provision of any such contractual obligation, then the Collateral shall include (and such security interest shall attach to) such assets at such time;

  (3)
  the Capital Stock or any other Equity Interest of the Issuers or any of their Subsidiaries;

  (4)
  any right, title or interest in any license, contract or agreement to which either Issuer or any Subsidiary is a party or any of its right, title or interest thereunder to the extent, but only to the extent, that such a grant would violate applicable Gaming Laws or a term or provision of such license, contract or agreement to which either Issuer or any Subsidiary is a party (unless such Gaming Law, term or provision would be rendered ineffective with respect to the creation of a security interest pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law or principles of equity); provided, that in the event any such Gaming Law is amended, modified or interpreted by the relevant governmental authority to permit (or is replaced with another law or regulation or another law or regulation is adopted, which would permit) a security interest in such rights, titles and interests to be granted in favor of the collateral trustee, then the Collateral shall include (and such security interest shall attach to) such rights, titles and interests at such time; provided, further, that immediately upon the ineffectiveness, lapse or termination of any such term or provision of any such license, contract or agreement, then the Collateral shall include (and such security interest shall attach to) such rights, titles and interests at such time; provided, further, however, that the exclusions referred to in this clause (4) shall not include any proceeds of any such license, contract or agreement;

  (5)
  any equipment or other asset owned by either Issuer or any Subsidiary that is subject to a purchase money lien or a Capital Lease Obligation, in each case, as permitted in the indenture, if the contract or other agreement in which the Lien is granted (or the documentation providing for such Capital Lease Obligation) prohibits or requires the consent of any Person other than an Issuer or any Subsidiary as a condition to the creation of any other security interest on such equipment or asset and, in each case, the prohibition or requirement is permitted under the indenture;

  (6)
  any vehicle; and

  (7)
  certain other customary exceptions (all such excluded assets, the "Excluded Assets").

        With respect to any leasehold estate held by the Issuers or any Guarantors, as tenant, the Issuers and the Guarantors shall be required for 90 days after the date of the indenture to use their commercially reasonable efforts to obtain landlord consents so as to enable such Issuers or Guarantors to create and perfect a security interest on any such leasehold estate promptly following the date of the indenture, but failure to obtain such landlord consent shall not constitute an Event of Default. With respect to any such leasehold estate for which such consent is granted, the Issuers and the Guarantors must create and perfect a security interest (and obtain title insurance) in such leasehold estate within 90 days of obtaining such consent, and the failure to create and perfect such security interest in 90 days will constitute an Event of Default. For the avoidance of doubt, references in this paragraph to Collateral do not include Excluded Assets.

        Concurrently with the acquisition by the Issuers or any Guarantor of any assets or property that has a Fair Market Value in excess of $2.5 million individually or $5.0 million in a series of one or more related transactions, to the extent that the foregoing do not constitute Excluded Assets and subject to the approval by Gaming Authorities or to the extent not prohibited by applicable Gaming Laws, the Issuers shall, or shall cause the applicable Guarantor to:

  (1)
  in the case of personal property, execute and deliver to the collateral trustee for the benefit of the holders such Uniform Commercial Code financing statements or take such other actions as shall be necessary or (in the reasonable opinion of the collateral trustee) desirable to perfect and protect the collateral trustee's security interest in such assets or property for the benefit of the present and future holders of the Secured Debt Obligations;

  (2)
  in the case of real property, execute and deliver to the collateral trustee:

  (a)
  a deed of trust or a leasehold deed of trust, as appropriate, substantially in the form of the deeds of trust or leasehold deeds of trust, as appropriate, executed in connection with the Liens on the Properties (with such modifications as are necessary to comply with applicable law) that secure the Guarantees;

  (b)
  title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property; and

  (c)
  a then current survey of such real property and flood certifications, substantially similar to the surveys delivered to the collateral trustee in connection with the indenture; and

  (3)
  to the extent that the assets or property being made subject to security is not of a type covered by existing Security Documents, promptly deliver to the collateral trustee opinions of counsel, subject to customary assumptions and exclusions, if any, relating to the creation and perfection of security interests relating to such assets or property;

provided, however, that the Issuers and the Guarantors will not be required to provide a security interest in any assets or property that are permitted to secure certain other obligations as provided for in the indenture.

        Also, if the granting of such a security interest in such property to the collateral trustee requires the consent of a third party, the Issuers will use commercially reasonable efforts to obtain such consent.

        So long as no Event of Default shall have occurred and be continuing, and subject to certain terms and conditions in the indenture and the Security Documents, the Issuers and the Subsidiaries will be entitled to use the Collateral in a manner consistent with normal business practices and applicable law. Upon the occurrence and during the continuance of an Event of Default, and, except as provided below, and subject to certain terms, conditions and limitations described under "—Certain Gaming Law

Limitations", the collateral trustee may sell the Collateral or any part thereof in accordance with the terms of the Security Documents. All funds distributed under the Security Documents and received by the collateral trustee for the benefit of the present and future holders of the Secured Debt Obligations shall be distributed by the collateral trustee in accordance with the provisions of the collateral trust agreement.

        Any certificate or opinion required by TIA §314(d) may be made by an officer of the Issuers except in cases where TIA §314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected or reasonably satisfactory to the trustee.

        Notwithstanding anything to the contrary in the preceding paragraph, the Issuers will not be required to comply with all or any portion of TIA §314(d) if they determine, in good faith based on advice of counsel, that under the terms of TIA §314(d) and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including "no action" letters or exemptive orders, all or any portion of TIA §314(d) is inapplicable to one or a series of released Collateral.

        Without limiting the generality of the foregoing, certain no-action letters issued by the SEC have permitted an indenture qualified under the Trust Indenture Act to contain provisions permitting the release of collateral from Liens under such indenture in the ordinary course of the issuer's business without requiring the issuer to provide certificates and other documents under TIA §314(d). The Issuers and the Subsidiaries may, subject to the provisions of the indenture and the TIA, among other things, without any release or consent by the trustee or the collateral trustee, conduct ordinary course activities with respect to the Collateral, including, without limitation:

  •
  selling or otherwise disposing of, in any transaction or series of related transactions, any property subject to the Lien of the Security Documents that has become worn out, defective, obsolete or not used or useful in the business;

  •
  abandoning, terminating, canceling, releasing or making alterations in or substitutions of any leases or contracts subject to the Lien of the indenture or any of the Security Documents;

  •
  surrendering or modifying any franchise, license or permit subject to the Lien of the Security Documents that it may own or under which it may be operating;

  •
  altering, repairing, replacing, changing the location or position of and adding to its structures, machinery, systems, equipment, fixtures and appurtenances;

  •
  granting a license of any intellectual property;

  •
  selling, transferring or otherwise disposing of inventory in the ordinary course of business;

  •
  collecting accounts receivable in the ordinary course of business as permitted by the indenture;

  •
  making cash payments (including for the repayment of indebtedness or interest) from cash that is at any time part of the Collateral in the ordinary course of business that are not otherwise prohibited by the indenture and the Security Documents; and

  •
  abandoning any intellectual property that is no longer used or useful in the business of the Issuers and the Subsidiaries.

  Certain Gaming Law Limitations

        The collateral trustee's ability to foreclose upon gaming collateral comprising ACEP's gaming businesses is limited by applicable Gaming Laws. Regulations of the Nevada Gaming Commission provide that no Person may acquire an interest in a gaming licensee without the prior approval of the Nevada Gaming Commission, except in limited circumstances. As such, neither the collateral trustee nor any holder of the notes is permitted to acquire control of, operate or manage any gaming business or assets unless such Person has been licensed under applicable Gaming Laws for such purpose.

        The collateral trustee may be required to file applications with the Nevada Gaming Authorities requesting approval to enforce a security interest in gaming assets before it may take steps to enforce the security interest. Moreover, it would be necessary for a prospective purchaser of the pledged assets comprising the gaming businesses to either (1) file the necessary applications, be investigated, and be licensed by the Nevada Gaming Authorities, (2) take the real property subject to the existing Leases, (3) enter into new Leases to lease the casinos back to the currently licensed ACEP Subsidiaries, (4) lease the casinos to another casino operator who applies for and obtains the necessary licenses from the Nevada Gaming Authorities, or (5) cease operation of the casinos before acquiring the gaming businesses through a foreclosure sale. Under Nevada Gaming Law, the applicant for such approvals must file all applications required by the Nevada Gaming Authorities, be investigated, provide all information requested by the investigating agency and pay all fees and costs charged by the Nevada Gaming Authorities for such investigations. Additionally, the collateral trustee would be required to obtain approval from the Nevada Gaming Authorities to dispose of any of the gaming assets that constitute "gaming devices" or "cashless wagering systems" under the Nevada Gaming Control Act. These requirements may therefore limit the number of potential bidders who would participate in any foreclosure sale and may delay the sale of gaming assets, either of which could have an adverse effect on the proceeds received from such sales. See "Risk Factors—Risks Relating to the Notes and the Collateral—Gaming laws will impose additional restrictions on foreclosure, which may limit your recovery as a secured creditor" and "Regulation and Licensing".

  Certain Bankruptcy Limitations

        The right of the collateral trustee to repossess and dispose of the Collateral upon the occurrence of an Event of Default is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy proceeding were to be commenced by or against the Issuers or a Guarantor prior to the collateral trustee having repossessed and disposed of the Collateral. Under bankruptcy law, a secured creditor such as the collateral trustee is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from such debtor, without bankruptcy court approval. Moreover, bankruptcy law permits the debtor to continue to retain and to use collateral (and the proceeds, products, rents or profits of such collateral) even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given "adequate protection". The meaning of the term "adequate protection" may vary according to circumstances, but it is intended in general to protect the value of the secured creditor's interest in the Collateral and may include, if approved by the court, cash payments or the granting of additional security for any diminution in the value of the Collateral as a result of the stay of repossession or the disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. The court has broad discretionary powers in all these matters, including the valuation of collateral. In addition, because the enforcement of the Lien of the collateral trustee in cash, deposit accounts and cash equivalents may be limited in a bankruptcy proceeding, the holders of the notes may not have any consent rights with respect to the use of those funds by the Issuers or any of their Subsidiaries during the pendency of the proceeding. In view of these considerations, it is impossible to predict how long payments under the notes could be delayed following commencement of a bankruptcy case, whether or when the collateral trustee could repossess or dispose of the Collateral or whether or to what extent holders of the notes would be compensated for any delay in payment or loss of value of the Collateral. See "Risk Factors—Risks Relating to the Notes and the Collateral—The U.S. Bankruptcy Code may significantly impair noteholders' ability to realize value from the collateral".

Collateral Trust Agreement

        On August 14, 2009, the Issuers and the Guarantors entered into a collateral trust agreement with the trustee, as the Secured Debt Representative for the notes, and the collateral trustee. The collateral trust agreement sets forth the terms on which the collateral trustee will receive, hold, administer, maintain, enforce and distribute the proceeds of all Liens upon any property of the Issuers or any Guarantor at any time held by it, in trust for the benefit of the present and future holders of the Secured Debt Obligations.

  Collateral Trustee

        The Bank of New York Mellon has been appointed pursuant to the collateral trust agreement to serve as the collateral trustee for the benefit of the holders of:

  •
  the notes and

  •
  all other Secured Debt Obligations outstanding from time to time.

        The collateral trustee will hold (directly or through co-trustees or agents), and will be entitled to enforce, all Liens on the Collateral created by the Security Documents.

        Except as provided in the collateral trust agreement or as directed by an Act of Required Debtholders in accordance with the collateral trust agreement, the collateral trustee will not be obligated:

  (1)
  to act upon directions purported to be delivered to it by any Person;

  (2)
  to foreclose upon or otherwise enforce any Lien; or

  (3)
  to take any other action whatsoever with regard to any or all of the Security Documents, the Liens created thereby or the Collateral.

        The Issuers will deliver to each Secured Debt Representative copies of all Security Documents delivered to the collateral trustee.

  Enforcement of Liens

        If the collateral trustee at any time receives written notice that any event has occurred that constitutes a default under any Secured Debt Document entitling the collateral trustee to foreclose upon, collect or otherwise enforce its Liens thereunder, it will promptly deliver written notice thereof to each Secured Debt Representative. Thereafter, the collateral trustee may await direction by an Act of Required Debtholders and will act, or decline to act, as directed by an Act of Required Debtholders, in the exercise and enforcement of the collateral trustee's interests, rights, powers and remedies in respect of the Collateral or under the Security Documents or applicable law and, following the initiation of such exercise of remedies, the collateral trustee will act, or decline to act, with respect to the manner of such exercise of remedies as directed by an Act of Required Debtholders. Unless it has been directed to the contrary by an Act of Required Debtholders, the collateral trustee in any event may (but will not be obligated to) take or refrain from taking such action with respect to any default under any Secured Debt Document as it may deem advisable and in the best interest of the holders of Secured Debt Obligations.

  Order of Application

        The collateral trust agreement provides that if any Collateral is sold or otherwise realized upon by the collateral trustee in connection with any foreclosure, collection, sale or other enforcement of Liens granted to the collateral trustee in the Security Documents, the proceeds received by the collateral trustee from such foreclosure, collection, sale or other enforcement will be distributed by the collateral trustee in the following order of application:

        FIRST, to the payment of all amounts payable under the collateral trust agreement on account of the collateral trustee's fees and expenses and any reasonable legal fees, costs and expenses or other liabilities of any kind incurred by the collateral trustee or any co-trustee or agent of the collateral trustee in connection with any Security Document (including, but not limited, to indemnification payments and reimbursements);

        SECOND, to the repayment of Indebtedness and other Obligations, other than Secured Debt, secured by a Permitted Prior Lien on the Collateral sold or realized upon to the extent that such other Indebtedness or Obligation is to be discharged in connection with such sale;

        THIRD, Equally and Ratably, to the respective Secured Debt Representatives for application to the payment of all outstanding Secured Debt and any other Secured Debt Obligations that are then due and payable in such order as may be provided in the Secured Debt Documents in an amount sufficient to pay in full in cash all outstanding Secured Debt and all other Secured Debt Obligations that are then due and payable (including all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the Secured Debt Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding, and including the discharge or cash collateralization (at the lower of (1) 100% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Secured Debt Document) of all outstanding letters of credit, if any, constituting Secured Debt); and

        FOURTH, any surplus remaining after the payment in full in cash of the amounts described in the preceding clauses will be paid to the applicable Issuer or Guarantor, as the case may be, its successors or assigns, or as a court of competent jurisdiction may direct.

        The provisions set forth above under this caption "—Order of Application" are intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of Secured Debt Obligations, each present and future Secured Debt Representative and the collateral trustee as holder of Secured Debt Liens. The Secured Debt Representative of each future Series of Secured Debt will be required to deliver a lien sharing and priority confirmation pursuant to the terms of the collateral trust agreement to the collateral trustee and each other Secured Debt Representative at the time of incurrence of such Series of Secured Debt.

  Release of Liens on Collateral

        The collateral trust agreement provides that the collateral trustee's Liens on the Collateral will be released:

  (1)
  in whole, upon (a) payment in full and discharge of all outstanding Secured Debt and all other Secured Debt Obligations that are outstanding, due and payable at the time all of the Secured Debt is paid in full and discharged and (b) termination or expiration of all commitments to extend credit under all Secured Debt Documents and the cancellation or termination or cash collateralization (at the lower of (1) 100% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Secured Debt Documents) of all outstanding letters of credit issued pursuant to any Secured Debt Documents;

  (2)
  as to any Collateral that is sold, transferred or otherwise disposed of by the Issuers or any Guarantor to a Person that is not (either before or after such sale, transfer or disposition) an Issuer or a Subsidiary of an Issuer in a transaction or other circumstance that complies with the "Asset Sale" provisions of the indenture and is permitted by all of the other Secured Debt Documents, at the time of such sale, transfer or other disposition or to the extent of the interest sold, transferred or otherwise disposed of; provided that the collateral trustee's Secured Debt Liens upon the Collateral will not be released if the sale or disposition is subject to the covenant described below under the caption "—Certain Covenants—Merger, Consolidation or Sale of Assets";

  (3)
  as to a release of less than all or substantially all of the Collateral, if consent to the release of all Secured Debt Liens on such Collateral has been given by an Act of Required Debtholders; and

  (4)
  as to a release of all or substantially all of the Collateral, if (a) consent to the release of that Collateral has been given by the requisite percentage or number of holders of each Series of Secured Debt at the time outstanding as provided for in the applicable Secured Debt Documents, and (b) the Issuers have delivered an officers' certificate to the collateral trustee certifying that all such necessary consents have been obtained.

        The Security Documents provide that the Secured Debt Liens securing the Secured Debt will extend to the proceeds of any sale of Collateral. As a result, the collateral trustee's Secured Debt Liens will apply to the proceeds of any such Collateral received in connection with any sale or other disposition of assets described in the preceding paragraph.

  Release of Liens in Respect of Notes

        The indenture and the collateral trust agreement provide that the collateral trustee's Secured Debt Liens upon the Collateral will no longer secure the notes outstanding under the indenture or any other Obligations under the indenture, and the right of the holders of the notes and such Obligations to the benefits and proceeds of the collateral trustee's Secured Debt Liens on the Collateral will terminate and be discharged:

  (1)
  upon satisfaction and discharge of the indenture as set forth under the caption "—Satisfaction and Discharge";

  (2)
  upon a Legal Defeasance or Covenant Defeasance of the notes as set forth under the caption "—Legal Defeasance and Covenant Defeasance";

  (3)
  upon payment in full and discharge of all notes outstanding under the indenture and all Obligations that are outstanding, due and payable under the indenture at the time the notes are paid in full and discharged; or

  (4)
  in whole or in part, with the consent of the holders of the requisite percentage of notes in accordance with the provisions described below under the caption "Amendment, Supplement and Waiver".

  Amendment of Security Documents

        The collateral trust agreement provides that no amendment or supplement to the provisions of any Security Document will be effective without the approval of the collateral trustee acting as directed by an Act of Required Debtholders, except that:

  (1)
  any amendment or supplement that has the effect solely of (a) adding or maintaining Collateral, securing additional Secured Debt that was otherwise permitted by the terms of the Secured Debt Documents to be secured by the Collateral or preserving, perfecting or establishing the priority of the Liens therein; (b) curing any ambiguity, omission, mistake, defect or inconsistency; (c) providing for the assumption of any Issuer's or any Guarantor's obligations under any Secured Debt Document in the case of a merger or consolidation or sale of all or substantially all of the assets of such Issuer or Guarantor to the extent permitted by the terms of the indenture and the other Secured Debt Documents, as applicable; or (d) making any change that would provide any additional rights or benefits to the Secured Parties or the collateral trustee or that does not adversely affect the legal rights under the indenture or any other Secured Debt Document of any holder of notes, any other Secured Party or the collateral trustee, will, in each case become effective when executed and delivered by the applicable Issuer or Guarantor party thereto and the collateral trustee;

  (2)
  no amendment or supplement that reduces, impairs or adversely affects the right of any holder of Secured Debt Obligations:

  (a)
  to vote its outstanding Secured Debt as to any matter described as subject to an Act of Required Debtholders (or amends the provisions of this clause (2) or the definition of "Act of Required Debtholders"),

  (b)
  to share in the order of application described above under "—Order of Application" in the proceeds of enforcement of or realization on any Collateral that has not been released in accordance with the provisions of the collateral trust agreement, or

  (c)
  to require that Secured Debt Liens securing Secured Debt Obligations be released only as set forth in the provisions described above under the caption "—Release of Liens on Collateral",

  will become effective without the consent of the requisite percentage or number of holders of each Series of Secured Debt so affected under the applicable Secured Debt Document; and

  (3)
  no amendment or supplement that imposes any obligation upon the collateral trustee or any Secured Debt Representative or adversely affects the rights of the collateral trustee or any Secured Debt Representative, respectively, in its capacity as such will become effective without the consent of the collateral trustee or such Secured Debt Representative, respectively.

        Any amendment or supplement to the provisions of the Security Documents that releases Collateral will be effective only in accordance with the requirements set forth in the applicable Secured Debt Document referenced above under the caption "—Release of Liens on Collateral". Any amendment or supplement that results in the collateral trustee's Secured Debt Liens upon the Collateral no longer securing the notes and the other Obligations under the indenture may only be effected in accordance with the provisions described above under the caption "—Release of Liens in Respect of Notes".

  Voting

        In connection with any matter under the collateral trust agreement requiring a vote of holders of Secured Debt, each Series of Secured Debt will cast its votes in accordance with the Secured Debt Documents governing such Series of Secured Debt. The amount of Secured Debt to be voted by a Series of Secured Debt will equal (1) the aggregate principal amount of Secured Debt held by such Series of Secured Debt (including outstanding letters of credit whether or not then available or drawn), plus (2) other than in connection with an exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Indebtedness of such Series of Secured Debt. Following and in accordance with the outcome of the applicable vote under its Secured Debt Documents, the Secured Debt Representative of each Series of Secured Debt will cast all of its votes under that Series of Secured Debt as a block in respect of any vote under the collateral trust agreement.

  Equal and Ratable Sharing of Collateral by Holders of Secured Debt

        The parties to the collateral trust agreement agree that the payment and satisfaction of all of the Secured Debt Obligations will be secured Equally and Ratably by the Secured Debt Liens established in favor of the collateral trustee for the benefit of the Secured Parties.

  Relative Rights

        Nothing in the Note Documents will:

  (1)
  impair, as to the Issuers and the holders of the notes, the obligation of the Issuers to pay principal of, premium and interest and Special Interest, if any, on the notes in accordance with their terms or any other obligation of the Issuers or any Guarantor; or

  (2)
  affect the relative rights of holders of notes as against any other creditors of the Issuers or any Guarantor (other than holders of Permitted Prior Liens or other Secured Debt Liens).

  Further Assurances

        The collateral trust agreement provides that the Issuers and each of the Guarantors will do or cause to be done all acts and things that may be required, or that the collateral trustee (acting at the direction of the Required Debtholders) from time to time may reasonably request, to assure and confirm that the collateral trustee holds, for the benefit of the holders of Secured Debt Obligations, duly created and enforceable and perfected Liens upon the Collateral (including any property or assets that are acquired or otherwise become Collateral after the date of the collateral trust agreement), in each case, as contemplated by, and with the Lien priority required under, the Secured Debt Documents.

        Upon the reasonable request of the collateral trustee acting at the discretion of the Required Debtholders or any Secured Debt Representative at any time and from time to time, the Issuers and each of the Guarantors will promptly execute, acknowledge and deliver such security documents, instruments, certificates, notices and other documents, and take such other actions as shall be reasonably required, or that the collateral trustee (acting at the direction of the Required Debtholders) may reasonably request, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by the Secured Debt Documents for the benefit of the holders of Secured Debt Obligations.

Optional Redemption

        At any time prior to June 15, 2012, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of notes issued under the indenture, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to 111.000% of the principal amount of the notes redeemed, plus accrued and unpaid interest and Special Interest, if any, to the date of redemption (subject to the rights of holders of notes on the relevant record date to receive interest on the relevant interest payment date), with the net cash proceeds of an Equity Offering by ACEP; provided that:

  (1)
  at least 50% of the aggregate principal amount of notes originally issued under the indenture (excluding notes held by the Issuers and their Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

  (2)
  the redemption occurs within 90 days of the date of the closing of such Equity Offering.

        In addition, not more than once during each twelve-month period ending on June 15 of 2010, 2011 and 2012, the Issuers may redeem up to 5% of the aggregate principal amount of notes issued on the date of the indenture, in each such twelve-month period, upon not less than 30 nor more than 60 days'

notice, at a redemption price equal to 102% of the principal amount of the notes redeemed, plus accrued and unpaid interest and Special Interest, if any, to the date of redemption (subject to the rights of holders of notes on the relevant record date to receive interest on the relevant interest payment date).

        At any time prior to June 15, 2012, the Issuers may on any one or more occasions redeem all or a part of the notes, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to 100% of the principal amount of the notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest and Special Interest, if any, to the date of redemption, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date.

        Except pursuant to the preceding paragraphs, the notes will not be redeemable at the Issuers' option prior to June 15, 2012.

        On or after June 15, 2012, the Issuers may on any one or more occasions redeem all or a part of the notes, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Special Interest, if any, on the notes redeemed, to the applicable date of redemption, if redeemed during the twelve-month period beginning on June 15 of the years indicated below, subject to the rights of holders of notes on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2012	105.500%
2013 and thereafter	100.000%

        Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the notes or portions thereof called for redemption on the applicable redemption date.

Mandatory Disposition Pursuant to Gaming Laws

        If the Gaming Authority of any jurisdiction in which the Issuers or any of their subsidiaries do business, now or in the future, requires that a Person who is a holder or the beneficial owner of notes be licensed, qualified or found suitable under applicable Gaming Laws, such holder or beneficial owner, as the case may be, shall apply for a license, qualification or a finding of suitability within the required time period. In Nevada, where all of the current licensed gaming operations are located, the applicable Gaming Laws typically require the filing of an application within thirty days from the order of the Nevada Gaming Commission requiring the filing of such application. In addition to the application, the holder or beneficial owner is required to pay the costs of the investigation and make an initial deposit to cover those costs. Nevada Gaming Laws limit the rights of ACEP, the trustee and the holders or beneficial owners of the notes as follows: (i) failure to file an application and the required deposit within the time prescribed by the Nevada Gaming Commission may result in the Person being denied a license or found unsuitable; (ii) any Person denied a license or found unsuitable shall not hold directly or indirectly the beneficial ownership of any voting security, nonvoting security or debt security of a company registered with the Nevada Gaming Commission (such as ACEP); (iii) ACEP may be prohibited from paying any Person denied a license or found unsuitable any dividend or interest on such security after the date on which ACEP receives notice of the finding; (iv) the person denied a license or found unsuitable shall not directly or indirectly continue to hold any voting security, nonvoting security or debt security in ACEP or its Subsidiaries; and (v) ACEP may be prohibited from paying the Person more for its interest than such Person paid for such interest or the fair market value of such interest on the date of the denial of such license or finding of unsuitability. Therefore, if any holder or beneficial owner of notes is denied a license or found unsuitable, the Issuers shall have the right, at its option, to either require such Person to dispose of its notes or beneficial interest therein within thirty (30) days (or such earlier date as required by the applicable Gaming Laws or Gaming Authority), or redeem such notes. If the Issuers choose to redeem such notes, they shall redeem such notes at a redemption price for each $1,000 principal amount of notes equal to (i) the lesser of (A) $1,000 plus accrued and unpaid interest, including Special Interest, if any, to a date specified by the Issuers or (B) the price at which such holder or beneficial owner acquired the notes, together with accrued and unpaid interest, including Special Interest, if any, to a date specified by the Issuers; or (ii) such other amount as may be required by applicable law or by order of any applicable Gaming Authority.

        See "Risk Factors—Risks Relating to the Notes and the Collateral—The indenture governing the notes requires you to dispose of your notes or we may redeem your notes if any gaming authority finds you unsuitable to hold them, which means you may not achieve value on your investment" and "Regulation and Licensing".

Mandatory Redemption

        Other than in connection with the provisions described above under the caption "—Mandatory Disposition Pursuant to Gaming Laws", the Issuers are not required to make mandatory redemption or sinking fund payments with respect to the notes.

Repurchase at the Option of Holders

  Change of Control

        If a Change of Control occurs, each holder of notes will have the right to require the Issuers to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder's notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, the Issuers will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased, plus accrued and unpaid interest and Special Interest, if any, on the notes repurchased to the date of purchase, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date. Within ten days following any Change of Control, the Issuers will provide to the trustee a notice to be mailed or otherwise transmitted by the trustee to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed or transmitted, pursuant to the procedures required by the indenture and described in such notice.

        On the Change of Control Payment Date, the Issuers will, to the extent lawful:

  (1)
  accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

  (2)
  deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

  (3)
  deliver or cause to be delivered to the trustee the notes properly accepted together with an officers' certificate stating the aggregate principal amount of notes or portions of notes being purchased by the Issuers.

        Upon receipt of the Change of Control Payment, the paying agent will promptly mail to each holder of notes properly tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any. The Issuers will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

        The provisions described above that require the Issuers to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the notes to require that the Issuers repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

        The Issuers will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Issuers and purchases all notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to the indenture as described above under the caption "—Optional Redemption", unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

        The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of ACEP and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all", there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the Issuers to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of ACEP and its Subsidiaries taken as a whole to another Person or group may be uncertain.

  Asset Sales

        ACEP will not, and will not permit any of its Subsidiaries to, consummate an Asset Sale unless:

  (1)
  no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Asset Sale;

  (2)
  ACEP (or the applicable Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of;

  (3)
  with respect to any Asset Sale involving consideration or property in excess of $2.5 million, such Fair Market Value is evidenced by a resolution of the Board of Directors of ACEP set forth in an officers' certificate delivered to the trustee;

  (4)
  at least 75% of the consideration received in the Asset Sale by ACEP or such Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

  (a)
  any liabilities, as shown on ACEP's most recent consolidated balance sheet, of ACEP or any Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or such Subsidiary's obligations under any Note Guarantee) that are assumed by the transferee of any such assets;

  (b)
  any securities, notes or other obligations received by ACEP or any such Subsidiary from such transferee that converted by ACEP or such Subsidiary into cash within 180 days after receipt thereof, to the extent of the cash received in that conversion; and

    (c)
    any stock or assets of the kind referred to in clauses (1) or (3) of the next paragraph of this covenant; and

  (5)
  in the case of a Sale of Collateral or the sale of the Capital Stock of any Subsidiary, in addition to compliance with clauses (1) through (4) above, ACEP (or the applicable Subsidiary, as the case may be) will deposit the Net Asset Sale Proceeds therefrom as Collateral in a segregated account (a "Collateral Proceeds Account") (i) held by the collateral trustee to secure the Secured Debt Obligations and (ii) to be used by ACEP or the applicable Subsidiary in the manner described in the next two succeeding paragraphs.

        Within 360 days after the receipt of any Net Asset Sale Proceeds from an Asset Sale, which period may be extended for an additional 180 days with respect to any agreement signed within the initial 360 day period to apply the Net Asset Sale Proceeds as provided in clauses (1) through (3) below, ACEP (or the applicable Subsidiary, as the case may be) may apply such Net Asset Sale Proceeds (including those Net Asset Sale Proceeds held in a Collateral Proceeds Account):

  (1)
  to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Subsidiary of ACEP;

  (2)
  to make a capital expenditure and/or an expenditure in respect of FF&E to the extent permitted under the indenture; or

  (3)
  to acquire other assets that are not classified as current assets under GAAP (or current assets that are incidental to such non-current assets) and that are used or useful in a Permitted Business;

provided, however, that with respect to any assets that are acquired or constructed with such Net Asset Sale Proceeds, ACEP or the applicable Subsidiary, as the case may be, promptly grants to the collateral trustee, on behalf of the present and future holders of the Secured Debt Obligations, a first-priority security interest on any such assets on the terms set forth in the indenture and the Security Documents. Pending the final application of any Net Asset Sale Proceeds, ACEP (or the applicable Subsidiary) may otherwise invest the Net Asset Sale Proceeds in any manner that is not prohibited by the indenture.

        Any Net Asset Sale Proceeds (including those Net Asset Sale Proceeds held in a Collateral Proceeds Account) from Asset Sales that are not applied or invested as provided in the second paragraph of this covenant will constitute "Excess Proceeds". When the aggregate amount of Excess Proceeds exceeds $7.5 million, within ten days thereof, the Issuers will make an offer (an "Asset Sale Offer") on a pro rata basis to all holders of notes and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets to purchase, prepay or redeem the maximum principal amount of notes and such other pari passu Indebtedness (plus all accrued interest on the notes and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest and Special Interest, if any, to the date of purchase, prepayment or redemption, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, those Excess Proceeds will be released from the Collateral Proceeds Account and ACEP may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture and the Security Documents. If the aggregate principal amount of notes and other pari passu Indebtedness tendered in (or required to be prepaid or redeemed in connection with) such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the notes to be purchased on a pro rata basis, based on the amounts tendered (with such adjustments as may be deemed appropriate by the Issuers so that only notes in denominations of $2,000, or an integral multiple of $1,000 in excess thereof, will be purchased) or required to be prepaid or redeemed. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

  Events of Loss

        In the case of an Event of Loss, ACEP or the affected Subsidiary, as the case may be, will deposit the Net Loss Proceeds received from such Event of Loss as Collateral in a Collateral Proceeds Account held by the collateral trustee to secure the Secured Debt Obligations. ACEP or the affected Subsidiary may apply such Net Loss Proceeds from such Event of Loss to the rebuilding, repair, replacement or construction of improvements to the property or asset affected by such Event of Loss (the "Subject Property") with no concurrent obligation to offer to purchase any of the notes so long as ACEP delivers to the trustee within 180 days of such Event of Loss the below (collectively the "Required Documentation"):

  (1)
  a written opinion from a reputable contractor that the Subject Property can be rebuilt, repaired, replaced or constructed in, and operated in, substantially the same condition as it existed prior to the Event of Loss within 365 days of delivering such opinion; and

  (2)
  an officers' certificate certifying that ACEP has available from the Net Loss Proceeds or other sources sufficient funds to complete the rebuilding, repair, replacement or construction described in clause (1) above.

        If within 90 days, ACEP or the affected Subsidiary has not received the Required Documentation or, within 365 days, ACEP has not applied the Net Loss Proceeds pursuant to the above paragraph, any Net Loss Proceeds from any Event of Loss that are not reinvested or not permitted to be reinvested as provided in the preceding paragraph will constitute "Excess Loss Proceeds"; provided that such 365-day period may be extended by an additional 180 days, prior to the end of such 365-day period, if ACEP or the affected Subsidiary, as the case may be, receives new Required Documentation replacing the previous 365-day period with a 545-day period. When the aggregate amount of Excess Loss Proceeds exceeds $7.5 million, within five days thereof, the Issuers will make an offer (an "Event of Loss Offer") on a pro rata basis to all holders of notes and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets to purchase, prepay or redeem the maximum principal amount of notes and such other pari passu Indebtedness (plus all accrued interest on the notes and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Loss Proceeds. The offer price in any Event of Loss Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest and Special Interest, if any, to the date of purchase, prepayment or redemption, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash. If any Excess Loss Proceeds remain after consummation of an Event of Loss Offer, those Excess Proceeds will be released from the Collateral Proceeds Account and ACEP may use those Excess Loss Proceeds for any purpose not otherwise prohibited by the indenture and the Security Documents. If the aggregate principal amount of notes and other pari passu Indebtedness tendered in (or required to be prepaid or redeemed in connection with) such Event of Loss Offer exceeds the amount of Excess Loss Proceeds, the trustee will select the notes to be purchased on a pro rata basis, based on the amounts tendered (with such adjustments as may be deemed appropriate by the Issuers so that only notes in denominations of $2,000, or an integral multiple of $1,000 in excess thereof, will be purchased) or required to be prepaid or redeemed. Upon completion of each Event of Loss Offer, the amount of Excess Loss Proceeds will be reset at zero.

        In the event of an Event of Loss pursuant to clause (3) of the definition of "Event of Loss" with respect to any Collateral having a Fair Market Value (or replacement cost, if greater) in excess of

$7.5 million, ACEP or the affected Subsidiary, as the case may be, will be required to receive consideration with respect to such Event of Loss and with respect to any Event of Loss of any portion of the hotel, casino or parking structure and other property comprising part of the Properties, at least 75% of such consideration shall be in the form of cash or Cash Equivalents.

        The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to a Change of Control Offer, an Asset Sale Offer or an Event of Loss Offer. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control, Asset Sale or Event of Loss provisions of the indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control, Asset Sale or Event of Loss provisions of the indenture by virtue of such compliance.

        The agreements governing ACEP's future Indebtedness may contain prohibitions of certain events, including events that would constitute a Change of Control or an Asset Sale and including repurchases of or other prepayments in respect of the notes. The exercise by the holders of notes of their right to require the Issuers to repurchase the notes upon a Change of Control or an Asset Sale could cause a default under these other agreements, even if the Change of Control or Asset Sale itself does not, due to the financial effect of such repurchases on ACEP. In the event a Change of Control or Asset Sale occurs at a time when the Issuers are prohibited from purchasing notes, the Issuers could seek the consent of their other lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuers do not obtain a consent or repay those borrowings, the Issuers will remain prohibited from purchasing notes. In that case, the Issuers' failure to purchase tendered notes would constitute an Event of Default under the indenture which could, in turn, constitute a default under the other future indebtedness. Finally, Issuers' ability to pay cash to the holders of notes upon a repurchase may be limited by ACEP's then existing financial resources. See "Risk Factors—Risks Relating to the Notes and the Collateral—The notes will be subject to a change of control provision, and we may not have the ability to raise the funds necessary to fulfill our obligations under the notes following a change of control".

Selection and Notice

        If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption on a pro rata basis (or, in the case of notes issued in global form as discussed under "—Book-Entry, Delivery and Form", based on a method that most nearly approximates a pro rata selection as the trustee deems fair and appropriate) unless otherwise required by law or applicable stock exchange or depositary requirements.

        No notes of $2,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Notices of redemption may not be conditional.

        If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of notes called for redemption.

Certain Covenants

  Restricted Payments

        ACEP will not, and will not permit any of its Subsidiaries to, directly or indirectly:

  (1)
  declare or pay any dividend or make any other payment or distribution on account of ACEP's or any of its Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving ACEP or any of its Subsidiaries) or to the direct or indirect holders of ACEP's or any of its Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of ACEP and other than dividends or distributions payable to ACEP or a Subsidiary of ACEP);

  (2)
  purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving ACEP) any Equity Interests of ACEP or any direct or indirect parent of ACEP;

  (3)
  make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of ACEP or any of its Subsidiaries (excluding any intercompany Indebtedness between or among ACEP and any of its Subsidiaries), that is not Permitted Debt; or

  (4)
  make any Restricted Investment.

(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as "Restricted Payments").

        So long as no Default or Event of Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:

  (1)
  the payment of any dividend, the making of any distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of the indenture;

  (2)
  the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of ACEP) of, Equity Interests of ACEP (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to ACEP, the proceeds of the exercise or warrants, options or other similar instruments or the conversion of debt or Disqualified Stock to common equity, in all cases after the date of the indenture; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will not be considered to be net cash proceeds from an Equity Offering for purposes of the "Optional Redemption" provisions of the indenture; provided, further, that in the case of any Restricted Investment, the sale or contribution need not be substantially concurrent;

  (3)
  the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Subsidiary of ACEP to the holders of its Equity Interests on a pro rata basis;

  (4)
  the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of ACEP or any Guarantor that is contractually subordinated to the notes or to any Note Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

  (5)
  the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of ACEP or any Subsidiary of ACEP held by any current or former officer, director or employee of ACEP or any of its Subsidiaries pursuant to any equity subscription agreement, stock option agreement, shareholders' agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $750,000 in any twelve-month period;

  (6)
  the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options;

  (7)
  payments of cash, dividends, distributions, advances or other Restricted Payments by ACEP or any of its Subsidiaries to allow the payment of cash in lieu of the issuance of fractional shares upon (i) the exercise of options or warrants or (ii) the conversion or exchange of Capital Stock of any such Person; and

  (8)
  since the date of the indenture, other Restricted Payments in an aggregate amount not to exceed $3.0 million at any time outstanding.

        The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by ACEP or such Subsidiary, as the case may be, pursuant to the Restricted Payment.

  Incurrence of Indebtedness and Issuance of Preferred Stock

        ACEP will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and ACEP will not issue any Disqualified Stock and will not permit any of its Subsidiaries to issue any shares of preferred stock.

        The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

  (1)
  the incurrence by ACEP of Indebtedness under a Credit Facility and the issuance and creation of letters of credit thereunder (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of ACEP and its Subsidiaries thereunder) up to an aggregate principal amount at any one time outstanding not to exceed $20.0 million; provided, that such Indebtedness may only be incurred if the Secured Indebtedness Leverage Ratio of ACEP and its Subsidiaries for the most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been less than or equal to 3.75 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if such additional Indebtedness had been incurred at the beginning of such four-quarter period;

  (2)
  obligations contained in a customary owner's affidavit to a title policy;

  (3)
  obligations to return or repay tenant security deposits;

  (4)
  contractual indemnity obligations entered into in the ordinary course of business in connection with the normal course of operation of the Properties;

  (5)
  the incurrence by the Issuers and the Guarantors of Indebtedness represented by the notes and the related Note Guarantees to be issued on the date of the indenture and the Exchange Securities and the related Note Guarantees to be issued pursuant to the registration rights agreement;

  (6)
  the incurrence by ACEP or any of its Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of ACEP or any of its Subsidiaries, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (6), not to exceed $5.0 million at any time outstanding;

  (7)
  the incurrence by ACEP or any of its Subsidiaries of Indebtedness arising in respect of (i) letters of credit, bankers' acceptances, worker's compensation claims, payment obligations in connection with self-insurance or similar obligations and bid, appeal and surety bonds, in each case in the ordinary course of business and (ii) completion guarantees (to the extent that the incurrence thereof does not result in the incurrence of any direct or indirect obligation for the payment of borrowed money of others);

  (8)
  the incurrence by ACEP or any of its Subsidiaries of Indebtedness arising from agreements of ACEP or its Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or properties or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or properties or a Subsidiary for the purpose of financing such acquisition; provided, however, that:

  (a)
  such Indebtedness is not reflected on the balance sheet of ACEP or any of its Subsidiaries (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this subclause (a)); and

  (b)
  the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the net proceeds including non-cash proceeds (the Fair Market Value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by ACEP and its Subsidiaries in connection with such disposition.

  (9)
  the incurrence by ACEP or any of its Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under clauses (5), (6), (9), (14) and (15) of this paragraph;

  (10)
  the incurrence by ACEP or any of the Guarantors of intercompany Indebtedness between or among ACEP and any of the Guarantors; provided, however, that: (a) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than ACEP or a Guarantor and (b) any sale or other transfer of any such Indebtedness to a Person that is not either ACEP or a Guarantor, will be deemed, in each case, to constitute an incurrence of such Indebtedness by ACEP or such Guarantor, as the case may be, that was not permitted by this clause (10);

  (11)
  the issuance by any of ACEP's Subsidiaries to ACEP or to any of its Subsidiaries of shares of preferred stock; provided, however, that:

  (a)
  any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than ACEP or a Subsidiary of ACEP; and

    (b)
    any sale or other transfer of any such preferred stock to a Person that is not either ACEP or a Subsidiary of ACEP,

    will be deemed, in each case, to constitute an issuance of such preferred stock by such Subsidiary that was not permitted by this clause (11);

  (12)
  the guarantee by ACEP or any of the Guarantors of Indebtedness of ACEP or a Subsidiary of ACEP to the extent that the guaranteed Indebtedness was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the notes, then the Guarantee must be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

  (13)
  the incurrence by ACEP or any of its Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five business days;

  (14)
  the incurrence by ACEP or any of its Subsidiaries of the Existing Indebtedness; and

  (15)
  the incurrence by ACEP or any of its Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (15), not to exceed $7.0 million.

        ACEP will not incur, and will not permit any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of ACEP or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the notes and the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of ACEP solely by virtue of being unsecured or by virtue of being secured on a junior priority basis.

        For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (15) above, ACEP will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. The accrual of interest or preferred stock dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on preferred stock or Disqualified Stock in the form of additional shares of the same class of preferred stock or Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of preferred stock or Disqualified Stock for purposes of this covenant. For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that ACEP or any Subsidiary of ACEP may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

        The amount of any Indebtedness outstanding as of any date will be:

  (1)
  the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

  (2)
  the principal amount of the Indebtedness, in the case of any other Indebtedness; and

  (3)
  in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

  (a)
  the Fair Market Value of such assets at the date of determination; and

  (b)
  the amount of the Indebtedness of the other Person.

  Liens

        ACEP will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness or Trade Payables on any asset, including, but not limited to the Capital Stock or other securities of any Subsidiary of ACEP, now owned or hereafter acquired, except Permitted Liens.

  Dividend and Other Payment Restrictions Affecting Subsidiaries

        ACEP will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to:

  (1)
  pay dividends or make any other distributions on its Capital Stock to ACEP or any of its Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to ACEP or any of its Subsidiaries;

  (2)
  make loans or advances to ACEP or any of its Subsidiaries; or

  (3)
  sell, lease or transfer any of its properties or assets to ACEP or any of its Subsidiaries.

        However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

  (1)
  agreements in effect on the date of the indenture and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the indenture;

  (2)
  the indenture, the notes, the Note Guarantees and the Security Documents;

  (3)
  applicable law, rule, regulation or order (including, without limitation, any order of registration and any amendments thereto issued by the Nevada Gaming Authorities with respect to ACEP or any of its Subsidiaries);

  (4)
  any instrument governing Indebtedness or Capital Stock of a Person acquired by ACEP or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

  (5)
  customary non-assignment provisions in contracts and licenses entered into in the ordinary course of business;

  (6)
  purchase money obligations for property acquired and Capital Lease Obligations in the ordinary course of business;

  (7)
  any agreement for the sale or other disposition of a Subsidiary that restricts distributions by that Subsidiary pending its sale or other disposition;

  (8)
  Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

  (9)
  Liens permitted to be incurred under the provisions of the covenant described above under the caption "—Liens" that limit the right of the debtor to dispose of the assets subject to such Liens;

  (10)
  provisions limiting the disposition or distribution of assets or property and other similar customary provisions in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements (including agreements entered into in connection with a Restricted Investment);

  (11)
  restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

  (12)
  customary provisions contained in leases or licenses of intellectual property and other agreements, in each case entered into in the ordinary course of business; and

  (13)
  secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under "—Incurrence of Indebtedness and Issuance of Preferred Stock" and "—Liens" that limit the right of the debtor to dispose of the assets or properties securing the Indebtedness.

  Merger, Consolidation or Sale of Assets

        ACEP will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not ACEP is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of ACEP and its Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

  (1)
  either: (a) ACEP is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than ACEP) or to which such sale, assignment, transfer, conveyance or other disposition has been made is an entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia (such Person, as the case may be, being herein called the "Successor Issuer"); and, if such entity is not a corporation, a co-obligor of the notes is a corporation organized or existing under any such laws;

  (2)
  the Successor Issuer assumes all the obligations of ACEP under the notes, the indenture and the registration rights agreement pursuant to agreements reasonably satisfactory to the trustee and under the Security Documents pursuant to agreements reasonably satisfactory to the collateral trustee;

  (3)
  immediately after such transaction, no Default or Event of Default exists;

  (4)
  such transaction would not result in the loss or suspension or material impairment of any of ACEP's or any Guarantor's Material Gaming Licenses, unless a comparable replacement Gaming License is effective prior to or simultaneously with such loss, suspension or material impairment;

  (5)
  such transaction would not require any holder or Beneficial Owner of notes in their capacity as such to obtain a Gaming License or be qualified or found suitable under the law of any applicable gaming jurisdiction; provided that such holder or Beneficial Owner would not have been required to obtain a Gaming License or be qualified or found suitable under the laws of any applicable gaming jurisdiction in the absence of such transaction; and

  (6)
  ACEP has delivered to the trustee an officers' certificate and opinion of counsel, subject to customary assumptions and exclusions, each stating that such transaction complies with the terms of the indenture.

        In addition, ACEP will not, directly or indirectly, lease all or substantially all of the properties and assets of it and its Subsidiaries taken as a whole, in one or more related transactions, to any other Person.

        This "Merger, Consolidation or Sale of Assets" covenant will not apply to any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among ACEP and its Subsidiaries. Clause (3) of the first paragraph of this covenant will not apply to (1) any merger or consolidation of ACEP with or into one of its Subsidiaries for any purpose or (2) with or into an Affiliate solely for the purpose of reincorporating ACEP in another jurisdiction.

  Transactions with Affiliates

        ACEP will not, and will not permit any of its Subsidiaries to, make any payment to or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of ACEP (each, an "Affiliate Transaction") involving aggregate payments or consideration in excess of $500,000, unless:

  (1)
  the Affiliate Transaction is on terms that are no less favorable to ACEP or the relevant Subsidiary than those that would have been obtained in a comparable transaction by ACEP or such Subsidiary with an unrelated Person; and

  (2)
  ACEP delivers to the trustee:

  (a)
  with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2.5 million, a resolution of the Board of Directors of ACEP set forth in an officers' certificate certifying that such Affiliate Transaction complies with this covenant; and

  (b)
  with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to ACEP or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

        The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

  (1)
  any employment agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by ACEP or any of its Subsidiaries in the ordinary course of business and payments pursuant thereto;

  (2)
  transactions between or among ACEP and/or its Subsidiaries;

  (3)
  transactions with a Person that is an Affiliate of ACEP solely because ACEP owns, directly or through a Subsidiary, an Equity Interest in, or controls, such Person;

  (4)
  payment of reasonable and customary fees and reimbursements of expenses (pursuant to indemnity arrangements or otherwise) of officers, directors, employees or consultants of ACEP or any of its Subsidiaries;

  (5)
  any issuance of Equity Interests (other than Disqualified Stock) of ACEP to Affiliates of ACEP;

  (6)
  Restricted Payments that do not violate the provisions of the indenture described above under the caption "—Restricted Payments";

  (7)
  payment of fees and expense reimbursements due pursuant to that certain Consulting Agreement, dated as of February 20, 2008, by and between ACEP and Highgate Hotels, L.P., as in effect on the date of the indenture; and

  (8)
  the issuance or resale of the notes and payments of interest or principal in connection with the notes.

  Business Activities

        ACEP will not, and will not permit any of its Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to ACEP and its Subsidiaries taken as a whole.

  Restrictions on Activities of ACEP Finance

        Other than in connection with or incident to its obligations relating to the notes (including any Exchange Securities issued pursuant to the registration rights agreement) under the indenture and its existence, ACEP Finance will not hold any assets, become liable for any obligations or engage in any business activities, including, without limitation, any business activities that would be the subject of the covenants set forth in the indenture; provided, however, that ACEP Finance may be a co-obligor (or a guarantor) with respect to Indebtedness permitted to be incurred by the indenture if ACEP is the primary obligor of such Indebtedness and the net proceeds of such Indebtedness are received by ACEP or one or more of ACEP's Subsidiaries other than ACEP Finance. At any time after ACEP or any successor to ACEP is a corporation, ACEP Finance may consolidate or merge with or into ACEP or any Subsidiary of ACEP.

  Additional Note Guarantees

        If ACEP or any of its Subsidiaries acquires or creates another Domestic Subsidiary (other than an Immaterial Subsidiary) after the date of the indenture, then that newly acquired or created Domestic Subsidiary will become a Guarantor and (1) execute and deliver a supplemental indenture to the trustee and supplemental Security Documents (including title insurance and surveys, if applicable) to the collateral trustee pursuant to which that Subsidiary will unconditionally guarantee all of the Issuers' obligations under the notes, the indenture and the Security Documents on the terms set forth in the indenture which will be secured by a first-priority Lien on terms substantially similar to the other Guarantors, (2) deliver to the trustee an opinion of counsel that, subject to customary assumptions and exclusions, such supplemental indenture is enforceable against such subsidiary and has been duly executed and delivered by such Subsidiary and (3) deliver to the collateral trustee an opinion of counsel that, subject to customary assumptions and exclusions, such Security Documents are enforceable and have been duly executed and delivered by such Subsidiary.

  Further Assurances

        ACEP will (and will cause each of its Subsidiaries to), at ACEP's or such Subsidiary's sole cost and expense, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as may be reasonably required from time to time in order: (1) to carry out more effectively the express purposes of the Security Documents; (2) to subject to the Liens created by any of the Security Documents any of the properties, rights or interests required to be encumbered thereby and contemplated thereby; (3) to perfect and maintain the validity, effectiveness and priority of any of the Security Documents and the Liens intended to be created thereby and contemplated thereby; and (4) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the collateral trustee any of the rights granted or now or hereafter intended by the parties thereto to be granted to the collateral trustee or under any other instrument executed in connection therewith or granted to ACEP under the Security Documents or under any other instrument executed in connection therewith.

  Limitation on Sale and Leaseback Transactions

        ACEP will not, and will not permit any of its Subsidiaries to, enter into any sale and leaseback transaction.

  Payments for Consent

        ACEP will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid and is paid to all holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

  Insurance

        The indenture and the Security Documents require that ACEP will, and will cause its Subsidiaries to:

  (1)
  keep their properties adequately insured at all times by reputable insurers;

  (2)
  maintain such other insurance, to such extent and against such risks (and with such deductibles, retentions and exclusions), including fire and other risks insured against by extended coverage and coverage for acts of terrorism, as is customary with companies in the same or similar businesses operating in the same or similar locations;

  (3)
  maintain such other insurance as may be required by law;

  (4)
  obtain title insurance on all real property Collateral insuring the collateral trustee's Lien on that property (and naming the collateral trustee as loss payee for the benefit of the present and future holders of the Secured Debt Obligations), subject only to Permitted Liens; and

  (5)
  maintain such other insurance as may be required by the Security Documents, if any.

  Gaming License

        In the event of a foreclosure, deed in lieu of foreclosure or other similar transfer of any of the Properties to the collateral trustee or its designee, the relevant Property Owner Borrower shall, and shall cause all of its Subsidiaries and Affiliates to cooperate in good faith with the collateral trustee or its designee in obtaining all Gaming Licenses and other governmental approvals necessary to conduct all gaming operations at the Properties and shall, at the request of the collateral trustee, continue to operate and manage the Properties and maintain all applicable Gaming Licenses with respect to the

Properties until such time as the collateral trustee or its designee obtains such licenses and approvals and at such time the relevant Property Owner Borrower shall, and shall cause its Subsidiaries and Affiliates to reasonably cooperate with the transition of the gaming operations to any new gaming operator (including, without limitation, the collateral trustee or its designee).

Reports

        Whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, ACEP will furnish to the holders of notes or cause the trustee to furnish to the holders of notes (or file with the SEC for public availability), within the time periods specified in the SEC's rules and regulations:

  (1)
  all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if ACEP were required to file such reports, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by ACEP's certified independent accountants; and

  (2)
  all current reports that would be required to be filed with the SEC on Form 8-K if ACEP were required to file such reports.

        All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. In addition, following the consummation of the exchange offer contemplated by the registration rights agreement, ACEP will file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and will post the reports on its website within those time periods.

        If, at any time, ACEP is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, ACEP will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the SEC within the time periods specified above unless the SEC will not accept such a filing. ACEP will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept ACEP's filings for any reason, ACEP will post the reports referred to in the preceding paragraphs on its website within the time periods that would apply if ACEP were required to file those reports with the SEC.

        In addition, the Issuers and the Guarantors agree that, for so long as any notes remain outstanding, if at any time they are not required to file with the SEC the reports required by the preceding paragraphs, they will furnish to the holders of notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

        The Issuers will also:

  (1)
  within 15 business days after furnishing to the trustee the annual and quarterly reports required by clause (1) of the first paragraph of this "Reports" covenant, hold a conference call to discuss such reports and the results of operations for the relevant reporting period; and

  (2)
  provide notice no fewer than three business days prior to the date of the conference call required to be held in accordance with this paragraph, announcing the time and date of such conference call and either including all information necessary to access the call or directing noteholders, prospective investors, broker-dealers and securities analysts to contact the appropriate person at ACEP to obtain such information.

Events of Default and Remedies

        Each of the following is an "Event of Default":

  (1)
  default for 30 days in the payment when due of interest and Special Interest, if any, on the notes;

  (2)
  default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the notes;

  (3)
  failure by the Issuers or any of their Subsidiaries to comply with the provisions described under the captions "—Repurchase at the Option of Holders—Change of Control", "—Repurchase at the Option of Holders—Events of Loss" or "—Certain Covenants—Merger, Consolidation or Sale of Assets";

  (4)
  failure by the Issuers or any of their Subsidiaries for 60 days after notice to the Issuers by the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding voting as a single class to comply with any of the other agreements in the indenture or the Security Documents; provided, however, except as provided in clause (7) below, that any such failure pursuant to this clause (4) with respect to any Security Documents will not be deemed to have occurred for purposes of the foregoing, and notice thereof shall not be deemed to have been delivered, until the delivery of notice and the expiration of all available grace periods provided for in the applicable Security Documents;

  (5)
  default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by ACEP or any of its Subsidiaries (or the payment of which is guaranteed by ACEP or any of its Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of the indenture, if that default:

  (a)
  is caused by a failure to pay principal of, premium on, if any, or interest, if any, on, such Indebtedness when due (taking into account any grace period provided in such Indebtedness) (a "Payment Default"); or

  (b)
  results in the acceleration of such Indebtedness prior to its express maturity,

    and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates in excess of $10.0 million;

  (6)
  failure by ACEP or any of its Subsidiaries to pay any final non-appealable judgments entered by a court or courts of competent jurisdiction aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed, for a period of 60 days;

  (7)
  (i) (a) any Security Document ceases to be in full force and effect (except as permitted by the terms of the indenture or the Security Documents) for a period of 30 days after ACEP or its relevant subsidiary receives notice thereof, (b) any of the Security Documents ceases to give the holders a valid, perfected security interest (except as permitted by the terms of the indenture or the Security Documents) for a period of 30 days after ACEP or its relevant subsidiary receives notice thereof or (c) ACEP or its relevant subsidiary fails to grant and perfect any security interest required by the Security Documents or by the covenant described under the caption "—Certain Covenants—Creation and Perfection of Certain Security Interests Post-Closing", in each case with respect to Collateral having a Fair Market Value in excess of $5.0 million in the aggregate with respect to clauses (a), (b) and (c) above or (ii) the repudiation by the Issuers or any of their Subsidiaries of any of their material obligations under any Security Documents (except as permitted by the terms of the indenture or the Security Documents);

  (8)
  except as permitted by the indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, in any material respect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee (except as permitted by the terms of the indenture or the Security Documents);

  (9)
  certain events of bankruptcy or insolvency described in the indenture with respect to ACEP or any of its Subsidiaries that is a Significant Subsidiary or any group of its Subsidiaries that, taken together, would constitute a Significant Subsidiary; and

  (10)
  revocation, termination, suspension or other cessation of effectiveness of any Gaming License, which results in the cessation or suspension of gaming operations for a period of more than 90 consecutive days at any of the Properties (other than as a result of an Asset Sale) and such Property is the principal asset of a Significant Subsidiary or if such Property (considered separately) would constitute a Significant Subsidiary if it were the only asset in a Subsidiary; provided, that any Event of Default under this clause (10) shall be deemed cured if such Gaming License subsequently becomes effective or is replaced.

        In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to ACEP, any Subsidiary of ACEP that is a Significant Subsidiary or any group of Subsidiaries of ACEP that, taken together, would constitute a Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding notes may, by written notice to the trustee, declare all the notes to be due and payable immediately.

        Subject to certain limitations, holders of a majority in aggregate principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal of, premium on, if any, and interest and Special Interest, if any.

        In the case of an Event of Default of the type specified in clause (5) of the first paragraph above, such Event of Default and all consequences thereof will be annulled, waived and rescinded, automatically and without any action by the trustee or the holders of the notes, if, within 20 days after such Event of Default arose, the Issuers deliver an officers' certificate to the trustee stating that:

  (1)
  the Indebtedness or Guarantee that is the basis of such Event of Default has been discharged;

  (2)
  the holders thereof have rescinded or waived the acceleration, notice, or action (as the case may be) giving rise to the Event of Default; or

  (3)
  the default that is the basis for such Event of Default has been cured.

        In case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any holders of notes unless such holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest or Special Interest, if any, when due, no holder of a note may pursue any remedy with respect to the indenture or the notes unless:

  (1)
  such holder has previously given the trustee written notice that an Event of Default is continuing;

  (2)
  holders of at least 25% in aggregate principal amount of the then outstanding notes make a written request to the trustee to pursue the remedy;

  (3)
  such holder or holders offer and, if requested, provide to the trustee security or indemnity reasonably satisfactory to the trustee against any loss, liability or expense;

  (4)
  the trustee does not comply with such request within 60 days after receipt of the request and the offer of security or indemnity; and

  (5)
  during such 60-day period, holders of a majority in aggregate principal amount of the then outstanding notes do not give the trustee a direction inconsistent with such request.

        The holders of a majority in aggregate principal amount of the then outstanding notes by written notice to the trustee may, on behalf of the holders of all of the notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the indenture, if the rescission would not conflict with any judgment or decree, except a continuing Default or Event of Default in the payment of principal of, premium on, if any, or interest or Special Interest, if any, on, the notes.

        In the case of any Event of Default occurring on or after June 15, 2012, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuers with the principal intention of avoiding payment of the premium that the Issuers would have had to pay if the Issuers then had elected to redeem the notes pursuant to the optional redemption provisions of the indenture, then, upon acceleration of the notes, an equivalent premium will also become and be immediately due and payable, to the extent permitted by law, anything in the indenture or in the notes to the contrary notwithstanding. If an Event of Default occurs prior to June 15, 2012, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuers with the intention of avoiding the prohibition on redemption of the notes prior to such date, then upon acceleration of the notes, the Applicable Premium will also become and be immediately due and payable, to the extent permitted by law.

        The collateral trustee may appoint one or more collateral trustee or co-trustees, who may be delegated any one or more of the duties or rights of the collateral trustee under the Security Documents or which are specified in any Security Documents.

        The Issuers are required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, the Issuers are required to deliver to the trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, incorporator manager (or managing member), direct or indirect member, partner or stockholder of the Issuers or any Guarantor, as such, will have any liability for any obligations of the Issuers or the Guarantors under the notes, the indenture, the Note Guarantees, the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

        The Issuers may at any time elect to have all of their obligations discharged with respect to the outstanding notes and have each Guarantor's obligations discharged with respect its Note Guarantee and cure all existing Events of Default and Defaults ("Legal Defeasance") except for:

  (1)
  the rights of holders of outstanding notes to receive payments in respect of the principal of, premium on, if any, or interest or Special Interest, if any, on, such notes when such payments are due from the trust referred to below;

  (2)
  the Issuers' obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

  (3)
  the rights, powers, trusts, duties and immunities of the trustee under the indenture, and the Issuers' and the Guarantors' obligations in connection therewith; and

  (4)
  the Legal Defeasance and Covenant Defeasance provisions of the indenture.

        In addition, the Issuers may, at their option and at any time, elect to have the obligations of the Issuers and the Guarantors released with respect to substantially all restrictive covenants (including its obligation to make Change of Control Offers, Asset Sale Offers and Event of Loss Offers) that are described in the indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, all Events of Default described under "—Events of Default and Remedies" (except those relating to payments on the notes or bankruptcy, receivership, rehabilitation or insolvency events) will no longer constitute an Event of Default with respect to the notes. In addition, the Collateral will be released and the Note Guarantees will be terminated and released upon Covenant Defeasance.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

  (1)
  the Issuers shall irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, Government Securities, or a combination thereof, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, premium on, if any, and interest and Special Interest, if any, on, the outstanding notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuers must specify whether the notes are being defeased to such stated date for payment or to a particular redemption date;

  (2)
  in the case of Legal Defeasance, the Issuers shall deliver to the trustee an opinion of counsel, subject to customary assumptions and exclusions, reasonably acceptable to the trustee confirming that (a) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel (subject to customary assumptions and exclusions) will confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

  (3)
  in the case of Covenant Defeasance, the Issuers shall deliver to the trustee an opinion of counsel (subject to customary assumptions and exclusions) reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

  (4)
  no Default has occurred and is continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings);

  (5)
  such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Issuers or any of the Guarantors is a party or by which the Issuers or any of the Guarantors are bound;

  (6)
  the Issuers shall deliver to the trustee an officers' certificate stating that the deposit was not made by the Issuers with the intent of preferring the holders of notes over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuers or others; and

  (7)
  the Issuers shall deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

        Except as provided in the next two succeeding paragraphs, the indenture, the notes or the Note Guarantees may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the then outstanding notes voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the notes), and any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium on, if any, or interest or Special Interest, if any, on, the notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the indenture, the notes or the Note Guarantees may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding notes voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

        Without the consent of each holder of notes affected, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting holder):

  (1)
  reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

  (2)
  reduce the principal of or change the fixed maturity of any note or alter or waive any of the provisions with respect to the redemption of the notes (except those provisions relating to the covenants described above under the caption "—Repurchase at the Option of Holders");

  (3)
  reduce the rate of or change the time for payment of interest, including default interest, on any note;

  (4)
  waive a Default or Event of Default in the payment of principal of, premium on, if any, or interest or Special Interest, if any, on, the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the then outstanding notes and a waiver of the payment default that resulted from such acceleration);

  (5)
  make any note payable in money other than that stated in the notes;

  (6)
  make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of, premium on, if any, or interest or Special Interest, if any, on, the notes;

  (7)
  waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption "—Repurchase at the Option of Holders");

  (8)
  release any Guarantor from any of its obligations under its Note Guarantee or the indenture, except in accordance with the terms of the indenture;

  (9)
  release all or substantially all of the Collateral from the Lien of the indenture (other than in accordance with the indenture); or

  (10)
  make any change in the preceding amendment and waiver provisions.

        Notwithstanding the preceding, without the consent of any holder of notes, the Issuers, the Guarantors and the trustee may amend or supplement the indenture, the notes or the Note Guarantees:

  (1)
  to cure any ambiguity, omission, mistake, defect or inconsistency;

  (2)
  to provide for uncertificated notes in addition to or in place of certificated notes;

  (3)
  to provide for the assumption of the Issuers' or a Guarantor's obligations to holders of notes and Note Guarantees;

  (4)
  to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the indenture of any holder;

  (5)
  to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act, if provisions from the Trust Indenture Act are incorporated into the indenture;

  (6)
  to conform the text of the indenture, the notes or the Note Guarantees to any provision of this Description of New Notes to the extent that such provision in this Description of New Notes was intended to be a verbatim recitation of a provision of the indenture, the notes, the Note Guarantees or which intent may be evidenced by an officers' certificate to that effect;

  (7)
  to release Collateral in accordance with the terms of the indenture;

  (8)
  to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the notes;

  (9)
  to comply with the covenant described above under the caption "—Certain Covenants—Merger, Consolidation or Sale of Assets"; or

  (10)
  to make any amendment to the provisions of the indenture relating to the transfer and legending of notes as permitted by the indenture, including, without limitation to facilitate the issuance and administration of the notes or to remove legends or restrictions that are no longer applicable; provided, however, that (i) compliance with the indenture as so amended would not result in notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of holders to transfer notes.

Satisfaction and Discharge

        The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder and all Liens securing the notes and obligations under the indenture including the Note Guarantees will be released, when:

  (1)
  either:

  (a)
  all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust have been delivered to the trustee for cancellation; or

  (b)
  all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year or are to be called for redemption within one year and the Issuers or any Guarantor have irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, Government Securities, or a combination thereof, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the notes not delivered to the trustee for cancellation for principal of, premium on, if any, and interest and Special Interest, if any, on, the notes to the date of maturity or redemption;

  (2)
  in respect of clause 1(b), no Default has occurred and is continuing on the date of the deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other Indebtedness and, in each case, the granting of Liens to secure such borrowings) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuers or any Guarantor are a party or by which the Issuers or any Guarantor are bound (other than with respect to the borrowing of funds to be applied concurrently to make the deposit required to effect such satisfaction and discharge and any similar concurrent deposit relating to other Indebtedness, and in each case the granting of Liens to secure such borrowings);

  (3)
  the Issuers or any Guarantor have paid or caused to be paid all sums payable by it under the indenture including but not limited to all amounts owing to the trustee thereunder; and

  (4)
  the Issuers have delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or on the redemption date, as the case may be.

        In addition, the Issuers must deliver an officers' certificate and an opinion of counsel, subject to customary assumptions and exclusions, to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

        If the trustee becomes a creditor of the Issuers or any Guarantor, the indenture limits the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if the indenture has been qualified under the Trust Indenture Act) or resign.

        The holders of a majority in aggregate principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of

Default has occurred and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder has offered to the trustee reasonable indemnity or security satisfactory to it against any loss, liability or expense.

Additional Information

        Anyone who receives this prospectus may obtain a copy of the indenture, the registration rights agreement and the Security Documents without charge by writing to: Phyllis A. Gilland, Vice President, General Counsel and Secretary at ACEP, at 2000 Las Vegas Boulevard South, Las Vegas, Nevada 89104.

Book Entry, Delivery and Form

        The new notes initially will be represented by one or more global notes in registered form without interest coupons collectively referred to herein as the "Global Notes." The Global Notes will be deposited upon issuance with the Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

        Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See "—Exchange of Global Notes for Certificated Notes". Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form. In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

Depository Procedures

        The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Issuers take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

        DTC has advised the Issuers that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchaser), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

        DTC has also advised the Issuers that, pursuant to procedures established by it:

  (1)
  upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the initial purchaser with portions of the principal amount of the Global Notes; and

  (2)
  ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

        Investors in the Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations which are Participants in such system. All interests in a Global Note may be subject to the procedures and requirements of DTC. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

        Except as described below, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or "holders" thereof under the indenture for any purpose.

        Payments in respect of the principal of, premium on, if any, and interest and Special Interest, if any, on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, the Issuers and the trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Issuers, the trustee nor any agent of the Issuers or the trustee has or will have any responsibility or liability for:

  (1)
  any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

  (2)
  any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

        DTC has advised the Issuers that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or the Issuers. Neither the Issuers nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the notes, and the Issuers and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes. Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same day funds.

        DTC has advised the Issuers that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an

Event of Default under the notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its Participants.

        None of the Issuers, the trustee and any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

        A Global Note is exchangeable for Certificated Notes if:

  (1)
  DTC (a) notifies the Issuers that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, the Issuers fail to appoint a successor depositary;

  (2)
  the Issuers, at their option, notify the trustee in writing that they elect to cause the issuance of the Certificated Notes; or

  (3)
  there has occurred and is continuing a Default or Event of Default with respect to the notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear the applicable restrictive legend referred to in "Notice to Investors", unless that legend is not required by applicable law.

Same Day Settlement and Payment

        The paying agent will make payments in respect of the notes represented by the Global Notes, including principal, premium, if any, and interest, if any, by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. The paying agent will make all payments of principal, premium, if any, and interest, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder's registered address. The notes represented by the Global Notes are expected to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The issuers expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Certain Definitions

        Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all defined terms used therein, as well as any other capitalized terms used herein for which no definition is provided.

        "Acquired Debt" means, with respect to any specified Person:

  (1)
  Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

  (2)
  Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

        "Act of Required Debtholders" means, as to any matter at any time, a direction in writing delivered to the collateral trustee by or with the written consent of the holders of Secured Debt representing the Required Debtholders. For purposes of this definition, (a) Secured Debt registered in the name of, or beneficially owned by, any Issuer or any Affiliate thereof will be deemed not to be outstanding and (b) votes will be determined in accordance with the provisions of the collateral trust agreement.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control", as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms "controlling", "controlled by" and "under common control with" have correlative meanings.

        "ALTA" means the American Land Title Association, or any successor thereto.

        "Applicable Premium" means, with respect to any note on any redemption date, the greater of:

  (1)
  1.0% of the principal amount of the note; or

  (2)
  the excess of:

  (a)
  the present value at such redemption date of (i) the redemption price of the note at June 15, 2012, (such redemption price being set forth in the table appearing above under the caption "—Optional Redemption") plus (ii) all required interest payments due on the note through June 15, 2012, (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

  (b)
  the principal amount of the note.

        "Aquarius Casino Resort" means that certain hotel and casino located on approximately 18 acres at 1900 South Casino Drive, Laughlin, Nevada, together with all other Improvements and property thereon as described in the Mortgage and all related easements and other property agreements.

        "Arizona Charlie's Boulder" means that certain hotel and casino located on approximately 24 acres at 4575 Boulder Highway, Las Vegas, Nevada, together with all other improvements (including any buildings) and property thereon as described in the Mortgage and all related easements and other property agreements.

        "Arizona Charlie's Decatur" means that certain hotel and casino located on approximately 17 acres at 740 S. Decatur Boulevard, Las Vegas, Nevada, together with all other improvements (including any buildings) and property thereon as described in the Mortgage and all related easements and other property agreements, including any leased property.

        "Asset Sale" means:

  (1)
  the sale, lease, conveyance or other disposition of property, assets or rights outside the ordinary course of business of ACEP or any of ACEP's Subsidiaries; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of ACEP and its Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption "—Repurchase at the Option of Holders—Change of Control" and/or the provisions described above under the caption "—Certain Covenants—Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant; and

  (2)
  the issuance or sale of Equity Interests by any of ACEP's Subsidiaries (other than to ACEP or another Subsidiary).

        Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

  (1)
  any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $2.0 million;

  (2)
  a transfer of assets between or among ACEP and its Subsidiaries (other than ACEP Finance);

  (3)
  an issuance of Equity Interests by a Subsidiary of ACEP to ACEP or to a Subsidiary of ACEP;

  (4)
  the sale, lease or other transfer of products, services or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business (including the abandonment or other disposition of intellectual property that is, in the reasonable judgment of ACEP, no longer economically practicable to maintain or useful in the conduct of the business of ACEP and its Subsidiaries taken as whole);

  (5)
  licenses and sublicenses by ACEP or any of its Subsidiaries of software or intellectual property in the ordinary course of business;

  (6)
  any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;

  (7)
  the granting of Liens not prohibited by the covenant described above under the caption "—Liens";

  (8)
  the sale or other disposition of cash or Cash Equivalents;

  (9)
  a Restricted Payment that does not violate the covenant described above under the caption "—Certain Covenants—Restricted Payments" or a Permitted Investment;

  (10)
  any Event of Loss;

  (11)
  any Lease or any grant of easement or Permitted Liens permitted by the indenture;

  (12)
  any licensing of trade names or trademarks in the ordinary course of business by ACEP or any of its Subsidiaries;

  (13)
  any exchange of assets with a Fair Market Value less than $5.0 million (including a combination of assets and Cash Equivalents) for assets used or useful in a Permitted Business of comparable or greater market value or usefulness to the business of ACEP and its Subsidiaries as a whole, as determined in good faith by ACEP;

  (14)
  any exchange of undeveloped land (including a combination of assets and Cash Equivalents) for assets used or useful in a Permitted Business of comparable or greater market value or usefulness to the business of ACEP and its Subsidiaries as a whole, as determined in good faith by ACEP;

  (15)
  dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements; and

  (16)
  any surrender or waiver of contract rights or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind.

        "Asset Sale Offer" has the meaning assigned to that term in the indenture governing the notes.

        "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

        "Board of Directors" means:

  (1)
  with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

  (2)
  with respect to a partnership, the Board of Directors of the general partner of the partnership;

  (3)
  with respect to a limited liability company, the board of directors of the limited liability company or any committee thereof duly authorized to act on behalf of such board or the managing member or members or any controlling committee of managing members thereof; and

  (4)
  with respect to any other Person, the board or committee of such Person serving a similar function.

        "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

        "Capital Stock" means:

  (1)
  in the case of a corporation, corporate stock;

  (2)
  in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

  (3)
  in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

  (4)
  any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

        "Cash Equivalents" means:

  (1)
  United States dollars;

  (2)
  obligations of, or obligations directly and unconditionally guaranteed as to principal and interest by, the U.S. government or any agency or instrumentality thereof, when such obligations are backed by the full faith and credit of the United States of America and have maturities not in excess of one year;

  (3)
  federal funds, unsecured certificates of deposit, time deposits, demand deposits, banker's acceptances, and repurchase agreements having maturities of not more than 90 days of any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia, the short-term debt obligations of which are rated A-1+ (or the equivalent) by each of the Rating Agencies and, if it has a term in excess of three months, the long-term debt obligations of which are rated AA (or the equivalent) by each of the Rating Agencies, and that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $1,000,000,000;

  (4)
  deposits that are fully insured by the Federal Deposit Insurance Corp. (FDIC);

  (5)
  commercial paper rated A-1+ (or the equivalent) by each of the Rating Agencies and having a maturity of not more than 90 days; and

  (6)
  any money market funds that (a) has substantially all of its assets invested continuously in the types of investments referred to in clause (2) above, (b) has net assets of not less than $5,000,000,000, and (c) has the highest rating obtainable from either S&P or Moody's.

        Notwithstanding the foregoing, "Cash Equivalents" (i) shall exclude any security with the Standard & Poor's "r" symbol (or any other Rating Agency's corresponding symbol) attached to the rating (indicating high volatility or dramatic fluctuations in their expected returns because of market risk), as well as any mortgage-backed securities and any security of the type commonly known as "strips"; (ii) shall be limited to those instruments that have a predetermined fixed dollar of principal due at maturity that cannot vary or change; and (iii) shall exclude any investment where the right to receive principal and interest derived from the underlying investment provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment. Interest may either be fixed or variable, and any variable interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index.

        "Casino Lessee Borrower" means, individually or collectively as the context requires, (i) Aquarius Gaming LLC, a Nevada limited liability company, (ii) Stratosphere Gaming LLC, a Nevada limited liability company, (iii) Arizona Charlie's, LLC, a Nevada limited liability company, and (iv) Fresca, LLC, a Nevada limited liability company, each in its capacity as lessee under its respective Casino Operating Lease, together with their respective successors and permitted assigns.

        "Casino Operating Lease" means, individually or collectively as the context requires, each of those certain amended and restated Casino Lease Agreements dated as of the date of the indenture, and as the case may be, further amended, modified or supplemented from time to time, each by and between each Property Owner Borrower and a Casino Lessee Borrower, with respect to the Properties.

        "Change of Control" means the occurrence of any of the following:

  (1)
  the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of ACEP and its Subsidiaries taken as a whole to any Person (including any "person" (as that term is used in Section 13(d)(3) of the Exchange Act));

  (2)
  the adoption of a plan relating to the liquidation or dissolution of the Issuers;

  (3)
  the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any Person (including any "person" (as defined above), other than an employee of The Goldman Sachs Group, Inc. or its affiliates or an entity controlled by one or more employees of The Goldman Sachs Group, Inc. or its affiliates, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of ACEP, measured by voting power rather than number of shares; or

  (4)
  after an initial public offering of ACEP or any direct or indirect parent of ACEP (in either case, the "public company"), the first day on which a majority of the members of the Board of Directors of the public company are not Continuing Directors.

        "Change of Control Offer" has the meaning assigned to that term in the indenture governing the notes.

        "Collateral" means any and all assets encumbered pursuant to the Security Documents.

        "Collateral Trustee" means The Bank of New York Mellon, in its capacity as collateral trustee under the collateral trust agreement, together with its successor in such capacity.

        "Collateral Trust Joinder" means (i) with respect to the provisions of the collateral trust agreement relating to any additional Secured Debt permitted to be incurred under the indenture, an agreement substantially in the form of Exhibit B to the collateral trust agreement and (ii) with respect to the provisions of the collateral trust agreement relating to the addition of additional Guarantors, an agreement substantially in the form of Exhibit C to the collateral trust agreement.

        "Consolidated EBITDA" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person:

  (1)
  increased by, to the extent deducted in computing Consolidated Net Income:

  (a)
  consolidated interest expense; plus

  (b)
  provisions for taxes based on income; plus

  (c)
  total depreciation expense; plus

  (d)
  total amortization expense; plus

  (e)
  other non-cash charges, including any write-offs and write-downs, reducing Consolidated Net Income for such period (excluding any such non-cash charge to the extent that it represents an accrual or reserve for potential cash charge in any future period or amortization of a prepaid cash charge that was paid in a prior period); plus

  (f)
  actual out-of-pocket transaction costs payable by ACEP pursuant hereto in connection with the closing and syndication of the Transactions; plus

  (g)
  FF&E expenditures, and

  (2)
  decreased by (without duplication) non-cash gains increasing Consolidated Net Income for such period (excluding any such non-cash gain to the extent it represents the reversal of an accrual or reserve for potential cash gain in any prior period), and

  (3)
  increased or decreased by (without duplication) any net gain or loss resulting in such period from hedging obligations and the application of Statement of Financial Standards No. 133, plus or minus, as applicable.

        "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the net income (loss) of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP and without any reduction in respect of preferred stock dividends; provided that:

  (1)
  all extraordinary or non-recurring gains or losses will be excluded;

  (2)
  all gains or losses realized in connection with any Asset Sale or the disposition of securities or the early extinguishment of Indebtedness, on an after-tax basis, will be excluded;

  (3)
  the net income of any Person that is not a Subsidiary of such Person or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Subsidiary of the Person;

  (4)
  the net income of any Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders;

  (5)
  the cumulative effect of a change in accounting principles will be excluded;

  (6)
  any non-cash compensation deduction as a result of any grant of stock or stock-related instruments to employees, officers, directors or members of management will be excluded;

  (7)
  any income or loss from discontinued operations will be excluded; and

  (8)
  any goodwill or other intangible asset impairment charge will be excluded.

        "continuing" means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

        "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of ACEP who:

  (1)
  was a member of such Board of Directors on the date of the indenture; or

  (2)
  was nominated for election or elected to such Board of Directors with the approval of VoteCo or a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

        "Credit Facility" means, one or more debt facilities or commercial paper facilities, in each case, with banks or other institutional lenders, or investors or trustees, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, or the issuance of debt securities pursuant to an indenture or similar instrument, in each case, as amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require ACEP to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that ACEP may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "—Certain Covenants—Restricted

Payments". The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the indenture will be the maximum amount that ACEP and its Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

        "Domestic Subsidiary" means any Subsidiary of ACEP that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of ACEP.

        "Equally and Ratably" means, in reference to sharing of Liens or proceeds thereof as among holders of Secured Debt Obligations, that such Liens or proceeds:

  (1)
  will be allocated and distributed first to the Secured Debt Representative for each outstanding Series of Secured Debt, for the account of the holders of such Series of Secured Debt, ratably in proportion to the principal of, and interest and premium (if any) and reimbursement obligations (contingent or otherwise) with respect to letters of credit, if any, outstanding (whether or not drawings have been made under such letters of credit) on each outstanding Series of Secured Debt when the allocation or distribution is made, and thereafter;

  (2)
  will be allocated and distributed (if any remain after payment in full of all of the principal of, and interest and premium (if any) and reimbursement obligations (contingent or otherwise) with respect to letters of credit, if any, outstanding (whether or not drawings have been made on such letters of credit) on all outstanding Secured Debt Obligations) to the Secured Debt Representative for each outstanding Series of Secured Debt Obligations, for the account of the holders of any remaining Secured Debt Obligations, ratably in proportion to the aggregate unpaid amount of such remaining Secured Debt Obligations due and demanded (with written notice to the applicable Secured Debt Representative and the collateral trustee) prior to the date such distribution is made.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "Equity Offering" means a public or private sale either (1) of Equity Interests of ACEP by ACEP (other than Disqualified Stock and other than to a Subsidiary of ACEP) or (2) of Equity Interests of a direct or indirect parent entity of ACEP (other than to ACEP or a Subsidiary of ACEP) to the extent that the net proceeds therefrom are contributed to the common equity capital of ACEP.

        "Event of Loss" means, with respect to any property or asset (tangible or intangible, real or personal) constituting Collateral having a Fair Market Value (or replacement cost, if greater) in excess of $7.5 million, any of the following: (1) any loss, destruction or damage of such property or asset; (2) any actual condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such property or asset, or confiscation of such property or asset or the requisition of the use of such property or asset; or (3) any settlement in lieu of clause (2) above.

        "Existing Indebtedness" means Capital Lease Obligations outstanding as of the date of the indenture not to exceed $2,512,000.

        "FF&E" means all fixtures, furniture, furnishings, equipment (including operating equipment, operating supplies and fixtures attached to and forming part of the Improvements), apparatus and other personal property used in, or held in storage for use in (or if the context so dictates, required in connection with), or required for the operation of that portion of Improvements to be used as a hotel or a casino, including, without limitation, (i) office furnishings and equipment, (ii) specialized hotel, gaming and spa equipment necessary for the operation of any portion of the Improvements, including equipment for kitchens, laundries, dry cleaning facilities, bars, restaurants, public rooms, commercial and parking spaces, spa and recreational facilities, (iii) design and project fees, shipping costs, taxes and installation; and (iv) all other furnishings and equipment as ACEP deems necessary or desirable for the operation of that portion of Improvements to be used as a hotel or casino.

        "Fair Market Value" means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined (unless otherwise provided in the indenture), (i) for amounts exceeding $5.0 million, in good faith by the Board of Directors of ACEP and (ii) for amounts less than $5.0 million, in good faith by ACEP.

        "First Priority Lien Obligations" means the aggregate amount of (i) the notes, (ii) all secured Indebtedness incurred pursuant to any Credit Facility (including any letters of credit issued thereunder) secured by a lien incurred pursuant to clause (1) of the definition of Permitted Liens and (iii) all Capital Lease Obligations.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

        "Gaming Authorities" means, in any jurisdiction in which a Property is located, the applicable gaming board, commission, or other governmental gaming regulatory authority, body or agency which (a) has, or may at any time after the date of the indenture have, jurisdiction over the gaming activities at the Property or (b) is, or may at any time after the date of the indenture be, responsible for interpreting, administering and enforcing the Gaming Laws.

        "Gaming Laws" means all applicable constitutions, treatises, laws and statutes pursuant to which any Gaming Authority possesses regulatory, licensing or permitting authority over gaming, gambling or casino or casino-related activities and all rules, rulings, orders, ordinances and regulations of any Gaming Authority applicable to the gambling, casino, gaming businesses or casino or casino-related activities of the Issuers or any of their Subsidiaries in any jurisdiction, as in effect from time to time, including the policies, interpretations and administration thereof by the Gaming Authorities.

        "Gaming License" means, in any jurisdiction in which a Property is located, any license, qualification, franchise, accreditation, approval, registration, permit, finding of suitability or other authorization relating to gaming, the gaming or gambling business or the operation of a casino under the Gaming Laws or required by the Gaming Authorities or otherwise necessary for the operation of gaming, the gaming business (including a racebook and/or sports wagering) or a resort casino.

        "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

        "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

        "Guarantors" means any Subsidiary of ACEP that executes a Note Guarantee in accordance with the provisions of the indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of the indenture.

        "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other hedging arrangement of any sort.

        "Hotel Lessee Borrower" means, individually or collectively as the context requires, (i) Aquarius Gaming LLC, a Nevada limited liability company, (ii) Stratosphere Gaming LLC, a Nevada limited liability company, (iii) Arizona Charlie's, LLC, a Nevada limited liability company, and (iv) Fresca, LLC, a Nevada limited liability company, each in its capacity as lessee under its respective Hotel Operating Lease, together with their respective successors and permitted assigns.

        "Hotel Operating Lease" means, individually or collectively as the context requires, each of those certain amended and restated Hotel Lease Agreements dated as of the date of the indenture, and as the case may be, further amended, modified or supplemented from time to time, each by and between each Property Owner Borrower and a Hotel Lessee Borrower, with respect to the Properties.

        "Immaterial Subsidiary" means, as of any date, any Subsidiary whose total assets, as of that date, are less than 1.0% of the total assets of ACEP and its Subsidiaries and whose total revenues for the most recent 12-month period do not exceed 1.0% of the consolidated gross revenues of ACEP and its Subsidiaries for such period, in each case determined in accordance with GAAP; provided that: (a) at no time shall (i) the total assets of all Immaterial Subsidiaries, in the aggregate, exceed 2.0% of the total assets of ACEP and its Subsidiaries at such date or (ii) the gross revenues of all Immaterial Subsidiaries, in the aggregate, exceed 2.0% of the consolidated gross revenues of ACEP and its Subsidiaries for such period, in each case determined in accordance with GAAP; (b) if the total assets or gross revenues of all Subsidiaries so designated by ACEP as "Immaterial Subsidiaries" (and not redesignated) shall at any time exceed the limits set forth in clause (a) above, then all such Subsidiaries shall be deemed not to be Immaterial Subsidiaries unless and until the ACEP shall redesignate one or more as not Immaterial Subsidiaries, in each case in a written notice to the trustee, and, as a result thereof, the total assets and gross revenues of all Subsidiaries still designated as "Immaterial Subsidiaries" do not exceed such limits and (c) a Subsidiary will not be considered to be an Immaterial Subsidiary if it, directly or indirectly, guarantees or otherwise provides direct credit support for any Indebtedness of ACEP.

        "Improvements" means all buildings, structures and other improvements, now or at any time situated, placed or constructed upon any land which is part of the Properties.

        "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and Trade Payables), whether or not contingent:

  (1)
  in respect of borrowed money;

  (2)
  evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

  (3)
  in respect of banker's acceptances;

  (4)
  representing Capital Lease Obligations in respect of sale and leaseback transactions;

  (5)
  representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

  (6)
  representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. Indebtedness shall be calculated without giving effect to the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under the indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.

        "Insolvency or Liquidation Proceeding" means:

  (1)
  any case commenced by or against any Issuer or any Guarantor under Title 11, U.S. Code or any similar federal or state law for the relief of debtors, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of any Issuer or any Guarantor, any receivership or assignment for the benefit of creditors relating to any Issuer or any Guarantor or any similar case or proceeding relative to any Issuer or any Guarantor or its creditors, as such, in each case whether or not voluntary;

  (2)
  any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to any Issuer or any Guarantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

  (3)
  any other proceeding of any type or nature in which substantially all claims of creditors of any Issuer or any Guarantor are determined and any payment or distribution is or may be made on account of such claims.

        "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If ACEP or any Subsidiary of ACEP sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of ACEP such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of ACEP, ACEP will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of ACEP's Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "—Certain Covenants—Restricted Payments". The acquisition by ACEP or any Subsidiary of ACEP of a Person that holds an Investment in a third Person will be deemed to be an Investment by ACEP or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption "—Certain Covenants—Restricted Payments". Except as otherwise provided in the indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

        "Lease" means any lease (including, without limitation, the Operating Lease), license, letting, concession, occupancy agreement, sublease to which Property Owner Borrower or Lessee Borrower is a party or has a consent right, or other agreement (whether written or oral and whether now or hereafter in effect) under which ACEP is a lessor, existing as of the date of the indenture or hereafter entered into by ACEP, in each case pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in any of the Properties, and every modification or amendment thereof, and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto, excluding short-term agreements in the ordinary course of business pursuant to which hotel rooms and facilities are made available to individual hotel guests.

        "Lessee Borrower" means, individually or collectively as the context requires, each Hotel Lessee Borrower and Casino Lessee Borrower.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

        "Material Gaming License" means any Gaming License that the loss, suspension, revocation, termination or material impairment of which, individually or in the aggregate, would materially adversely affect any Property and such Property is the principal asset of a Significant Subsidiary or if such Property (considered separately) would constitute a Significant Subsidiary if it were the only asset in a Significant Subsidiary.

        "Moody's" means Moody's Investors Service, Inc.

        "Mortgage" means that certain deed of trust, assignment of rents and leases, security agreement and fixture filing encumbering the Properties executed by Property Owner Borrower as of the date of the indenture, as the same may from time to time be modified or replaced in accordance herewith.

        "Net Asset Sale Proceeds" means the aggregate cash proceeds and Cash Equivalents received by ACEP or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case after taking into account any available tax credits or deductions and any tax sharing arrangements, and any reserve for adjustment or indemnification obligations in respect of the sale price of such asset or assets established in accordance with GAAP.

        "Net Loss Proceeds" means the aggregate cash proceeds received by ACEP or any of its Subsidiaries in respect of any Event of Loss, including, without limitation, insurance proceeds, condemnation awards or damages awarded by any judgment, net of the direct costs in recovery of such Net Loss Proceeds (including, without limitation, legal, accounting, appraisal and insurance adjuster fees and expenses), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Event of Loss and any taxes paid or payable as a result thereof (including, without limitation, any taxes paid or payable by an owner of ACEP or any Subsidiary).

        "Nevada Gaming Authorities" means the Nevada State Gaming Control Board, the Nevada Gaming Commission, Clark County, Nevada and the City of Las Vegas, Nevada.

        "Note Documents" means the indenture, the Notes and the Security Documents.

        "Note Guarantee" means the Guarantee by each Guarantor of the Issuer's obligations under the indenture and the notes, executed pursuant to the provisions of the indenture.

        "Obligations" means any principal (including reimbursement obligations with respect to letters of credit whether or not drawn), interest (including all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the Secured Debt Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding), premium (if any), fees, indemnifications, reimbursements, expenses and other liabilities payable under the documentation governing any Indebtedness.

        "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

        "Operating Lease" means, individually or collectively as the context requires, each Hotel Operating Lease and Casino Operating Lease.

        "Permitted Business" means the casino gaming, hotel, retail, conference center and entertainment mall and resort business (including, without limitation, the business contemplated by the Properties in the prospectus) and any activity or business incidental, directly related or similar thereto (including owning interests in Subsidiaries, operating a conference center and meeting facilities, owning and operating or licensing the operation of retail and entertainment facilities and acting as manager or consultant to Affiliates or third parties engaged in such business), or any business or activity that is a reasonable extension, development or expansion thereof or ancillary thereto.

        "Permitted Investments" means:

  (1)
  any Investment in ACEP or in a Subsidiary of ACEP that is a Guarantor;

  (2)
  any Investment in cash and Cash Equivalents;

  (3)
  any Investment by ACEP or any Subsidiary of ACEP in a Person, if as a result of such Investment:

  (a)
  such Person becomes a Subsidiary of ACEP and a Guarantor; or

  (b)
  such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, ACEP or a Subsidiary of ACEP that is a Guarantor;

  (4)
  any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales";

  (5)
  any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of ACEP;

  (6)
  any Investments received in compromise or resolution of (a) obligations of trade creditors or customers that were incurred in the ordinary course of business of ACEP or any of its Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (b) litigation, arbitration or other disputes;

  (7)
  loans or advances to employees made in the ordinary course of business of ACEP or any Subsidiary of ACEP in an aggregate principal amount not to exceed $500,000 at any one time outstanding;

  (8)
  repurchases of the notes;

  (9)
  any guarantee of Indebtedness permitted to be incurred by the covenant entitled "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock" other than a guarantee of Indebtedness of an Affiliate of ACEP that is not a Subsidiary of ACEP;

  (10)
  any Investment existing on, or made pursuant to binding commitments existing on, the date of the indenture and any Investment consisting of an extension, modification or renewal of any Investment existing on, or made pursuant to a binding commitment existing on, the date of the indenture; provided that the amount of any such Investment may be increased (a) as required by the terms of such Investment as in existence on the date of the indenture or (b) as otherwise permitted under the indenture;

  (11)
  Investments acquired after the date of the indenture as a result of the acquisition by ACEP or any Subsidiary of ACEP of another Person, including by way of a merger, amalgamation or consolidation with or into ACEP or any of its Subsidiaries in a transaction that is not prohibited by the covenant described above under the caption "—Merger, Consolidation or Sale of Assets" after the date of the indenture to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

  (12)
  any grant to any Subsidiary of ACEP of gaming or other rights derivative of any Material Gaming License; and

  (13)
  any Investment by ACEP or any of its Subsidiaries in a Permitted Business having an aggregate Fair Market Value (measured at the time made and without giving effect to subsequent changes in value), taken together with all other Investments made pursuant to this clause (13) that are at the time outstanding, not to exceed $10.0 million; provided, such amount shall be increased by an additional $5.0 million on June 15, 2010 and each anniversary thereof while the notes remain outstanding.

        "Permitted Liens" means:

  (1)
  liens created by or granted pursuant to any Credit Facility that are pari passu with or, at the option of ACEP, subordinated to the Liens created by or pursuant to the Security Documents to secure the notes; provided, that the incurrence of such Lien is subject to the Secured Debt Representative of the Indebtedness secured by such Lien entering into a Collateral Trust Joinder to the Collateral Trust Agreement in the form attached thereto and agreeing to be bound thereby;

  (2)
  pledges or deposits under workmen's compensation laws, unemployment insurance laws or similar legislation or regulatory requirements, deposits made in the ordinary course to secure liability to insurance carriers; good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or to leases to which ACEP or any of its Subsidiaries is a party; deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secured, bid, surety or appeal bonds to which such Person is a party; deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

  (3)
  the Liens created by or pursuant to the Security Documents;

  (4)
  all Liens and other matters specifically disclosed on Schedule B of the Qualified Title Insurance Policies issued to the collateral trustee in connection with the issuance of the notes;

  (5)
  Liens for Taxes, assessments or other governmental charges not yet delinquent or which are being contested in good faith by appropriate proceedings diligently conducted; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefore;

  (6)
  Liens imposed by law, such as carriers', warehousemen's, materialmen's and mechanic's Liens incurred in the ordinary course of business, in each case for sums not yet due or being contested in good faith by appropriate proceedings, provided that the holder of such Lien has not commenced foreclosure proceedings in respect of such Lien;

  (7)
  any attachment, award or judgment Lien, provided that the judgment it secures shall, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall have been discharged within 60 days after the expiration of any such stay, provided that the holder of such Lien has not commenced foreclosure proceedings in respect of such Lien;

  (8)
  Liens existing on the date of the indenture;

  (9)
  Liens created in connection with Capital Lease Obligations, mortgage financings or purchase money obligations to the extent such Indebtedness permitted to be incurred pursuant to clause (6) of the second paragraph of the covenant described above under the heading "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock";

  (10)
  Liens in favor of issuers of performance and surety bonds or bid bonds with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of ACEP or any of its Subsidiaries in the ordinary course of business;

  (11)
  (i) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental, to the conduct of the business of ACEP or any of its Subsidiaries or to the ownership of its properties which in each case were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person, (ii) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of ACEP or any of its Subsidiaries and do not secure any Indebtedness and (iii) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by ACEP and its Subsidiaries in the ordinary course of business;

  (12)
  Liens on assets, property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such Subsidiary; provided, further, that such Liens may not extend to any other property owned by the ACEP or any other Subsidiary of ACEP;

  (13)
  (i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business; (ii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into by ACEP or any of its Subsidiaries in the ordinary course of business; and (iii) Liens on specific items of inventory of other goods and proceeds of any ACEP or any of its Subsidiaries securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

  (14)
  Liens to secure cash management services or to implement cash pooling arrangements in the ordinary course of business;

  (15)
  Liens arising by virtue of any statutory or common law provisions relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository institution;

  (16)
  grants of software and other technology licenses in the ordinary course of business;

  (17)
  Liens arising out of conditional sale, title retention, consignment or similar arrangement for the sale of goods in the ordinary course of business; and

  (18)
  Liens on the equipment of ACEP or any Subsidiary granted in the ordinary course of business to ACEP's or such Subsidiary's client at which such equipment is located.

        "Permitted Prior Liens" means:

  (1)
  Liens described in clauses (8), (9) and (12) of the definition of "Permitted Liens" under the indenture; and

  (2)
  Permitted Liens that arise by operation of law and are not voluntarily granted, to the extent entitled by law to priority over the Liens created by the Security Documents.

        "Permitted Refinancing Indebtedness" means any Indebtedness of ACEP or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of ACEP or any of its Subsidiaries (other than intercompany Indebtedness); provided that:

  (1)
  the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

  (2)
  such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity that is (a) equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged or (b) more than 90 days after the final maturity date of the notes;

  (3)
  if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

  (4)
  such Indebtedness is incurred either by ACEP or by the Subsidiary of ACEP that was the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged and is guaranteed only by Persons who were obligors on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

        "Properties" means the Stratosphere, the Aquarius Casino Resort, Arizona Charlie's Decatur and Arizona Charlie's Boulder. A "Property" means any of the foregoing Properties and other properties that may be acquired.

        "Property Owner Borrower" means, W2007 Stratosphere Propco, L.P., W2007 Stratosphere Land Propco, L.P., W2007 Aquarius Propco, L.P., W2007 Arizona Charlie's Propco, L.P. and W2007 Fresca Propco, L.P., individually or collectively as the context may require.

        "Qualified Title Insurance Policy" means an ALTA extended coverage mortgagee's title insurance policy for each of the Properties.

        "Required Debtholders" means, at any time, the holders of more than 50% of the sum of:

  (1)
  the aggregate outstanding principal amount of Secured Debt (including outstanding letters of credit whether or not then available or drawn); and

  (2)
  other than in connection with the exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Secured Debt.

        For purposes of this definition, (a) Secured Debt registered in the name of, or beneficially owned by, any Issuer or any Affiliate thereof will be deemed not to be outstanding and (b) votes will be determined in accordance with the provisions of the collateral trust agreement.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "S&P" means Standard & Poor's Ratings Group.

        "Sale of Collateral" means any Asset Sale involving a sale, lease or other disposition of Collateral.

        "SEC" means the Securities and Exchange Commission, or any governmental authority succeeding to any of its principal functions.

        "Secured Debt" means:

  (1)
  the notes issued on the date of the indenture (including any related exchange notes); and

  (2)
  Indebtedness under any Credit Facility that is secured Equally and Ratably with the notes by a Secured Debt Lien that was permitted to be incurred and so secured under each applicable Secured Debt Document;

    provided, in the case of any Indebtedness referred to in clause (2) of this definition, that:

    (a)
    on or before the date on which such Indebtedness is incurred by any Issuer or any Guarantor, such Indebtedness is designated by the Issuers as "Secured Debt" for the purposes of the Secured Debt Documents in an additional secured debt designation executed and delivered in accordance with the collateral trust agreement;

    (b)
    the Secured Debt Representative for such Indebtedness executes and delivers a Collateral Trust Joinder; and

    (c)
    all other requirements set forth in the collateral trust agreement have been complied with.

        "Secured Debt Documents" means, collectively, the Note Documents and the indenture, credit agreement or other agreement governing each other Series of Secured Debt and the Security Documents.

        "Secured Debt Lien" means a Lien granted by a Security Document to the collateral trustee, at any time, upon any property of any Issuer or any Guarantor to secure Secured Debt Obligations.

        "Secured Debt Obligations" means Secured Debt and all other Obligations in respect thereof.

        "Secured Debt Representative" means:

  (1)
  in the case of the notes, the trustee; or

  (2)
  in the case of any other Series of Secured Debt, the trustee, agent or representative of the holders of such Series of Secured Debt who maintains the transfer register for such Series of Secured Debt and (A) is appointed as a Secured Debt Representative (for purposes related to the administration of the Security Documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Secured Debt, together with its successors in such capacity and (B) that has executed a Collateral Trust Joinder.

        "Secured Indebtedness Leverage Ratio" means, with respect to any Person, as of the date of determination, the ratio of (i) First Priority Lien Obligations of such Person and its Subsidiaries as of such date (determined on a consolidated basis in accordance with GAAP) to (ii) Consolidated EBITDA of such Person and its Subsidiaries for the four most recently ended full fiscal quarters for which internal financial statements are available immediately preceding such date on which additional Indebtedness is incurred. In the event that the Issuers or any of their Subsidiaries incurs, assumes, guarantees, repays, repurchases or redeems any Indebtedness subsequent to the commencement of the period for which the Secured Indebtedness Leverage Ratio is being calculated but prior to the event for which the calculation of the Secured Indebtedness Leverage Ratio is made, then the Secured Indebtedness Leverage Ratio shall be calculated giving pro forma effect (in accordance with Regulation S-X under the Securities Act) to such incurrence, assumption, Guarantee, repayment or redemption of Indebtedness as of the same had occurred at the beginning of the applicable four-quarter period.

        In addition, for purposes of calculating the Secured Indebtedness Leverage Ratio:

  (1)
  acquisitions that have been made by the specified Person or any of its Subsidiaries, including through mergers or consolidations, or any Person or any of its Subsidiaries acquired by the specified Person or any of its Subsidiaries, and including all related financing transactions and including increases in ownership of Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the date of determination, or that are to be made on the date of determination, will be given pro forma effect (in accordance with Regulation S-X under the Securities Act) as if they had occurred on the first day of the four-quarter reference period;

  (2)
  the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the date of determination, will be excluded;

  (3)
  any Person that is a Subsidiary on the date of determination will be deemed to have been a Subsidiary at all times during such four-quarter period; and

  (5)
  any Person that is not a Subsidiary on the date of determination will be deemed not to have been a Subsidiary at any time during such four-quarter period.

        "Secured Parties" means the holders of Secured Debt Obligations and the Secured Debt Representatives.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Security Documents" means the collateral trust agreement, each Collateral Trust Joinder and all security agreements, pledge agreements, collateral assignments, mortgages, collateral agency agreements, control agreements, deeds of trust or other grants or transfers for security executed and delivered by any Issuer or any Guarantor creating (or purporting to create) a Lien upon Collateral in favor of the collateral trustee, for the benefit of the Secured Parties, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and terms of the collateral trust agreement.

        "Series of Secured Debt" means, severally, the Notes and each other issue or series of Secured Debt for which a single transfer register is maintained.

        "Secured Parties" means the holders of Secured Debt Obligations and the Secured Debt Representatives.

        "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the date of the indenture.

        "Special Interest" has the meaning assigned to that term pursuant to the registration rights agreement.

        "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of the indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

        "Stratosphere" means that certain hotel, casino, tower and vacant land located on approximately 34 acres at 2000 Las Vegas Boulevard South, Las Vegas, Nevada, together with all other improvements

(including any buildings) and property thereon as described in the Mortgage and all related easements and other property agreements.

        "Subsidiary" means, with respect to any specified Person:

  (1)
  any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders' agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

  (2)
  any partnership or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

        "Taxes" means all real estate and personal property taxes, assessments, fees, taxes on rents or rentals, water rates or sewer rents, facilities and other governmental, municipal and utility district charges or other similar taxes or assessments now or hereafter levied or assessed or imposed against the Properties or ACEP with respect to the Properties or rents therefrom or which may become Liens upon any of the Properties, without deduction for any amounts reimbursable to ACEP by third parties.

        "Trade Payables" means unsecured amounts payable by or on behalf of ACEP for or in respect of the operation of the Properties in the ordinary course and which would under GAAP be regarded as ordinary expenses, including amounts payable to suppliers, vendors, contractors, mechanics, materialmen or other Persons providing property or services to the Properties or ACEP and the capitalized amount of any ordinary-course financing leases.

        "Transactions" means the offering of the notes hereby and the concurrent repayment of ACEP's existing senior secured term loan, which is governed by the Loan Agreement, dated as of June 25, 2009, among Goldman Sachs Commercial Mortgage Capital, L.P., as initial lender, ACEP, each other party identified as a borrower on the signature pages thereto, Archon Group, L.P., as administrative agent, and Wells Fargo Bank, N.A., as collateral agent.

        "Treasury Rate" means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to June 15, 2012; provided, however, that if the period from the redemption date to June 15, 2012, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

        "VoteCo" means W2007/ACEP Managers Voteco, LLC, a Delaware limited liability company.

        "Voting Stock" of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

  (1)
  the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

  (2)
  the then outstanding principal amount of such Indebtedness.

        "Wholly-Owned Subsidiary" of any specified Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) will at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

REGULATION AND LICENSING

Introduction

        The ownership and operation of casino gaming facilities in the State of Nevada are subject to the Nevada Gaming Control Act and the regulations made under such Act, as well as various local ordinances. The gaming operations of our casinos are subject to the licensing and regulatory control of the Nevada Gaming Commission and the Nevada State Gaming Control Board. Our casinos' operations are also subject to regulation by the Clark County Liquor and Gaming Licensing Board and the City of Las Vegas. These agencies are referred to herein collectively as the Nevada Gaming Authorities.

        Our subsidiaries that operate casinos are licensed by the Nevada Gaming Authorities as limited liability company licensees, which we refer to herein as company licensees. Under their gaming licenses, company licensees are required to pay periodic fees and taxes. The gaming licenses are not transferable.

        To date, our company licensees have obtained all gaming licenses necessary for the operation of their existing gaming operations; however, gaming licenses and related approvals are privileges under Nevada law, and we cannot assure you that any new gaming license or related approvals that may be required in the future will be granted, or that any existing gaming licenses or related approvals will not be limited, conditioned, suspended, revoked or renewed.

Registration Requirements

        On August 20, 2009, the Nevada Gaming Commission issued a revised order of registration of ACEP as a publicly traded company, which we refer to herein as a registered company for purposes of the Nevada Gaming Control Act. The order (1) prohibits Holdings from selling, assigning, transferring, pledging or otherwise disposing of our membership interests or any other security convertible into or exchangeable from our Class B Interests, without the prior approval of the Nevada Gaming Commission, (2) prohibits the members of Voteco from selling, assigning, transferring, pledging or otherwise disposing of any direct or indirect membership interest in Voteco without the prior approval of the Nevada Gaming Commission, and (3) prohibits ACEP, Voteco, Holdings, Strat Hotel Investor, L.P., MTGLQ or W2007 Finance Sub, LLC from declaring cash dividends or distributions on any class of membership interest of ACEP beneficially owned in whole or in part by Holdings or Voteco or their respective affiliates, without the prior approval of the Nevada Gaming Commission.

        ACEP has been found suitable by the Nevada Gaming Commission to own the equity interests of Stratosphere LLC, Charlie's Holding LLC and Aquarius Gaming LLC, each of which is a company licensee. Voteco has been registered as a holding company and found suitable by the Nevada Gaming Commission as the sole owner of the voting securities of ACEP. Charlie's Holding LLC has been registered as an intermediary company and found suitable as the sole member and manager of its licensed subsidiaries, Arizona Charlie's, LLC and Fresca, LLC. Stratosphere LLC has been registered as an intermediary company and has been found suitable as the sole member of Stratosphere Gaming LLC, a company licensee.

        Periodically, we are required to submit detailed financial and operating reports to the Nevada Gaming Commission and to provide any other information that the Nevada Gaming Commission may require. Substantially all of our material loans, leases, sales of securities and similar financing transactions must be reported to, or approved by, the Nevada Gaming Commission.

Policy Concerns of Gaming Laws

        The laws, regulations and supervisory procedures of the Nevada Gaming Authorities are based upon declarations of public policy. These public policy concerns include, among other things:

  •
  preventing unsavory or unsuitable persons from being directly or indirectly involved with gaming at any time or in any capacity;

  •
  establishing and maintaining responsible accounting practices and procedures;

  •
  maintaining effective controls over the financial practices of licensees, including establishing minimum procedures for internal fiscal affairs, and safeguarding assets and revenue, providing reliable recordkeeping and requiring the filing of periodic reports with the Nevada Gaming Authorities;

  •
  preventing cheating and fraudulent practices; and

  •
  providing a source of state and local revenue through taxation and licensing fees.

        Changes in these laws, regulations and procedures could have significant negative effects on our gaming operations and our financial condition and results of operations.

Individual Licensing Requirements

        No person may become a stockholder or member of, or receive any percentage of the profits of, a non-publicly traded holding or intermediary company or company licensee without first obtaining licenses and approvals from the Nevada Gaming Authorities. The Nevada Gaming Authorities may investigate any individual who has a material relationship to or material involvement with our gaming operations to determine whether the individual is suitable or should be licensed as a business associate of a gaming licensee. The officers, directors, members, managers (those holding similar positions) and the key employees of a company licensee may also be required to file such applications. The Nevada Gaming Authorities may deny an application for licensing for any cause, which they deem reasonable. A finding of suitability is comparable to licensing, and both require submission of detailed personal and financial information followed by a thorough investigation. An applicant for licensing or an applicant for a finding of suitability must pay or must cause to be paid all the costs of the investigation. Changes in licensed positions must be reported to the Nevada Gaming Authorities and, in addition to their authority to deny an application for a finding of suitability or licensing, the Nevada Gaming Authorities have the jurisdiction to disapprove a change in a corporate position.

        If the Nevada Gaming Authorities were to find an officer, director, member, manager or key employee unsuitable for licensing or unsuitable to continue having a relationship with us, we would have to sever all relationships with that person. In addition, the Nevada Gaming Commission may require us to terminate the employment of any person who refuses to file appropriate applications. Determinations of suitability or questions pertaining to licensing are not subject to judicial review in Nevada.

Consequences of Violating Gaming Laws

        If the Nevada Gaming Commission decides that we have violated the Nevada Gaming Control Act or any of its regulations, it could limit, condition, suspend or revoke our registrations and gaming licenses. In addition, we, and the persons involved, could be subject to substantial fines for each separate violation of the Nevada Gaming Control Act, or of the regulations of the Nevada Gaming Commission, at the discretion of the Nevada Gaming Commission. Further, the Nevada Gaming Commission could seek the appointment of a supervisor to conduct the operations of our casinos and, under specified circumstances, earnings generated during the supervisor's appointment, except for the reasonable rental value of the premises, could be forfeited to the State of Nevada. Limitation, conditioning or suspension of any of our gaming licenses and the appointment of a supervisor could, and revocation of any gaming license would, have a significant negative effect on our gaming operations, financial condition and results of operation.

Review and Approval of Transactions

        Substantially all material loans, leases, sales of securities and similar financing transactions by us and our subsidiaries must be reported to, or approved by, the Nevada gaming authorities.

Requirements for Equity Security Holders

        Regardless of the number of equity interests held, any beneficial holder of a registered company's voting or non-voting securities may be required to file an application, be investigated and have that person's suitability as a beneficial holder of those securities determined if the Nevada Gaming Commission has reason to believe that the ownership would otherwise be inconsistent with the declared policies of the State of Nevada. If the beneficial holder of the voting or non-voting securities who must be found suitable is a corporation, partnership, limited partnership, limited liability company or trust, it must submit detailed business and financial information, including a list of its beneficial owners. The applicant must pay all costs of the investigation incurred by the Nevada Gaming Authorities in conducting any investigation.

        The Nevada Gaming Control Act requires any person who acquires more than 5% of the voting securities of a registered company to report the acquisition to the Nevada Gaming Commission. The Nevada Gaming Control Act requires beneficial owners of more than 10% of a registered company's voting securities to apply to the Nevada Gaming Commission for a finding of suitability within 30 days after the Chairman of the Nevada State Gaming Control Board mails the written notice requiring such filing. Under certain circumstances, an "institutional investor", as defined in the Nevada Gaming Control Act, which acquires more than 10%, but not more than 15%, of the registered company's voting securities may apply to the Nevada Gaming Commission for a waiver of a finding of suitability if the institutional investor holds the voting securities for investment purposes only. In certain circumstances, an institutional investor that has obtained a waiver can own up to 19% of a registered company's voting securities for a limited period of time and maintain the waiver. An institutional investor will not be deemed to hold voting securities for investment purposes unless the voting securities were acquired and are held in the ordinary course of business as an institutional investor and not for the purpose of causing, directly or indirectly, the election of a majority of the members of the board of directors of the registered company, a change in the corporate charter, bylaws, management, policies or operations of the publicly traded registered company, or any of its gaming affiliates, or any other action which the Nevada Gaming Commission finds to be inconsistent with holding the registered company's voting securities for investment purposes only. Activities which are not deemed to be inconsistent with holding voting securities for investment purposes only include:

  •
  voting on all matters voted on by stockholders or interest holders;

  •
  making financial and other inquiries of management of the type normally made by securities analysts for informational purposes and not to cause a change in its management, policies or operations; and

  •
  other activities that the Nevada Gaming Commission may determine to be consistent with such investment intent.

        A registered company is required to maintain a current stock ledger in Nevada, which may be examined by the Nevada Gaming Authorities at any time. If any securities are held in trust by an agent or by a nominee, the record holder may be required to disclose the identity of the beneficial owner to the Nevada Gaming Authorities. A failure to make the disclosure may be grounds for finding the record holder unsuitable. We will be required to render maximum assistance in determining the identity of the beneficial owner of any of our voting securities. The Nevada Gaming Commission has the power to require the stock certificates of any registered company to bear a legend indicating that the securities are subject to the Nevada Gaming Control Act and certain restrictions imposed by applicable gaming laws. To date, this requirement has not been imposed on us.

Consequences of Being Found Unsuitable

        Any person who fails or refuses to apply for a finding of suitability or a license within 30 days after being ordered to do so by the Nevada Gaming Commission or by the Chairman of the Nevada State Gaming Control Board, or who refuses or fails to pay the investigative costs incurred by the Nevada Gaming Authorities in connection with the investigation of its application, may be found unsuitable. The same restrictions apply to a record owner if the record owner, after request, fails to identify the beneficial owner. Any person found unsuitable and who holds, directly or indirectly, any beneficial ownership of any voting security or debt security of a registered company beyond the period of time as may be prescribed by the Nevada Gaming Commission may be guilty of a criminal offense. A registered company will be subject to disciplinary action if, after it receives notice that a person is unsuitable to hold an equity interest or to have any other relationship with, it:

  •
  pays that person any dividend or interest upon any voting securities;

  •
  allows that person to exercise, directly or indirectly, any voting right held by that person;

  •
  pays remuneration in any form to that person for services rendered or otherwise; or

  •
  fails to pursue all lawful efforts to require the unsuitable person to relinquish such person's voting securities including, if necessary, the immediate purchase of the voting securities for cash at fair market value.

Requirements for Debt Security Holders

        The Nevada Gaming Commission may, in its discretion, require the holder of any debt or similar security of a registered company to file an application, be investigated and be found suitable to own the debt or other security of the registered company if the Nevada Gaming Commission has reason to believe that such ownership would otherwise be inconsistent with the declared policies of the State of Nevada. If the Nevada Gaming Commission decides that a person is unsuitable to own the security, then under the Nevada Gaming Control Act, the registered company can be sanctioned, including the loss of its approvals if, without the prior approval of the Nevada Gaming Commission, it:

  •
  pays to the unsuitable person any dividend, interest or any distribution whatsoever;

  •
  recognizes any voting right by the unsuitable person in connection with the securities;

  •
  pays the unsuitable person remuneration in any form; or

  •
  makes any payment to the unsuitable person by way of principal, redemption, conversion, exchange, liquidation or similar transaction.

        If the Nevada Gaming Authorities require that a person who is a holder or the beneficial owner of notes be licensed, qualified or found suitable under applicable gaming laws, such holder or beneficial owner, as the case may be, shall apply for a license, qualification or a finding of suitability within the required time period. If such person fails to apply or become licensed or qualified or is found unsuitable the Nevada Gaming Laws limit the rights of the holder as follows: (i) any person required to be licensed or found suitable and who is denied a license or found unsuitable shall not hold directly or indirectly the beneficial ownership of any voting security or debt security of a publicly traded corporation which is registered with the Commission beyond the time prescribed by the Commission;

and (ii) shall not accept more for his interest than he paid for it or the market value on the date of the denial of the license or finding of unsuitability.

        With respect to any other jurisdiction, if a holder of notes fails to apply or become licensed or qualified or is found unsuitable the holder shall comply with the laws of that jurisdiction governing such matters and the continued ownership of the notes and such regulatory orders as may be entered in conjunction therewith and pursuant thereto or, in the absence thereof, we shall have the right, at our option:

  •
  to require the holder to dispose of its notes or beneficial interest therein within 30 days of receiving notice of our election or such earlier date as may be requested or prescribed by a gaming authority; or

  •
  to redeem the notes at a redemption price equal to the lesser of (1) the holder's cost, plus accrued and unpaid interest, if any, to the earlier of the redemption date and the date of the finding of unsuitability or failure to comply or (2) 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the earlier of the redemption date and the date of the finding of unsuitability or failure to comply, which may be less than 30 days following the notice of redemption if so requested or prescribed by the gaming authority.

        We will not be responsible for any costs or expenses incurred by any such holder or beneficial owner in connection with its application for a license, qualification or finding of suitability.

Approval of Public Offerings

        Neither we nor any of our affiliates may make a public offering of our securities without the prior approval of the Nevada Gaming Commission if the proceeds from the offering are intended to be used to construct, acquire or finance gaming facilities in Nevada, or to retire or extend obligations incurred for those purposes or for similar transactions. Any approval that we might receive in the future relating to future offerings will not constitute a finding, recommendation or approval by any of the Nevada Gaming Control Board or the Nevada Gaming Commission as to the accuracy or adequacy of the prospectus or the investment merits of the securities. Any representation to the contrary is unlawful.

Approval of Changes in Control

        A registered company must obtain approval of the Nevada Gaming Commission prior to the direct or indirect acquisition of control of a gaming licensee or affiliated company whether through:

  •
  merger;

  •
  consolidation;

  •
  stock or asset acquisitions;

  •
  management or consulting agreements; or

  •
  any act or conduct resulting in direct or indirect control of the licensee.

        Entities seeking to acquire direct or indirect control of a registered company must satisfy the Nevada State Gaming Control Board and Nevada Gaming Commission with respect to a variety of stringent standards before assuming control of the registered company. The Nevada Gaming Commission may also require controlling stockholders, officers, directors and other persons having a material relationship or involvement with the entity proposing to acquire control to be investigated and licensed as part of the approval process relating to the transaction.

Approval of Defensive Tactics

        The Nevada legislature has declared that some corporate acquisitions opposed by management, repurchases of voting securities and corporate defense tactics affecting Nevada gaming licenses or affecting registered companies that are affiliated with the operations permitted by Nevada gaming licenses may be harmful to stable and productive corporate gaming. The Nevada Gaming Commission has established a regulatory scheme to reduce the potentially adverse effects of these business practices upon Nevada's gaming industry and to further Nevada's policy to:

  •
  assure the financial stability of corporate gaming operators and their affiliates;

  •
  preserve the beneficial aspects of conducting business in the corporate form; and

  •
  promote a neutral environment for the orderly governance of corporate affairs.

        Approvals may be required from the Nevada Gaming Commission before we can make exceptional repurchases of voting securities above their current market price and before a corporate acquisition opposed by management can be consummated. The Nevada Gaming Control Act also requires prior approval of a plan of recapitalization proposed by a registered company's board of directors in response to a tender offer made directly to its stockholders for the purpose of acquiring control.

Fees and Taxes

        License fees and taxes, computed in various ways depending on the type of gaming or activity involved, are payable to the State of Nevada and to the counties and cities in which the licensed subsidiaries respective operations are conducted. Depending upon the particular fee or tax involved, these fees and taxes are payable monthly, quarterly or annually and are based upon:

  •
  a percentage of net revenues received;

  •
  the number of gaming devices operated; or

  •
  the number of table games operated.

        A live entertainment tax is also paid by casino operations where entertainment is furnished in connection with an admission charge and the selling or serving of food, refreshments or merchandise. Our casinos are also subject to a state payroll tax based on the wages paid to their employees.

Foreign Gaming Investigations

        Any person who is licensed, required to be licensed, registered, required to be registered, or is under common control with those persons, which we refer to as licensees, and who proposes to become involved in a gaming venture outside of Nevada, is required to deposit with the Nevada State Gaming Control Board, and thereafter maintain, a revolving fund in the amount of $10,000 to pay the expenses of investigation of the Nevada State Gaming Control Board of the licensee's or registrant's participation in such foreign gaming. The revolving fund is subject to increase or decrease in the discretion of the Nevada Gaming Commission. Licensees and registrants are required to comply with the reporting requirements imposed by the Nevada Gaming Control Act. A licensee or registrant is also subject to disciplinary action by the Nevada Gaming Commission if it:

  •
  knowingly violates any laws of the foreign jurisdiction pertaining to the foreign gaming operation;

  •
  fails to conduct the foreign gaming operation in accordance with the standards of honesty and integrity required of Nevada gaming operations;

  •
  engages in any activity or enters into any association that is unsuitable because it poses an unreasonable threat to the control of gaming in Nevada, reflects or tends to reflect, discredit or disrepute upon the State of Nevada or gaming in Nevada, or is contrary to the gaming policies of Nevada;

  •
  engages in activities or enters into associations that are harmful to the State of Nevada or its ability to collect gaming taxes and fees; or

  •
  employs, contracts with or associates with a person in the foreign operation who has been denied a license or finding of suitability in Nevada on the ground of unsuitability.

Local Licenses for Conduct of Gaming and Sale of Alcoholic Beverages

        The conduct of gaming activities and the service and sale of alcoholic beverages by our casinos are subject to licensing, control and regulation by the Clark County Liquor and Gaming Licensing Board and the City of Las Vegas. In addition to approving our casinos, the Clark County Liquor and Gaming License Board and the City of Las Vegas have the authority to approve all persons owning or controlling the stock of any corporation controlling a gaming license. All licenses are revocable and are not transferable. The county and city agencies have full power to limit, condition, suspend or revoke any license. Any disciplinary action could, and revocation would, have a substantial negative impact upon our operations.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        This section describes material United States federal income tax consequences of exchanging the old notes for the new notes and owning and disposing of the new notes we are offering. For the purposes of this section "Material United States Federal Income Tax Consideration," the new notes and the old notes are hereinafter referred to as the "notes." This discussion applies to you only if you hold the notes as capital assets for tax purposes and acquire the new notes by exchanging pursuant to the exchange offer the old notes that you acquired.

        This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

  •
  a dealer in securities;

  •
  a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

  •
  a bank;

  •
  a life insurance company;

  •
  a tax-exempt organization;

  •
  a person subject to the alternative minimum tax;

  •
  a person that owns notes that are a hedge or that are hedged against interest rate risks;

  •
  a person that owns notes as part of a straddle or conversion transaction for tax purposes; or

  •
  a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

        This section is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

        If a partnership (or other entity taxable as a partnership) holds the notes, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. A partner in a partnership holding the notes should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the notes.

        Please consult your own tax advisor concerning the consequences of owning these notes in your particular circumstances under the Internal Revenue Code and the laws of any other taxing jurisdiction.

 Treatment of the Exchange

        The exchange of the old notes for the new notes should not be a taxable event for United States federal income tax purposes. Your basis and holding period in the new notes will equal your basis and holding period in the old notes exchanged for them.

United States Holders

        This subsection describes the tax consequences to a United States holder. You are a United States holder if you are a beneficial owner of a note and you are:

  •
  a citizen or resident of the United States;

  •
  a domestic corporation (or other entity treated as a domestic corporation);

  •
  an estate whose income is subject to United States federal income tax regardless of its source; or

  •
  a trust if a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust, or if the trust has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

        If you are not a United States holder, this subsection does not apply to you and you should refer to "—United States Alien Holders" below.

Payments of Interest

        You will be taxed on the stated interest on your notes as ordinary income at the time you receive such interest or when it accrues, depending on your method of accounting for tax purposes, unless you make the election described below under "—Original Issue Discount—Election to Treat All Interest as Original Issue Discount", in which case you will be taxed on the stated interest in the manner described below.

Original Issue Discount

        The old notes were issued with more than de minimis original issue discount ("OID") for United States federal income tax purposes. Generally, you must include such OID in income before you receive cash attributable to that income. The amount of OID on a note will generally equal the excess of the principal amount of the note over the first price at which a substantial amount of the old notes was sold to the public for cash (ignoring sales to underwriters, placement agents and other wholesalers). The amount of OID that you must include in income is calculated using a constant-yield method, and generally you will include increasingly greater amounts of OID in income over the life of your note. More specifically, you can calculate the amount of OID that you must include in income by adding the daily portions of OID with respect to your discount note for each day during the taxable year or portion of the taxable year that you hold your discount note. You can determine the daily portion by allocating to each day in any accrual period a pro rata portion of the OID allocable to that accrual period. You may select an accrual period of any length with respect to your discount note and you may vary the length of each accrual period over the term of your discount note. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on the discount note must occur on either the first or final day of an accrual period.

        You can determine the amount of OID allocable to an accrual period by:

  •
  multiplying your discount note's adjusted issue price at the beginning of the accrual period by your note's yield to maturity, and then

  •
  subtracting from this figure the sum of the payments of stated interest on your note allocable to the accrual period.

        The yield to maturity of a note is the discount rate that, when used in computing the present value of all principal and interest payments to be made under the note, produces an amount equal to the issue price of the note. The yield to maturity of a note must be constant over the note's term. Further, you determine your note's adjusted issue price at the beginning of any accrual period by:

  •
  adding your note's issue price and any accrued OID for each prior accrual period, and then

  •
  subtracting any payments previously made on your note that were not payments of stated interest.

        If an interval between payments of stated interest on your note contains more than one accrual period, then, when you determine the amount of OID allocable to an accrual period, you must allocate the amount of stated interest payable at the end of the interval, including any stated interest that is payable on the first day of the accrual period immediately following the interval, pro rata to each accrual period in the interval based on their relative lengths. In addition, you must increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of OID allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length.

        The amount of OID allocable to the final accrual period is equal to the difference between:

  •
  the amount payable at the maturity of your note, other than any payment of stated interest; and

  •
  your note's adjusted issue price as of the beginning of the final accrual period.

        Alternative Payments.    In certain circumstances we may be obligated to make payments on the notes in excess of stated interest and principal or to redeem the notes for amounts other than their stated principal (see "Description of New Notes—Mandatory Disposition Pursuant to Gaming Laws"). We intend to take the position that there is no more than a remote chance that we will make the payments and the notes should accordingly not be treated as contingent payment debt instruments because of these additional payments. Assuming such position is respected, you would be required to include in income the amount of any such additional payment at the time such payments are received or accrued in accordance with your method of accounting for United States federal income tax purposes, or, as the case may be, take into account losses or deductions (the deductibility of which may be subject to limitations) when the notes are redeemed for an amount less than your adjusted basis therein. If the Internal Revenue Service ("IRS") successfully challenged this position, and the notes were treated as contingent payment debt instruments, you could be required to accrue interest income at a rate that is different from (and potentially higher than) the interest income you might otherwise accrue on the note and to treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange or redemption of a note. You are urged to consult your own tax advisors regarding the potential application to the notes of the contingent payment debt instrument rules and the consequences thereof.

        Election to Treat All Interest as Original Issue Discount.    You may elect to include in gross income all interest that accrues on your note using the constant-yield method described above. For purposes of this election, interest will include both stated interest and OID.

        Generally, this election will apply only to the note for which you make it. You may not revoke any election to apply the constant-yield method to all interest on a note.

Market Discount

        You will be treated as if you purchased the old note at a market discount, and your note be treated as market discount note, if the difference between the note's revised issue price and the price you paid for your note is equal to or greater than 1/4 of 1 percent of your note's revised issue price multiplied by the number of complete years to the note's maturity. To determine the revised issue price of your note for these purposes, you generally add any OID that had accrued on your note to its issue price.

        If your note's revised issue price exceeds the price you paid for the note by less than 1/4 of 1 percent multiplied by the number of complete years to the note's maturity, the excess constitutes de minimis market discount, and the rules discussed below are not applicable to you.

        You must treat any gain you recognize on the maturity or disposition of your market discount note as ordinary income to the extent of the accrued market discount on your note. Alternatively, you may elect to include market discount in income currently over the life of your note. If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the IRS.

        If you own a market discount note and do not make this election, you will generally be required to defer deductions for interest on borrowings allocable to your note in an amount not exceeding the accrued market discount on your note until the maturity or disposition of your note.

        You will accrue market discount on your market discount note on a straight-line basis unless you elect to accrue market discount using a constant-yield method. If you make this election, it will apply only to the note with respect to which it is made and you may not revoke it.

Notes Purchased at a Premium

        If you purchased your note for an amount in excess of its principal amount, you may elect to treat the excess as amortizable bond premium. If you make this election, you will reduce the amount required to be included in your income each year with respect to interest on your note by the amount of amortizable bond premium allocable to that year, based on your note's yield to maturity. If you make an election to amortize bond premium, it will apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that you hold at the beginning of the first taxable year to which the election applies or that you thereafter acquire, and you may not revoke it without the consent of the IRS. See also "—Original Issue Discount—Election to Treat All Interest as Original Issue Discount."

        If you purchased your note for an amount that is less than or equal to the sum of all amounts, other than qualified stated interest, payable on your note after the purchase date but is greater than your note's adjusted issue price, as determined above under "—Original Issue Discount" (i.e., generally, the original issue price of the notes, increased by previously includible original issue discount), the excess is acquisition premium. If you do not make the election described above under "—Original Issue Discount—Election to Treat All Interest as Original Issue Discount," then you must reduce the daily portion of OID by a fraction equal to:

  •
  the excess of your adjusted basis in the note immediately after purchase over the adjusted issue price of the note,

    divided by:

  •
  the excess of the sum of all amounts payable, other than qualified stated interest, on the note after the purchase date over the note's adjusted issue price.

Purchase, Sale and Retirement of the Notes

        Your tax basis in your note will generally be its cost to you, adjusted by:

  •
  adding any OID or market discount previously included in income with respect to your note, and then

  •
  subtracting any payments you received on your note, other than a payment of stated interest (except for payments in respect of de minimis market discount).

        You will generally recognize gain or loss on the sale or retirement of your note equal to the difference between the amount you realize on the sale or retirement and your tax basis in your note.

        You will recognize capital gain or loss when you sell or retire your note, except to the extent attributable to accrued but unpaid interest. Capital gain of a noncorporate United States holder that is recognized in taxable years beginning before January 1, 2011 is generally taxed at a maximum rate of 15% where the holder has a holding period greater than one year. The deductibility of capital losses is subject to certain limitations.

 United States Alien Holders

        This subsection describes the tax consequences to a United States alien holder. You are a United States alien holder if you are the beneficial owner of a note and you are, for United States federal income tax purposes:

  •
  a nonresident alien individual;

  •
  a foreign corporation;

  •
  a foreign partnership; or

  •
  an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a note.

If you are a United States holder, this subsection does not apply to you.

        Under United States federal income and estate tax law, and subject to the discussion of backup withholding below, if you are a United States alien holder of a note:

  •
  we and other U.S. payors generally will not be required to deduct United States withholding tax from payments of principal, premium, if any, and interest, including OID, to you if, in the case of payments of interest:

  (1)
  you do not actually or constructively own 10% or more of the capital or profits interest in ACEP;

  (2)
  you are not a controlled foreign corporation that is related to ACEP through stock ownership; and

  (3)
  the U.S. payor does not have actual knowledge or reason to know that you are a United States person and:

  (a)
  you have furnished to the U.S. payor an IRS Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are (or, in the case of a United States alien holder that is a partnership or an estate or trust, such forms certifying that each partner in the partnership or beneficiary of the estate or trust is) a non-United States person;

  (b)
  in the case of payments made outside the United States to you at an offshore account (generally, an account maintained by you at a bank or other financial institution at any location outside the United States), you have furnished to the U.S. payor documentation that establishes your identity and your status as the beneficial owner of the payment for United States federal income tax purposes and as a non-United States person;

  (c)
  the U.S. payor has received a withholding certificate (furnished on an appropriate IRS Form W-8 or an acceptable substitute form) from a person claiming to be:

  (i)
  a withholding foreign partnership (generally a foreign partnership that has entered into an agreement with the IRS to assume primary withholding responsibility with respect to distributions and guaranteed payments it makes to its partners);

  (ii)
  a qualified intermediary (generally a non-United States financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the IRS); or

        (iii)
        a U.S. branch of a non-United States bank or of a non-United States insurance company;

        and the withholding foreign partnership, qualified intermediary or U.S. branch has received documentation upon which it may rely to treat the payment as made to a non-United States person that is, for United States federal income tax purposes, the beneficial owner of the payment on the notes in accordance with U.S. Treasury regulations (or, in the case of a qualified intermediary, in accordance with its agreement with the IRS);

      (d)
      the U.S. payor receives a statement from a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business;

      (i)
      certifying to the U.S. payor under penalties of perjury that an IRS Form W-8BEN or an acceptable substitute form has been received from you by it or by a similar financial institution between it and you; and

      (ii)
      to which is attached a copy of the IRS Form W-8BEN or acceptable substitute form; or

      (e)
      the U.S. payor otherwise possesses documentation upon which it may rely to treat the payment as made to a non-United States person that is, for United States federal income tax purposes, the beneficial owner of the payments on the notes in accordance with U.S. Treasury regulations; and

  •
  no deduction for any United States federal withholding tax will be made from any gain that you realize on the sale or exchange of your note.

        Further, a note held by an individual who at death is not a citizen or resident of the United States will not be includible in the individual's gross estate for United States federal estate tax purposes if:

  •
  the decedent did not actually or constructively own 10% or more of the capital or profits interest in ACEP at the time of death; and

  •
  the income on the note would not have been effectively connected with a United States trade or business of the decedent at the same time.

Backup Withholding and Information Reporting

        In general, if you are a noncorporate United States holder, we and other payors are required to report to the IRS all payments of principal of and any premium and interest on your note, and the accrual of OID on a discount note. In addition, we and other payors are required to report to the IRS any payment of proceeds of the sale of your note before maturity within the United States. Additionally, backup withholding will apply to any payments, including payments of OID, if you fail to provide an accurate taxpayer identification number, or you are notified by the IRS that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

        In general, if you are a United States alien holder, payments of principal, premium, if any, or interest, including OID, made by us and other payors to you will not be subject to backup withholding and information reporting; provided that the certification requirements described above under "—United States Alien Holders" are satisfied or you otherwise establish an exemption. However, we and other payors are required to report payments of interest on your notes on IRS Form 1042-S even if the payments are not otherwise subject to information reporting requirements. In addition, payment of the proceeds from the sale of notes effected at a United States office of a broker will not be subject to backup withholding and information reporting; provided that:

  •
  the broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the broker:

  •
  an appropriate IRS Form W-8 or an acceptable substitute form upon which you certify, under penalties of perjury, that you are not a United States person; or

  •
  other documentation upon which it may rely to treat the payment as made to a non-United States person in accordance with U.S. Treasury regulations; or

  •
  you otherwise establish an exemption.

        If you fail to establish an exemption and the broker does not possess adequate documentation of your status as a non-United States person, the payments may be subject to information reporting and backup withholding. However, backup withholding will not apply with respect to payments made to an offshore account maintained by you unless the broker has actual knowledge that you are a United States person.

        In general, payment of the proceeds from the sale of notes effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

  •
  the proceeds are transferred to an account maintained by you in the United States;

  •
  the payment of proceeds or the confirmation of the sale is mailed to you at a United States address; or

  •
  the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above (relating to a sale of notes effected at a United States office of a broker) are met or you otherwise establish an exemption.

        In addition, payment of the proceeds from the sale of notes effected at a foreign office of a broker will be subject to information reporting if the broker is:

  •
  a United States person;

  •
  a controlled foreign corporation for United States tax purposes;

  •
  a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period; or

  •
  a foreign partnership, if at any time during its tax year:

  •
  one or more of its partners are "U.S. persons", as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership; or

  •
  such foreign partnership is engaged in the conduct of a United States trade or business,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above (relating to a sale of notes effected at a United States office of a broker) are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions

        We have business relationships with the following affiliates and related parties:

  •
  GSMC;

  •
  Highgate;

  •
  Consolidated Resorts Inc. ("CRI");

  •
  Travel Tripper LLC ("TTL");

  •
  Archon Group, L.P. ("Archon"); and

  •
  Nor1, Inc. ("Nor1").

GSMC

        On February 20, 2008, in connection with the closing of the Acquisition, certain of our wholly owned indirect subsidiaries obtained the Original Term Loans in an aggregate amount of approximately $1.1 billion from GSMC. On June 25, 2009, the Original Term Loans were restructured and as a result of such restructuring, we became party to a loan with GSMC in the original principal amount of $350 million. We paid interest on the Restructured Term Loan of approximately $6.2 million for the three months ended September 30, 2009 compared to $17.0 million on the Original Term Loans for the three months ended September 30, 2008 (see Note 5. (Debt) to the Notes to Condensed Consolidated Financial Statements (Unaudited) in this prospectus for an explanation of the accounting treatment of interest paid on the Restructured Term Loan). We paid interest on the Original Term Loans and Restructured Term Loan, collectively, of approximately $26.2 million for the nine months ended September 30, 2009, compared to $33.2 million for the combined nine months ended September 30, 2008. As of December 31, 2008, we owed $1.1 billion on the Original Term Loans. Included in accounts payable and accrued expenses—related party on the condensed consolidated balance sheets is accrued interest of $2.2 million on the Original Term Loans as of December 31, 2008. We also paid Goldman Sachs $34,000 during the nine months ended September 30, 2008 in connection with financial advisory services. We also paid GSMC $7.0 million and Goldman Sachs and affiliated entities approximately $700,000 in fees and reimbursement of expenses related to the issuance of the Restructured Term Loan.

        On August 14, 2009, we issued an aggregate principal amount of $375 million of our old notes. Goldman Sachs was the initial purchaser of the old notes. We used the gross proceeds from the offering of the old notes, approximately $311.3 million to repay the Restructured Term Loan, which was held by GSMC, an affiliate of Goldman Sachs and Whitehall 2007, owners of a majority of our indirect interests. Upon such payment, the remaining balance of the Restructured Term Loan was forgiven by GSMC. Due to the related party nature of the transaction, the difference between the carrying amount of the Restructured Term Loan and the aggregate principal amount of the old notes was credited directly to Members Equity. Goldman Sachs has advised us that they intend to make a market in the old notes.

CRI

        As of November 29, 2007, the Stratosphere entered into a master room agreement with CRI, which was effective from January 1, 2008 through December 31, 2008. Even though it had expired, the parties continued to operate under the agreement in a month-to-month arrangement. CRI is approximately 75% owned by Whitehall 2007. Whitehall 2007 is affiliated with Holdings, the 100% holder of our Class B membership interests, and Goldman Sachs. On July 10, 2009, CRI filed under

Chapter 7 of the U.S. Bankruptcy Code in United States Bankruptcy Court for the District of Nevada, and it is therefore unlikely that we will be able to collect amounts owed to us by CRI. Under the agreement, CRI purchased a minimum number, which varied by month, of room nights from the Stratosphere. In addition, CRI was required to purchase promotional incentives such as show, restaurant and gaming packages for each guest. Revenues for promotional incentives are included in casino revenues, food and beverage revenues and tower, retail and other revenues. There was also a sales incentive component whereby CRI was to pay us a fee for the resultant of net timeshare sales generated by CRI guests divided by total monthly tours solicited at the property when in excess of $2,499 per solicited tour. There were no sales incentives earned during either the three and nine months ended September 30, 2009, the three months ended September 30, 2008, or the combined nine months ended September 30, 2008. We received $0 in hotel revenues and promotional incentives for the three months ended September 30, 2009 compared to $1.2 million in hotel revenues, $28,000 in casino revenues, $107,000 in food and beverage revenues and $287,000 in tower, retail and other revenues for the three months ended September 30, 2008. We received approximately $397,000 in hotel revenues, $66,000 in casino revenues, $97,000 in food and beverage revenues, and $238,000 in tower, retail and other revenues for the nine months ended September 30, 2009 compared to $3.6 million in hotel revenues, $67,000 in casino revenues, $245,000 in food and beverage revenues and $671,000 in tower, retail and other revenues for the combined nine months ended September 30, 2008. CRI also leased space from the Stratosphere for three marketing kiosks. The lease agreement was effective from July 1, 2008 through September 30, 2011. The base rent was $125,000 per month plus common area maintenance charges. The Stratosphere received additional rent for tours over 1,250 guests per month that originate from the Stratosphere. Stratosphere received tower, retail and other revenues of $0 for rent under the lease agreement for the three months ended September 30, 2009 and $750,000 for the nine months ended September 30, 2009, compared to $383,000 for both the three and nine months ended September 30, 2008. CRI owed us $184,000 as of September 30, 2009, which is fully reserved, and approximately $653,000 as of December 31, 2008, which is recorded in related party accounts receivable on the condensed consolidated balance sheet.

Highgate

        On February 20, 2008 we entered into a consulting agreement with Highgate pursuant to which Highgate provides asset management consulting services to us. The agreement was amended to reduce fees payable thereunder on June 25, 2009 and Highgate converted amounts due them from ACEP to contributed capital in Holdings. Highgate owns a less than 5% membership interest in Holdings. The consulting agreement expires on June 20, 2013. Highgate is entitled to receive a $1.5 million per year base consulting fee for the periods through February 20, 2011 and a $1.0 million per year consulting fee for the periods after February 20, 2011, additional consulting fees up to $500,000 per year for periods after February 20, 2011 based on EBITDA results at the properties and development fees at 4% of the aggregate costs of any agreed upon development projects. We incurred Highgate consulting fees of approximately $375,000 for the three months ended September 30, 2009 compared to $750,000 for the three months ended September 30, 2008. We incurred Highgate fees of approximately $1.4 million for the nine months ended September 30, 2009 compared to $1.8 million for the combined nine months ended September 30, 2008. We incurred no development fees for the three and nine month periods ended September 30, 2009 compared to approximately $1,000 for the three months ended September 30, 2008 and approximately $699,000 for the nine months ended September 30, 2008. We have reimbursed Highgate $0 for travel and entertainment expenses for both the three and nine month periods ended September 30, 2009 compared to approximately $16,000 for the three month period ended September 30, 2008 and $106,000 for the combined nine month period ended September 30, 2008. We owed Highgate approximately $0 as of September 30, 2009 and approximately $1.4 million as of December 31, 2008.

TTL

        On June 16, 2008, we entered into an agreement with TTL to utilize their technology for online hotel reservations. TTL is owned by an affiliate of Goldman Sachs (9%), an affiliate of Highgate (9%) and an employee of Highgate (40%). TTL is paid 4% of room revenues booked utilizing its system. We expensed fees of approximately $122,000 for the three months ended September 30, 2009 compared to $90,000 for the three months ended September 30, 2008. We expensed fees of approximately $427,000 for the nine months ended September 30, 2009 and $90,000 for the Combined nine months ended September 30, 2008. We owed TTL approximately $45,000 as of September 30, 2009 and approximately $60,000 as of December 31, 2008.

Archon

        Archon is an affiliate of Goldman Sachs which provides various services to us such as construction management, cash management and insurance brokers. We expensed fees of approximately $35,000 for the three months ended September 30, 2009 compared to $6,000 for the three months ended September 30, 2008. We expensed fees of approximately $73,000 for the nine months ended September 30, 2009 compared to $20,000 for the combined nine months ended September 30, 2008. We owed Archon approximately $0 as of September 30, 2009 and approximately $3,000 as of December 31, 2008. Additionally, Archon was the administrative agent under the Restructured Term Loan.

Nor1

        On October 3, 2008, we entered into a participation agreement with Nor1 to utilize their technology to help sell perishable suite and room inventories. Nor1 gives the guest who books on-line the opportunity to book a non-guaranteed suite or upgraded rooms at a discounted rate if such is available at check-in. If the suite or upgraded room is awarded, Nor1 is paid 25% of the upgrade fee. Goldman Sachs owns less than 5% of Nor1. We expensed fees of approximately $11,400 for the three months ended September 30, 2009 and $23,000 for the nine months ended September 30, 2009. We owed Nor1 $3,800 as of September 30, 2009 and $0 as of December 31, 2008.

Other Relationships and Policies

        We follow a related party transaction approval policy for reviewing related person transactions. These procedures are intended to ensure that transactions with related persons are fair to us and in our best interests. If a proposed transaction appears to or does involve a related person, the transaction is presented to our audit committee for review. The audit committee is authorized to retain and pay such independent advisors as it deems necessary to properly evaluate the proposed transaction, including, without limitation, outside legal counsel and financial advisors to determine the fair value of the transaction.

        All related person transactions that are approved or ratified by the audit committee are disclosed to the full board of directors. All related person transactions are also disclosed in our applicable filings if required by the Securities Act and the Exchange Act.

PLAN OF DISTRIBUTION

        If you want to participate in the exchange offer, you must represent, among other things, that you:

  •
  you are acquiring the new notes issued in the exchange offer in the ordinary course of your business;

  •
  you are not engaged, do not intend to engage in and have no arrangement or understanding with any person to participate, in the distribution of the Exchange Securities to be issued in the Exchange Offer;

  •
  you are not an affiliate of ours, as defined in Rule 405 under the Securities Act or if you are such an affiliate you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

  •
  you acknowledge and agree that if you are a broker-dealer registered under the Exchange Act or you are participating in the exchange offer for the purposes of distributing the new notes, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale of the new notes, and you cannot rely on the position of the SEC's staff in their no-action letters; if you are a broker-dealer, that you did not purchase the Securities to be exchanged in the Exchange Offer from either of the issuers or any of their affiliates; and

  •
  you are not acting on behalf of someone who cannot truthfully and completely make such representation.

        If you fail to satisfy any of these conditions, you cannot rely on the position of the SEC set forth in the no-action letters referred to above under "The Exchange Offer—Terms of the Exchange Offer" and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the new notes.

        Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such new notes were acquired as a result of market-making activities or other trading activities. We have agreed in the registration rights agreement that we will allow broker-dealers to use this prospectus in connection with the resale of such new notes, for a period commencing on the day the exchange offer is consummated and continuing for 180 days (or such time as such Broker-Dealers no longer own any Entitled Securities).

        We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of new notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For a period of 180 days after the expiration date (or such time as such Broker-Dealers no longer own any Entitled Securities), we will send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. Any such requests should be directed to Investor Relations, 2000 Las Vegas Boulevard South, Las Vegas, Nevada 89104.

        We have agreed in the registration rights agreement to pay all expenses incident to the exchange offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

 VALIDITY OF THE NEW NOTES

        The validity of the new notes and guarantees will be passed upon for us by Sullivan & Cromwell LLP, New York, New York. We have also been advised as to certain matters relating to the laws of the State of Nevada by Greenberg Traurig, LLP.

 EXPERTS

        The consolidated financial statements of American Casino & Entertainment Properties LLC as of December 31, 2008 and 2007 and for each of the three years in the period ended December 31, 2008, included in this registration statement, have been so included in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said report.

AMERICAN CASINOS AND ENTERTAINMENT PROPERTIES LLC

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Financial Statements
Report of Independent Registered Public Accounting Firm	F-2
Consolidated Balance Sheets as of December 31, 2008 (Successor) and as of December 31, 2007 (Predecessor)	F-3

Consolidated Statements of Operations for the period February 21, 2008 through December 31, 2008 (Successor), the period January 1, 2008 to February 20, 2008 and the years ended December 31, 2007 and 2006 (Predecessor)

F-4

Consolidated Statements of Cash Flows for the period February 21, 2008 through December 31, 2008 (Successor), the period January 1, 2008 to February 20, 2008 and the years ended December 31, 2007 and 2006 (Predecessor)

F-5

Consolidated Statements of Members' Equity for the period February 21, 2008 through December 31, 2008 (Successor), the period January 1, 2008 to February 20, 2008 and the years ended December 31, 2007 and 2006 (Predecessor)

F-6
Notes to Consolidated Financial Statements	F-7
Unaudited Condensed Consolidated Interim Financial Statements
Condensed Consolidated Balance Sheets as of September 30, 2009 (Successor) and December 31, 2008 (Successor)	F-29
Condensed Consolidated Statements of Operations for the three months ended September 30, 2009 (Successor) and the three months ended September 30, 2008 (Successor)	F-30

Condensed Consolidated Statements of Operations for the nine months ended September 30, 2009 and the period February 21, 2008 to September 30, 2008 (Successor) and the period January 1, 2008 to February 20, 2008 (Predecessor)

F-31

Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 2009 and the period February 21, 2008 to September 30, 2008 (Successor) and the period January 1, 2008 to February 20, 2008 (Predecessor)

F-32
Condensed Consolidated Statement of Members' Equity for the nine months ended September 30, 2009 (Successor)	F-33

Notes to Condensed Consolidated Interim Financial Statements for the three months ended September 30, 2009 and the period February 21, 2008 to September 30, 2008 (Successor) and the period January 1, 2008 to February 20, 2008 (Predecessor)

F-34

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Members
American Casino & Entertainment Properties LLC

        We have audited the accompanying consolidated balance sheets of American Casino & Entertainment Properties LLC (the "Company") as of December 31, 2008 (Successor) and December 31, 2007 (Predecessor), and the related consolidated statements of operations, members' equity and cash flows for the period January 1, 2008 through February 20, 2008 (Predecessor), the period February 21, 2008 through December 31, 2008 (Successor) and for each of the two years in the period ended December 31, 2007 (Predecessor). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of American Casino & Entertainment Properties LLC as of December 31, 2008 (Successor) and December 31, 2007 (Predecessor), and the consolidated results of its operations and its cash flows for the period January 1, 2008 through February 20, 2008 (Predecessor), the period February 21, 2008 through December 31, 2008 (Successor) and for each of the two years in the period ended December 31, 2007 (Predecessor), in conformity with accounting principles generally accepted in the United States of America.

/s/ GRANT THORNTON LLP

Reno, Nevada
March 27, 2009

AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC

CONSOLIDATED BALANCE SHEETS

	Successor	Predecessor
	As of December 31, 2008	As of December 31, 2007
	(in thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$30,366	$107,265
Restricted cash	30,353	—
Investments—restricted	1,857	2,858
Accounts receivable, net	4,494	5,615
Deferred income taxes	—	4,309
Other current assets	12,857	11,999

Total Current Assets	79,927	132,046

Property and equipment, net	1,172,690	431,970

Debt issuance and deferred financing costs, net	8,900	4,555
Deferred income taxes	—	34,503
Restricted cash	10,649	—
Intangible and other assets	31,144	2,024

Total Other Assets	50,693	41,082

TOTAL ASSETS	$1,303,310	$605,098

LIABILITIES AND MEMBERS' EQUITY
Current Liabilities:
Accounts payable	$8,160	$4,730
Accrued expenses	23,981	27,347
Accrued payroll and related expenses	10,061	16,936
Current portion of capital lease obligations	861	520

Total Current Liabilities	43,063	49,533

Long-Term Liabilities:
Long-term debt	1,108,000	255,000
Capital lease obligations, less current portion	949	1,810
Other	—	2,386

Total Long-Term Liabilities	1,108,949	259,196

Total Liabilities	1,152,012	308,729

Commitments and Contingencies
Members' Equity:
Members' Equity	151,298	296,369

Total Members' Equity	151,298	296,369

TOTAL LIABILITIES AND MEMBERS' EQUITY	$1,303,310	$605,098

See notes to consolidated financial statements.

AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC

CONSOLIDATED STATEMENTS OF OPERATIONS

	Successor	Predecessor
	Period from February 21, 2008 through December 31, 2008	Period from January 1, 2008 through February 20, 2008	Years ended December 31,
			2007	2006
	(in thousands)
REVENUES:
Casino	$219,956	$36,539	$265,138	$220,814
Hotel	69,483	11,683	88,242	75,587
Food and beverage	77,230	12,354	91,160	83,667
Tower, retail and other	34,179	4,651	40,074	35,912

Gross revenues	400,848	65,227	484,614	415,980
Less promotional allowances	36,097	5,608	40,406	30,281

Net revenues	364,751	59,619	444,208	385,699

COSTS AND EXPENSES:
Casino	72,498	12,363	87,984	80,060
Hotel	29,406	4,682	35,396	33,419
Food and beverage	56,770	9,183	68,398	60,052
Other operating expenses	15,337	2,341	17,943	16,856
Selling, general and administrative	116,364	18,511	126,008	107,073
Depreciation and amortization	31,288	5,062	36,034	28,620
Pre-opening costs	—	—	—	1,904
Loss on sale of assets	875	—	8	239
Impairment of assets	11,894	—	—	—

Total costs and expenses	334,432	52,142	371,771	328,223

INCOME FROM OPERATIONS	30,319	7,477	72,437	57,476

OTHER INCOME (EXPENSE):
Loss on early extinguishment of debt	—	(13,580)	—	—
Interest income	813	322	2,367	2,239
Interest expense	(62,547)	(2,564)	(20,574)	(21,314)

Total other expense, net	(61,734)	(15,822)	(18,207)	(19,075)

INCOME (LOSS) BEFORE INCOME TAXES	(31,415)	(8,345)	54,230	38,401
Provision (benefit) for income taxes	—	(2,920)	15,602	12,758

NET INCOME (LOSS)	$(31,415)	$(5,425)	$38,628	$25,643

See notes to consolidated financial statements.

AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Successor	Predecessor
	Period from February 21, 2008 through December 31, 2008	Period from January 1, 2008 through February 20, 2008	Years ended December 31,
			2007	2006
	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(31,415)	$(5,425)	$38,628	$25,643
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	31,288	5,062	36,034	28,620
Provision (benefit) for deferred income taxes	—	(2,920)	348	317
Write-off of deferred financing costs	—	4,405	—	—
Loss on sale of assets	875	—	8	239
Impairment of assets	11,894	—	—	—
Changes in operating assets and liabilities:
Restricted cash	558	—	269	235
Accounts receivable, net	1,026	95	1,137	(686)
Other current assets	14,752	55	5,863	(2,459)
Accounts payable and accrued expenses	(137)	(9,543)	(5,254)	11,452
Other	—	—	(3,607)	108

Net Cash Provided By (Used In) Operating Activities	28,841	(8,271)	73,426	63,469

CASH FLOWS FROM INVESTING ACTIVITIES:
Decrease (increase) in investments—restricted	1,001	—	599	(629)
Acquisition of property and equipment	(32,547)	(5,265)	(22,465)	(46,851)
Acquisition of Flamingo Laughlin, net of cash acquired	—	—	—	(109,439)
Acquisition of ACEP LLC	(1,299,066)	—	—	—
Decrease in related party receivables	—	—	472	499
Proceeds from sale of property and equipment	81	—	816	468

Net Cash Used In Investing Activities	(1,330,531)	(5,265)	(20,578)	(155,952)

CASH FLOWS FROM FINANCING ACTIVITIES:
Debt issuance and deferred financing costs	(16,433)	—	—	(448)
Proceeds from line of credit	—	—	—	60,000
Payments on line of credit	—	(40,000)	—	(20,000)
Capital distribution	—	(15,439)	—	—
Equity contribution	202,719	—	—	—
Proceeds on notes payable	1,108,000	—	—	—
Payments on capital lease obligation	(435)	(85)	(495)	(473)

Net Cash Provided By (Used In) Financing Activities	1,293,851	(55,524)	(495)	39,079

Net increase (decrease) in cash and cash equivalents	(7,839)	(69,060)	52,353	(53,404)
Cash and cash equivalents—beginning of period	38,205	107,265	54,912	108,316

Cash And Cash Equivalents—end of period	$30,366	$38,205	$107,265	$54,912

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for interest, net of amounts capitalized	$52,481	$9,455	$19,922	$19,248

Cash paid for income taxes, net of refunds	$—	$—	$17,984	$14,750

SUPPLEMENTAL DISCLOSURES OF NON-CASH ITEMS:
Long-term debt paid by parent	$—	$215,000	—	—

Accrued capital expenditures	$2,387	$—	$—	$—

See notes to consolidated financial statements.

AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC

CONSOLIDATED STATEMENTS OF MEMBERS' EQUITY

	Class A Equity	Class B Equity	Total Equity
	(in thousands)
Predecessor:
Balances at December 31, 2005	$—	$—	$232,098
Net Income	—	—	25,643

Balances at December 31, 2006	$—	$—	$257,741
Net Income			38,628

Balances at December 31, 2007	$—	$—	$296,369
Equity contribution	—	—	215,000
Equity distribution	—	—	(15,439)
Write-off tax assets and liabilities	—	—	(39,828)
Net Loss	—	—	(5,425)

Balances at February 20, 2008	$—	$—	$450,677

Successor:
Balances at February 21, 2008	$—	$—	$—
Equity contributions	—	202,719	202,719
Acquisition cost paid by parent	—	(20,006)	(20,006)
Net Loss	—	(31,415)	(31,415)

Balances at December 31, 2008	$—	$151,298	$151,298

See notes to consolidated financial statements.

AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

THE PERIOD FEBRUARY 21, 2008 THROUGH DECEMBER 31, 2008 (SUCCESSOR), THE PERIOD
JANUARY 1, 2008 THROUGH FEBRUARY 20, 2008 AND THE YEARS ENDED DECEMBER 31, 2007
AND 2006 (PREDECESSOR)

Note 1. Description of Business and Summary of Significant Accounting Policies

The Company

        American Casino & Entertainment Properties LLC (ACEP or the Company) was formed in Delaware on December 29, 2003. The Company is a holding company that was formed for the purpose of acquiring the entities that own and operate the Stratosphere Casino Hotel & Tower, or the Stratosphere, Arizona Charlie's Decatur and Arizona Charlie's Boulder in Las Vegas, Nevada. Stratosphere had been owned by a subsidiary of our former indirect parent, Icahn Enterprises Holdings L.P., or IEH. Arizona Charlie's Decatur and Arizona Charlie's Boulder were owned by Carl C. Icahn and one of his affiliated entities. We purchased the Aquarius Casino Resort, or the Aquarius, on May 19, 2006, from Harrah's Operating Company, Inc. The Aquarius Casino Resort operates in Laughlin, Nevada.

        Until February 20, 2008, ACEP was a subsidiary of American Entertainment Properties Corp., or AEP, and its ultimate parent was Icahn Enterprises L.P., or IELP, a Delaware master limited partnership the units of which are traded on the New York Stock Exchange. Mr. Icahn is the Chairman of the Board of Directors of Icahn Enterprises G.P. Inc., or IEGP, IELP's general partner.

        On April 22, 2007, AEP, our former direct parent, entered into a Membership Interest Purchase Agreement, or the Agreement, with W2007/ACEP Holdings, LLC, or Holdings, an affiliate of Whitehall Street Real Estate Funds, or Whitehall, a series of real estate investment funds affiliated with Goldman, Sachs & Co., to sell all of our issued and outstanding membership interests to Holdings, for $1.3 billion plus or minus certain adjustments such as working capital, more fully described in the Agreement. Pursuant to the Assignment and Assumption Agreement, dated December 4, 2007, between Holdings and W2007/ACEP Managers Voteco, LLC, or Voteco, Holdings assigned all of its rights, obligations and interests under the Agreement to Voteco. The acquisition, or the Acquisition, closed at a purchase price of $1.2 billion on February 20, 2008.

        On February 20, 2008, upon the consummation of the closing of the Acquisition, ACEP, Voteco and Holdings entered into an Amended and Restated Limited Liability Company Agreement of ACEP, or the Amended Operating Agreement. On February 20, 2008, in connection with the closing of the Acquisition, each member of Voteco (Stuart Rothenberg, Brahm Cramer and Jonathan Langer), Holdings and Voteco entered into a Transfer Restriction Agreement.

        On February 20, 2008, in connection with the closing of the Acquisition, certain of our wholly owned indirect subsidiaries obtained term loans in an aggregate amount of approximately $1.1 billion from Goldman Sachs Mortgage Company, or the Goldman Term Loans, pursuant to certain mortgage and mezzanine loan agreements.

        The Goldman Term Loans have an initial term of two years with two one-year extension options and a blended annual interest rate of LIBOR plus 3.00% during the initial term and LIBOR plus 3.25% during any extension term. As a condition of the Goldman Term Loans, we are required to maintain a cash management account where we deposit all cash revenues and approximately $41.0 million was held in reserve for capital expenditures, deferred maintenance, environmental, structural demolition, taxes and insurance, as of December 31, 2008. Once minimum reserve balance requirements have been met, excess funds are returned to our operating accounts. In addition, the

AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

THE PERIOD FEBRUARY 21, 2008 THROUGH DECEMBER 31, 2008 (SUCCESSOR), THE PERIOD
JANUARY 1, 2008 THROUGH FEBRUARY 20, 2008 AND THE YEARS ENDED DECEMBER 31, 2007
AND 2006 (PREDECESSOR)

Note 1. Description of Business and Summary of Significant Accounting Policies (Continued)

Goldman Term Loans contain important affirmative and negative financial covenants customary for loans of this nature, which may restrict our ability to conduct our gaming operations or pursue development opportunities if desired. Certain of our assets, including the Stratosphere Casino Hotel & Tower, Arizona Charlie's Decatur, Arizona Charlie's Boulder and the Aquarius Casino Resort, secure the Goldman Term Loans.

        On February 20, 2008, upon consummation of the Acquisition, we issued and sold 100% of our Class B membership interests, or Class B Interests, to Holdings for approximately $200.1 million. Except as otherwise expressly required by law, holders of our Class B Interests have no voting rights. We issued the Class B Interests to Holdings in reliance on the exemption from registration under the Securities Act pursuant to Section 4(2) thereof.

        On January 24, 2008, the Nevada Gaming Commission issued an order of registration of ACEP as constituted after the consummation of the Acquisition. The order (1) prohibits Voteco or Holdings, or their respective affiliates, from selling, assigning, transferring, pledging or otherwise disposing of our membership interests or any other security convertible into or exchangeable for our class A membership interests, or Class A Interests, or Class B Interests, without the prior approval of the Nevada Gaming Commission, (2) prohibits the direct or indirect members of Voteco from selling, assigning, transferring, pledging or otherwise disposing of any direct or indirect membership interest in Voteco without the prior administrative approval of the Chairman of the Nevada State Gaming Control Board or his designee, and (3) prohibits ACEP from declaring cash dividends or distributions on any class of membership interest of ACEP beneficially owned in whole or in part by Holdings or Voteco, or their respective affiliates, without the prior approval of the Nevada Gaming Commission.

        On February 20, 2008, in connection with the closing of the Acquisition, each member of Voteco (Stuart Rothenberg, Brahm Cramer and Jonathan Langer), Holdings and Voteco entered into a Transfer Restriction Agreement. The Transfer Restriction Agreements provides, among other things, that:

  •
  Holdings has the right to acquire Class A Interests from Voteco on each occasion that Class B Interests held by Holdings would be transferred to a proposed purchaser who, in connection with such proposed sale, has obtained all licenses, permits, registrations, authorizations, consents, waivers, orders, findings of suitability or other approvals required to be obtained from, and has made all findings, notices or declarations required to be made with, all gaming authorities under all applicable gaming laws,

  •
  A specific purchase price, as determined in accordance with the Transfer Restriction Agreement, will be paid to acquire the Class A Interests from Voteco, and

  •
  Voteco will not transfer ownership of Class A Interests owned by it except pursuant to such option of Holdings.

        On February 20, 2008, upon consummation of the Acquisition, Voteco acquired control of ACEP from our previous direct parent, AEP. AEP sold all the issued and outstanding membership interests of ACEP to Voteco pursuant to the Agreement. The membership interests of ACEP acquired by Voteco

AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

THE PERIOD FEBRUARY 21, 2008 THROUGH DECEMBER 31, 2008 (SUCCESSOR), THE PERIOD
JANUARY 1, 2008 THROUGH FEBRUARY 20, 2008 AND THE YEARS ENDED DECEMBER 31, 2007
AND 2006 (PREDECESSOR)

Note 1. Description of Business and Summary of Significant Accounting Policies (Continued)

were redeemed and canceled pursuant to the terms of the Amended Operating Agreement entered into by ACEP, Voteco and Holdings upon the consummation of the Acquisition. Voteco acquired 100% of our voting securities by purchasing 100% of our newly issued Class A Interest in exchange for consideration in the amount of $30. The source of funds used by Voteco to purchase the Class A Interest were contributions of capital made to Voteco by each of its three members.

        Prior to the consummation of the Acquisition, we were managed by our sole member, AEP, and did not have a board of directors. On February 20, 2008, upon consummation of the Acquisition, Stuart Rothenberg, Brahm Cramer and Jonathan Langer, each a member of Voteco, were appointed as initial members of our Board. Each of the members of Voteco is party to the Transfer Restriction Agreement. Mr. Rothenberg subsequently resigned from our Board on March 9, 2009.

        On February 20, 2008, upon the consummation of the Acquisition, ACEP, Voteco and Holdings entered into the Amended Operating Agreement. Pursuant to the Amended Operating Agreement, holders of Class A Interests will be entitled to one vote per interest in all matters to be voted on by our voting members. Except as otherwise expressly required by law, holders of Class B Interests will have no right to vote on any matters to be voted on by our members. Holders of Class A Interests and Class B Interests will have no preemptive rights, no other rights to subscribe for additional interests, no conversion rights and no redemption rights, will not benefit from any sinking fund, and will not have any preferential rights upon a liquidation. The Amended Operating Agreement contains provisions for indemnification of the members of our Board and our officers and their respective affiliates.

        On February 21, 2008, IELP and ACEP issued a press release announcing the closing of the Acquisition and, in connection with the closing of the Acquisition that ACEP had accepted for payment and has repaid all of its outstanding 7.85% senior secured notes due 2012, which were tendered pursuant to ACEP's previously announced tender offer and consent solicitation. In addition, ACEP has repaid in full all amounts outstanding, and terminated all commitments, under its senior secured revolving credit facility with Bear Stearns Corporate Lending Inc., as administrative agent, and the other lenders there under.

        On November 28, 2005, AREP Laughlin Corporation entered into an agreement to purchase the Flamingo Laughlin Hotel and Casino, now known as the Aquarius Casino Resort, or the Aquarius, in Laughlin, Nevada from Harrah's Operating Company, Inc. AREP Laughlin Corporation was formed by our former indirect parent, IEH, to acquire, own and operate the Aquarius, and IEH contributed 100% of the stock of AREP Laughlin to ACEP on April 4, 2006. The transaction was approved by the Nevada Gaming Commission upon recommendation of the Nevada Gaming Control Board and closed on May 19, 2006. The purchase price was $114.0 million, including working capital amounts.

Principles of Consolidation

        The consolidated financial statements include the accounts of ACEP and its wholly-owned subsidiaries. All material intercompany balances and transactions have been eliminated in consolidation. All statements are presented on a consolidated basis.

AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

THE PERIOD FEBRUARY 21, 2008 THROUGH DECEMBER 31, 2008 (SUCCESSOR), THE PERIOD
JANUARY 1, 2008 THROUGH FEBRUARY 20, 2008 AND THE YEARS ENDED DECEMBER 31, 2007
AND 2006 (PREDECESSOR)

Note 1. Description of Business and Summary of Significant Accounting Policies (Continued)

        The accompanying consolidated statements of operations, cash flows and members' equity for 2008 are presented for two periods: January 1, 2008 through February 20, 2008, or the Predecessor Period, and February 21, 2008 through December 31, 2008, or the Successor Period. The Predecessor Period presented on the accompanying consolidated balance sheets reflects the historical accounting basis in our assets and liabilities, while the Successor Period reflects the push down of the new basis to our consolidated financial statements.

Revenue Recognition and Promotional Allowances

        Casino revenue is recorded as the net win from gaming activities (the difference between gaming wins and losses). Casino revenues are net of accruals for anticipated payouts of progressive and certain other slot machine jackpots. All other revenues are recognized as the services are provided. Gross revenues include the retail value of rooms, food and beverage and other items that are provided to customers on a complimentary basis. Such amounts are then deducted as promotional allowances. Promotional allowances also include incentives for goods and services earned in our slot club and other gaming programs.

        The company collects taxes from customers at the point of sale on transactions subject to sales and other taxes. Revenues are recorded net of any taxes collected.

        We also reward customers, through the use of loyalty programs, with points based on amounts wagered, that can be redeemed for a specified period of time for cash. We deduct the cash incentive amounts from casino revenue.

        The estimated costs of providing complimentaries, included as casino expenses, are as follows:

	Successor	Predecessor
	Period from February 21, 2008 through December 31, 2008	Period from January 1, 2008 through February 20, 2008
			December 31,
			2007	2006
	(in thousands)
Food and Beverage	$7,942	$1,370	$9,463	$8,723
Rooms	38	8	76	157
Other	32	6	28	36

Total	$8,012	$1,384	$9,567	$8,916

Cash and Cash Equivalents

        Cash and cash equivalents include cash on hand and in banks, interest-bearing deposits, money market funds and debt instruments purchased with an original maturity of 90 days or less.

AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

THE PERIOD FEBRUARY 21, 2008 THROUGH DECEMBER 31, 2008 (SUCCESSOR), THE PERIOD
JANUARY 1, 2008 THROUGH FEBRUARY 20, 2008 AND THE YEARS ENDED DECEMBER 31, 2007
AND 2006 (PREDECESSOR)

Note 1. Description of Business and Summary of Significant Accounting Policies (Continued)

Restricted Cash

        The balance in current restricted cash at December 31, 2008 (Successor) and 2007 (Predecessor) was approximately $30.4 million and $0, respectively, which consists of reserves required under the Goldman Term Loans (as defined in note 8), including a reserve for payment of property taxes and insurance, legal fees, property maintenance and a reserve for interest. Long-term restricted cash consist of approximately $10.6 million and $0 million at December 31, 2008 (Successor) and 2007 (Predecessor), respectively, which represents the remaining reserves for capital expenditures and furniture, fixtures and equipment which will be released in accordance with the terms of the Goldman Term Loans.

Investments Restricted

        Investments—restricted consist primarily of funds pledged for Nevada sales and use tax, unpaid sports book tickets, workers compensation benefits and general liability claims. These investments are certificates of deposit and approximate their fair value.

Concentrations of Credit Risk

        Financial instruments, which potentially subject the Company to concentration of credit risk, consist primarily of cash and cash equivalents. Cash equivalents consist of interest-bearing deposits, money market funds and debt instruments in financial institutions. Cash and cash equivalents are in excess of Federal Deposit Insurance Corporation insurance limits. The Company has not experienced any losses in such accounts.

Property and Equipment

        Property and equipment purchased are stated at cost. Assets held under capital leases are stated at the lower of the present value of the future minimum lease payments or fair value at the inception of the lease. Expenditures for additions, renewals and improvements are capitalized and depreciated over their useful lives. Costs of repairs and maintenance are expensed when incurred. Leasehold acquisition costs are amortized over the shorter of their estimated useful lives or the term of the respective leases once the assets are placed in service.

        Depreciation and amortization of property and equipment are computed using the straight-line method over the following useful lives:

Buildings and improvements	36–39 years
Furniture, fixtures and equipment	3–15 years
Land improvements	15 years

        The Company capitalizes interest incurred on debt during the course of qualifying construction projects. Such costs are added to the asset base and amortized over the related assets' estimated useful lives. For the period February 21, 2008 through December 31, 2008 (Successor), the period January 1,

AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

THE PERIOD FEBRUARY 21, 2008 THROUGH DECEMBER 31, 2008 (SUCCESSOR), THE PERIOD
JANUARY 1, 2008 THROUGH FEBRUARY 20, 2008 AND THE YEARS ENDED DECEMBER 31, 2007
AND 2006 (PREDECESSOR)

Note 1. Description of Business and Summary of Significant Accounting Policies (Continued)

2008 to February 20, 2008 and the years ended December 31, 2007 and 2006 (Predecessor), we capitalized interest of $0, $0, $21,000 and $110,000, respectively.

Unamortized Debt Issue Costs

        Debt issuance costs incurred in connection with the issuance of debt are capitalized and amortized to interest expense using the effective interest method. For the period February 21, 2008 through December 31, 2008 (Successor), the period January 1, 2008 to February 20, 2008 and the years ended December 31, 2007 and 2006 (Predecessor), amortization of debt issue costs totaled $7.9 million, $0.1 million, $1.2 million and $1.1 million, respectively, and are included in interest expense on the accompanying consolidated statements of operations.

Slot Club Liability

        We offer programs, named Ultimate Rewards and A.C.E. Rewards, whereby participants can accumulate points for casino wagering that can currently be redeemed for cash, lodging, food and beverages, and merchandise. A liability is recorded for the estimate of unredeemed points based upon redemption history at our casinos. Changes in the program, increases in membership and changes in the redemption patterns of the participants can impact this liability. Points expire after twelve months. Slot club liability is included in accrued expenses on the consolidated balance sheet.

Sales, Advertising and Promotion

        Sales, advertising and promotion costs are expensed as incurred and were approximately $15.5 million, $2.4 million, $18.9 million and $13.8 million for the period February 21, 2008 through December 31, 2008 (Successor), the period January 1, 2008 to February 20, 2008 and the years ended December 31, 2007 and 2006 (Predecessor), respectively, and are included in selling, general and administrative expenses in the accompanying consolidated statements of operations.

Income Taxes

        Prior to the closing of the Acquisition, for federal income tax purposes, our taxable income or loss was included in the consolidated income tax return of AEP. We entered into a tax allocation agreement with AEP, which provided for payments of tax liabilities to AEP, calculated as if we filed a consolidated income tax return separate from AEP. Additionally, the agreement provided for payments from AEP to us for any previously paid tax liabilities that were reduced as a result of subsequent determinations by any governmental authority, or as a result of any tax losses or credits that were allowed to be carried back to prior years. The tax allocation agreement was terminated on February 20, 2008, in accordance with the terms of the Agreement.

        Effective February 21, 2008, our taxable income or loss is included in Holdings' partnership tax return (Holdings is a limited liability company and treated as a partnership for tax purposes). As a limited liability company, Holdings' taxable income or loss is allocated to members in accordance with their respective percentage ownership. Therefore, we are no longer a taxable entity for federal or state

AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

THE PERIOD FEBRUARY 21, 2008 THROUGH DECEMBER 31, 2008 (SUCCESSOR), THE PERIOD
JANUARY 1, 2008 THROUGH FEBRUARY 20, 2008 AND THE YEARS ENDED DECEMBER 31, 2007
AND 2006 (PREDECESSOR)

Note 1. Description of Business and Summary of Significant Accounting Policies (Continued)

income tax purposes and the tax on our income is borne by our members. Hence, no provision or liability for income taxes has been included in the financial statements subsequent to February 20, 2008. Earnings and losses after that date will be included in the income tax returns of the members of Holdings and taxed depending on their tax strategies. As a result, we will not incur any additional income tax obligations, and future financial statements will not include a provision for income taxes.

        Holdings members are responsible for income taxes on their allocated share of taxable income which may differ from income for financial statement purposes due to differences in the tax basis and financial reporting basis of assets and liabilities. The net tax basis of Holdings' assets and liabilities exceeded the reported amounts by $20.2 million at December 31, 2008.

        Prior to the closing of the Acquisition, we accounted for income tax assets and liabilities in accordance with Statement of Financial Accounting Standards, or SFAS, 109, Accounting for Income Taxes. SFAS 109 requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Our deferred tax assets and liabilities were measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences were expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates was recognized in the period that included the enactment date. We maintained valuation allowances where it was determined more likely than not that all or a portion of a deferred tax asset would not be realized. Changes in valuation allowances from period to period were included in our tax provision in the period of change. In determining whether a valuation allowance was warranted, we took into account such factors as prior earnings history, expected future earnings, carryback and carryforward periods, and tax planning strategies. As of December 31, 2007, based on the factors above, we expected to realize full tax benefit from our deferred tax assets and had determined that no valuation allowance was warranted.

        In June 2006, the Financial Accounting Standards Board, or FASB, issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes: an interpretation of FASB Statement No. 109, or FIN 48. FIN 48, is an interpretation of SFAS 109. FIN 48 prescribes a comprehensive model for recognizing, measuring, presenting and disclosing in the financial statements uncertain tax positions taken or expected to be taken. We adopted FIN 48 effective January 1, 2007, the adoption of which did not have an impact on our consolidated financial statements.

Intangible Assets and Long-Lived Assets

        Our finite-lived intangible assets consist of advance reservations and player loyalty plan, and our indefinite-lived intangible assets consist of goodwill and trade names. Acquired assets are recorded at fair value on the date of acquisition, as determined by independent appraisal. Finite-lived intangible assets are amortized over the estimated period to be benefited. Indefinite-lived intangible assets are not amortized, but are reviewed annually for impairment, during the fourth quarter.

        We evaluate our goodwill, intangible assets and other long-lived assets in accordance with the applications of SFAS 142, Goodwill and Other Intangible Assets, and SFAS 144, Accounting for

AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

THE PERIOD FEBRUARY 21, 2008 THROUGH DECEMBER 31, 2008 (SUCCESSOR), THE PERIOD
JANUARY 1, 2008 THROUGH FEBRUARY 20, 2008 AND THE YEARS ENDED DECEMBER 31, 2007
AND 2006 (PREDECESSOR)

Note 1. Description of Business and Summary of Significant Accounting Policies (Continued)

Impairment or Disposal of Long-Lived Assets. For goodwill and indefinite-lived intangible assets, we perform an annual impairment test of these assets in the fourth quarter of each year and between annual dates in certain circumstances. For assets to be disposed of we recognize the asset at the lower of carrying value or fair market value, less costs of disposal, as estimated based on comparable asset sales, solicited offers, or a discounted cash flow model. For long-lived assets to be held and used, we review for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. We then compare the estimated undiscounted future cash flows of the asset to the carrying value of the asset. The asset is not impaired if the undiscounted future cash flows exceed its carrying value. If the carrying value exceeds the undiscounted future cash flows, then an impairment charge is recorded, typically measured using a discounted cash flow model, which is based on the estimated future results of the relevant reporting property discounted using our weighted-average cost of capital and market indicators of terminal year free cash flow multiples. If an asset is under development, future cash flows include remaining construction costs. All recognized impairment charges are recorded as operating expenses.

        Management must make various assumptions and estimates in performing its impairment testing. For instance, management must first determine the usage of the asset. To the extent management decides that an asset will be sold or abandoned, it is more likely that impairment may be recognized. Assets must be tested at the lowest level for which identifiable cash flows exist, which means that some assets must be grouped, and management has some discretion in the grouping of assets. Future cash flow estimates are, by their nature, subjective and actual results may differ materially from our estimates. If our ongoing estimates of future cash flows are not met, we may have to record additional impairment charges in future accounting periods. Our estimates of cash flows are based on the current regulatory, social and economic climates, recent operating information and budgets of the various properties where we conduct operations. These estimates could be negatively impacted by changes in federal, state or local regulations, economic downturns, or other events affecting various forms of travel and access to our properties.

Fair Value of Financial Instruments

        The carrying value of our cash and cash equivalents, restricted cash, receivables and accounts payable approximates fair value primarily because of the short maturities of these instruments.

Use of Estimates

        The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make a number of estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Such estimates and assumptions affect the reported amounts of revenues and expenses during the reporting period. On an ongoing basis, management evaluates its estimates and assumptions based upon historical experience and various other factors and circumstances. Management believes its estimates and assumptions are reasonable under the circumstances; however, actual results may differ from these estimates.

AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

THE PERIOD FEBRUARY 21, 2008 THROUGH DECEMBER 31, 2008 (SUCCESSOR), THE PERIOD
JANUARY 1, 2008 THROUGH FEBRUARY 20, 2008 AND THE YEARS ENDED DECEMBER 31, 2007
AND 2006 (PREDECESSOR)

Note 1. Description of Business and Summary of Significant Accounting Policies (Continued)

Recently Issued Accounting Pronouncements

        In February 2007, the FASB issued SFAS 159, The Fair Value Option for Financial Assets and Financial Liabilities—Including an Amendment of FASB Statement 115. SFAS 159, which amends SFAS 115, allows certain financial assets and liabilities to be recognized, at our election, at fair market value, with any gains or losses for the period recorded in the statement of operations. SFAS 159 included available-for-sales securities in the assets eligible for this treatment. SFAS 159 is effective for fiscal years beginning after November 15, 2007 and interim periods in those fiscal years. The adoption of SFAS 159 did not have a material impact on our consolidated financial statements.

        In December 2007, the FASB issued SFAS 141R, Business Combinations, which replaces SFAS 141, Business Combinations. SFAS 141R establishes principles and requirements for determining how an enterprise recognizes and measures the fair value of certain assets and liabilities acquired in a business combination, including non-controlling interests, contingent consideration, and certain acquired contingencies. SFAS 141R also requires acquisition-related transaction expenses and restructuring costs be expensed as incurred rather than capitalized as a component of the business combination. SFAS 141R will be applicable prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. SFAS 141R would only have an impact on accounting for any businesses acquired after the effective date of this pronouncement.

        In December 2007, the FASB issued SFAS 160, Noncontrolling Interests in Consolidated Financial Statements. SFAS 160's objective is to improve the relevance, comparability, and transparency of the financial information that a reporting entity provides in its consolidated financial statements by establishing accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. SFAS 160 is effective for fiscal years and interim periods within those fiscal years, beginning on or after December 15, 2008. We do not expect the implementation of SFAS 160 to have a material impact on our consolidated financial statements.

        In March 2008, the FASB issued SFAS 161, Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement 133. SFAS 161 changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under SFAS 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity's financial position, financial performance and cash flow. The guidance in SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. This statement encourages, but does not require, comparative disclosures for earlier periods at initial adoption. We do not expect the implementation of SFAS 161 to have a material impact on our consolidated financial statements.

AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

THE PERIOD FEBRUARY 21, 2008 THROUGH DECEMBER 31, 2008 (SUCCESSOR), THE PERIOD JANUARY 1, 2008 THROUGH FEBRUARY 20, 2008 AND THE YEARS ENDED DECEMBER 31, 2007 AND 2006 (PREDECESSOR)

Note 2. Accounts Receivable

        Accounts receivable consists of the following:

	Successor	Predecessor
	December 31,
	2008	2007
	(in thousands)
Hotel and related	$3,241	$3,503
Gaming	873	1,266
Other	1,337	1,353

	5,451	6,122
Less allowance for doubtful accounts	(957)	(507)

	$4,494	$5,615

        The Company recorded bad debt expense and allowance for doubtful accounts for the period February 21, 2008 through December 31, 2008 (Successor), the period January 1, 2008 to February 20, 2008 and the years ended December 31, 2007 and 2006 (Predecessor) as follows:

	Successor	Predecessor
	Period from February 21, 2008 through December 31, 2008	Period from January 1, 2008 through February 20, 2008
			December 31,
			2007	2006
	(in thousands)
Balance at beginning of period	$636	$507	$319	$135
Bad debt expense	881	127	507	359
Deductions and write-offs	(560)	2	(319)	(175)

Balance at end of period	$957	$636	$507	$319

Note 3. Other Current Assets

        Other current assets consist of the following:

	Successor	Predecessor
	December 31,
	2008	2007
	(in thousands)
Inventories	$2,632	$2,644
Prepaid expenses	9,463	8,977
Other	762	378

	$12,857	$11,999

AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

THE PERIOD FEBRUARY 21, 2008 THROUGH DECEMBER 31, 2008 (SUCCESSOR), THE PERIOD JANUARY 1, 2008 THROUGH FEBRUARY 20, 2008 AND THE YEARS ENDED DECEMBER 31, 2007 AND 2006 (PREDECESSOR)

Note 4. Property and Equipment, Net

        Property and equipment consist of the following:

	Successor	Predecessor
	December 31,
	2008	2007
	(in thousands)
Land and improvements	$723,797	$75,100
Buildings and improvements	374,406	339,607
Furniture, fixtures and equipment	100,884	186,112
Construction in progress	3,001	2,655

	1,202,088	603,474
Less accumulated depreciation and amortization	29,398	171,504

	$1,172,690	$431,970

        Assets recorded under capital leases were approximately $4.0 million at December 31, 2008 (Successor) and 2007 (Predecessor). Accumulated depreciation and amortization at December 31, 2008 (Successor) and 2007 (Predecessor) includes amounts recorded for capital leases of $1.7 million and $1.4 million, respectively.

Note 5. Accrued Expenses

        Accrued expenses consist of the following:

	Successor	Predecessor
	December 31,
	2008	2007
	(in thousands)
Accrued interest	$2,198	$7,040
Accrued liabilities	7,572	5,291
Accrued taxes	2,469	2,764
Accrued gaming liabilities	6,098	6,834
Other	5,644	5,418

	$23,981	$27,347

AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

THE PERIOD FEBRUARY 21, 2008 THROUGH DECEMBER 31, 2008 (SUCCESSOR), THE PERIOD JANUARY 1, 2008 THROUGH FEBRUARY 20, 2008 AND THE YEARS ENDED DECEMBER 31, 2007 AND 2006 (PREDECESSOR)

Note 6. Leases

        The future minimum lease payments to be received under non-cancelable operating leases for years subsequent to December 31, 2008 are as follows:

Years ending December 31,	(in thousands)
2009	$4,733
2010	4,445
2011	2,911
2012	1,550
2013	461
Thereafter	754

Total	$14,854

        The above minimum rental income does not include contingent rental income or common area maintenance costs contained within certain retail operating leases.

        For the period February 21, 2008 through December 31, 2008 (Successor), the period January 1, 2008 to February 20, 2008 and the years ended December 31, 2007 and 2006 (Predecessor), we recorded rental revenue of $6.6 million, $1.3 million, $9.3 million and $7.8 million, respectively.

        Future minimum rental payments with respect to non-cancelable operating leases with terms in excess of one year consist of the following at December 31, 2008:

Years ending December 31,	(in thousands)
2009	$217
2010	87
2011	39
2012	35
2013	—
Thereafter	—

Total	$378

        The Company, as a lessee, had operating lease expenses for the period February 21, 2008 through December 31, 2008 (Successor), the period January 1, 2008 to February 20, 2008 and the years ended December 31, 2007 and 2006 (Predecessor), of $130,000, $19,000, $78,000 and $11,000 respectively.

AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

THE PERIOD FEBRUARY 21, 2008 THROUGH DECEMBER 31, 2008 (SUCCESSOR), THE PERIOD JANUARY 1, 2008 THROUGH FEBRUARY 20, 2008 AND THE YEARS ENDED DECEMBER 31, 2007 AND 2006 (PREDECESSOR)

Note 6. Leases (Continued)

        Future minimum lease payments under capital leases with initial or remaining terms of one year or more consist of the following at December 31, 2008:

Years ending December 31,	(in thousands)
2009	$961
2010	85
2011	85
2012	85
2013	85
Thereafter	7,064

Total minimum lease payments	8,365
Less: amount representing interest ranging from 5% to 10%	6,555

Present value of net minimum lease payments	1,810
Less: current portion	861

Long-term capital lease obligation	$949

Note 7. Income Taxes

        As discussed in Note 1, subsequent to the Acquisition, the Company is no longer a taxable entity for federal or state income tax purposes, and the tax on our income is borne by the members. Hence, no provision or liability for income taxes has been included subsequent to February 20, 2008.

        The income tax provision (benefit) attributable to income from operations for the period February 21, 2008 through December 31, 2008 (Successor), the period January 1, 2008 to February 20, 2008 and the years ended December 31, 2007 and 2006 (Predecessor) is comprised of the following:

	Successor	Predecessor
	Period from February 21, 2008 through December 31, 2008	Period from January 1, 2008 through February 20, 2008
			December 31,
			2007	2006
	(in thousands)
Current	$—	$(2,920)	$15,254	$12,441
Deferred	—	—	348	317

	$—	$(2,920)	$15,602	$12,758

Deferred Tax Assets and Liabilities

        The tax effect of significant temporary differences and carry forwards representing deferred tax assets and liabilities (the difference between financial statement carrying values and the tax basis of

AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

THE PERIOD FEBRUARY 21, 2008 THROUGH DECEMBER 31, 2008 (SUCCESSOR), THE PERIOD JANUARY 1, 2008 THROUGH FEBRUARY 20, 2008 AND THE YEARS ENDED DECEMBER 31, 2007 AND 2006 (PREDECESSOR)

Note 7. Income Taxes (Continued)

assets and liabilities) for the Company is as follows at December 31, 2008 (Successor) and 2007 (Predecessor):

	Successor	Predecessor
	December 31, 2008	December 31, 2007
Deferred Tax Assets
Property, plant and equipment	$—	$33,927
Accrued vacation and employee related	—	2,110
Gaming related	—	2,299
Other	—	476

Total net deferred tax assets	—	38,812

Less: Current portion	—	(4,309)

Net long term deferred tax assets	$—	$34,503

        The provision for income taxes differs from the amount computed at the federal statutory rate as a result of the following:

	Successor	Predecessor
	Period from February 21, 2008 through December 31, 2008	Period from January 1, 2008 through February 20, 2008	Year Ended December 31,
			2007	2006
Federal statutory rate	—	(35.0)%	35.0%	35.0%
Unrecognized tax benefit	—	—	(5.7)%	(0.9)%
Permanent differences	—	—	0.4%	0.3%
Federal income tax credits	—	—	(0.9)%	(1.2)%

	—	(35.0)%	28.8%	33.2%

        The Company adopted the provisions of FIN 48, on January 1, 2007. There was no increase or decrease in the liability for unrecognized tax benefits as a result of the implementation of FIN 48. As of the date of adoption, the Company's unrecognized tax benefits totaled $4.9 million.

AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

THE PERIOD FEBRUARY 21, 2008 THROUGH DECEMBER 31, 2008 (SUCCESSOR), THE PERIOD JANUARY 1, 2008 THROUGH FEBRUARY 20, 2008 AND THE YEARS ENDED DECEMBER 31, 2007 AND 2006 (PREDECESSOR)

Note 7. Income Taxes (Continued)

        A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows (in thousands):

	Successor	Predecessor
	As of December 31, 2008	As of December 31, 2007
Balance at beginning of year	$1,844	$4,900
Reductions based on tax positions related to the current year	—	—
Additions for tax positions of prior years	—	—
Reduction as a result of lapse of the applicable statute of limitations	—	(3,056)
Settlements	—	—
Reductions due to Acquisition	(1,844)

Balance at end of year	$—	$1,844

        Prior to the closing of the Acquisition, all of the unrecognized tax benefits at December 31, 2007, if recognized, would have affected the annual effective tax rate. We recognized interest accrued related to unrecognized tax benefits in interest expense and penalties, if applicable, as a component of income tax expense. The amount of accrued interest and penalties was approximately $0.5 million as of December 31, 2007. The Company believed it was reasonably possible that the total amount of unrecognized tax benefits could materially change as a result of the expiration of statutes of limitation prior to December 31, 2008. Prior to the closing of the Acquisition, the Company was included in the consolidated filing of AEP, which files income tax returns in the U.S. federal jurisdiction and has no income tax filing requirements in any state or foreign jurisdiction.

        As a result of the Acquisition, AEP assumed all unrecognized tax benefits associated with prior tax return filings. All deferred tax attributes, and the associated recognized and unrecognized tax benefits are no longer a part of the Company. Therefore, the Company has no uncertain tax positions as of December 31, 2008.

        Subsequent to February 20, 2008, we will no longer incur any income tax obligations. Therefore, there was no impact to our financial statements as a result of the continuation of FIN 48. Subsequent to February 20, 2008, we do not believe we have any tax positions taken within our consolidated financial statements that would not meet the FIN 48 threshold.

        Holdings has yet to file the initial U.S. federal income tax return in which our taxable income or loss will be included. Therefore, Holdings is subject to income tax examinations by major tax authorities for the initial year February 21, 2008 to December 31, 2008.

AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

THE PERIOD FEBRUARY 21, 2008 THROUGH DECEMBER 31, 2008 (SUCCESSOR), THE PERIOD JANUARY 1, 2008 THROUGH FEBRUARY 20, 2008 AND THE YEARS ENDED DECEMBER 31, 2007 AND 2006 (PREDECESSOR)

Note 8. Debt

        Long-term debt and capital lease obligations consist of the following.

	Successor	Predecessor
	As of December 31, 2008	As of December 31, 2007
	(In thousands)
Goldman Term Loans and related mezzanine financings, due March 11, 2010, interest at a 3% margin above LIBOR (0.4% at December 31, 2008)	$1,108,000	$—
7.85% senior secured notes, interest payable semi-annually due February 1, 2012	—	215,000
Senior secured revolving credit facility, interest payable monthly, due May 12, 2010	—	40,000
Capital lease obligations	1,810	2,330

Total long-term debt and capital lease obligations	1,109,810	257,330

Current portion of capital lease obligations	861	520

Total long-term debt and capital lease obligations, net	$1,108,949	$256,810

Goldman Term Loans

        On February 20, 2008, in connection with the closing of the Acquisition, certain of our wholly owned indirect subsidiaries obtained term loans in an aggregate amount of approximately $1.1 billion, which were amended on June 13, 2008, from Goldman Sachs Commercial Mortgage Capital, L.P., or the Lender, pursuant to certain mortgage and mezzanine loan agreements. The Goldman Term Loans mature on March 11, 2010 with two one-year extension options. Interest is due and payable monthly at a blended annual interest rate of LIBOR (0.4% at December 31, 2008) plus 3.00% during the initial term and LIBOR plus 3.25% during any extension term. In connection with the Goldman Term Loans, an interest rate cap agreement was purchased to cap LIBOR at 4.75%. The value of the interest rate cap is not material at December 31, 2008. The Goldman Term Loans are collateralized by substantially all fee and leasehold real property comprising the Stratosphere, the Aquarius, Arizona Charlie's Decatur and Arizona Charlie's Boulder.

        As a condition of the Goldman Term Loans, we are required to maintain a cash management account where we deposit all cash revenues and approximately $41.0 million was held in reserve for capital expenditures, deferred maintenance, environmental remediation, structural demolition, taxes and insurance as of the loan closing date. According to the Goldman Term Loans agreement, the Lender shall remit at the end of each Business Day, the amount, if any, by which amounts then contained in the Cash Management Account (as defined in the agreement) exceed the aggregate amount required to be paid to or reserved. In addition, the Goldman Term Loans contain important affirmative and negative financial covenants which may restrict our ability to conduct our gaming operations or pursue

AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

THE PERIOD FEBRUARY 21, 2008 THROUGH DECEMBER 31, 2008 (SUCCESSOR), THE PERIOD JANUARY 1, 2008 THROUGH FEBRUARY 20, 2008 AND THE YEARS ENDED DECEMBER 31, 2007 AND 2006 (PREDECESSOR)

Note 8. Debt (Continued)

development opportunities if desired; we were in compliance with all covenants at December 31, 2008. The Goldman Term Loans also restrict the payment of any dividends or distributions.

        The fair value of our debt is estimated based on the quoted market prices for the same or similar issues or on the current rates offered to us for debt of the same remaining maturities. As such, the estimated fair value of the Goldman Term Loans was approximately $571.0 million as of December 31, 2008.

Senior Secured Notes

        Pursuant to the terms of the Agreement, prior to the closing of the Acquisition, AEP was required to cause us to repay from funds provided by AEP, the principal, interest, any prepayment penalty or premium and any other obligation due under the terms of our 7.85% senior secured notes due 2012 and all such amounts were repaid on February 15, 2008, at a price of $1,040.75 per $1,000 principal amount, for a value of $223.8 million.

        In addition, ACEP has repaid in full all amounts outstanding, and terminated all commitments, under its senior secured revolving credit facility with Bear Stearns Corporate Lending Inc., as administrative agent, and the other lenders thereunder. The costs related to the early extinguishment of debt totaled $13.6 million and consisted mainly of prepayment penalties and the write-off of deferred financing costs.

Note 9. Related Party Transactions

        As of November 29, 2007, the Stratosphere entered into a master room agreement with Consolidated Resorts, Inc., or CRI, which was effective from January 1, 2008 through December 31, 2008. Even though it has expired, the parties continue to operate under the agreement in a month-to-month arrangement. CRI is approximately 75% owned by Whitehall, Whitehall is affiliated with Holdings, the 100% holder of our Class B membership interests, and Goldman Sachs. Under the agreement, CRI will purchase a minimum number of room nights, from the Stratosphere, which varies by month. In addition, CRI will purchase promotional incentives such as show, restaurant and gaming packages for each guest. There is also a sales incentive component whereby CRI pays us a fee for timeshare sales generated by CRI guests in excess of 2,449 timeshare sales per month. There were no sales incentives earned during 2008. During the period February 21, 2008 through December 31, 2008 (Successor), and the period January 1, 2008 to February 20, 2008, we recorded approximately $4.0 million and $559,000 for room revenues and approximately $1.1 million and $151,000 respectively, for premiums under the agreement. CRI also leases space from the Stratosphere for three marketing kiosks. The lease agreement is effective from July 1, 2008 through June 30, 2011. The base rent is $125,000 per month plus common area maintenance charges. The Stratosphere receives additional rent for tours over 1,250 guests per month that originate from the Stratosphere. During the period February 21, 2008 through December 31, 2008 (Successor), the period January 1, 2008 to February 20, 2008 (Predecessor) and the year ended December 31, 2007 (Predecessor), CRI paid the Stratosphere approximately $765,000 for rent under the lease agreement, respectively. As of December 31, 2008

AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

THE PERIOD FEBRUARY 21, 2008 THROUGH DECEMBER 31, 2008 (SUCCESSOR), THE PERIOD JANUARY 1, 2008 THROUGH FEBRUARY 20, 2008 AND THE YEARS ENDED DECEMBER 31, 2007 AND 2006 (PREDECESSOR)

Note 9. Related Party Transactions (Continued)

(Successor) and December 31, 2007 (Predecessor), CRI owed us approximately $653,000 and $0, respectively, which is recorded in accounts receivable on the balance sheet.

        On February 20, 2008 we entered into a consulting agreement with Highgate Hotels, L.P., or Highgate pursuant to which Highgate provides asset management consulting services to us. Highgate is affiliated with Goldman Sachs, which in turn, is affiliated with Holdings. The Agreement expires on February 21, 2010. Highgate is entitled to receive a $3.0 million per year base consulting fee, additional consulting fees based on an increase in the revenue per available room and development fees at 4% for any agreed upon development projects. During the period February 21, 2008 through December 31, 2008 (Successor), and the period January 1, 2008 to February 20, 2008 (Predecessor), we incurred Highgate fees of approximately $2.6 million and $0 for consulting fees and approximately $859,000 and $0 for development fees, respectively. We also reimbursed Highgate approximately $106,000 and $0 for travel and entertainment expenses, during the period February 21, 2008 through December 31, 2008 (Successor), and the period January 1, 2008 to February 20, 2008 (Predecessor), respectively. As of December 31, 2008 (Successor) and December 31, 2007 (Predecessor), we owed Highgate approximately $1.4 million and $0, respectively. A condition of the Goldman Term Loans prohibits us from making payment of more than $1 million per year in asset management fees to Highgate.

        On February 20, 2008, in connection with the closing of the Acquisition, certain of our wholly owned indirect subsidiaries obtained the Goldman Term Loans in an aggregate amount of approximately $1.1 billion from Goldman Sachs Mortgage Company. We expensed interest on the Goldman Term Loans of approximately $55.3 million and $0 for the period February 21, 2008 through December 31, 2008 (Successor) and the period January 1, 2008 to February 20, 2008 (Predecessor), respectively. We also paid Goldman Sachs $75,000 and $0 during the period February 21, 2008 through December 31, 2008 (Successor), and the period January 1, 2008 to February 20, 2008 (Predecessor), respectively, for expenses in connection with financial advisory services. As of December 31, 2008 (Successor) and December 31, 2007 (Predecessor), we owed $1.1 billion and $0, respectively, for the Goldman Term Loans. Included in accrued expenses on the condensed consolidated balance sheets are Goldman Term Loan interest accrued of $2.2 million and $0, as of December 31, 2008 and December 31, 2007, respectively.

        On June 16, 2008, the Stratosphere entered into an agreement with Travel Tripper LLC, or TTL, to utilize their technology for online hotel reservations. TTL is owned by an affiliate of Goldman Sachs (9%), an affiliate of Highgate (9%) and an employee of Highgate (40%). TTL is paid 4% of room revenues booked utilizing its system. Fees expensed during the period February 21, 2008 through December 31, 2008 (Successor) were approximately $93,000. As of December 31, 2008 (Successor) and December 31, 2007 (Predecessor), we owed TTL approximately $60,000 and $0, respectively.

        Archon Group, LP, or Archon, is an affiliate of Goldman Sachs which provides various services to us such as construction management, cash management and insurance brokers. Fees paid during the period February 21, 2008 through December 31, 2008 (Successor), and the period January 1, 2008 to February 20, 2008 (Predecessor) were approximately $193,000 and $0, respectively. As of December 31, 2008 (Successor) and December 31, 2007 (Predecessor), we owed Archon approximately $3,000 and $0, respectively.

AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

THE PERIOD FEBRUARY 21, 2008 THROUGH DECEMBER 31, 2008 (SUCCESSOR), THE PERIOD JANUARY 1, 2008 THROUGH FEBRUARY 20, 2008 AND THE YEARS ENDED DECEMBER 31, 2007 AND 2006 (PREDECESSOR)

Note 9. Related Party Transactions (Continued)

        On October 3, 2008, we entered into a participation agreement with Nor1, Inc., or Nor1, to utilize their technology to help sell perishable suite and room inventories. Nor1 gives the guest who books on-line the opportunity to book a non-guaranteed suite or upgraded room at a discounted rate if such is available at check-in. If the suite or upgraded room is awarded, Nor1 is paid 25% of the upgrade fee. Goldman Sachs owns less than 5% of Nor1. No fees were expensed during the period February 21, 2008 through December 31, 2008 (Successor). As of December 31, 2008 (Successor) and December 31, 2007 (Predecessor), we owed Nor1 $0 and $0, respectively.

        Prior to the Acquisition, during the period January 1, 2008 to February 20, 2008 and the twelve months ended December 31, 2007, our ultimate parent was American Real Estate Partners, L.P., currently known as Icahn Enterprises L.P., and had the following related party transactions:

        As of May 26, 2004, we entered into an intercompany services arrangement, to provide management and consulting services, with Atlantic Coast Entertainment Holdings, Inc., the former owner of The Sands Hotel and Casino in Atlantic City, New Jersey, which was controlled by affiliates of Mr. Icahn at that date and currently is controlled by IELP. We were compensated based upon an allocation of salaries plus an overhead charge of 15% of the salary allocation plus reimbursement of reasonable out-of-pocket expenses. During the period February 21, 2008 through December 31, 2008 (Successor), the period January 1, 2008 to February 20, 2008 and the years ended December 31, 2007 and 2006 (Predecessor) we billed Atlantic Cost Entertainment Holdings, Inc. and its affiliates approximately $0, $0, $119,000, $360,000, respectively. As of the date of the Acquisition, the intercompany services arrangement was terminated.

        During the period January 1, 2008 to February 20, 2008 and the years ended December 31, 2007 and 2006 (Predecessor) we made payments to XO Holdings, Inc., which, since January 2003, has been controlled by affiliates of Mr. Icahn, for certain telecommunications services provided to us in an amount equal to approximately $16,000, $199,500, $213,300, respectively. The amounts paid for the provided services approximated their fair value. As of the date of the Acquisition, XO Holdings, Inc. is no longer a related party.

Note 10. Goodwill and Other Intangible Assets

        The Company accounts for goodwill and other intangible assets in accordance with SFAS No. 142, Goodwill and Intangible Assets.

        The Company's finite-lived acquired intangible assets include advance reservations and player loyalty plan. The Company's infinite-lived acquired intangible assets include goodwill and trade names. Acquired assets are recorded at fair value on the date of acquisition, as determined by independent appraisal, and finite-lived assets are amortized over the estimated period to be benefited.

AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

THE PERIOD FEBRUARY 21, 2008 THROUGH DECEMBER 31, 2008 (SUCCESSOR), THE PERIOD JANUARY 1, 2008 THROUGH FEBRUARY 20, 2008 AND THE YEARS ENDED DECEMBER 31, 2007 AND 2006 (PREDECESSOR)

Note 10. Goodwill and Other Intangible Assets (Continued)

        As of December 31, 2008 (Successor) and 2007 (Predecessor), we had the following intangible assets.

		December 31, 2008 (Successor)			December 31, 2007 (Predecessor)
	Asset Life	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
		(in thousands)
Amortizing intangible assets:
Advance reservations	2 Months	618	(618)	—	—	—	—
Player Loyalty Plan	5 Years	7,450	(1,242)	6,208	2,939	(1,000)	1,939

		$8,068	$(1,860)	$6,208	$2,939	$(1,000)	$1,939

Non-amortizing intangible assets:
Trade Name				$24,910			$—

				$31,118			$1,939

        We completed our 2008 annual impairment tests of goodwill and indefinite-lived intangible assets. As a result of this analysis, we have recognized a non-cash impairment charge of approximately $11.9 million, approximately $7.0 million is related to goodwill and approximately $4.9 million is related to trade name, in the fourth quarter of 2008. The impairment charge relates to the goodwill and trade name recognized in the Acquisition. The primary reason for these impairment charges relates to the ongoing recession, which has caused us to reduce our estimates for projected cash flows, has reduced overall industry valuations, and has caused an increase in discount rates in the credit and equity markets. An independent third-party valuation firm was engaged to assist us with our analysis.

Note 11. Employee Benefit Plans

        Approximately 39% of the Company's employees are members of various unions and covered by union-sponsored, collectively bargained, multi-employer health and welfare and defined benefit pension plans. The Company recorded expenses for such plans of $8.0 million, $1.2 million, $9.0 million and $8.7 million for the period February 21, 2008 through December 31, 2008 (Successor), the period January 1, 2008 to February 20, 2008 and the years ended December 31, 2007 and 2006 (Predecessor), respectively. The Company has no obligation for funding the plans beyond payments made based upon hours worked.

        The Company has a retirement savings plan under Section 401(k) of the Internal Revenue Code covering its non-union employees. The plan allows employees to defer, within prescribed limits, up to 75% of their income on a pre-tax basis through contributions to the plan. The Company currently matches, within prescribed limits, 50% of eligible employees' contributions up to 6% of any individual's earnings. The Company recorded $0.8 million, $0.2 million, $1.0 million and $0.7 million, for matching contributions for the period February 21, 2008 through December 31, 2008 (Successor), the period January 1, 2008 to February 20, 2008 and the years ended December 31, 2007 and 2006 (Predecessor),

AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

THE PERIOD FEBRUARY 21, 2008 THROUGH DECEMBER 31, 2008 (SUCCESSOR), THE PERIOD JANUARY 1, 2008 THROUGH FEBRUARY 20, 2008 AND THE YEARS ENDED DECEMBER 31, 2007 AND 2006 (PREDECESSOR)

Note 11. Employee Benefit Plans (Continued)

respectively. On March 4, 2009, the Company announced, that as of April 5, 2009, it is suspending the 401(k) match program.

        Effective January 1, 2005, we established a management incentive plan, or the MIP, to provide members of our executive management, other than our Chief Executive Officer, and certain employees, with additional compensation for their contribution to the achievement of our corporate objectives.

        As of the date of the Acquisition, the MIP was terminated.

        Awards of $2.7 million and $190,000 were made under the MIP in 2007 and 2006, respectively.

Note 12. Commitments & Contingencies

        On October 23, 2008, each of Edward W. Martin III, Phyllis A. Gilland, and Arthur Keith, each an Executive, entered into an Employment Agreement (individually, the Agreement, and, collectively, the Agreements) with the Company, effective October 23, 2008. The agreements include provisions for base salary and bonus, as well as, termination.

        We also adopted a Key Employee Plan in conjunction with the Acquisition, which allowed for certain key employees to be paid one year's salary upon meeting certain conditions. The employee had to be employed in good standing at the closing date and must have completed the transition period, which was defined as up to 60 days after closing, if requested by Voteco. We paid approximately $4.6 million in 2008 under the Key Employee Plan.

        On December 19, 2007, each of Richard P. Brown and Denise Barton, each an Executive, entered into an Amended and Restated Employment Agreement (individually, the Amended Agreement, and, collectively, the Amended Agreements) with the Company, effective January 1, 2007 and April 1, 2007, respectively. The Amended Agreements amended and restated in their entirety the employment agreements. The agreements included provisions for base salary and bonus, as well as, termination and "Change of Control" provisions. The agreements were terminated at the closing of the Acquisition, and all amounts due and owing were paid.

Legal Proceedings

        We are, from time to time, parties to various legal proceedings arising out of our businesses. We believe, however, that other than the proceedings discussed below, there are no proceedings pending or threatened against us, which, if determined adversely, would have a material adverse effect upon our business financial conditions, results of operations or liquidity.

Note 13. Acquisitions

        The total amount paid for our membership interests including direct acquisition costs, reserves, prepayments and working capital amounts was approximately $1.3 billion dollars. The transaction was funded with a combination of long-term borrowings of approximately $1.1 billion and the sale of equity interests of approximately $200.1 million.

AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

THE PERIOD FEBRUARY 21, 2008 THROUGH DECEMBER 31, 2008 (SUCCESSOR), THE PERIOD JANUARY 1, 2008 THROUGH FEBRUARY 20, 2008 AND THE YEARS ENDED DECEMBER 31, 2007 AND 2006 (PREDECESSOR)

Note 13. Acquisitions (Continued)

        The following table sets forth the allocation of the purchase price (in thousands):

Land	$718,443
Site improvements	4,870
Building and improvements	365,590
Machinery and equipment	79,237
Intangibles	37,934
Goodwill	6,939
Capital lease	(1,720)
Debt issuance costs	16,366
Acquisition costs	20,006
Reserves and pre-payments	49,482

Total Purchase Price	$1,297,147

Cash and cash equivalents	$38,205
Investment—restricted	2,858
Accounts receivable, net	5,520
Other current assets	12,179
Accounts payable—trade	(5,545)
Accrued expenses	(21,048)
Accrued payroll and related expenses	(13,359)
Current portion of capital lease obligation	(525)

Estimated Working Capital	$18,285

Total Amount Paid	$1,315,432

        On May 19, 2006 we purchased the Aquarius from Harrah's Operating Company, Inc. We acquired certain assets and liabilities of the Aquarius pursuant to the purchase agreement. The total amount paid for the Aquarius, including direct acquisition costs and working capital amounts was $114.0 million.

        The following (unaudited) pro forma combined results of operations have been prepared as if the acquisition of the Aquarius had occurred at January 1, 2006.

Year Ended December 31, 2006
(in thousands)
Net revenues	$429,580
Net income	$29,128

        The historical financial statements for Aquarius included in the pro forma information have been prepared from the separate records maintained by the property and may not be indicative of the conditions that would have existed if the property had been operated as an unaffiliated business. The pro forma information is presented for informational purposes only and is not intended to be a projection of future results.

AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC

CONDENSED CONSOLIDATED BALANCE SHEETS

	Successor
	As of September 30, 2009	As of December 31, 2008
	(Unaudited)
	(In thousands)
Assets
Current Assets:
Cash and cash equivalents	$107,960	$30,366
Restricted cash	—	30,353
Investments—restricted	1,857	1,857
Accounts receivable, net	3,328	3,841
Accounts receivable, net—related party	—	653
Other current assets	11,749	12,857

Total Current Assets	124,894	79,927

Property and equipment, net	1,152,708	1,172,690

Debt issuance and deferred financing costs, net	3,024	3,800
Debt issuance and deferred financing costs, net—related party	—	5,100
Restricted cash	—	10,649
Intangible and other assets	30,076	31,144

Total Other Assets	33,100	50,693

Total Assets	$1,310,702	$1,303,310

Liabilities and Members' Equity
Current Liabilities:
Accounts payable	$4,381	$6,701
Accrued expenses	22,571	21,783
Accounts payable and accrued expenses—related party	48	3,657
Accrued payroll and related expenses	10,736	10,061
Current portion of capital lease obligations	255	861

Total Current Liabilities	37,991	43,063

Long-Term Liabilities:
Long-term debt, net of unamortized discount	350,471	—
Long-term debt—related party	—	1,108,000
Capital lease obligations, less current portion	2,256	949

Total Long-Term Liabilities	352,727	1,108,949

Total Liabilities	390,718	1,152,012

Commitments and Contingencies
Members' Equity:
Members' Equity	919,984	151,298

Total Members' Equity	919,984	151,298

Total Liabilities and Members' Equity	$1,310,702	$1,303,310

See notes to condensed consolidated financial statements.

AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Successor
	Three Months Ended September 30, 2009	Three Months Ended September 30, 2008
	(Unaudited) (In thousands)
Revenues:
Casino	$50,082	$63,013
Hotel	15,324	19,826
Food and beverage	18,685	22,498
Tower, retail and other	9,373	11,120

Gross Revenues	93,464	116,457
Less promotional allowances	5,795	10,790

Net Revenues	87,669	105,667

Costs and Expenses:
Casino	16,912	21,347
Hotel	9,208	8,831
Food and beverage	15,595	16,740
Other operating expenses	3,397	4,592
Selling, general and administrative	27,885	35,023
Depreciation and amortization	10,384	9,165
Loss on disposal of assets	—	252
Management fee—related party	375	750

Total Costs and Expenses	83,756	96,700

Income From Operations	3,913	8,967

Other Income (Expense):
Interest income	32	282
Interest expense	(5,728)	(582)
Interest expense—related party	—	(16,634)

Total Other Expense, net	(5,696)	(16,934)

Loss Before Income Taxes	(1,783)	(7,967)
Benefit for income taxes	—	—

Net Loss	$(1,783)	$(7,967)

See notes to condensed consolidated financial statements.

AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Successor		Predecessor
	Nine Months Ended September 30, 2009	Period from February 21, 2008 through September 30, 2008	Period from January 1, 2008 through February 20, 2008
	(Unaudited)
	(In thousands)
Revenues:
Casino	$165,438	$162,212	$36,539
Hotel	46,487	53,207	11,683
Food and beverage	56,870	56,959	12,354
Tower, retail and other	26,713	24,901	4,651

Gross Revenues	295,508	297,279	65,227
Less promotional allowances	19,998	26,528	5,608

Net Revenues	275,510	270,751	59,619

Costs and Expenses:
Casino	53,399	52,667	12,363
Hotel	26,539	21,448	4,682
Food and beverage	45,366	41,250	9,183
Other operating expenses	10,539	11,453	2,341
Selling, general and administrative	82,807	82,460	18,511
Depreciation and amortization	30,823	21,452	5,062
Loss on disposal of assets	578	321	—
Management fee-related party	1,375	1,828	—

Total Costs and Expenses	251,426	232,879	52,142

Income From Operations	24,084	37,872	7,477

Other Income (Expense):
Loss on early extinguishment of debt	—	—	(13,580)
Interest income	91	672	322
Interest expense	(7,008)	(1,635)	(2,564)
Interest expense-related party	(21,398)	(41,909)	—

Total Other Expense, net	(28,315)	(42,872)	(15,822)

Loss Before Income Taxes	(4,231)	(5,000)	(8,345)
Benefit for income taxes	—	—	2,920

Net Loss	$(4,231)	$(5,000)	$(5,425)

See notes to condensed consolidated financial statements.

AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Successor		Predecessor
	Nine Months Ended September 30, 2009	Period from February 21, 2008 Through September 30, 2008	Period from January 1, 2008 Through February 20, 2008
	(Unaudited) (In thousands)
Cash Flows From Operating Activities:
Net loss	$(4,231)	$(5,000)	$(5,425)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	30,823	21,452	5,062
Amortization of debt issuance and deferred financing costs	4,313	4,774	150
Tax benefit	—	—	(2,920)
Write-off of deferred financing costs	—	—	4,405
Loss on disposal of assets	578	321	—
Changes in operating assets and liabilities:
Restricted cash	41,002	(15,019)	—
Accounts receivable, net	513	1,026	95
Other assets	808	5,408	(95)
Accounts payable and accrued expenses	824	(7,397)	(9,543)
Related party activity, net	(2,956)	2,538	—

Net Cash Provided By (Used In) Operating Activities	71,674	8,103	(8,271)

Cash Flows From Investing Activities:
Decrease in investments—restricted	—	1,001	—
Acquisition of property and equipment	(9,576)	(20,224)	(5,265)
Acquisition of American Casino & Entertainment Properties LLC	—	(1,299,066)	—
Proceeds from sale of property and equipment	232	122	—

Net Cash Used In Investing Activities	(9,344)	(1,318,167)	(5,265)

Cash Flows From Financing Activities:
Debt issuance and deferred financing costs	(8,047)	(5,286)	—
Debt issuance and deferred financing costs—related party	(7,664)	(11,080)	—
Payments on line of credit	—	—	(40,000)
Payments on notes payable—related party	(315,017)	—	—
Capital distribution	—	—	(15,439)
Payments on capital lease obligation	(258)	(303)	(85)
Due to seller	—	7,379	—
Proceeds from notes payable	311,250	—	—
Proceeds from notes payable—related party	—	1,108,000	—
Equity contribution	35,000	202,390	—

Net Cash Provided By (Used In) Financing Activities	15,264	1,301,100	(55,524)

Net increase (decrease) in cash and cash equivalents	77,594	(8,964)	(69,060)
Cash and cash equivalents—beginning of period	30,366	38,205	107,265

Cash and Cash Equivalents—end of period	$107,960	$29,241	$38,205

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for interest	$91	$84	$9,455

Cash paid during the period for interest—related party	$26,171	$33,159	$—

Supplemental Disclosure of Non-cash Items:
Non-cash acquisition of property and equipment	$967	$—	$—

Non-cash equity contribution related to troubled debt restructure and gain on debt extinguishment	$737,917	$—	$—

See notes to condensed consolidated financial statements.

AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC

CONDENSED CONSOLIDATED STATEMENT OF MEMBERS' EQUITY

	Class A Equity	Class B Equity	Total Equity
Successor:
Balance at December 31, 2008	$—	$151,298	$151,298
Net loss	—	(4,231)	(4,231)
Gain on debt restructure	—	522,328	522,328
Gain on debt extinguishment	—	215,589	215,589
Equity contribution	—	35,000	35,000

Balance at September 30, 2009	$—	$919,984	$919,984

See notes to condensed consolidated financial statements.

AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Note 1. The Company

        American Casino & Entertainment Properties LLC was formed in Delaware on December 29, 2003. ACEP refers to American Casino & Entertainment Properties LLC and its subsidiaries. ACEP is a holding company and was formed for the purpose of acquiring the entities that own and operate Stratosphere Casino Hotel & Tower, or the Stratosphere, Arizona Charlie's Decatur and Arizona Charlie's Boulder in Las Vegas, Nevada. Stratosphere had been owned by a subsidiary of our former indirect parent, Icahn Enterprises Holdings L.P., or IEH. Arizona Charlie's Decatur and Arizona Charlie's Boulder were owned by Carl C. Icahn and one of his affiliated entities. We purchased the Aquarius Casino Resort, or the Aquarius, on May 19, 2006, from Harrah's Operating Company, Inc. The Aquarius operates in Laughlin, Nevada. Until February 20, 2008, ACEP was a subsidiary of American Entertainment Properties Corp., or AEP, and its ultimate parent was Icahn Enterprises L.P., or IELP, a Delaware master limited partnership the units of which are traded on the New York Stock Exchange.

        On April 22, 2007, AEP, our former direct parent, entered into a Membership Interest Purchase Agreement, or the Agreement, with W2007/ACEP Holdings, LLC, or Holdings, an affiliate of Whitehall Street Global Real Estate Limited Partnership 2007 and Whitehall Parallel Global Real Estate Limited Partnership 2007, or Whitehall, a series of real estate investment funds affiliated with Goldman Sachs & Co., or Goldman Sachs, to sell all of our issued and outstanding membership interests to Holdings, for $1.3 billion plus or minus certain adjustments such as working capital, as more fully described in the Agreement, or, the Acquisition. Pursuant to the Assignment and Assumption Agreement, dated December 4, 2007, between Holdings and W2007/ACEP Managers Voteco, LLC, or Voteco, Holdings assigned all of its rights, obligations and interests under the Agreement to Voteco. The Acquisition closed at a purchase price of approximately $1.2 billion on February 20, 2008.

        On February 20, 2008, upon consummation of the Acquisition, we issued and sold 100% of our Class B membership interests, or Class B Interests, to Holdings for approximately $200.1 million. Except as otherwise expressly required by law, holders of our Class B Interests have no voting rights. We issued the Class B Interests to Holdings in reliance on the exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. Voteco acquired 100% of our voting securities by purchasing 100% of our newly issued Class A Interests in exchange for consideration in the amount of $30. The source of funds used by Voteco to purchase the Class A Interests were contributions of capital made to Voteco by each of its three members.

        Throughout this document we refer to Successor and Predecessor. The term "Successor" refers to the Company following the Acquisition on February 20, 2008 and the term "Predecessor" refers to the Company prior to the Acquisition. The following table reconciles the effects of the Acquisition,

AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 1. The Company (Continued)

accounted for as a purchase business combination, on our February 20, 2008 (Predecessor) balance sheet to the February 21, 2008 (Successor) balance sheet.

	(In thousands)
	Predecessor Balance Sheet	Fair Value Adjustments	Successor Balance Sheet
Total current assets	$58,762	$49,484	$108,246
Property and equipment, net	432,254	735,886	1,168,140
Intangible assets, net	1,858	43,015	44,873
Total other assets	—	16,366	16,366

Total Assets	$492,874	$844,751	$1,337,625

Total current liabilities	$40,477	$7,372	$47,849
Long-term debt and capital leases	1,720	1,108,000	1,109,720
Total members' equity	450,677	(270,621)	180,056

Total Liabilities and Members' Equity	$492,874	$844,751	$1,337,625

        In addition upon the closing of the Acquisition, ACEP, Voteco and Holdings entered into an Amended and Restated Limited Liability Company Agreement of ACEP, or the ACEP Operating Agreement. In connection with the closing of the Acquisition, each of the initial members of Voteco (Stuart Rothenberg, Brahm Cramer and Jonathan Langer), Holdings and Voteco entered into a Transfer Restriction Agreement. Mr. Rothenberg resigned as a member of Voteco on March 9, 2009 and Mr. Cramer resigned as a member of Voteco on September 11, 2009.

        On February 20, 2008, in connection with the closing of the Acquisition, certain of our wholly owned indirect subsidiaries obtained the term loans in an aggregate amount of approximately $1.1 billion from Goldman Sachs Mortgage Company, or GSMC, pursuant to certain mortgage and mezzanine loan agreements, or, the Goldman Term Loans.

        On June 25, 2009, ACEP and GSMC closed the restructuring of the Goldman Term Loans (as defined below). In connection with the restructuring, (i) Whitehall invested $200 million of new capital, $165 million of which was paid to Holdings and used to repay a portion of the Goldman Term Loans and $35 million of which was contributed in cash to ACEP, (ii) ACEP and certain of its wholly-owned indirect subsidiaries entered into a new loan agreement with GSMC evidencing a five-year term loan with an aggregate principal amount of $350 million, or the 2014 Term Loans (as defined below), (iii) Holdings agreed to issue to an affiliate of GSMC a 22% interest in Holdings upon receipt of necessary gaming approvals and (iv) GSMC agreed to terminate the Goldman Term Loans.

        On August 14, 2009, ACEP and ACEP Finance Corp., a wholly-owned subsidiary of ACEP, collectively the Issuers, issued $375 million aggregate principal amount of 11% Senior Secured Notes due 2014, or Senior Secured Notes. The Senior Secured Notes were issued pursuant to an indenture, dated as of August 14, 2009, or, the Indenture, among the Issuers, all of the then existing subsidiaries of ACEP other than ACEP Finance, as guarantors, or, the Guarantors, and The Bank of New York Mellon, as trustee. The Senior Secured Notes mature on June 15, 2014. The Senior Secured Notes bear interest at a rate of 11% per annum. Interest on the Senior Secured Notes is computed on the basis of

AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 1. The Company (Continued)

a 360-day year composed of twelve 30-day months and is payable semi-annually on June 15 and December 15 of each year, beginning on December 15, 2009.

        The obligations under the Senior Secured Notes are jointly, severally and unconditionally guaranteed (the "Guarantees") by all of the subsidiaries of ACEP other than ACEP Finance and will be so guaranteed by any future domestic subsidiaries of ACEP, subject to certain exceptions. The gross proceeds from the issuance of the Senior Secured Notes, approximately $311.3 million, were used to repay a portion of the then outstanding balance of the 2014 Term Loans. Upon such payment, the remaining balance, or approximately $38.8 million of the 2014 Term Loans, was forgiven by GSMC.

Note 2. Basis of Presentation

        The accompanying condensed consolidated financial statements included herein have been prepared by ACEP, without audit, in accordance with the accounting policies described in our 2008 audited consolidated financial statements and pursuant to the rules and regulations of the Securities and Exchange Commission, or the SEC. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to such rules and regulations. We believe that the disclosures are adequate to make the information presented not misleading. In the opinion of management, the accompanying condensed consolidated financial statements include all adjustments (consisting only of those of a normal recurring nature), which are necessary for a fair presentation of the results for the interim periods presented. Interim results are not necessarily indicative of results to be expected for any future interim period or for the entire fiscal year.

        These condensed consolidated financial statements should be read in conjunction with the notes to the 2008 consolidated audited financial statements presented in our annual report on Form 10-K for the year ended December 31, 2008, filed with the SEC, on March 31, 2009 (SEC File No. 000-52975). Our reports are available electronically by visiting the SEC website at http://www.sec.gov. You may also visit the investor relations section of the American Casino & Entertainment Properties LLC website at http://www.acepllc.com.

Principles of Consolidation

        The condensed consolidated financial statements include the accounts of ACEP and its wholly-owned subsidiaries. All material intercompany balances and transactions have been eliminated in consolidation.

        Throughout this document we refer to Successor and Predecessor. The term "Successor" refers to the Company following the Acquisition on February 20, 2008 and the term "Predecessor" refers to the Company prior to the Acquisition.

Recently Issued Accounting Pronouncements

        In May 2009, the Financial Accounting Standards Board, or FASB, issued FASB ASC 855, Subsequent Events, to incorporate the accounting and disclosure requirements for subsequent events into U.S. generally accepted accounting principles. FASB ASC 855 introduces new terminology, defines a date through which management must evaluate subsequent events, and lists the circumstances under

AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 2. Basis of Presentation (Continued)

which an entity must recognize and disclose events or transactions occurring after the balance-sheet date. The Company adopted FASB ASC 855 as of June 30, 2009, which was the required effective date. The Company evaluated its September 30, 2009 financial statements for subsequent events through November 10, 2009, the date the financial statements were available to be issued. The Company is not aware of any subsequent events which would require recognition or disclosure in the financial statements.

        In December 2007, the FASB issued FASB ASC 805, Business Combinations. FASB ASC 805 establishes principles and requirements for determining how an enterprise recognizes and measures the fair value of certain assets and liabilities acquired in a business combination, including non-controlling interests, contingent consideration, and certain acquired contingencies. FASB ASC 805 also requires acquisition-related transaction expenses and restructuring costs be expensed as incurred rather than capitalized as a component of the business combination. FASB ASC 805 will be applicable prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The implementation of FASB ASC 805 did not have a material impact on our consolidated financial statements.

        In December 2007, the FASB issued FASB ASC 810, Noncontrolling Interests in Consolidated Financial Statements. FASB ASC 810's objective is to improve the relevance, comparability, and transparency of the financial information that a reporting entity provides in its consolidated financial statements by establishing accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. FASB ASC 810 is effective for fiscal years and interim periods within those fiscal years, beginning on or after December 15, 2008. The implementation of FASB ASC 810 did not have a material impact on our consolidated financial statements.

Reclassifications

        Certain reclassifications have been made to the period February 21, 2008 through September 30, 2008 (Successor), and the period January 1, 2008 through February 20, 2008 (Predecessor) consolidated financial statements to conform to the September 30, 2009 presentation. These reclassifications had no effect on net income (loss).

Note 3. Related Party Transactions

        On February 20, 2008, in connection with the closing of the Acquisition, certain of our wholly owned indirect subsidiaries obtained the Goldman Term Loans in an aggregate amount of approximately $1.1 billion from GSMC. On June 25, 2009, the Goldman Term Loans were restructured and as a result of such restructuring, we became party to a loan with GSMC in the original principal amount of $350 million, or the 2014 Term Loans. We paid interest on the 2014 Term Loans of approximately $6.2 million for the three months ended September 30, 2009 compared to $17.0 million on the Goldman Term Loans for the three months ended September 30, 2008. (See Note 5. Debt for an explanation of the accounting treatment of interest paid on the 2014 Term Loans). We paid interest on the Goldman Term Loans and 2014 Term Loans, collectively, of approximately $26.2 million for the nine months ended September 30, 2009, compared to $33.2 million for the combined nine months ended September 30, 2008. As of December 31, 2008, we owed $1.1 billion on the Goldman Term Loans. Included in accounts payable and accrued expenses—related party, on the condensed

AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 3. Related Party Transactions (Continued)

consolidated balance sheets is accrued interest of $2.2 million on the Goldman Term Loans as of December 31, 2008. We also paid Goldman Sachs $34,000 during the nine months ended September 30, 2008 in connection with financial advisory services. We also paid GSMC $7.0 million and Goldman Sachs and affiliated entities approximately $700,000 in fees and reimbursement of expenses related to the issuance of the 2014 Term Loans.

        On August 17, 2009, we issued an aggregate principal amount of $375 million of Senior Secured Notes. Goldman Sachs was the initial purchaser of the Senior Secured Notes. We used the gross proceeds from the offering of Senior Secured Notes, approximately $311.3 million, to repay the 2014 Term Loans, which were held by GSMC, an affiliate of Goldman Sachs and Whitehall 2007, owners of a majority of our indirect interests. Upon such payment, the remaining balance of 2014 Term Loans was forgiven by GSMC. Due to the related party nature of the transaction, the difference between the carrying amount of the 2014 Term Loans and the aggregate principal amount of the Senior Secured Notes was credited directly to Members Equity. Goldman Sachs has advised us that they intend to make a market in the Senior Secured Notes.

        As of November 29, 2007, the Stratosphere entered into a master room agreement with Consolidated Resorts, Inc., or CRI, which was effective from January 1, 2008 through December 31, 2008. Even though it had expired, the parties continued to operate under the agreement in a month-to-month arrangement. CRI is approximately 75% owned by Whitehall. Whitehall is affiliated with Holdings, the 100% holder of our Class B membership interests, and Goldman Sachs. On July 10, 2009, CRI filed under Chapter 7 of the U.S. Bankruptcy Code in United States Bankruptcy Court for the District of Nevada, and it is therefore unlikely that we will be able to collect amounts owed to us by CRI. Under the agreement, CRI purchased a minimum number, which varied by month, of room nights from the Stratosphere. In addition, CRI was required to purchase promotional incentives such as show, restaurant and gaming packages for each guest. Revenues for promotional incentives are included in Casino revenues, Food and beverage revenues and Tower, retail and other revenues. There was also a sales incentive component whereby CRI was to pay us a fee for the resultant of net timeshare sales generated by CRI guests divided by total monthly tours solicited at the property when in excess of $2,499 per solicited tour. There were no sales incentives earned during either the three and nine months ended September 30, 2009, the three months ended September 30, 2008, or the combined nine months ended September 30, 2008. We received $0.00 in Hotel revenues and promotional incentives for the three months ended September 30, 2009 compared to $1.2 million in Hotel revenues, $28,000 in Casino revenues, $107,000 in Food and beverage revenues and $287,000 in Tower, retail and other revenues for the three months ended September 30, 2008. We received approximately $397,000 in Hotel revenues $66,000 in Casino revenues, $97,000 in Food and beverage revenues, and $238,000 in Tower, retail, and other revenues for the nine months ended September 30, 2009 compared to $3.6 million in Hotel revenues, $67,000 in Casino revenues, $245,000 in Food and beverage revenues and $671,000 in Tower, retail and other revenues for the combined nine months ended September 30, 2008. CRI also leased space from the Stratosphere for three marketing kiosks. The lease agreement was effective from July 1, 2008 through September 30, 2011. The base rent was $125,000 per month plus common area maintenance charges. The Stratosphere received additional rent for tours over 1,250 guests per month that originate from the Stratosphere. Stratosphere received Tower, retail and other revenues of $0 and $750,000, respectively, for rent under the lease agreement for the three and nine months ended September 30, 2009, compared to $383,000 for both the three and nine months ended September 30,

AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 3. Related Party Transactions (Continued)

2008. CRI owed us $184,000 as of September 30, 2009, which is fully reserved, and approximately $653,000 as of December 31, 2008, which is recorded in related party accounts receivable on the condensed consolidated balance sheet.

        On February 20, 2008 we entered into a consulting agreement with Highgate Hotels, L.P., or Highgate pursuant to which Highgate provides asset management consulting services to us. The agreement was amended to reduce fees payable thereunder on June 25, 2009 and Highgate converted amounts due them from ACEP to contributed capital in Holdings. Highgate owns a less than 5% membership interest in Holdings. The consulting agreement expires on June 20, 2013. Highgate is entitled to receive a $1.5 million per year base consulting fee for the periods through February 20, 2011 and a $1.0 million per year consulting fee for the periods after February 20, 2011, additional consulting fees up to $500,000 per year for periods after February 20, 2011 based on EDITDA results at the properties and development fees at 4% of the aggregate costs of any agreed upon development projects. We incurred Highgate consulting fees of approximately $375,000 for the three months ended September 30, 2009 compared to $750,000 for the three months ended September 30, 2008. We incurred Highgate fees of approximately $1.4 million for the nine months ended September 30, 2009 compared to $1.8 million for the combined nine months ended September 30, 2008. We incurred no development fees for the three and nine month periods ended September 30, 2009 compared to approximately $1,000 for the three months ended September 30, 2008 and approximately $699,000 for the nine months ended September 30, 2008. We have reimbursed Highgate $0 for travel and entertainment expenses for both the three and nine month periods ended September 30, 2009 compared to approximately $16,000 and $106,000 for the three and combined nine month periods ended September 30, 2008, respectively. As of September 30, 2009 and December 31, 2008, we owed Highgate approximately $0 and $1.4 million, respectively.

        On June 16, 2008, we entered into an agreement with Travel Tripper LLC, or TTL, to utilize their technology for online hotel reservations. TTL is owned by an affiliate of Goldman Sachs (9%), an affiliate of Highgate (9%) and an employee of Highgate (40%). TTL is paid 4% of room revenues booked utilizing its system. We expensed fees of approximately $122,000 for the three months ended September 30, 2009 compared to $90,000 for the three months ended September 30, 2008. We expensed fees of approximately $427,000 for the nine months ended September 30, 2009 and $90,000 for the combined nine months ended September 30, 2008. As of September 30, 2009 and December 31, 2008, we owed TTL approximately $45,000 and $60,000, respectively.

        Archon Group, LP, or Archon, is an affiliate of Goldman Sachs which provides various services to us such as construction management, cash management and insurance brokers. We expensed fees of approximately $35,000 for the three months ended September 30, 2009 compared to $6,000 for the three months ended September 30, 2008. We expensed fees of approximately $73,000 for the nine months ended September 30, 2009 compared to $20,000 for the combined nine months ended September 30, 2008. As of September 30, 2009 and December 31, 2008, we owed Archon approximately $0 and $3,000, respectively. Additionally, Archon was the administrative agent under the 2014 Term Loans.

        On October 3, 2008, we entered into a participation agreement with Nor1, Inc., or Nor1, to utilize their technology to help sell perishable suite and room inventories. Nor1 gives the guest who books on-line the opportunity to book a non-guaranteed suite or upgraded rooms at a discounted rate if such

AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 3. Related Party Transactions (Continued)

is available at check-in. If the suite or upgraded room is awarded, Nor1 is paid 25% of the upgrade fee. Goldman Sachs owns less than 5% of Nor1. We expensed fees of approximately $11,400 for the three months ended September 30, 2009 and $23,000 for the nine months ended September 30, 2009. As of September 30, 2009 and December 31, 2008, we owed Nor1 $3,800 and $0, respectively.

        We follow a related party transaction approval policy for reviewing related person transactions. These procedures are intended to ensure that transactions with related persons are fair to us and in our best interests. If a proposed transaction appears to or does involve a related person, the transaction is presented to our audit committee for review. The audit committee is authorized to retain and pay such independent advisors as it deems necessary to properly evaluate the proposed transaction, including, without limitation, outside legal counsel and financial advisors to determine the fair value of the transaction.

Note 4. Intangible Assets

        The Company accounts for intangible assets in accordance with FASB ASC 350, Goodwill and Other Intangible Assets.

        The Company's finite-lived acquired intangible assets include its player loyalty plan. The Company's infinite-lived acquired intangible assets include its trade names. Acquired assets are recorded at fair value on the date of acquisition and finite-lived assets are amortized over the estimated period to be benefited.

        As of September 30, 2009 and December 31, 2008 respectively, we had the following intangible assets.

		(In thousands)
		September 30, 2009 (Successor)			December 31, 2008 (Successor)
		(Unaudited)
	Asset Life	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Amortizing intangible assets:
Player Loyalty Plan	5 Years	$7,450	$(2,358)	$5,092	$7,450	$(1,242)	$6,208

Non-amortizing intangible assets:
Trade Name				$24,910			$24,910

				$30,002			$31,118

        In connection with the Acquisition we recorded approximately $7.0 million in goodwill. Upon completion of our 2008 annual impairment tests of goodwill and indefinite-lived intangible assets the entire goodwill balance of $7.0 million was impaired and written off.

AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 5. Debt

        Long-term debt and capital lease obligations consist of the following.

	As of September 30, 2009	As of December 31, 2008
	(In thousands)
	(Unaudited)
Goldman Term Loans and related mezzanine financings, due March 11, 2010, interest at a 3% margin above LIBOR (restructured June 25, 2009)	$—	$1,108,000
2014 Term Loans due June 9, 2014, interest at a 10% margin above LIBOR, with a 2.5% LIBOR floor (paid in full August 14, 2009)	—	—
11% Senior Secured Notes due June 15, 2014	375,000	—
Unamortized discount	(24,529)	—
Capital lease obligations	2,511	1,810

Total long-term debt and capital lease obligations	352,982	1,109,810
Less current portion of capital lease obligations	255	861

Total long-term debt and capital lease obligations, net	$352,727	$1,108,949

Senior Secured Notes

        On August 14, 2009, the Issuers issued the Senior Secured Notes. The Senior Secured Notes were issued pursuant to the Indenture. The Senior Secured Notes mature on June 15, 2014. The Senior Secured Notes bear interest at a rate of 11% per annum. Interest on the Senior Secured Notes is computed on the basis of a 360-day year composed of twelve 30-day months and is payable semi-annually on June 15 and December 15 of each year, beginning on December 15, 2009. The obligations under the Senior Secured Notes are jointly, severally and unconditionally guaranteed by all of the subsidiaries of ACEP other than ACEP Finance and will be so guaranteed by any of our future domestic subsidiaries of ACEP, subject to certain exceptions.

        In accordance with positions established by the SEC, separate information with respect to the parent, co-issuer, guarantor subsidiaries and non-guarantor subsidiaries is not required as the parent and co-issuer have no independent assets or operations, the guarantees are full and unconditional and joint and several, and the total assets, stockholders' equity, revenues, income from operations before income taxes and cash flows from operating activities of the non-guarantor subsidiaries is less than 3% of ACEP's consolidated amounts.

        The gross proceeds from the issuance of the Senior Secured Notes, approximately $311.3 million, were used to repay a portion of the then outstanding balance of the 2014 Term Loans. Upon such payment, the remaining balance of the 2014 Term Loans was forgiven by GSMC.

        On or after June 15, 2012, the Issuers may redeem all or a part of the Senior Secured Notes at the redemption prices set forth in the Indenture, plus accrued and unpaid interest to the applicable

AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 5. Debt (Continued)

redemption date. In addition, at any time prior to June 15, 2012, the Issuers may, on one or more than one occasion, redeem some or all of the Senior Secured Notes at any time at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus a "make-whole" premium as of, and accrued and unpaid interest to the applicable redemption date. At any time prior to June 15, 2012, the Issuers may also redeem up to 35% of the aggregate principal amount of Notes, using the proceeds of certain qualified equity offerings, at a redemption price of 111% of the principal amount thereof, plus accrued and unpaid interest to the applicable redemption date. The Issuers may, not more than once in any 12-month period ending on June 15, 2010, 2011 and 2012, redeem up to 5% of the original aggregate principal amount of the Senior Secured Notes at a redemption price equal to 102% of the principal amount of the Senior Secured Notes redeemed plus accrued and unpaid interest to the applicable redemption date.

        If certain change of control events occur as specified in the Indenture, the Issuers must offer to repurchase the Senior Secured Notes at a repurchase price equal to 101% of the principal amount of the Notes repurchased, plus accrued and unpaid interest to the applicable repurchase date.

        If ACEP or its subsidiaries sell assets under circumstances or experience events of loss, the Issuers must offer to repurchase the Senior Secured Notes at a repurchase price equal to 100% of the principal amount of the Notes repurchased, plus accrued and unpaid interest to the date of purchase, prepayment or redemption, as the case may be.

        We are bound by certain covenants contained and defined in our Indenture that requires us to file quarterly and annual reports, and among other things, restricts our ability to:

  •
  declare or pay dividends and distributions on our equity interests, purchase, redeem, or otherwise retire for value any equity interest, make payments on debt, or make investments;

  •
  incur indebtedness or issue preferred stock;

  •
  sell, create liens, or otherwise encumber our assets or equity interests; and

  •
  enter into transactions with affiliates.

        These covenants contained in our Indenture are subject to a number of important limitations and exceptions.

        The Indenture provides for events of default, including, but not limited to, cross defaults to certain other debt of ACEP and its subsidiaries. In the case of an event of default arising from specified events of bankruptcy or insolvency, all outstanding Senior Secured Notes will become due and payable immediately without further action or notice. Management believes that we are in compliance with the provisions of our Indenture as of the date of this filing.

        In connection with the redemption of the 2014 Term Loans we terminated all the cash management agreements that we were required to maintain. Accordingly, the amounts recorded as restricted cash related to the cash management agreement have been released and are now included in our cash balance on the condensed consolidated balance sheet.

AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 5. Debt (Continued)

2014 Term Loans

        On June 25, 2009, we closed the restructuring of the Goldman Term Loans. In connection with the restructuring, (i) Holdings paid GSMC $165 million as a repayment of the Goldman Term Loans; (ii) Holdings agreed to issue a 22% membership interest in Holdings to an affiliate of GSMC, upon receipt of necessary gaming approvals; (iii) ACEP and certain of its wholly-owned indirect subsidiaries entered into the 2014 Term Loans with GSMC evidencing a loan with an aggregate principal amount of $350 million; and (iv) GSMC agreed to terminate the Goldman Term Loans.

        ACEP and certain of its wholly-owned indirect subsidiaries were co-borrowers and were jointly and severally liable under the 2014 Term Loans. The 2014 Term Loans had a term of five years and an annual interest rate of LIBOR (with a LIBOR floor of 2.5%) plus 10.00%. The 2014 Term Loans were guaranteed by all our subsidiaries and were collateralized by substantially all fee and leasehold real property comprising the Stratosphere, the Aquarius, Arizona Charlie's Decatur and Arizona Charlie's Boulder.

        In connection with the restructure, we are required to account for the transaction under FASB ASC 470-60, Accounting by Debtors and Creditors for Troubled Debt Restructurings. As a result, we presented our restructured debt obligation on the balance sheet as of June 30, 2009 in the amount of $571.8 million, the FASB ASC 470-60 Liability, which was the sum of $350 million, the Note Amount, and the minimum scheduled interest payments during the term. In our case, that amount is the interest expense calculated at 12.5%. In accordance with FASB ASC 470-60, we increased our Members' Equity by the difference between the Goldman Term Loans and the FASB ASC 470-60 Liability less the closing costs and expenses paid in connection with the restructure. Due to the related party nature of the transaction, the difference was credited directly to Members' Equity and had no impact on the statement of operations. All interest payments were accounted for as a reduction to the outstanding balance of the FASB ASC 470-60 Liability. As a result, we did not report any interest expense related to the 2014 Term Loans on our condensed consolidated statement of operations.

        The restructuring of the Goldman Term Loans is expected to result in the recognition of a significant amount of cancellation of indebtedness taxable income by our owners. However, there is no current plan for us to make tax distributions in respect of such income and the terms of the Senior Secured Notes restricts our ability to make any such tax distributions.

        The gross proceeds from the issuance of the Senior Secured Notes, approximately $311.3 million, were used to repay a portion of the then outstanding balance of the 2014 Term Loans. Upon such payment, the remaining balance of the 2014 Term Loans was forgiven by GSMC.

Goldman Term Loans

        On February 20, 2008, in connection with the closing of the Acquisition, certain of our wholly owned indirect subsidiaries obtained term loans in an aggregate amount of approximately $1.1 billion, which were amended on June 13, 2008, from Goldman Sachs Commercial Mortgage Capital, L.P., or the Lender, pursuant to certain mortgage and mezzanine loan agreements. The Goldman Term Loans would have matured on March 11, 2010 with two one-year extension options. Interest was due and payable monthly at a blended annual interest rate of LIBOR (0.25% at September 30, 2009) plus 3.00% during the initial term and LIBOR plus 3.25% during any extension term. In connection with

AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 5. Debt (Continued)

the Goldman Term Loans, an interest rate cap agreement was purchased to cap LIBOR at 4.75%. The Goldman Term Loans were collateralized by substantially all fee and leasehold real property comprising the Stratosphere, the Aquarius, Arizona Charlie's Decatur and Arizona Charlie's Boulder. The Goldman Term Loans were satisfied by the restructuring related to the 2014 Term Loans.

        The fair value of our debt is estimated based on the quoted market prices for the same or similar issues or on the current rates offered to us for debt of the same remaining maturities. The Issuers issued the Senior Secured Notes on August 14, 2009. The estimated fair value of the Senior Secured Notes was approximately $333.8 million as of September 30, 2009.

Note 6. Legal Proceedings

        We are, from time to time, a party to various legal proceedings arising out of our businesses. We believe, however, there are no proceedings pending or threatened against us, which, if determined adversely, would have a material adverse effect upon our financial conditions, results of operations or liquidity.

American Casino & Entertainment Properties LLC

ACEP Finance Corp.

Offer to Exchange up to

$375,000,000
11% Senior Secured Notes due 2014
which have been registered under the Securities Act of 1933
For Any and All Outstanding Unregistered
11% Senior Secured Notes due 2014

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.    Indemnification of Directors and Officers

Delaware Registrants

        Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") provides that a corporation may, in its certificate of incorporation, eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL (pertaining to certain prohibited acts including unlawful payment of dividends or unlawful purchase or redemption of the corporation's capital stock); or (iv) for any transaction from which the director derived an improper personal benefit. The certificate of incorporation of ACEP Finance eliminates and limits such personal liability of its directors, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as in effect at the time of filing of such certificate or as the DGCL may be subsequently amended.

        Section 145 of the DGCL provides, in relevant part, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. Eligibility for indemnification in relation to an action or suit by or in the right of the corporation may be further subject to the adjudication of the Delaware Court of Chancery or the court in which such action or suit was brought. The determination regarding whether the indemnitee has met the applicable standard of conduct generally must be made by a majority of disinterested directors (or a committee thereof) or the stockholders, although indemnification is mandatory where the indemnitee is successful on the merits or otherwise in defense of the action. A corporation may advance the expenses incurred by an officer or director in defending against any action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such expenses if it is ultimately determined that such person is not entitled to indemnification. The statute also provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

        The by-laws of ACEP Finance authorize it to indemnify, to the full extent permitted by law, any person made or threatened to be made a party to any action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a director, officer or employee of ACEP Finance or serves or served at the request of ACEP Finance of any other enterprise as a director, officer or employee, and contains provisions substantially similar to those of the DGCL relating to advancement of expenses.

        Section 145(g) of the DGCL authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as such at any other enterprise against any liability asserted against and incurred by such person in such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person under the DGCL. ACEP Finance has not independently purchased insurance on behalf of its present and former directors and officers against any liability asserted against or incurred by them in such capacity or arising out of their status as such because such officers and directors are already covered under an existing insurance policy maintained by ACEP.

        Section 18-108 of the Delaware Limited Liability Company Act ("DE LLC Act") provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. However, to the extent that the limited liability company agreement seeks to restrict or limit the liabilities of such person, Section 18-1101 of the DE LLC Act prohibits it from eliminating liability for any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing.

        Consistent with applicable provisions of the DE LLC Act, the limited liability company agreement of ACEP provides that no board members, officers of the company and their respective affiliates, members, partners, managers, officers, board members, employees, agents or representatives (collectively, the "Indemnified Parties") shall have any liability to the company for, and the company will indemnify and hold harmless the Indemnified Parties from and against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, proceedings, costs, expenses and disbursements of any kind or nature whatsoever, including all reasonable costs and expenses of attorneys, defense, appeal and settlement of any and all suits, actions or proceedings instituted or threatened against the Indemnified Parties or the company, and all costs of investigation in connection therewith (collectively, "Costs") which may be imposed on, incurred by, or asserted against the Indemnified Parties or the company in any way relating to or arising out of, or alleged by the party bringing the claim to relate to or arise out of, any action or inaction on the part of the company, on the part of the Indemnified Parties when acting on behalf of the company or on the part of any brokers or agents when acting on behalf of the company; except that, (i) the company will not be liable to any Indemnified Party for any portion of such Costs asserted against the company which result from an Indemnified Party's fraud, gross negligence, willful misconduct, bad faith, breach of fiduciary duty or material breach of the limited liability company agreement or the payment to or receipt by an Indemnified Party of benefits in violation of the limited liability company agreement, and (ii) such indemnification obligation by the company will not apply where an officer or board member is seeking indemnity based on a claim or action brought against such officer or board member by another officer or board member of the company or any affiliate the company. The limited liability company agreement further provides that, subject to certain exceptions and under certain conditions, the company may advance funds to an Indemnified Party for reasonable legal expenses and other costs incurred as a result of any legal action or proceeding if (i) such suit, action or proceeding relates to or arises out of any action or inaction on the part of the Indemnified Party in the performance of its duties or provision of its services on behalf of the company or in its capacity as a board member; and (ii) the Indemnified Party undertakes to repay any funds so advanced in cases in which such Indemnified Party would not be entitled to indemnification. In addition, the company's board may cause the company, at the company's expense, to purchase insurance to insure the Indemnified Parties against certain liability, including for a breach or an alleged breach of their responsibilities under the limited liability company agreement.

        Consistent with applicable provisions of the DE LLC Act, the limited liability company agreements of Stratosphere Advertising Agency LLC, Stratosphere Land LLC and Stratosphere LLC provide that (i) no member, officer or person designated by a member (each, a "Covered Person") shall be liable to the company or the member for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the company, and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by the agreement, the member or an authorized officer, employee or agent of the company, except that the Covered Person shall be liable for any such loss, damage or claim incurred by reason of the Covered Person's intentional misconduct, fraud or a knowing violation of the law which was material to the cause of action; (ii) the company will indemnify and hold harmless any Covered Person to the fullest extent permitted by the DE LLC Act; and (iii) the company will pay the expenses of a Covered Person incurred in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the Covered Person to repay the amount if it is ultimately determined by a court of competent jurisdiction that the Covered Person is not entitled to be indemnified by the company. The operating agreement of Stratosphere Development, LLC provides substantially similar provisions on indemnification and advancement of expenses as the limited liability company agreements of Stratosphere Advertising Agency LLC, Stratosphere Land LLC and Stratosphere LLC.

        Consistent with applicable provisions of the DE LLC Act, the limited liability company agreements of W2007 ACEP First Mezzanine A Gen-Par, L.L.C., W2007 ACEP First Mezzanine B Gen-Par, L.L.C., W2007 Aquarius Gen-Par, L.L.C., W2007 Arizona Charlie's Gen-Par, L.L.C., W2007 Fresca Gen-Par, L.L.C., W2007 Stratosphere Gen-Par, L.L.C. and W2007 Stratosphere Land Gen-Par, L.L.C. provide that, to the fullest extent permitted by applicable law, (i) if any member, or any of its direct or indirect partners, directors, managing directors, officers, stockholders, employees, agents, affiliates or controlling persons, or any manager or officer of the company (each, an "Indemnified Person") becomes involved, in any capacity, in any threatened, pending or completed action, proceeding or investigation (collectively, "Proceeding"), in connection with any matter arising out of or relating to the company's business or affairs, the company will periodically reimburse such Indemnified Person for its legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, provided that such Indemnified Person shall promptly repay to the company the amount of any such reimbursed expenses paid to such Indemnified Person if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified by the company in connection with such Proceeding because of such Indemnified Person's willful misfeasance, gross negligence or bad faith; (ii) subject to certain limitations and exceptions, the company will indemnify and hold harmless an Indemnified Person against any losses, claims, damages, liabilities, obligations, penalties, actions, judgments, suits, proceedings, costs, expenses and disbursements of any kind or nature whatsoever (collectively, "Expenses"), to which such an Indemnified Person may become subject in connection with any matter arising out of or in connection with the company's business or affairs, except to the extent that any such Expenses result solely from the willful misfeasance, gross negligence or bad faith of such Indemnified Person; and (iii) if for any reason (other than the willful misfeasance, gross negligence or bad faith of such Indemnified Person) the foregoing indemnification is unavailable to such Indemnified Person, or insufficient to hold it harmless, then the company will contribute to the amount paid or payable by such Indemnified Person as a result of such Expenses in such proportion as is appropriate to reflect not only the relative benefits received by the company on the one hand and such Indemnified Person on the other hand but also the relative fault of the company and such Indemnified Person, as well as any relevant equitable considerations.

        Consistent with applicable provisions of the DE LLC Act, the limited liability company agreements of Charlie's Holding LLC and Stratosphere Leasing, LLC provide that, to the fullest extent permitted by applicable law, (i) if any member, or any of its direct or indirect partners, directors, managing directors, managers, officers, stockholders, employees, agents, affiliates or controlling persons (each, an "Indemnified Member") becomes involved, in any capacity, in any Proceeding, in connection with any matter arising out of or relating to the company's business or affairs, the company will periodically reimburse such Indemnified Member for its legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, provided that such Indemnified Member shall promptly repay to the company the amount of any such reimbursed expenses paid to such Indemnified Member if it shall ultimately be determined that such Indemnified Member is not entitled to be indemnified by the company in connection with such Proceeding because of such Indemnified Member's willful misfeasance, gross negligence or bad faith; (ii) the company also will defend, indemnify and hold harmless an Indemnified Member against any Expenses, including reasonable attorney fees, to which such an Indemnified Member may become subject in connection with any matter arising out of or in connection with the company's business or affairs, except to the extent that any such Expenses result solely from the willful misfeasance, gross negligence or bad faith of such Indemnified Member; and (iii) if for any reason (other than the willful misfeasance, gross negligence or bad faith of such Indemnified Member) the foregoing indemnification is unavailable to such Indemnified Member, or insufficient to hold it harmless, then the company will contribute to the amount paid or payable by such Indemnified Member as a result of such Expenses in such proportion as is appropriate to reflect not only the relative benefits received by the company on the one hand and such Indemnified Member on the other hand but also the relative fault of the company and such Indemnified Member, as well as any relevant equitable considerations.

        Section 17-108 of the Delaware Revised Uniform Limited Partnership Act ("DE RULPA") provides that, subject to such standards and restrictions, if any, as are set forth in its partnership agreement, a limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever. However, to the extent that the partnership agreement seeks to restrict or limit the liabilities of such person, Section 17-1101 of DE RULPA prohibits it from limiting or eliminating liability for any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing.

        Consistent with applicable provisions of DE RULPA, the limited partnership agreements of W2007 ACEP First Mezzanine A Borrower, L.P., W2007 ACEP First Mezzanine B Borrower, L.P., W2007 Aquarius Propco, L.P., W2007 Arizona Charlie's Propco, L.P., W2007 Fresca Propco, L.P., W2007 Stratosphere Land Propco, L.P. and W2007 Stratosphere Propco, L.P. provide that, to the fullest extent permitted by applicable law, (i) if any partner, or any of its direct or indirect partners, directors, managing directors, managers, officers, stockholders, employees, agents, affiliates or controlling persons (each, an "Indemnified Partner") becomes involved, in any capacity, in any Proceeding, in connection with any matter arising out of or relating to the partnership's business or affairs, the partnership will periodically reimburse such Indemnified Partner for its legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, provided that such Indemnified Partner shall promptly repay to the partnership the amount of any such reimbursed expenses paid to such Indemnified Partner if it shall ultimately be determined that such Indemnified Partner is not entitled to be indemnified by the partnership in connection with such Proceeding because of such Indemnified Partner's willful misfeasance, gross negligence or bad faith; (ii) the partnership also will defend, indemnify and hold harmless an Indemnified Partner against any Expenses, including reasonable attorney fees, to which such an Indemnified Partner may become subject in connection with any matter arising out of or in connection with the partnership's business or affairs, except to the extent that any such Expenses result solely from the willful misfeasance, gross negligence or bad faith of such Indemnified Partner; and (iii) if for any reason (other than the willful misfeasance, gross negligence or bad faith of such Indemnified Partner) the foregoing indemnification is unavailable to such Indemnified Partner, or insufficient to hold it harmless, then the partnership will contribute to the amount paid or payable by such Indemnified Partner as a result of such Expenses in such proportion as is appropriate to reflect not only the relative benefits received by the partnership on the one hand and such Indemnified Partner on the other hand but also the relative fault of the partnership and such Indemnified Partner, as well as any relevant equitable considerations.

Nevada Registrants

        Section 86.411 of the Nevada Revised Statutes (the "NRS") permits a limited liability company to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the limited liability company), by reason of being or having been a manager, member, employee or agent of the limited liability company or serving or having served in certain capacities at the request of the limited liability company. As with corporations, indemnification may include attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person to be indemnified in connection with the action, suit or proceeding. Section 86.421 of the NRS permits a limited liability company to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the limited liability company to procure a judgment in its favor by reason of being or having been a manager, member, employee or agent of the limited liability company or serving or having served in certain capacities at the request of the limited liability company except that indemnification may not be made for any claim, issue or matter as to which such a person has been finally adjudged by a court of competent jurisdiction to be liable to the limited liability company or for amounts paid in settlement to the limited liability company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that, in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. However, to be entitled to indemnification, the person to be indemnified in either case must have acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the limited liability company and, with respect to any criminal action or proceeding, such person must have had no reasonable cause to believe his or her conduct was unlawful.

        Section 86.431 of the NRS also provides that to the extent a manager, member, employee or agent of a limited liability has been successful on the merits or otherwise in defense of any such action, he or she must be indemnified by the limited liability company against expenses, including attorneys' fees actually and reasonably incurred in connection with the defense.

        Section 86.441 of the NRS permits a limited liability company, in its articles of organization, operating agreement or other agreement, to provide for the payment of expenses incurred by members or managers in defending any civil or criminal action, suit or proceeding as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that the person is not entitled to indemnification by the company.

        Section 86.461 of the NRS permits a limited liability to purchase and maintain insurance or make other financial arrangements on behalf of the limited liability company's current and former managers, members employees or agents, or any persons serving or who have served in certain capacities at the request of the limited liability company, for any liability and expenses incurred by them in their capacities as managers, members, employees or agents or arising out of their status as such, whether or not the limited liability company has the authority to indemnify him, her or them against such liability and expenses.

        Consistent with applicable provisions of the NRS, the operating agreements of Aquarius Gaming LLC, Arizona Charlie's, LLC, Fresca, LLC and Stratosphere Gaming LLC provide that (i) no Covered Person shall be liable to the company or the member for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the company, and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by the operating agreement, the member or an authorized officer, employee or agent of the company, except that the Covered Person shall be liable for any such loss, damage or claim incurred by reason of the Covered Person's intentional misconduct, fraud or a knowing violation of the law which was material to the cause of action; (ii) the company will indemnify and hold harmless any Covered Person to the fullest extent permitted by the NRS; and (iii) the company will pay the expenses of a Covered Person incurred in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the Covered Person to repay the amount if it is ultimately determined by a court of competent jurisdiction that the Covered Person is not entitled to be indemnified by the company.

Item 21.    Exhibits and Financial Statement Schedules

Exhibit No.	Description of Document
3.1	Second Amended and Restated Certificate of Formation of American Casino & Entertainment Properties LLC (ACEP) (incorporated by reference to Exhibit 3.1 to ACEP's Form S-4 (SEC File No. 333-118149), filed on August 12, 2004).
3.2	Amended and Restated Limited Liability Company Agreement of ACEP (incorporated by reference to Exhibit 3.1 to ACEP's Form 8-K (SEC File No. 000-52975), filed on February 26, 2008).
3.3	Certificate of Incorporation of ACEP Finance Corp. (incorporated by reference to Exhibit 3.3 to ACEP's Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.4	By-laws of ACEP Finance Corp. (incorporated by reference to Exhibit 3.4 to ACEP's Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.5	Articles of Organization of Aquarius Gaming LLC (incorporated by reference to Exhibit 3.5 to ACEP's Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.6	Operating Agreement of Aquarius Gaming LLC (incorporated by reference to Exhibit 3.6 to ACEP's Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.7	Articles of Organization of Arizona Charlie's, LLC (incorporated by reference to Exhibit 3.7 to ACEP's Form S-4 (SEC File No. 333-16228), (filed on September 30, 2009).
3.8	Operating Agreement of Arizona Charlie's, LLC (incorporated by reference to Exhibit 3.8 to ACEP's Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.9	Amended and Restated Certificate of Formation of Charlie's Holding LLC (incorporated by reference to Exhibit 3.9 to ACEP's Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.10	Third Amended and Restated Operating Agreement of Charlie's Holding LLC (incorporated by reference to Exhibit 3.10 to ACEP's Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.11	First Amendment to Third Amended and Restated Operating Agreement of Charlie's Holding LLC (incorporated by reference to Exhibit 3.11 to ACEP's Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.12	Amended and Restated Articles of Organization of Fresca, LLC (incorporated by reference to Exhibit 3.12 to ACEP's Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.13	Amended and Restated Operating Agreement of Fresca, LLC (incorporated by reference to Exhibit 3.13 to ACEP's Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).

Exhibit No.	Description of Document
3.14	Certificate of Formation of Stratosphere Advertising Agency LLC (incorporated by reference to Exhibit 3.14 to ACEP's Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.15	Limited Liability Company Agreement of Stratosphere Advertising Agency LLC (incorporated by reference to Exhibit 3.15 to ACEP's Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.16	Certificate of Formation of Stratosphere Development, LLC (incorporated by reference to Exhibit 3.16 to ACEP's Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.17	Certificate of Amendment to Certificate of Formation of Stratosphere Development, LLC (incorporated by reference to Exhibit 3.17 to ACEP's Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.18	Operating Agreement of Stratosphere Development, LLC (incorporated by reference to Exhibit 3.18 to ACEP's Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.19	First Amendment to Operating Agreement of Stratosphere Development, LLC (incorporated by reference to Exhibit 3.19 to ACEP's Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.20	Second Amendment to Operating Agreement of Stratosphere Development, LLC (incorporated by reference to Exhibit 3.20 to ACEP's Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.21	Articles of Organization of Stratosphere Gaming LLC (incorporated by reference to Exhibit 3.21 to ACEP's Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.22	Operating Agreement of Stratosphere Gaming LLC (incorporated by reference to Exhibit 3.22 to ACEP's Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.23	Certificate of Formation of Stratosphere Land LLC (incorporated by reference to Exhibit 3.23 to ACEP's Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.24	Limited Liability Company Agreement of Stratosphere Land LLC (incorporated by reference to Exhibit 3.24 to ACEP's Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.25	Certificate of Formation of Stratosphere Leasing, LLC (incorporated by reference to Exhibit 3.25 to ACEP's Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.26	Amended and Restated Operating Agreement of Stratosphere Leasing, LLC (incorporated by reference to Exhibit 3.26 to ACEP's Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.27	First Amendment to Amended and Restated Operating Agreement of Stratosphere Leasing, LLC (incorporated by reference to Exhibit 3.27 to ACEP's Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.28	Second Amendment to Amended and Restated Operating Agreement of Stratosphere Leasing, LLC (incorporated by reference to Exhibit 3.28 to ACEP's Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.29	Certificate of Formation of Stratosphere LLC (incorporated by reference to Exhibit 3.29 to ACEP's Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.30	Limited Liability Company Agreement of Stratosphere LLC (incorporated by reference to Exhibit 3.30 to ACEP's Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).

Exhibit No.	Description of Document
3.31	Certificate of Formation of W2007 ACEP First Mezzanine A Gen-Par, L.L.C. (incorporated by reference to Exhibit 3.31 to ACEP's Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.32	Amended and Restated Limited Liability Company Agreement of W2007 ACEP First Mezzanine A Gen-Par, L.L.C. (incorporated by reference to Exhibit 3.32 to ACEP's Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.33	Certificate of Limited Partnership of W2007 ACEP First Mezzanine A Borrower, L.P. (incorporated by reference to Exhibit 3.33 to ACEP's Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.34	Amended and Restated Limited Partnership Agreement of W2007 ACEP First Mezzanine A Borrower, L.P. (incorporated by reference to Exhibit 3.34 to ACEP's Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.35	First Amendment to Amended and Restated Limited Partnership Agreement of W2007 ACEP First Mezzanine A Borrower, L.P. (incorporated by reference to Exhibit 3.35 to ACEP's Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.36	Certificate of Formation of W2007 ACEP First Mezzanine B Gen-Par, L.L.C. (incorporated by reference to Exhibit 3.36 to ACEP's Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.37	Amended and Restated Limited Liability Company Agreement of W2007 ACEP First Mezzanine B Gen-Par, L.L.C. (incorporated by reference to Exhibit 3.37 to ACEP's Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.38	Certificate of Limited Partnership of W2007 ACEP First Mezzanine B Borrower, L.P. (incorporated by reference to Exhibit 3.38 to ACEP's Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.39	Amended and Restated Limited Partnership Agreement of W2007 ACEP First Mezzanine B Borrower, L.P. (incorporated by reference to Exhibit 3.39 to ACEP's Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.40	First Amendment to Amended and Restated Limited Partnership Agreement of W2007 ACEP First Mezzanine B Borrower, L.P. (incorporated by reference to Exhibit 3.40 to ACEP's Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.41	Certificate of Formation of W2007 Aquarius Gen-Par, L.L.C. (incorporated by reference to Exhibit 3.41 to ACEP's Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.42	Amended and Restated Limited Liability Company Agreement of W2007 Aquarius Gen-Par, L.L.C. (incorporated by reference to Exhibit 3.42 to ACEP's Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.43	First Amendment to Amended and Restated Limited Liability Company Agreement of W2007 Aquarius Gen-Par, L.L.C. (incorporated by reference to Exhibit 3.43 to ACEP's Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.44	Certificate of Limited Partnership of W2007 Aquarius Propco, L.P. (incorporated by reference to Exhibit 3.44 to ACEP's Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.45	Limited Partnership Agreement of W2007 Aquarius Propco, L.P. (incorporated by reference to Exhibit 3.45 to ACEP's Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).

Exhibit No.	Description of Document
3.46	First Amendment to Limited Partnership Agreement of W2007 Aquarius Propco, L.P. (incorporated by reference to Exhibit 3.46 to ACEP's Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.47	Second Amendment to Limited Partnership Agreement of W2007 Aquarius Propco, L.P. (incorporated by reference to Exhibit 3.47 to ACEP's Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.48	Certificate of Formation of W2007 Arizona Charlie's Gen-Par, L.L.C. (incorporated by reference to Exhibit 3.48 to ACEP's Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.49	Amended and Restated Limited Liability Company Agreement of W2007 Arizona Charlie's Gen-Par, L.L.C. (incorporated by reference to Exhibit 3.49 to ACEP's Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.50	First Amendment to Amended and Restated Limited Liability Company Agreement of W2007 Arizona Charlie's Gen-Par, L.L.C. (incorporated by reference to Exhibit 3.50 to ACEP's Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.51	Certificate of Limited Partnership of W2007 Arizona Charlie's Propco, L.P. (incorporated by reference to Exhibit 3.51 to ACEP's Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.52	Limited Partnership Agreement of W2007 Arizona Charlie's Propco, L.P. (incorporated by reference to Exhibit 3.52 to ACEP's Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.53	First Amendment to Limited Partnership Agreement of W2007 Arizona Charlie's Propco, L.P. (incorporated by reference to Exhibit 3.53 to ACEP's Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.54	Second Amendment to Limited Partnership Agreement of W2007 Arizona Charlie's Propco, L.P. (incorporated by reference to Exhibit 3.54 to ACEP's Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.55	Certificate of Formation of W2007 Fresca Gen-Par, L.L.C. (incorporated by reference to Exhibit 3.55 to ACEP's Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.56	Amended and Restated Limited Liability Company Agreement of W2007 Fresca Gen-Par, L.L.C. (incorporated by reference to Exhibit 3.56 to ACEP's Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.57	First Amendment to Amended and Restated Limited Liability Company Agreement of W2007 Fresca Gen-Par, L.L.C. (incorporated by reference to Exhibit 3.57 to ACEP's Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.58	Certificate of Limited Partnership of W2007 Fresca Propco, L.P. (incorporated by reference to Exhibit 3.58 to ACEP's Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.59	Limited Partnership Agreement of W2007 Fresca Propco, L.P. (incorporated by reference to Exhibit 3.59 to ACEP's Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.60	First Amendment to Limited Partnership Agreement of W2007 Fresca Propco, L.P. (incorporated by reference to Exhibit 3.60 to ACEP's Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).

Exhibit No.	Description of Document
3.61	Second Amendment to Limited Partnership Agreement of W2007 Fresca Propco, L.P. (incorporated by reference to Exhibit 3.61 to ACEP's Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.62	Certificate of Formation of W2007 Stratosphere Gen-Par, L.L.C. (incorporated by reference to Exhibit 3.61 to ACEP's Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.63	Amended and Restated Limited Liability Company Agreement of W2007 Stratosphere Gen-Par, L.L.C. (incorporated by reference to Exhibit 3.63 to ACEP's Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.64	First Amendment to Amended and Restated Limited Liability Company Agreement of W2007 Stratosphere Gen-Par, L.L.C. (incorporated by reference to Exhibit 3.64 to ACEP's Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.65	Certificate of Limited Partnership of W2007 Stratosphere Propco, L.P. (incorporated by reference to Exhibit 3.65 to ACEP's Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.66	Limited Partnership Agreement of W2007 Stratosphere Propco, L.P. (incorporated by reference to Exhibit 3.66 to ACEP's Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.67	First Amendment to Limited Partnership Agreement of W2007 Stratosphere Propco, L.P. (incorporated by reference to Exhibit 3.67 to ACEP's Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.68	Second Amendment to Limited Partnership Agreement of W2007 Stratosphere Propco, L.P. (incorporated by reference to Exhibit 3.68 to ACEP's Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.69	Certificate of Formation of W2007 Stratosphere Land Gen-Par, L.L.C. (incorporated by reference to Exhibit 3.69 to ACEP's Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.70	Amended and Restated Limited Liability Company Agreement of W2007 Stratosphere Land Gen-Par, L.L.C. (incorporated by reference to Exhibit 3.70 to ACEP's Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.71	First Amendment to Amended and Restated Limited Liability Company Agreement of W2007 Stratosphere Land Gen-Par, L.L.C. (incorporated by reference to Exhibit 3.71 to ACEP's Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.72	Certificate of Limited Partnership of W2007 Stratosphere Land Propco, L.P. (incorporated by reference to Exhibit 3.72 to ACEP's Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.73	Limited Partnership Agreement of W2007 Stratosphere Land Propco, L.P. (incorporated by reference to Exhibit 3.73 to ACEP's Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.74	First Amendment to Limited Partnership Agreement of W2007 Stratosphere Land Propco, L.P. (incorporated by reference to Exhibit 3.74 to ACEP's Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.75	Second Amendment to Limited Partnership Agreement of W2007 Stratosphere Land Propco, L.P. (incorporated by reference to Exhibit 3.75 to ACEP's Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).

Exhibit No.	Description of Document
4.1	Indenture, dated as of August 14, 2009, among American Casino & Entertainment Properties LLC, ACEP Finance Corp., the guarantors listed on the signature pages thereto and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.6 of the American Casino & Entertainment Properties LLC current report on Form 8-K (SEC File No. 000-52975) filed on August 19, 2009).
4.2	Registration Rights Agreement, dated as of August 14, 2009, among American Casino & Entertainment Properties LLC, ACEP Finance Corp., the guarantors listed on the signature pages thereto and the initial purchaser of American Casino & Entertainment Properties LLC's and ACEP Finance Corp.'s 11% Senior Secured Notes due 2014 (incorporated by reference to Exhibit 4.7 of the American Casino & Entertainment Properties LLC current report on Form 8-K (SEC File No. 000-52975) filed on August 19, 2009).
4.3	Pledge and Security Agreement, dated as of August 14, 2009, by and among American Casino & Entertainment Properties LLC, ACEP Finance Corp., the other subsidiaries of American Casino & Entertainment Properties LLC listed on the signature pages thereof and The Bank of New York Mellon, as collateral trustee (incorporated by reference to Exhibit 4.8 of the American Casino & Entertainment Properties LLC current report on Form 8-K (SEC File No. 000-52975) filed on August 19, 2009).
4.4	Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing, dated as of August 14, 2009, by and among W2007 Stratosphere Propco, L.P., W2007 Stratosphere Land Propco, L.P., W2007 Aquarius Propco, L.P., W2007 Arizona Charlie's Propco, L.P. and W2007 Fresca Propco, L.P., as grantors, Fidelity National Title Agency of Nevada, Inc., as trustee, and The Bank of New York Mellon, as beneficiary (incorporated by reference to Exhibit 4.9 of the American Casino & Entertainment Properties LLC current report on Form 8-K filed (SEC File No. 000-52975) on August 19, 2009).
4.5	Collateral Trust Agreement, dated as of August 14, 2009, by and among American Casino & Entertainment Properties LLC, ACEP Finance Corp., the guarantors from time to time party thereto, The Bank of New York Mellon, as trustee, the other secured debt representatives from time to time party thereto, and The Bank of New York Mellon, as collateral trustee (incorporated by reference to Exhibit 4.10 of the American Casino & Entertainment Properties LLC current report on Form 8-K (SEC File No. 000-52975) filed on August 19, 2009).
4.6	Transfer Restriction Agreement, dated February 20, 2008, among Stuart Rothenberg, Brahm Cramer, Jonathan Langer, 2007/ACEP Holdings, LLC and W2007/ACEP Managers Voteco, LLC (incorporated by reference to Exhibit 4.01 to ACEP's Form 8-K (SEC File No. 000-52975), filed on February 26, 2008).
5.1	Opinion of Sullivan & Cromwell LLP (filed herewith).
5.2	Opinion of Greenberg Traurig, LLP (filed herewith).
10.1	Amended Employment Agreement, dated as of December 19, 2007, by and between ACEP and Denise Barton (incorporated by reference to Exhibit 10.2 to ACEP's Form 8-K (SEC File No. 333-118149), filed on December 27, 2007).
10.2	Amended Employment Agreement, effective as of December 19, 2007, by and between ACEP and Richard P. Brown (incorporated by reference to Exhibit 10.1 to ACEP's Form 8-K (SEC File No. 333-118149), filed on December 27, 2007).

Exhibit No.	Description of Document
10.3	Amended Management Incentive Plan, effective January 1, 2005, revised June 25, 2007, of ACEP and Atlantic Coast Entertainment Holdings, Inc. (incorporated by reference to Exhibit 10.1 to ACEP's Form 8-K (SEC File No. 333-118149), filed on June 29, 2007).
10.4	Employment Agreement, effective October 23, 2008, by and between ACEP and Edward W. Martin III (incorporated by reference to Exhibit 10.2 to ACEP's Form 8-K (SEC File No. 333-118149), filed on October 30, 2008).
10.5	Employment Agreement, effective October 23, 2008, by and between ACEP and Phyllis A. Gilland (incorporated by reference to Exhibit 10.19 to ACEP's Form 10-K (SEC File No. 333-118149), filed on March 31, 2009).
10.6	Employment Agreement, effective October 23, 2008, by and between ACEP and Arthur Keith (incorporated by reference to Exhibit 10.2 to ACEP's Form 8-K (SEC File No. 333-118149), filed on October 30, 2008).
10.7	Economic Participation Agreement, dated as of October 23, 2008, between W2007 Finance Sub LLC, Whitehall Parallel Global Real Estate Limited Partnership 2007 and Edward W. Martin, III (incorporated by reference to Exhibit 10.4 to ACEP's Form 8-K (SEC File No. 333-118149), filed on October 30, 2008).
10.8	Economic Participation Agreement, dated as of October 23, 2008, between W2007 Finance Sub LLC, Whitehall Parallel Global Real Estate Limited Partnership 2007 and Phyllis A. Gilland (incorporated by reference to Exhibit 10.22 to ACEP's Form 10-K (SEC File No. 333-118149), filed on March 31, 2009).
10.9	Economic Participation Agreement, dated as of October 23, 2008, between W2007 Finance Sub LLC, Whitehall Parallel Global Real Estate Limited Partnership 2007 and Arthur Keith (incorporated by reference to Exhibit 10.3 to ACEP's Form 8-K (SEC File No. 333-118149), filed on October 30, 2008).
10.10	Service Mark License Agreement, by and between Becker Gaming, Inc. and Arizona Charlie's, Inc., dated as of August 1, 2000 (incorporated by reference to Exhibit 10.10 to ACEP's Form 10-K (SEC File No. 333-118149), filed on March 16, 2006).
12.1	Computation of Ratio of Earnings to Fixed Charges (filed herewith).
21.1	Subsidiaries (incorporated by reference to Exhibit 21.1 to ACEP's Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
23.1	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm (filed herewith).
23.2	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).
23.3	Consent of Greenberg Traurig, LLP (included in Exhibit 5.2).
24.1	Power of Attorney (included on signature page).
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as Trustee with respect to Exhibit 4.1 (incorporated by reference to Exhibit 25.1 to ACEP's Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
99.1	Form of Letter of Transmittal (incorporated by reference to Exhibit 99.1 to ACEP's Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
99.2	Form of Letter to DTC Participants (incorporated by reference to Exhibit 99.2 to ACEP's Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).

Exhibit No.	Description of Document
99.3	Form of Letter to Clients (incorporated by reference to Exhibit 99.3 to ACEP's Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
99.4	Form of Instructions to DTC Participant from Beneficial Owner (incorporated by reference to Exhibit 99.4 to ACEP's Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
99.5	Form of Exchange Agent Agreement (incorporated by reference to Exhibit 99.5 to ACEP's Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).

Item 22.    Undertakings

        The undersigned Registrant hereby undertakes:

    The undersigned Registrant hereby undertakes:

          (a)(1)  That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          (2)   (a) That every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (b)   To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (c)   To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

          (d)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada, on the 20th day of November, 2009.

AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC
By:	/s/ EDWARD W. MARTIN, III
Name: Edward W. Martin, III Title: Authorized Officer, Chief Financial Officer and Treasurer

        The undersigned members and officers do hereby constitute and appoint Edward W. Martin, III and Phyllis Gilland each of them, with full power of substitution, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and behalf in our capacities as members and officers, and to execute any and all instruments for us and in our names in the capacities indicated below, that such person may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement, including specifically, but not limited to, power and authority to sign for us, or any of us, in the capacities indicated below, any and all amendments hereto (including pre-effective and post-effective amendments); and we do hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, Amendment No. 1 to this registration statement has been signed by the following persons in the capacities indicated on the 20th day of November, 2009.

Signature	Title(s)

/s/ FRANK V. RIOLO Frank V. Riolo	Board Member and Chief Executive Officer (Principal Executive Officer)
/s/ EDWARD W. MARTIN, III Edward W. Martin, III	Board Member, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)
/s/ JONATHAN LANGER Jonathan Langer	Board Member
/s/ STEVEN M. ANGEL Steven M. Angel	Board Member

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada, on the 20th day of November, 2009.

ACEP FINANCE CORP.
By:	/s/ EDWARD W. MARTIN, III
Name: Edward W. Martin, III Title: Authorized Officer, Chief Financial Officer and Treasurer

        The undersigned directors and officers do hereby constitute and appoint Edward W. Martin, III and Phyllis Gilland each of them, with full power of substitution, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and behalf in our capacities as directors and officers, and to execute any and all instruments for us and in our names in the capacities indicated below, that such person may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement, including specifically, but not limited to, power and authority to sign for us, or any of us, in the capacities indicated below, any and all amendments hereto (including pre-effective and post-effective amendments); and we do hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, Amendment No. 1 to this registration statement has been signed by the following persons in the capacities indicated on the 20th day of November, 2009.

Signature	Title(s)

/s/ FRANK V. RIOLO Frank V. Riolo	Director and Chief Executive Officer (Principal Executive Officer)
/s/ EDWARD W. MARTIN, III Edward W. Martin, III	Director, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)
/s/ JONATHAN LANGER Jonathan Langer	Director
/s/ STEVEN M. ANGEL Steven M. Angel	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada, on the 20th day of November, 2009.

STRATOSPHERE LLC
By:	American Casino & Entertainment Properties LLC, its sole member
By:	/s/ EDWARD W. MARTIN, III
Name: Edward W. Martin, III Title: Authorized Officer, Chief Financial Officer and Treasurer

        The undersigned officers and sole member of Stratosphere LLC do hereby constitute and appoint Edward W. Martin, III and Phyllis Gilland each of them, with full power of substitution, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and behalf in our capacities as officers and sole member, and to execute any and all instruments for us and in our names in the capacities indicated below, that such person may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement, including specifically, but not limited to, power and authority to sign for us, or any of us, in the capacities indicated below, any and all amendments hereto (including pre-effective and post-effective amendments); and we do hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, Amendment No. 1 to this registration statement has been signed by the following persons in the capacities indicated on the 20th day of November, 2009.

Signature		Title(s)

/s/ FRANK V. RIOLO Frank V. Riolo		Chief Executive Officer (Principal Executive Officer)
/s/ EDWARD W. MARTIN, III Edward W. Martin, III		Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)
American Casino & Entertainment Properties LLC		Sole Member
By:	/s/ EDWARD W. MARTIN, III
Name: Edward W. Martin, III Title: Authorized Officer, Chief Financial Officer and Treasurer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada, on the 20th day of November, 2009.

STRATOSPHERE GAMING LLC
By:	Stratosphere LLC, its sole member
By:	American Casino & Entertainment Properties LLC, its sole member
By:	/s/ EDWARD W. MARTIN, III
Name: Edward W. Martin, III Title: Authorized Officer, Chief Financial Officer and Treasurer

        The undersigned officers and sole member of Stratosphere Gaming LLC do hereby constitute and appoint Edward W. Martin, III and Phyllis Gilland each of them, with full power of substitution, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and behalf in our capacities as officers and sole member, and to execute any and all instruments for us and in our names in the capacities indicated below, that such person may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement, including specifically, but not limited to, power and authority to sign for us, or any of us, in the capacities indicated below, any and all amendments hereto (including pre-effective and post-effective amendments); and we do hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, Amendment No. 1 to this registration statement has been signed by the following persons in the capacities indicated on the 20th day of November, 2009.

Signature		Title(s)

/s/ FRANK V. RIOLO Frank V. Riolo		Chief Executive Officer (Principal Executive Officer)
/s/ EDWARD W. MARTIN, III Edward W. Martin, III		Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)
Stratosphere LLC		Sole Member
By:	American Casino & Entertainment Properties LLC, its sole member
By:	/s/ EDWARD W. MARTIN, III
Name: Edward W. Martin, III Title: Authorized Officer, Chief Financial Officer and Treasurer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada, on the 20th day of November, 2009.

STRATOSPHERE LAND LLC
By:	Stratosphere LLC, its sole member
By:	American Casino & Entertainment Properties LLC, its sole member
By:	/s/ EDWARD W. MARTIN, III
Name: Edward W. Martin, III Title: Authorized Officer, Chief Financial Officer and Treasurer

        The undersigned officers and sole member of Stratosphere Land LLC do hereby constitute and appoint Edward W. Martin, III and Phyllis Gilland each of them, with full power of substitution, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and behalf in our capacities as officers and sole member, and to execute any and all instruments for us and in our names in the capacities indicated below, that such person may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement, including specifically, but not limited to, power and authority to sign for us, or any of us, in the capacities indicated below, any and all amendments hereto (including pre-effective and post-effective amendments); and we do hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, Amendment No. 1 to this registration statement has been signed by the following persons in the capacities indicated on the 20th day of November, 2009.

Signature		Title(s)

/s/ FRANK V. RIOLO Frank V. Riolo		Chief Executive Officer (Principal Executive Officer)
/s/ EDWARD W. MARTIN, III Edward W. Martin, III		Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)
Stratosphere LLC		Sole Member
By:	American Casino & Entertainment Properties LLC, its sole member
By:	/s/ EDWARD W. MARTIN, III
Name: Edward W. Martin, III Title: Authorized Officer, Chief Financial Officer and Treasurer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada, on the 20th day of November, 2009.

AQUARIUS GAMING LLC
By:	American Casino & Entertainment Properties LLC, its sole member
By:	/s/ EDWARD W. MARTIN, III
Name: Edward W. Martin, III Title: Authorized Officer, Chief Financial Officer and Treasurer

        The undersigned officers and sole member of Aquarius Gaming LLC do hereby constitute and appoint Edward W. Martin, III and Phyllis Gilland each of them, with full power of substitution, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and behalf in our capacities as officers and sole member, and to execute any and all instruments for us and in our names in the capacities indicated below, that such person may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement, including specifically, but not limited to, power and authority to sign for us, or any of us, in the capacities indicated below, any and all amendments hereto (including pre-effective and post-effective amendments); and we do hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, Amendment No. 1 to this registration statement has been signed by the following persons in the capacities indicated on the 20th day of November, 2009.

Signature		Title(s)

/s/ FRANK V. RIOLO Frank V. Riolo		Chief Executive Officer (Principal Executive Officer)
/s/ EDWARD W. MARTIN, III Edward W. Martin, III		Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)
American Casino & Entertainment Properties LLC		Sole Member
By:	/s/ EDWARD W. MARTIN, III
Name: Edward W. Martin, III Title: Authorized Officer, Chief Financial Officer and Treasurer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada, on the 20th day of November, 2009.

CHARLIE'S HOLDING LLC
By:	American Casino & Entertainment Properties LLC, its sole member
By:	/s/ EDWARD W. MARTIN, III Name: Edward W. Martin, III Title: Authorized Officer, Chief Financial Officer and Treasurer

        The undersigned officers and sole member of Charlie's Holding LLC do hereby constitute and appoint Edward W. Martin, III and Phyllis Gilland each of them, with full power of substitution, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and behalf in our capacities as officers and sole member, and to execute any and all instruments for us and in our names in the capacities indicated below, that such person may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement, including specifically, but not limited to, power and authority to sign for us, or any of us, in the capacities indicated below, any and all amendments hereto (including pre-effective and post-effective amendments); and we do hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, Amendment No. 1 to this registration statement has been signed by the following persons in the capacities indicated on the 20th day of November, 2009.

Signature		Title(s)

/s/ FRANK V. RIOLO Frank V. Riolo		Chief Executive Officer (Principal Executive Officer)
/s/ EDWARD W. MARTIN, III Edward W. Martin, III		Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)
American Casino & Entertainment Properties LLC		Sole Member
By:	/s/ EDWARD W. MARTIN, III
Name: Edward W. Martin, III Title: Authorized Officer, Chief Financial Officer and Treasurer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada, on the 20th day of November, 2009.

ARIZONA CHARLIE'S, LLC
By:	Charlie's Holding LLC, its sole member
By:	American Casino & Entertainment Properties LLC, its sole member
By:	/s/ EDWARD W. MARTIN, III
Name: Edward W. Martin, III Title: Authorized Officer, Chief Financial Officer and Treasurer

        The undersigned officers and sole member of Arizona Charlie's, LLC do hereby constitute and appoint Edward W. Martin, III and Phyllis Gilland each of them, with full power of substitution, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and behalf in our capacities as officers and sole member, and to execute any and all instruments for us and in our names in the capacities indicated below, that such person may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement, including specifically, but not limited to, power and authority to sign for us, or any of us, in the capacities indicated below, any and all amendments hereto (including pre-effective and post-effective amendments); and we do hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, Amendment No. 1 to this registration statement has been signed by the following persons in the capacities indicated on the 20th day of November, 2009.

Signature		Title(s)

/s/ FRANK V. RIOLO Frank V. Riolo		Chief Executive Officer (Principal Executive Officer)
/s/ EDWARD W. MARTIN, III Edward W. Martin, III		Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)
Charlie's Holding LLC		Sole Member
By:	American Casino & Entertainment Properties LLC, its sole member
By:	/s/ EDWARD W. MARTIN, III
Name: Edward W. Martin, III Title: Authorized Officer, Chief Financial Officer and Treasurer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada on the 20th day of November, 2009.

FRESCA, LLC
By:	Charlie's Holding LLC, its sole member
By:	American Casino & Entertainment Properties LLC, its sole member
By:	/s/ EDWARD W. MARTIN, III
Name: Edward W. Martin, III Title: Authorized Officer, Chief Financial Officer and Treasurer

        The undersigned officers and sole member of Fresca, LLC do hereby constitute and appoint Edward W. Martin, III and Phyllis Gilland each of them, with full power of substitution, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and behalf in our capacities as officers and sole member, and to execute any and all instruments for us and in our names in the capacities indicated below, that such person may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement, including specifically, but not limited to, power and authority to sign for us, or any of us, in the capacities indicated below, any and all amendments hereto (including pre-effective and post-effective amendments); and we do hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, Amendment No. 1 to this registration statement has been signed by the following persons in the capacities indicated on the 20th day of November, 2009.

Signature		Title(s)

/s/ FRANK V. RIOLO Frank V. Riolo		Chief Executive Officer (Principal Executive Officer)
/s/ EDWARD W. MARTIN, III Edward W. Martin, III		Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)
Charlie's Holding LLC		Sole Member
By:	American Casino & Entertainment Properties LLC, its sole member
By:	/s/ EDWARD W. MARTIN, III
Name: Edward W. Martin, III Title: Authorized Officer, Chief Financial Officer and Treasurer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada, on the 20th day of November, 2009.

STRATOSPHERE DEVELOPMENT, LLC
By:	Stratosphere LLC, its sole member
By:	American Casino & Entertainment Properties LLC, its sole member
By:	/s/ EDWARD W. MARTIN, III
Name: Edward W. Martin, III Title: Authorized Officer, Chief Financial Officer and Treasurer

        The undersigned officers and sole member of Stratosphere Development, LLC do hereby constitute and appoint Edward W. Martin, III and Phyllis Gilland each of them, with full power of substitution, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and behalf in our capacities as officers and sole member, and to execute any and all instruments for us and in our names in the capacities indicated below, that such person may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement, including specifically, but not limited to, power and authority to sign for us, or any of us, in the capacities indicated below, any and all amendments hereto (including pre-effective and post-effective amendments); and we do hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, Amendment No. 1 to this registration statement has been signed by the following persons in the capacities indicated on the 20th day of November, 2009.

Signature		Title(s)

/s/ FRANK V. RIOLO Frank V. Riolo		Chief Executive Officer (Principal Executive Officer)
/s/ EDWARD W. MARTIN, III Edward W. Martin, III		Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)
Stratosphere LLC		Sole Member
By:	American Casino & Entertainment Properties LLC, its sole member
By:	/s/ EDWARD W. MARTIN, III
Name: Edward W. Martin, III Title: Authorized Officer, Chief Financial Officer and Treasurer

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada on the 20th day of November, 2009.

STRATOSPHERE LEASING, LLC
By:	Stratosphere LLC, its sole member
By:	American Casino & Entertainment Properties LLC, its sole member
By:	/s/ EDWARD W. MARTIN, III
Name: Edward W. Martin, III Title: Authorized Officer, Chief Financial Officer and Treasurer

        The undersigned officers and sole member of Stratosphere Leasing, LLC do hereby constitute and appoint Edward W. Martin, III and Phyllis Gilland each of them, with full power of substitution, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and behalf in our capacities as officers and sole member, and to execute any and all instruments for us and in our names in the capacities indicated below, that such person may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement, including specifically, but not limited to, power and authority to sign for us, or any of us, in the capacities indicated below, any and all amendments hereto (including pre-effective and post-effective amendments); and we do hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, Amendment No. 1 to this registration statement has been signed by the following persons in the capacities indicated on the 20th day of November, 2009.

Signature		Title(s)

/s/ FRANK V. RIOLO Frank V. Riolo		Chief Executive Officer (Principal Executive Officer)
/s/ EDWARD W. MARTIN, III Edward W. Martin, III		Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)
Stratosphere LLC		Sole Member
By:	American Casino & Entertainment Properties LLC, its sole member
By:	/s/ EDWARD W. MARTIN, III
Name: Edward W. Martin, III Title: Authorized Officer, Chief Financial Officer and Treasurer

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada, on the 20th day of November, 2009.

STRATOSPHERE ADVERTISING AGENCY LLC
By:	Stratosphere LLC, its sole member
By:	American Casino & Entertainment Properties LLC, its sole member
By:	/s/ EDWARD W. MARTIN, III
Name: Edward W. Martin, III Title: Authorized Officer, Chief Financial Officer and Treasurer

        The undersigned officers and sole member of Stratosphere Advertising Agency LLC do hereby constitute and appoint Edward W. Martin, III and Phyllis Gilland each of them, with full power of substitution, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and behalf in our capacities as officers and sole member, and to execute any and all instruments for us and in our names in the capacities indicated below, that such person may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement, including specifically, but not limited to, power and authority to sign for us, or any of us, in the capacities indicated below, any and all amendments hereto (including pre-effective and post-effective amendments); and we do hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, Amendment No. 1 to this registration statement has been signed by the following persons in the capacities indicated on the 20th day of November, 2009.

Signature		Title(s)

/s/ FRANK V. RIOLO Frank V. Riolo		Chief Executive Officer (Principal Executive Officer)
/s/ EDWARD W. MARTIN, III Edward W. Martin, III		Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)
Stratosphere LLC		Sole Member
By:	American Casino & Entertainment Properties LLC, its sole member
By:	/s/ EDWARD W. MARTIN, III
Name: Edward W. Martin, III Title: Authorized Officer, Chief Financial Officer and Treasurer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada, on the 20th day of November, 2009.

W2007 ACEP FIRST MEZZANINE A GEN-PAR, L.L.C.
By:	/s/ EDWARD W. MARTIN, III
Name: Edward W. Martin, III Title: Authorized Officer, Chief Financial Officer and Treasurer

        The undersigned officers and manager of W2007 ACEP First Mezzanine A Gen-Par, L.L.C. do hereby constitute and appoint Edward W. Martin, III and Phyllis Gilland each of them, with full power of substitution, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and behalf in our capacities as officers and manager, and to execute any and all instruments for us and in our names in the capacities indicated below, that such person may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement, including specifically, but not limited to, power and authority to sign for us, or any of us, in the capacities indicated below, any and all amendments hereto (including pre-effective and post-effective amendments); and we do hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, Amendment No. 1 to this registration statement has been signed by the following persons in the capacities indicated on the 20th day of November, 2009.

Signature	Title(s)

/s/ FRANK V. RIOLO Frank V. Riolo	Chief Executive Officer (Principal Executive Officer)
/s/ EDWARD W. MARTIN, III Edward W. Martin, III	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)
/s/ ALAN S. KAVA Alan S. Kava	Manager
/s/ JOSEPHINE SCESNEY Josephine Scesney	Manager

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada, on the 20th day of November, 2009.

W2007 ACEP FIRST MEZZANINE A BORROWER, L.P.
By:	W2007 ACEP First Mezzanine A Gen-Par, L.L.C., its general partner
By:	/s/ EDWARD W. MARTIN, III
Name: Edward W. Martin, III Title: Authorized Officer, Chief Financial Officer and Treasurer

        The undersigned officers and general partner of W2007 ACEP First Mezzanine A Borrower, L.P. do hereby constitute and appoint Edward W. Martin, III and Phyllis Gilland each of them, with full power of substitution, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and behalf in our capacities as officers and general partner, and to execute any and all instruments for us and in our names in the capacities indicated below, that such person may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement, including specifically, but not limited to, power and authority to sign for us, or any of us, in the capacities indicated below, any and all amendments hereto (including pre-effective and post-effective amendments); and we do hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, Amendment No. 1 to this registration statement has been signed by the following persons in the capacities indicated on the 20th day of November, 2009.

Signature		Title(s)

/s/ FRANK V. RIOLO Frank V. Riolo		Chief Executive Officer (Principal Executive Officer)
/s/ EDWARD W. MARTIN, III Edward W. Martin, III		Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)
W2007 ACEP First Mezzanine A Gen-Par, L.L.C.		General Partner
By:	/s/ ALAN S. KAVA
Name: Alan S. Kava Title: Manager
By:	/s/ JOSEPHINE SCESNEY
Name: Josephine Scesney Title: Manager

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada, on the 20th day of November, 2009.

W2007 ACEP FIRST MEZZANINE B GEN-PAR, L.L.C.
By:	/s/ EDWARD W. MARTIN, III
Name: Edward W. Martin, III Title: Authorized Officer, Chief Financial Officer and Treasurer

        The undersigned officers and manager of W2007 ACEP First Mezzanine B Gen-Par, L.L.C. do hereby constitute and appoint Edward W. Martin, III and Phyllis Gilland each of them, with full power of substitution, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and behalf in our capacities as officers and manager, and to execute any and all instruments for us and in our names in the capacities indicated below, that such person may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement, including specifically, but not limited to, power and authority to sign for us, or any of us, in the capacities indicated below, any and all amendments hereto (including pre-effective and post-effective amendments); and we do hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, Amendment No. 1 to this registration statement has been signed by the following persons in the capacities indicated on the 20th day of November, 2009.

Signature	Title(s)

/s/ FRANK V. RIOLO Frank V. Riolo	Chief Executive Officer (Principal Executive Officer)
/s/ EDWARD W. MARTIN, III Edward W. Martin, III	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)
/s/ ALAN S. KAVA Alan S. Kava	Manager
/s/ JOSEPHINE SCESNEY Josephine Scesney	Manager

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada, on the 20th day of November, 2009.

W2007 ACEP FIRST MEZZANINE B BORROWER, L.P.
By:	W2007 ACEP First Mezzanine B Gen-Par, L.L.C., its general partner
By:	/s/ EDWARD W. MARTIN, III
Name: Edward W. Martin, III Title: Authorized Officer, Chief Financial Officer and Treasurer

        The undersigned officers and general partner of W2007 ACEP First Mezzanine B Borrower, L.P. do hereby constitute and appoint Edward W. Martin, III and Phyllis Gilland each of them, with full power of substitution, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and behalf in our capacities as officers and general partner, and to execute any and all instruments for us and in our names in the capacities indicated below, that such person may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement, including specifically, but not limited to, power and authority to sign for us, or any of us, in the capacities indicated below, any and all amendments hereto (including pre-effective and post-effective amendments); and we do hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, Amendment No. 1 to this registration statement has been signed by the following persons in the capacities indicated on the 20th day of November, 2009.

Signature		Title(s)

/s/ FRANK V. RIOLO Frank V. Riolo		Chief Executive Officer (Principal Executive Officer)
/s/ EDWARD W. MARTIN, III Edward W. Martin, III		Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)
W2007 ACEP First Mezzanine B Gen-Par, L.L.C.		General Partner
By:	/s/ ALAN S. KAVA
Name: Alan S. Kava Title: Manager
By:	/s/ JOSEPHINE SCESNEY
Name: Josephine Scesney Title: Manager

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada, on the 20th day of November, 2009.

W2007 STRATOSPHERE GEN-PAR, L.L.C.
By:	W2007 ACEP First Mezzanine A Borrower, L.P., its sole economic member
By:	W2007 ACEP First Mezzanine A Gen-Par, L.L.C., its general partner
By:	/s/ EDWARD W. MARTIN, III
Name: Edward W. Martin, III Title: Authorized Officer, Chief Financial Officer and Treasurer

        The undersigned officers and sole economic member of W2007 Stratosphere Gen-Par, L.L.C. do hereby constitute and appoint Edward W. Martin, III and Phyllis Gilland each of them, with full power of substitution, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and behalf in our capacities as officers and sole economic member, and to execute any and all instruments for us and in our names in the capacities indicated below, that such person may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement, including specifically, but not limited to, power and authority to sign for us, or any of us, in the capacities indicated below, any and all amendments hereto (including pre-effective and post-effective amendments); and we do hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, Amendment No. 1 to this registration statement has been signed by the following persons in the capacities indicated on the 20th day of November, 2009.

Signature		Title(s)

/s/ FRANK V. RIOLO Frank V. Riolo		Chief Executive Officer (Principal Executive Officer)
/s/ EDWARD W. MARTIN, III Edward W. Martin, III		Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)
W2007 ACEP First Mezzanine A Borrower, L.P.		Sole Economic Member
By:	W2007 ACEP First Mezzanine A Gen-Par, L.L.C., its general partner
By:	/s/ EDWARD W. MARTIN, III
Name: Edward W. Martin, III Title: Authorized Officer, Chief Financial Officer and Treasurer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada, on the 20th day of November, 2009.

W2007 STRATOSPHERE PROPCO, L.P.
By:	W2007 Stratosphere Gen-Par, L.L.C., its general partner
By:	W2007 ACEP First Mezzanine A Borrower, L.P., its sole economic member
By:	W2007 ACEP First Mezzanine A Gen-Par, L.L.C., its general partner
By:	/s/ EDWARD W. MARTIN, III
Name: Edward W. Martin, III Title: Authorized Officer, Chief Financial Officer and Treasurer

        The undersigned officers and general partner of W2007 Stratosphere Propco, L.P. do hereby constitute and appoint Edward W. Martin, III and Phyllis Gilland each of them, with full power of substitution, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and behalf in our capacities as officers and general partner, and to execute any and all instruments for us and in our names in the capacities indicated below, that such person may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement, including specifically, but not limited to, power and authority to sign for us, or any of us, in the capacities indicated below, any and all amendments hereto (including pre-effective and post-effective amendments); and we do hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, Amendment No. 1 to this registration statement has been signed by the following persons in the capacities indicated on the 20th day of November, 2009.

Signature		Title(s)

/s/ FRANK V. RIOLO Frank V. Riolo		Chief Executive Officer (Principal Executive Officer)
/s/ EDWARD W. MARTIN, III Edward W. Martin, III		Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)
W2007 Stratosphere Gen-Par, L.L.C.		General Partner
By:	W2007 ACEP First Mezzanine A Borrower, L.P., its sole economic member
By:	W2007 ACEP First Mezzanine A Gen-Par, L.L.C., its general partner
By:	/s/ EDWARD W. MARTIN, III
Name: Edward W. Martin, III Title: Authorized Officer, Chief Financial Officer and Treasurer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada, on the 20th day of November, 2009.

W2007 STRATOSPHERE LAND GEN-PAR, L.L.C.
By:	W2007 ACEP First Mezzanine A Borrower, L.P., its sole economic member
By:	W2007 ACEP First Mezzanine A Gen-Par, L.L.C., its general partner
By:	/s/ EDWARD W. MARTIN, III
Name: Edward W. Martin, III Title: Authorized Officer, Chief Financial Officer and Treasurer

        The undersigned officers and sole economic member of W2007 Stratosphere Land Gen-Par, L.L.C. do hereby constitute and appoint Edward W. Martin, III and Phyllis Gilland each of them, with full power of substitution, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and behalf in our capacities as officers and sole economic member, and to execute any and all instruments for us and in our names in the capacities indicated below, that such person may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement, including specifically, but not limited to, power and authority to sign for us, or any of us, in the capacities indicated below, any and all amendments hereto (including pre-effective and post-effective amendments); and we do hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, Amendment No. 1 to this registration statement has been signed by the following persons in the capacities indicated on the 20th day of November, 2009.

Signature		Title(s)

/s/ FRANK V. RIOLO Frank V. Riolo		Chief Executive Officer (Principal Executive Officer)
/s/ EDWARD W. MARTIN, III Edward W. Martin, III		Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)
W2007 ACEP First Mezzanine A Borrower, L.P.		Sole Economic Member
By:	W2007 ACEP First Mezzanine A Gen-Par, L.L.C., its general partner
By:	/s/ EDWARD W. MARTIN, III
Name: Edward W. Martin, III Title: Authorized Officer, Chief Financial Officer and Treasurer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada, on the 20th day of November, 2009.

W2007 STRATOSPHERE LAND PROPCO, L.P.
By:	W2007 Stratosphere Land Gen-Par, L.L.C., its general partner
By:	W2007 ACEP First Mezzanine A Borrower, L.P., its sole economic member
By:	W2007 ACEP First Mezzanine A Gen-Par, L.L.C., its general partner
By:	/s/ EDWARD W. MARTIN, III
Name: Edward W. Martin, III Title: Authorized Officer, Chief Financial Officer and Treasurer

        The undersigned officers and general partner of W2007 Stratosphere Land Propco, L.P. do hereby constitute and appoint Edward W. Martin, III and Phyllis Gilland each of them, with full power of substitution, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and behalf in our capacities as officers and general partner, and to execute any and all instruments for us and in our names in the capacities indicated below, that such person may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement, including specifically, but not limited to, power and authority to sign for us, or any of us, in the capacities indicated below, any and all amendments hereto (including pre-effective and post-effective amendments); and we do hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, Amendment No. 1 to this registration statement has been signed by the following persons in the capacities indicated on the 20th day of November, 2009.

Signature		Title(s)

/s/ FRANK V. RIOLO Frank V. Riolo		Chief Executive Officer (Principal Executive Officer)
/s/ EDWARD W. MARTIN, III Edward W. Martin, III		Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)
W2007 Stratosphere Land Gen-Par, L.L.C.		General Partner
By:	W2007 ACEP First Mezzanine A Borrower, L.P., its sole economic member
By:	W2007 ACEP First Mezzanine A Gen-Par, L.L.C., its general partner
By:	/s/ EDWARD W. MARTIN, III
Name: Edward W. Martin, III Title: Authorized Officer, Chief Financial Officer and Treasurer

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada, on the 20th day of November, 2009.

W2007 AQUARIUS GEN-PAR, L.L.C.
By:	W2007 ACEP First Mezzanine B Borrower, L.P., its sole economic member
By:	W2007 ACEP First Mezzanine B Gen-Par, L.L.C., its general partner
By:	/s/ EDWARD W. MARTIN, III
Name: Edward W. Martin, III Title: Authorized Officer, Chief Financial Officer and Treasurer

        The undersigned officers and sole economic member of W2007 Aquarius Gen-Par, L.L.C. do hereby constitute and appoint Edward W. Martin, III and Phyllis Gilland each of them, with full power of substitution, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and behalf in our capacities as officers and sole economic member, and to execute any and all instruments for us and in our names in the capacities indicated below, that such person may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement, including specifically, but not limited to, power and authority to sign for us, or any of us, in the capacities indicated below, any and all amendments hereto (including pre-effective and post-effective amendments); and we do hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, Amendment No. 1 to this registration statement has been signed by the following persons in the capacities indicated on the 20th day of November, 2009.

Signature		Title(s)

/s/ FRANK V. RIOLO Frank V. Riolo		Chief Executive Officer (Principal Executive Officer)
/s/ EDWARD W. MARTIN, III Edward W. Martin, III		Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)
W2007 ACEP First Mezzanine B Borrower, L.P.		Sole Economic Member
By:	W2007 ACEP First Mezzanine B Gen-Par, L.L.C., its general partner
By:	/s/ EDWARD W. MARTIN, III
Name: Edward W. Martin, III Title: Authorized Officer, Chief Financial Officer and Treasurer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada, on the 20th day of November, 2009.

W2007 AQUARIUS PROPCO, L.P.
By:	W2007 Aquarius Gen-Par, L.L.C., its general partner
By:	W2007 ACEP First Mezzanine B Borrower, L.P., its sole economic member
By:	W2007 ACEP First Mezzanine B Gen-Par, L.L.C., its general partner
By:	/s/ EDWARD W. MARTIN, III
Name: Edward W. Martin, III Title: Authorized Officer, Chief Financial Officer and Treasurer

        The undersigned officers and general partner of W2007 Aquarius Propco, L.P. do hereby constitute and appoint Edward W. Martin, III and Phyllis Gilland each of them, with full power of substitution, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and behalf in our capacities as officers and general partner, and to execute any and all instruments for us and in our names in the capacities indicated below, that such person may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement, including specifically, but not limited to, power and authority to sign for us, or any of us, in the capacities indicated below, any and all amendments hereto (including pre-effective and post-effective amendments); and we do hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, Amendment No. 1 to this registration statement has been signed by the following persons in the capacities indicated on the 20th day of November, 2009.

Signature		Title(s)

/s/ FRANK V. RIOLO Frank V. Riolo		Chief Executive Officer (Principal Executive Officer)
/s/ EDWARD W. MARTIN, III Edward W. Martin, III		Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)
W2007 Aquarius Gen-Par, L.L.C.		General Partner
By:	W2007 ACEP First Mezzanine B Borrower, L.P., its sole economic member
By:	W2007 ACEP First Mezzanine B Gen-Par, L.L.C., its general partner
By:	/s/ EDWARD W. MARTIN, III
Name: Edward W. Martin, III Title: Authorized Officer, Chief Financial Officer and Treasurer

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada on the 20th day of November, 2009.

W2007 ARIZONA CHARLIE'S GEN-PAR, L.L.C.
By:	W2007 ACEP First Mezzanine B Borrower, L.P., its sole economic member
By:	W2007 ACEP First Mezzanine B Gen-Par, L.L.C., its general partner
By:	/s/ EDWARD W. MARTIN, III
Name: Edward W. Martin, III Title: Authorized Officer, Chief Financial Officer and Treasurer

        The undersigned officers and sole economic member of W2007 Arizona Charlie's Gen-Par, L.L.C. do hereby constitute and appoint Edward W. Martin, III and Phyllis Gilland each of them, with full power of substitution, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and behalf in our capacities as officers and sole economic member, and to execute any and all instruments for us and in our names in the capacities indicated below, that such person may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement, including specifically, but not limited to, power and authority to sign for us, or any of us, in the capacities indicated below, any and all amendments hereto (including pre-effective and post-effective amendments); and we do hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, Amendment No. 1 to this registration statement has been signed by the following persons in the capacities indicated on the 20th day of November, 2009.

Signature		Title(s)

/s/ FRANK V. RIOLO Frank V. Riolo		Chief Executive Officer (Principal Executive Officer)
/s/ EDWARD W. MARTIN, III Edward W. Martin, III		Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)
W2007 ACEP First Mezzanine B Borrower, L.P.		Sole Economic Member
By:	W2007 ACEP First Mezzanine B Gen-Par, L.L.C., its general partner
By:	/s/ EDWARD W. MARTIN, III
Name: Edward W. Martin, III Title: Authorized Officer, Chief Financial Officer and Treasurer

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada, on the 20th day of November, 2009.

W2007 ARIZONA CHARLIE'S PROPCO, L.P.
By:	W2007 Arizona Charlie's Gen-Par, L.L.C., its general partner
By:	W2007 ACEP First Mezzanine B Borrower, L.P., its sole economic member
By:	W2007 ACEP First Mezzanine B Gen-Par, L.L.C., its general partner
By:	/s/ EDWARD W. MARTIN, III
Name: Edward W. Martin, III Title: Authorized Officer, Chief Financial Officer and Treasurer

        The undersigned officers and general partner of W2007 Arizona Charlie's Propco, L.P. do hereby constitute and appoint Edward W. Martin, III and Phyllis Gilland each of them, with full power of substitution, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and behalf in our capacities as officers and general partner, and to execute any and all instruments for us and in our names in the capacities indicated below, that such person may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement, including specifically, but not limited to, power and authority to sign for us, or any of us, in the capacities indicated below, any and all amendments hereto (including pre-effective and post-effective amendments); and we do hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, Amendment No. 1 to this registration statement has been signed by the following persons in the capacities indicated on the 20th day of November, 2009.

Signature		Title(s)

/s/ FRANK V. RIOLO Frank V. Riolo		Chief Executive Officer (Principal Executive Officer)
/s/ EDWARD W. MARTIN, III Edward W. Martin, III		Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)
W2007 Arizona Charlie's Gen-Par, L.L.C.		General Partner
By:	W2007 ACEP First Mezzanine B Borrower, L.P., its sole economic member
By:	W2007 ACEP First Mezzanine B Gen-Par, L.L.C., its general partner
By:	/s/ EDWARD W. MARTIN, III
Name: Edward W. Martin, III Title: Authorized Officer, Chief Financial Officer and Treasurer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada, on the 20th day of November, 2009.

W2007 FRESCA GEN-PAR, L.L.C.
By:	W2007 ACEP First Mezzanine B Borrower, L.P., its sole economic member
By:	W2007 ACEP First Mezzanine B Gen-Par, L.L.C., its general partner
By:	/s/ EDWARD W. MARTIN, III
Name: Edward W. Martin, III Title: Authorized Officer, Chief Financial Officer and Treasurer

        The undersigned officers and sole economic member of W2007 Fresca Gen-Par, L.L.C. do hereby constitute and appoint Edward W. Martin, III and Phyllis Gilland each of them, with full power of substitution, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and behalf in our capacities as officers and sole economic member, and to execute any and all instruments for us and in our names in the capacities indicated below, that such person may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement, including specifically, but not limited to, power and authority to sign for us, or any of us, in the capacities indicated below, any and all amendments hereto (including pre-effective and post-effective amendments); and we do hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, Amendment No. 1 to this registration statement has been signed by the following persons in the capacities indicated on the 20th day of November, 2009.

Signature		Title(s)

/s/ FRANK V. RIOLO Frank V. Riolo		Chief Executive Officer (Principal Executive Officer)
/s/ EDWARD W. MARTIN, III Edward W. Martin, III		Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)
W2007 ACEP First Mezzanine B Borrower, L.P.		Sole Economic Member
By:	W2007 ACEP First Mezzanine B Gen-Par, L.L.C., its general partner
By:	/s/ EDWARD W. MARTIN, III
Name: Edward W. Martin, III Title: Authorized Officer, Chief Financial Officer and Treasurer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada, on the 20th day of November, 2009.

W2007 FRESCA PROPCO, L.P.
By:	W2007 Fresca Gen-Par, L.L.C., its general partner
By:	W2007 ACEP First Mezzanine B Borrower, L.P., its sole economic member
By:	W2007 ACEP First Mezzanine B Gen-Par, L.L.C., its general partner
By:	/s/ EDWARD W. MARTIN, III
Name: Edward W. Martin, III Title: Authorized Officer, Chief Financial Officer and Treasurer

        The undersigned officers and general partner of W2007 Fresca Propco, L.P. do hereby constitute and appoint Edward W. Martin, III and Phyllis Gilland each of them, with full power of substitution, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and behalf in our capacities as officers and general partner, and to execute any and all instruments for us and in our names in the capacities indicated below, that such person may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement, including specifically, but not limited to, power and authority to sign for us, or any of us, in the capacities indicated below, any and all amendments hereto (including pre-effective and post-effective amendments); and we do hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, Amendment No. 1 to this registration statement has been signed by the following persons in the capacities indicated on the 20th day of November, 2009.

Signature		Title(s)

/s/ FRANK V. RIOLO Frank V. Riolo		Chief Executive Officer (Principal Executive Officer)
/s/ EDWARD W. MARTIN, III Edward W. Martin, III		Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)
W2007 Fresca Gen-Par, L.L.C.		General Partner
By:	W2007 ACEP First Mezzanine B Borrower, L.P., its sole economic member
By:	W2007 ACEP First Mezzanine B Gen-Par, L.L.C., its general partner
By:	/s/ EDWARD W. MARTIN, III
Name: Edward W. Martin, III Title: Authorized Officer, Chief Financial Officer and Treasurer